    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996
                                                       REGISTRATION NO. 333-3288
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                           CS WIRELESS SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                            4841                           23-2751747
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)          Identification Number)

                              -------------------

                               200 CHISHOLM PLACE
                                   SUITE 202
                               PLANO, TEXAS 75075
                                 (972) 509-2634
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              -------------------

                                A. SCOTT LETIER
                            CHIEF FINANCIAL OFFICER
                               200 CHISHOLM PLACE
                                   SUITE 202
                               PLANO, TEXAS 75075
                                 (972) 509-2634
            (Name, address, including zip code and telephone number,
                   including area code of agent for service)
                              -------------------

                                    COPY TO:

                            M. LOUISE TURILLI, ESQ.
                              DAY, BERRY & HOWARD
                                  CITYPLACE I
                        HARTFORD, CONNECTICUT 06103-0100
                                 (860) 275-0178

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------
================================================================================

                           CS WIRELESS SYSTEMS, INC.
                                    FORM S-1
                             REGISTRATION STATEMENT
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                     FORM S-1 ITEM                             CAPTION OR LOCATION
                  NUMBER AND CAPTION                              IN PROSPECTUS
      -------------------------------------------  -------------------------------------------

  1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus.....  Facing Page; Outside Front Cover Page of
                                                   Prospectus

  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside Front Cover Page of Prospectus;
                                                   Available Information; Outside Back Cover
                                                   Page of Prospectus

  3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges...............  Prospectus Summary; Risk Factors; Selected
                                                   Historical Financial Data

  4.  Use of Proceeds............................  Prospectus Summary; Use of Proceeds

  5.  Determination of Offering Price............  Not Applicable

  6.  Dilution...................................  Not Applicable

  7.  Selling Security Holders...................  Not Applicable

  8.  Plan of Distribution.......................  Outside Front Cover Page of Prospectus;
                                                   Plan of Distribution; The Exchange Offer

  9.  Description of Securities to be
      Registered.................................  Outside Front Cover Page of Prospectus;
                                                   Description of the Notes

 10.  Interests of Named Experts and Counsel.....  Legal Opinions

 11.  Information with Respect to the
      Registrant.................................  Prospectus Summary; Risk Factors; The
                                                   Contributions; Capitalization; Selected
                                                   Historical Financial Data; Summary Pro
                                                   Forma Financial Data; Management's
                                                   Discussion and Analysis of Financial
                                                   Condition and Results of Operations;
                                                   Business; Management; Stock Ownership;
                                                   Description of the Notes; Description of
                                                   Capital Stock; Registration Rights; Certain
                                                   Relationships and Related Transactions;
                                                   Selection of Accountants; Financial
                                                   Statements

 12.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liability..................................  Not Applicable

                 SUBJECT TO COMPLETION: DATED OCTOBER 25, 1996

PRELIMINARY PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
                     11 3/8% SENIOR DISCOUNT NOTES DUE 2006
                                IN EXCHANGE FOR
                11 3/8% SERIES B SENIOR DISCOUNT NOTES DUE 2006
                                 EACH ISSUED BY
                           CS WIRELESS SYSTEMS, INC.

                              -------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                     NEW YORK CITY TIME, ON        , 1996,
                                UNLESS EXTENDED.

                              -------------------

    CS Wireless Systems, Inc., a Delaware corporation (the "Company" or "CS Wireless"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount at maturity of up to $400,000,000 of its 11 3/8% Series B Senior Discount Notes due 2006 (the "New Notes") for a like principal amount of its issued and outstanding 11 3/8% Senior Discount Notes due 2006 (the "Old Notes" and together with the New Notes, the "Notes"). The Company will not receive any proceeds from the Exchange Offer and will pay all the expenses incident to the Exchange Offer. The New Notes will be issued under, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in a Notes Registration Rights Agreement dated as of February 15, 1996 (the "Notes Registration Rights Agreement"). See "Registration Rights--Registration Rights of Note Holders."

    The Notes will mature on March 1, 2006. Cash interest on the Notes will neither accrue nor be payable prior to March 1, 2001. Commencing September 1, 2001, cash interest will be payable on the Notes semi-annually in arrears on each March 1 and September 1 at the rate of 11 3/8% per annum. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on and after March 1, 2001 at the redemption prices specified herein, plus accrued and unpaid interest to the date of redemption. In addition, the Company may redeem at its option at any time prior to March 1, 1999 up to 35% of the aggregate outstanding principal amount of the Notes at 111% of the Accreted Value (as defined) thereof on the date of redemption, with the net proceeds of one or more public offerings of its Common Stock (as defined) or from the issuance or sale of its Common Stock to a Strategic Equity Investor (as defined). In the event of a Change of Control (as defined), each holder will have the option to require the Company to repurchase such holder's Notes at 101% of the Accreted Value thereof on the date of repurchase (if prior to March 1, 2001) or 101% of the principal amount thereof (if on or after March 1, 2001) plus accrued and unpaid interest to the repurchase date. In addition, the Company will be obligated to make an offer to repurchase the Notes for cash at a price equal to 100% of the Accreted Value on the date of repurchase (if prior to March 1, 2001) or 100% of the principal amount thereof (if on or after March 1, 2001), plus accrued and unpaid interest, if any, thereon to the date of repurchase with the net cash proceeds of certain asset sales.


    The Notes will rank senior in right of payment to all existing and future subordinated Indebtedness (as defined) of the Company and pari passu in right of payment with all other senior Indebtedness of the Company. The Notes will be effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and will be effectively subordinated to all Indebtedness and other liabilities (including trade payables) of subsidiaries of the Company. As of June 30, 1996, the Company had $267.7 million of Indebtedness outstanding, of which approximately $360,000 was senior and $29.3 million was junior to the Notes. Such amounts include all subsidiary and secured Indebtedness as of that date. See "The Contributions."

                              -------------------

 SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS THAT
                            SHOULD BE CONSIDERED BY
     HOLDERS OF OLD NOTES WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

The date of this Prospectus is       , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined). In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

    The Old Notes were sold to Smith Barney Inc., BT Securities Corporation and Gerard Klauer Mattison & Co., LLC (collectively, the "Initial Purchasers") in the Unit Offering (as defined), in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Old Notes with "qualified institutional buyers," as defined in Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and
(7) of Regulation D under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under the Notes Registration Rights Agreement. See "Registration Rights--Registration Rights of Note Holders."

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") issued to other issuers in similar contexts, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes.

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to this Exchange Offer, there has been no public market for the Old Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors--Absence of a Public Market." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. If a market for the New Notes should develop, the New Notes could trade at a discount from their Accreted Value. There can be no assurance that an active public market for the New Notes will develop.

    Holders whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences, and will be subject to the limitations applicable thereto under the Indenture (as herein defined) and, with respect to transfer, under the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which are omitted from the Prospectus as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    As a result of the Exchange Offer, the Company will be subject to the periodic reporting and certain other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Old Notes or the New Notes as applicable, remain outstanding, it will furnish to the holders of the Old Notes or the New Notes, as applicable, and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

    The Registration Statement and the exhibits and schedules thereto, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied, at prescribed rates, at the public reference facilities of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained by mail from the public reference facilities of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of such site is (http://www.sec.gov).

    Anyone who receives this Prospectus may obtain a copy of the Indenture and the Notes Registration Rights Agreement without charge by writing to A. Scott Letier, Chief Financial Officer, at the Company's principal executive offices at 200 Chisholm Place, Suite 202, Plano, Texas 75075 or by telephone at (972) 509-2634.

                      (This Page Intentionally Left Blank)

                               PROSPECTUS SUMMARY

    The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus.

                                  THE COMPANY

    CS Wireless Systems, Inc. (the "Company" or "CS Wireless") is one of the largest wireless cable television companies in the United States in terms of line-of-sight ("LOS") households and subscribers. The Company's 12 markets encompass on a pro forma basis approximately 7.4 million television households, approximately 6.2 million of which are LOS households, as estimated by the Company. The Company had on a pro forma basis approximately 60,700 subscribers as of June 30, 1996 and provided service to approximately 59,200 subscribers on that date. See "Operating and Planned Markets" below. The Company is a majority-owned subsidiary of CAI Wireless Systems, Inc. ("CAI"), the largest developer, owner and operator of wireless cable television systems in the United States in terms of LOS households and the first wireless cable operator to enter into a strategic arrangement with Regional Bell Operating Companies ("RBOCs") through its strategic business relationship with affiliates of Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX"). The Company is also affiliated with Heartland Wireless Communications, Inc. ("Heartland"), a leading developer, owner and operator of wireless cable systems in small to mid-size markets. See "--Company Formation."

BUSINESS STRATEGY

    The Company's objective is to become a leading regional provider of subscription television services. The Company expects to achieve its goal through: (i) the deployment of digital wireless cable equipment in most of its markets; (ii) the acquisition and/or swapping of wireless cable assets or systems to increase the Company's regional concentration of markets; (iii) the aggressive pursuit of strategic partners; and (iv) the rapid penetration of its markets.

    (i) Deploy Digital Wireless Cable Equipment. The Company expects that digital wireless cable equipment will become commercially available in sufficient production in 1997. Relative to this occurring, the Company intends to begin the build out and conversion of some of its markets using digital technology in 1997. Digital technology, capable of delivering in excess of 100 channels, will allow CS Wireless to offer more programming choices than almost all of its hard-wire cable competitors in its markets. An upgrade to digital technology for a wireless cable system is expected to be less expensive and faster than that for hard-wire cable systems because new equipment need only be installed at the subscriber site and at the head-end instead of throughout the cable plant. The Company believes that cable subscribers are most sensitive to programming, price, service and reliability and that digital technology will enable the Company to offer its subscribers a service that is comparable or superior to hard-wire cable in each of these respects. The Company's value pricing strategy is to offer more programming than its hard-wire cable competitors at a price level comparable to that of its hard-wire cable competitors' expanded basic service. The availability of channels in excess of those used to provide a complete selection of local television stations and cable networks will be used to provide an expanded variety of premium and pay-per-view channels. In addition, high channel capacity may enable the Company to use its channels for other uses, such as interactive programming, as these services and technologies become available. CS Wireless will explore other delivery technologies that can enhance its video services to its subscribers.

    (ii) Increase Regional Concentration. An important part of the Company's growth strategy is to expand its markets and subscriber base through the acquisition of wireless cable systems and channel rights in targeted markets primarily throughout the midwest and southwest regions of the United

States. Through selected acquisitions, divestitures, asset swaps and joint ventures, the Company will seek to increase its regional concentration of wireless cable television systems in order to realize economies of scale and operating efficiencies and to increase its attractiveness to strategic partners. Consistent with this strategy, the Company continues to explore and pursue opportunities to acquire additional wireless cable television assets in markets that meet the Company's selection criteria, to divest itself of wireless cable television assets that are not consistent with the Company's regional market emphasis, and to continually evaluate its current markets to ensure that its portfolio of operating systems and channel interests reflect the Company's growth strategy.

    (iii) Aggressively Pursue Strategic Relationships. The Company believes that its strategy of increasing regional concentration of wireless cable television systems and channel rights will enhance the Company's ability to attract potential joint venture opportunities with large strategic partners, including RBOCs, long distance telephone companies and other large telecommunications conglomerates. The Company also believes that such relationships will enable it to benefit from such partners' capital, infrastructure and brand identity, thereby increasing the Company's ability to penetrate its markets.

    (iv) Rapidly Penetrate Markets. The Company's operating strategy focuses on rapidly penetrating its markets through value pricing, competitive programming offerings, commitment to digital and other technologies, responsive customer service, signal quality and reliability, and targeted marketing. This operating strategy is designed to attract and retain subscribers, enabling the Company to compete effectively with hard-wire cable providers.

OPERATING AND PLANNED MARKETS

    The table below outlines as of June 30, 1996 (except as indicated in footnote (a) below) the characteristics of the Company's operational and pre-launch markets, as well as its market under development and markets held for sale or disposition. The Company expects that the pre-launch market and the market under development will be operational by the end of 1998.

                                               ESTIMATED
                                                 TOTAL          ESTIMATED       NUMBER OF        APPROXIMATE
                                             SERVICE AREA          LOS           CHANNELS         NUMBER OF
    MARKET                                   HOUSEHOLDS(A)    HOUSEHOLDS(A)    AVAILABLE(B)      SUBSCRIBERS
------------------------------------------   -------------    -------------    ------------      -----------
OPERATIONAL MARKETS
Cleveland, OH (c).........................     1,178,000          884,000           34              25,700
Dayton, OH (d)(e)(f)......................       610,000          413,000           37               3,800
San Antonio, TX (d).......................       550,000          440,000           38              12,500
Fort Worth, TX (d)........................       540,000          443,000           35               1,400
Grand Rapids, MI (d)......................       458,000          344,000           23                 500
Kansas City (suburbs), MO (d)(g)..........       133,000          100,000           32(h)            3,200

PRE-LAUNCH MARKET
Dallas, TX (d)............................       981,000          872,000           29              --

MARKET UNDER DEVELOPMENT
Charlotte, NC (c).........................       580,000          472,000            8(i)           --

MARKETS HELD FOR SALE OR DISPOSITION (J)
Stockton/Modesto, CA (c)..................       350,000          300,000           21(k)           --
Bakersfield, CA (c).......................       162,000          151,000           42               8,300
Salt Lake City, UT (d)....................       454,000          434,000           34(l)           --
Minneapolis, MN (d).......................       959,000          882,000           28(m)            3,800
                                             -------------    -------------                      -----------
  Total (n)...............................     6,955,000        5,735,000                           59,200
                                             -------------    -------------                      -----------
                                             -------------    -------------                      -----------

------------

 (a)  The Estimated Total Service Area Households for each market represents the Company's estimate of the number of households within the service area for the primary transmitter in each market based on census data. The Estimated LOS Households for each market represents the approximate number of Estimated Total Service Area Households within the service area of the primary transmitter that can receive an adequate unobstructed analog signal, as estimated by the Company, based on topographical and engineering analyses. The service area for a market varies based on a number of factors, including the transmitter height, transmitter power and the proximity of adjacent wireless cable systems.

 (b)  The Number of Channels Available comprises analog wireless cable and local broadcast channels that can be received by subscribers. Wireless cable channels either are licensed to the Company or are leased to the Company from other license holders. The
      Number of Channels Available includes 8, 8, 5, 6, 13, 7, 8, 13, 7, 0, 6 and 10 off-air channels, and 16, 12, 20, 20, 12, 16, 20, 12, 15, 8, 7 and 19 ITFS channels, in
      Cleveland, Ohio; Minneapolis, Minnesota; Dayton, Ohio; San Antonio, Texas; Fort Worth,
      Texas; Grand Rapids, Michigan; Kansas City (suburbs), Missouri; Dallas, Texas; Salt
      Lake City, Utah; Charlotte, North Carolina; Stockton/Modesto, California; and
      Bakersfield, California, respectively. The Number of Channels Available also includes certain channels that are subject to FCC (as defined) approval of applications for new station authorizations, power increases, transmitter relocations, as well as third party interference agreements. The FCC's failure to grant one or more new station applications could decrease the number of channels. The FCC's failure to grant one or more power increase or transmitter relocation applications, or the failure to obtain certain third party interference agreements, could delay the initiation of service and/or reduce the coverage area of the affected system or systems.

 (c)  Market contributed by CAI.

 (d)  Market contributed by Heartland. The Salt Lake City market is currently held for sale or disposition pursuant to a proposed transaction in which the Company will transfer such market to People's Choice TV Corp. ("PCTV") in exchange for PCTV's Kansas City,
      Missouri market (the "PCTV Swap"). See "Business--Pending Acquisitions and
      Divestitures."

 (e)  For purposes of Estimated Total Service Area Households and Estimated LOS Households,
      the Dayton, Ohio market includes Bloom Center, Indiana, a suburban market adjacent to
      Dayton. The Bloom Center market is not yet operational.

 (f)  When the FCC issues a station authorization, the licensee is afforded a certain period of time to complete construction. If the licensee cannot complete construction within the specified time frame, the licensee must file a request with the FCC for additional time to complete construction. The Bloom Center, Indiana market has 20 channels, all of which are the subject of currently pending requests for additional time to complete construction.

 (g)  The Company's Kansas City (suburbs) market is comprised of systems in Maysville and
      Sweet Springs, Missouri. The transmitting facilities for these markets are located approximately 35 miles from Kansas City.

 (h)  Includes 24 wireless cable channels in Maysville, Missouri, one of which is the subject of a pending application, and 20 wireless cable channels in Sweet Springs, Missouri.

 (i)  This market is under development because the channel rights held by the Company at present are insufficient to launch a commercially viable wireless cable television system. The Company's ability to launch its service in this market will depend upon its ability to obtain additional channel rights. The Number of Channels Available in this market includes five channels for which the Company has secured channel rights and four channels for which the Company has submitted new station applications that the Company believes have a high likelihood of being granted. The Company has also sponsored new station applications for eight channels, which applications are subject to competition with other applications.

 (j)  Does not include the Atlanta (suburbs) markets acquired by the Company on July 17, 1996 pursuant to the Heartland Acquisition (as defined). See "Business--Pending Acquisitions and Divestitures."

 (k)  Does not include seven channels that are subject to new station applications.

 (l)  Includes seven channels that are the subject of new station applications.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

 (m)  Does not include four channels whose authorization is the subject of a petition for reconsideration and, in the alternative, a new station application and four channels that are leased but no channel capacity is available.

 (n)  On a pro forma basis, after giving effect to the consummation of the PCTV Swap, the USA
      Wireless Acquisition (as defined) and the Heartland Acquisition, Estimated Total
      Service Area Households would be 7,433,000; Estimated LOS Households would be
      6,160,000; and Approximate Number of Subscribers would be 60,700.

AFFILIATION WITH CAI AND HEARTLAND

    CS Wireless believes that its affiliation with CAI and Heartland will permit it to achieve economies of scale in the purchase of equipment and programming, which the Company believes will facilitate meeting its objective of becoming a leading regional provider of subscription television services. Heartland provided certain miscellaneous administrative services to the Company, including the maintenance of the Company's financial information, for an interim period, which ended in July 1996. CAI has also agreed to permit two of its employees to assist the Company with programming and licensing functions. In addition, the affiliation provides access to management with significant experience in the wireless cable industry, including expertise in executing strategic relationships. See "Certain Relationships and Related Transactions."

COMPANY FORMATION


    On February 23, 1996, CAI contributed to the Company (the "CAI Contributions") wireless cable television assets or stock of subsidiaries owning wireless cable television assets comprising four markets located in Bakersfield and Stockton/Modesto, California; Charlotte, North Carolina; and Cleveland, Ohio. CAI received from the Company shares of Common Stock initially constituting approximately 60% of the Company's common stock, $.001 par value per share (the "Common Stock"). Simultaneously, Heartland contributed or sold to the Company (the "Heartland Contributions" and, together with the CAI Contributions, the "Contributions") wireless cable television assets comprising eight markets located in Grand Rapids, Michigan; Minneapolis, Minnesota; Kansas City (suburbs), Missouri; Dayton, Ohio; Dallas, Fort Worth and San Antonio, Texas; and Salt Lake City, Utah. Heartland received from the Company shares of Common Stock initially constituting approximately 40% of the Common Stock, approximately $28.3 million in cash, a nine-month note for $25 million (the "Heartland Short-Term Note") and a 10-year note for $15 million (the "Heartland Long-Term Note," and together with the Heartland Short-Term Note, the "Heartland Notes"). The Heartland Short-Term Note was repaid on March 1, 1996 with a portion of the net proceeds from the Unit Offering. See "The Contributions." The equity interests of CAI and Heartland in the Company (i) have been diluted by the issuance of the Common Shares to the purchasers of the Units (as defined), the issuance of Common Shares in connection with the USA Acquisition (as defined) and the issuance of a total of 1,000,000 shares (the "BANX Shares") to MMDS Holdings II, Inc., an affiliate of Bell Atlantic, and NYNEX MMDS Holding Company, an affiliate of NYNEX (collectively, the "BANX Affiliates"), and (ii) are subject to further dilution for future issuances of Common Stock. As of October 15, 1996, CAI owned approximately 52% of the Common Stock, Heartland owned approximately 34% of the Common Stock, the BANX Affiliates owned approximately 10% of the Common Stock, and the holders of the Common Shares and certain other stockholders of the Company owned approximately 4% of the Common Stock. See "Stock Ownership and "Business--Pending Acquisitions and Divestitures."

THE UNIT OFFERING

    On February 23, 1996, the Company issued and sold 100,000 Units (the "Units"), with each Unit consisting of four Old Notes (each at $1,000 principal amount at maturity) and 1.1 shares (the "Common Shares") of Common Stock, of the Company (the "Unit Offering"). Units were sold pursuant to exemptions from or in transactions not subject to the registration requirements of the Securities Act and applicable state securities laws. See "The Exchange Offer."

                               INDUSTRY OVERVIEW

    The market for subscription television has annual sales in the United States of approximately $20 billion. According to a report issued by the Federal Communications Commission (the "FCC") in September 1995, of the approximately 96 million total television households nationwide, approximately 85 million are passed by hard-wire cable systems, and of those homes that are passed by cable, approximately 62 million are hard-wire cable subscribers. On average, hard-wire cable subscribers pay approximately $32.50 per month for programming services, according to Paul Kagan Associates Inc. ("Kagan").

    The Company believes that wireless cable has several competitive advantages compared with hard-wire cable television providers, including: (i) Low cost provider. Unlike traditional hard-wire cable systems, wireless cable does not require extensive coaxial cable networks, amplifiers and related equipment ("Cable Plant"), thereby reducing necessary capital and maintenance expenditures significantly. Therefore, a major percentage of wireless cable capital expenditures are demand driven and are not made until a new subscriber is added;
(ii) High reliability. Although wireless cable transmission requires a clear line of sight, wireless cable typically enjoys a lower rate of transmission disruption since the signal is transmitted over airwaves as opposed to through a Cable Plant; (iii) Superior picture quality. An equivalent or higher quality picture is provided as a result of the elimination of signal noise inherent in Cable Plant; and (iv) Faster and less expensive to upgrade to digital technology. An upgrade to digital technology for a wireless cable system is expected to be less expensive and faster because new equipment need only be installed at the subscriber site and at the head-end as opposed to through a Cable Plant.

    CS Wireless is a Delaware corporation. Its principal executive offices are located at 200 Chisholm Place, Suite 202, Plano, Texas 75075. The Company's telephone number is (972) 509-2634.

                               THE EXCHANGE OFFER

Securities Offered.............  Up to $400,000,000 aggregate principal amount at maturity of the Company's 11 3/8% Series B Senior Discount Notes
                                 due 2006 (the "New Notes").

The Exchange Offer.............  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New
                                 Notes is intended to satisfy obligations of the Company
                                 contained in the Notes Registration Rights Agreement. For
                                 procedures for tendering the Old Notes, see "The Exchange
                                 Offer."

Tenders; Expiration Date;        The Exchange Offer will expire at 5:00 p.m., New York City
Withdrawal.....................  time, on            , 1996, or such later date and time to
                                 which it is extended (the "Expiration Date"). The tender
                                 of Old Notes pursuant to the Exchange Offer may be
                                 withdrawn at any time prior to the Expiration Date. Any
                                 Old Note not accepted for exchange for any reason will be
                                 returned without expense to the tendering holder thereof
                                 promptly after expiration or termination of the Exchange
                                 Offer.

Federal Income Tax               The exchange pursuant to the Exchange Offer will not
Consequences...................  result in any income, gain or loss to the holders of the
                                 Notes or the Company for federal income tax purposes. See
                                 "Certain Federal Income Tax Considerations."

Use of Proceeds................  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent.................  Fleet National Bank has agreed to act as Exchange Agent for the Exchange Offer.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes and the Old Notes are substantially identical except for certain transfer restrictions and registration rights relating to the Old Notes.

Interest Rate and Payment        The Notes will accrete in value from the date of issuance
Dates..........................  to March 1, 2001, at a rate of 11 3/8% per annum, compounded semi-annually. Cash interest on the Notes will
                                 neither accrue nor be payable prior to March 1, 2001.
                                 Commencing September 1, 2001, cash interest will be
                                 payable on the Notes semi-annually in arrears on each
                                 March 1 and September 1 at the rate of 11 3/8% per annum.

Maturity.......................  March 1, 2006.

Optional Redemption............  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2001 at the redemption prices set forth herein, plus accrued
                                 and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to March 1, 1999, the
                                 Company may redeem up to 35% of the aggregate principal
                                 amount of the Notes originally issued with the net
                                 proceeds of one or more public offerings of its Common
                                 Stock or from the sale or issuance for cash of its Common
                                 Stock to a Strategic Equity Investor (as defined) at a
                                 redemption price equal to 111% of the Accreted Value (as
                                 defined) on the date of redemption; provided, however,
                                 that immediately after giving effect to any such
                                 redemption, not less than 65% of the aggregate principal
                                 amount of the Notes originally issued remains outstanding.
                                 See "Description of the Notes--Optional Redemption."

Mandatory Redemption...........  There will be no sinking fund requirements.

Offers to Purchase.............  In the event of a Change of Control, each holder will have the option to require the Company to repurchase such
                                 holder's Notes at a price equal to 101% of the Accreted
                                 Value on the date of repurchase (if prior to March 1,
                                 2001) or 101% of the principal amount thereof (if on or
                                 after March 1, 2001) plus accrued and unpaid interest, if
                                 any, to the date of repurchase. See "Description of the
                                 Notes--Change of Control." In addition, the Company will
                                 be obligated to make an offer to repurchase the Notes for
                                 cash at a price equal to 100% of the Accreted Value on the date of repurchase (if prior to March 1, 2001) or 100% of
                                 the principal amount thereof (if on or after March 1,
                                 2001), plus accrued and unpaid interest, if any, thereon
                                 to the date of repurchase with the net cash proceeds of
                                 certain asset sales. See "Description of the
                                 Notes--Limitation on Asset Sales."

Ranking........................  The Notes will be general unsecured senior obligations of the Company ranking senior in right of payment to all
                                 existing and future subordinated Indebtedness of the
                                 Company, including the Indebtedness evidenced by the
                                 Heartland Long-Term Note, and pari passu in right of
                                 payment with all of senior Indebtedness of the Company.
                                 The Notes will be effectively subordinated to all secured
                                 Indebtedness of the Company to the extent of the value of
                                 the assets securing such Indebtedness, and will be
                                 effectively subordinated to all Indebtedness and other
                                 liabilities (including trade payables) of the subsidiaries of the Company.

Certain Covenants..............  The Indenture (as defined) will impose certain limitations on the ability of the Company and the Restricted
                                 Subsidiaries (as defined) to, among other things, incur
                                 additional indebtedness, pay dividends or make certain
                                 other restricted payments and investments, consummate
                                 certain asset sales, enter into certain transactions with
                                 affiliates, redesignate an Unrestricted Subsidiary (as
                                 defined) to be a Restricted Subsidiary, designate a
                                 Restricted Subsidiary as an Unrestricted Subsidiary, incur liens, enter into certain sale and leaseback transactions, engage in certain businesses, and merge or consolidate
                                 with any other person or sell, assign, transfer, lease,
                                 convey or otherwise dispose of all or substantially all of its assets. The Indenture will also impose limitations on
                                 the Company's ability to restrict the ability of its
                                 Restricted Subsidiaries to pay dividends or make certain
                                 payments to the Company or any of its Restricted
                                 Subsidiaries and on the ability of the Company's
                                 Restricted Subsidiaries to issue preferred stock. See
                                 "Description of the Notes."

Original Issue Discount........  Because the New Notes are treated as a continuation of the
                                 Old Notes for federal income tax purposes, the New Notes
                                 will be treated as having been issued with original issue
                                 discount for Federal income tax purposes. See "Certain
                                 Federal Income Tax Considerations."

    For additional information regarding the Notes, see "Description of the Notes."

                                  RISK FACTORS

    See "Risk Factors" beginning on page 13 for a discussion of certain risks that should be considered by holders who tender their Old Notes in the Exchange Offer.

                        SUMMARY PRO FORMA FINANCIAL DATA

    The following table sets forth certain unaudited pro forma financial data of the Company as of June 30, 1996 and for the year ended December 31, 1995 and the six months ended June 30, 1996. The pro forma statement of operations data gives effect to (i) the consummation of the Acquisitions (as defined), (ii) the consummation of the Contributions, (iii) the issuance of the Heartland Notes and the prepayment of the Heartland Short-Term Note, (iv) the issuance of the Units and (v) the consummation of the USA Wireless Acquisition (as defined), and Heartland Acquisition (as defined) as if such events had occurred on January 1, 1995. The pro forma balance sheet data gives effect to the consummation of the USA Wireless Acquisition and Heartland Acquisition as if such events occurred on June 30, 1996. The pro forma financial data does not purport to represent what the Company's results of operations or financial position would actually have been if the aforementioned transactions or events occurred on the dates specified or to project the Company's results of operations or financial position for any future periods or at any future date. The information contained in this table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and the unaudited condensed consolidated financial statements (including the notes thereto) of the Company appearing elsewhere in this Prospectus.

                                                                             PRO FORMA
                                                                 ----------------------------------
                                                                                       SIX MONTHS
                                                                    YEAR ENDED            ENDED
                                                                 DECEMBER 31, 1995    JUNE 30, 1996
                                                                 -----------------    -------------
                                                                           (IN THOUSANDS)
PRO FORMA STATEMENT OF OPERATIONS DATA:
  Revenues....................................................       $  20,553          $  12,331
  Costs and expenses, excluding depreciation and
   amortization...............................................          23,773             14,818
  Depreciation and amortization...............................          23,201             11,321
  Operating loss..............................................         (26,421)           (13,808)
  Interest expense............................................         (29,967)           (16,200)
  Interest income and other...................................             784              2,990
  Net loss (1) (2)............................................         (36,305)           (24,882)
  EBITDA (3)..................................................          (3,220)            (2,487)
  Ratio of earnings to fixed charges (4)......................        --                  --
                                                                                      JUNE 30, 1996
                                                                                      -------------
PRO FORMA BALANCE SHEET DATA:
  Total assets................................................                          $ 436,164
  Total debt..................................................                            267,686
  Total stockholders' equity..................................                            145,141

------------
 (1) Pro forma net loss includes an income tax benefit of $19,299 and $2,136 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

(2) Pro forma net loss for the year ended December 31, 1995 and the period January 1, 1996 through February 23, 1996 for the six months ended June 30, 1996 does not include interest income that would be earned on cash placed in interest bearing investments until expended.

(3) EBITDA means earnings before interest expense, income taxes, depreciation, amortization and other non-cash charges. EBITDA is a financial measure commonly used in the Company's industry and should not be considered as an alternative to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as an indicator of operating performance or as a measure of liquidity.

(4) In calculating the ratio of earnings to fixed charges, earnings consist of losses prior to income tax benefit and fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments). On a pro forma basis, earnings were inadequate to cover fixed charges by the amount of $55,604 and $27,018 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

                                  RISK FACTORS

    Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than the first two factors) are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not participate in the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations of the Securities Act by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold, or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days from the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any holder to resell the New Notes is subject to applicable state securities laws as described in "Blue Sky Restrictions on Resale of New Notes" below.

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

    In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. Therefore, if an exemption is not available in a particular state, a holder of New Notes may not be able to resell New Notes in or from that state, depending on the state statute. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

COMPLIANCE WITH EXCHANGE OFFER PROCEDURES

    To participate in the Exchange Offer and to avoid the restrictions on transfer of the Old Notes, holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of

Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described herein.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

    As of June 30, 1996, the Company had outstanding Indebtedness of approximately $267.7 million. Giving effect to the consummation of the Unit Offering, the Contributions and the USA Wireless Acquisition, earnings were insufficient to cover fixed charges by $55.6 million and $27.0 million for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. The ability of the Company to meet its debt service requirements (including in respect of the Notes) will depend upon achieving significant and sustained growth in the Company's cash flow. The Company expects that such growth in the cash flow will result from the successful implementation of the Company's business and operating strategies. See "Business--Business Strategy" and "--Operating Strategy." The Company currently anticipates that revenues generated from the operation of its wireless cable systems in accordance with its business and operating strategies, along with a portion of the net proceeds of the Unit Offering, should be sufficient to make principal and interest payments on the Notes and the Company's other Indebtedness as they become due. However, there can be no assurance that the Company's operations will generate sufficient cash flow to pay its obligations, including its obligations on the Notes. The Company's ability to generate such cash flow is subject to a number of risks and contingencies. Accordingly, there can be no assurance as to whether or when the Company's operations will become profitable or whether the Company will at any time have sufficient resources to meet its debt service obligations as they become due, which include its ability to make principal and interest payments on the Notes.

    Certain terms of the Heartland Long-Term Note impose further restrictions on the Company's use of proceeds from asset sales and public sales of Common Stock and therefore restrict the Company's ability to repay the Notes from such proceeds. To the extent so applied, such proceeds will not be available for the Company's build-out of wireless cable systems.

    The Company will be permitted to incur additional Indebtedness, subject to certain restrictions. See "Description of the Notes--Limitation on Incurrence of Additional Indebtedness." The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be materially limited or impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its Indebtedness; (iii) the terms of future Indebtedness may restrict the redemption of the Notes as required in the Indenture upon certain events, such as a Change of Control; and (iv) the Company's high degree of leverage may make it more vulnerable to economic downturns, may limit its ability to withstand competitive pressures and may reduce its flexibility in responding to changing business and economic conditions.

HOLDING COMPANY STRUCTURE

    The Company intends to transfer ownership of the wireless cable television assets comprising the Company's markets to wholly owned subsidiaries. At such time, the assets of the Company will consist of the outstanding shares of capital stock of such subsidiaries. The Company is the sole obligor on the Notes and the Notes are not guaranteed by any subsidiary of the Company. Therefore, the Notes will be structurally subordinated to all Indebtedness and other liabilities (including trade payables) of subsidiaries of the Company. The Company must rely on dividends and other advances and transfers of funds from its subsidiaries to provide the funds necessary to meet its debt service obligations under the Notes. The ability of such subsidiaries to pay such dividends and make such advances and transfers will be subject to applicable state laws regulating the payment of dividends. Claims of creditors of the Company's subsidiaries, including general creditors and lenders, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Notes. In addition, the Indenture restricts, but does not prohibit, future investment by the Company in less than wholly owned subsidiaries and joint ventures, the cash flow from which may not be readily available to the Company to service Indebtedness or meet its other obligations.

LACK OF PROFITABLE OPERATIONS; LIMITED BUSINESS HISTORY

    The wireless cable systems and assets that the Company acquired in the Contributions have experienced operating losses through the date of the Contribution Closing (as defined). The Company, following the Contribution Closing, expects to realize additional net losses on a consolidated basis while it develops and expands its wireless cable systems. There can be no assurance that the Company will be able to develop or expand its wireless cable systems or that it or its individual subsidiaries will achieve profitability in future years.

    The Company has a limited operating history. Prospective investors, therefore, have limited historical financial information about the Company upon which to base an evaluation of its performance and an investment in the Securities. Given the Company's limited operating history, there is no assurance that the Company will be able to achieve positive cash flow from operating activities and to compete successfully in the subscription television industry.

NEED FOR ADDITIONAL FINANCING FOR CAPITAL EXPENDITURES AND OPERATIONS

    The Company's business requires substantial investment to finance capital expenditures and operating expenses for subscriber growth and systems development. The Company has budgeted capital expenditures of approximately $31.5 million, $86.6 million and $150.0 million for 1996, 1997 and 1998, respectively. The Company believes that the net proceeds from the Unit Offering available for capital expenditures will provide sufficient funds to meet its needs for approximately the next 12 months. Capital expenditures in excess of such net proceeds may be financed, in whole or in part, by the Company through debt or equity financings, subscriber equipment lease financings, joint ventures or other arrangements. There is no assurance that any additional financing necessary to expand the build-out of the Company's wireless cable systems or to acquire new systems will be available on satisfactory terms and conditions, if at all. Additional debt could result in a substantial portion of the Company's cash flow from operations being dedicated to the payment of principal and interest on such Indebtedness and may render the Company more vulnerable to competitive pressures and economic downturns. Failure to obtain additional financing could adversely affect the growth of the Company and its ability to compete successfully in the subscription television industry. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HIGHLY COMPETITIVE INDUSTRY

    The subscription television industry is highly competitive. The Company's principal subscription television competitors in each market are traditional hard-wire cable, direct broadcast satellite ("DBS") and private cable operators. Hard-wire cable companies generally are well-established and known to potential customers and have significantly greater financial and other resources than the Company. Premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder ("VCR") industry. In areas where several local off-air VHF/UHF broadcast channels can be received without the benefit of subscription television, cable television systems also have faced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies and from a proposed new wireless service known as Local Multipoint Distribution Service ("LMDS"). See "Industry Overview--Competition."

    Digital capability is essential for wireless to compete with hard-wire cable, which in its current analog state offers between 36 to 90 channel offerings depending on a given market. With the deployment of digital, hard-wire cable is expected to offer over 150 channels. In addition, within each market, the Company initially must compete with others to acquire, from the limited number of wireless cable channels issued or issuable, rights to a minimum number of wireless cable channels needed to establish a commercially viable system. Aggressive price competition or the passing of a substantial number of presently unpassed households by any existing or new subscription television service could have a material adverse effect on the Company's results of operations and financial condition.

    New and advanced delivery technologies for the subscription television industry, including digital compression, fiber optic networks, DBS transmission and LMDS, are in various stages of development. These technologies are being developed and supported by entities, such as hard-wire cable companies, telephone long distance companies, RBOCs and other large telecommunications companies, that have significantly greater financial and other resources than the Company. These new technologies could have a material adverse effect on the demand for wireless cable services. There can be no assurance that the Company will be able to compete successfully with existing hard-wire cable competitors or new entrants in the market for subscription television services.

COMPETITIVE PRESSURES OF RAPID CHANGES IN TECHNOLOGY

    The wireless cable industry and the subscription television industry in general are subject to rapid and significant changes in technology which may increase competitive pressures on the Company or require capital investments to remain competitive that are beyond the Company's resources at the time. Because of the rapid and high level of technological change in the industry in which the Company competes, the effect of technological changes on the businesses of the Company cannot be predicted.

DIGITAL TECHNOLOGY NOT COMMERCIALLY AVAILABLE

    Currently, wireless cable companies can offer up to 33 analog channels of educational and commercial programming. The ability to offer substantially more programming utilizing existing wireless channel capacity is dependent on effectively applying digital technology. FCC approval is required before the Company's wireless cable systems can be converted to digital technology. The FCC has recently issued a Declaratory Ruling and Order which effectively established interim rules to govern the transition from analog to digital technology. The FCC has yet to commence a rulemaking proceeding to adopt permanent rules. There can be no assurance as to what permanent rules and policies the FCC will adopt to govern the use of digital technology, when such rules and policies will be adopted, or the Company's ability to comply with those rules and policies. It is expected that digital technology will be commercially available in sufficient production in 1997. It is also expected that the cost of digital equipment will exceed the cost of analog equipment. There can be no assurance, however, that digital converter boxes and other equipment necessary to implement digital technology, including satellite delivery of digital signals, will be available on this timetable or that digital technology can be successfully deployed. Conversion from current analog technology to a digital technology will not take place in all markets simultaneously. The Company intends to begin the build out and conversion of some of its markets using digital technology in 1997.

RESTRICTIONS IMPOSED BY GOVERNMENT AND COMMUNITY REGULATION.

    The wireless cable industry is regulated by the FCC. The FCC governs, among other things, the issuance, renewal, assignment, transfer and modification of licenses necessary for wireless cable systems to operate and the time afforded to licensees to construct their facilities. The FCC requires fees for certain applications and licenses, and mandates that certain amounts of educational, instructional or cultural programming be transmitted over certain of the channels used by the Company's existing and proposed wireless cable systems. In the top 50 markets, the FCC has authorized up to 33 channels (constituting a spectrum bandwidth of 198 MHz) primarily for wireless cable transmission of video programming. In markets below the top 50 markets, the FCC has authorized up to 33 channels (constituting a spectrum bandwidth of 196 MHz). Up to 13 Multi-Channel Distribution Service and Multipoint Multi-Channel Distribution Service (collectively, "MMDS") channels can be licensed by the FCC to commercial operators for full-time usage without programming restrictions. The remaining Instructional Television Fixed Services ("ITFS") channels typically are authorized for educational purposes, although excess capacity can be leased to wireless cable operators, subject to certain programming restrictions. Licenses for both MMDS and ITFS channels are granted based upon applications filed with the FCC. FCC approval also is required for assignment of existing licenses or transfer of control of license holders. The FCC imposes restrictions and conditions upon the use, control and operation of channels. FCC licenses are limited in duration and subject to renewal procedures. While current FCC rules are intended to promote development of a competitive subscription television industry, the statutes, rules and regulations affecting the subscription television industry could change, and any future changes in FCC rules, regulations, policies or procedures could have a negative impact on the industry as a whole, and on the Company in particular.

    In addition, wireless cable operators are subject to regulation by the Federal Aviation Administration ("FAA") with respect to construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There also may be restrictions imposed by local authorities, neighborhood associations and other similar organizations limiting the use of certain types of reception equipment used by the Company. Future changes in the foregoing regulations or any other regulations applicable to the Company could have a material adverse effect on the Company's results of operations and financial condition. See "Industry Overview--Regulation."

DEPENDENCE ON CHANNEL LEASES AND LICENSES; NEED FOR LICENSE EXTENSIONS

    ITFS licenses generally are granted for a term of 10 years and are subject to renewal by the FCC. FCC licenses also specify construction deadlines which, if not met, could result in the loss of the license. Requests for additional time to construct a channel may be filed and are subject to review pursuant to FCC rules. Certain of the Company's ITFS channel rights are subject to pending extension requests and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request. For most of its channel rights, the Company is dependent upon leases of transmission capacity with various third-party license holders. The Company's channel leases typically cover four ITFS channels and/or one to four MMDS channels each. Under the rules of the FCC, the term of leases for ITFS channels, which constitute up to 20 of the 33 available wireless channels within any major wireless cable market, may not exceed 10 years. There is no such restriction on MMDS leases. Following the expiration of the initial term of a lease for ITFS channels, the leases under which the Company operates generally provide that the ITFS license holders may negotiate for the lease of channel capacity for one or more additional renewal terms with only the Company or its sublessor. In addition, if a renewal agreement is not reached within a specified time frame during which only the Company or its sublessor has the use of the channel capacity, the Company will thereafter typically have a right of first refusal to match any competing offers from one or more third parties. Because the ITFS license holders have generally received their FCC licenses within the last 10 years, the Company and other similarly situated entities in the industry have had little or no experience negotiating renewals of ITFS channel lease agreements. The Company anticipates, however, that it will be able to negotiate additional renewals with either the incumbent license holder, or with successor license holders, although there is no assurance that it will be successful in doing so. The MMDS channel leases held by the Company generally grant the Company the right to renew the channel lease. All ITFS and MMDS channel leases are dependent upon the continued validity of the corresponding FCC license. The Company anticipates that upon the expiration of the current license terms, all such FCC licenses will be renewed following completion of the FCC review process, although there is no assurance that such renewal applications will be granted. The termination of or failure to renew a channel license or lease (due to a breach by the Company or its lessor, cancellation of the license held by a third party lessor for failure to timely construct and/or perfect the wireless cable facility or otherwise) or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on such channel(s) unless it were able to lease excess capacity from a successor license holder. Such a termination or failure could have a material adverse effect on the Company. See "Business" and "Industry Overview--Regulation." In addition, the anticipated conversion to digital technology may require renegotiation of the Company's channel leases, and there is no assurance that such renegotiated leases will be on terms as favorable as the Company's current leases.

UNCERTAINTIES OF A NEW INDUSTRY

    While wireless cable television is not a new technology, it is a new industry with a limited operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

DEPENDENCE ON KEY INDIVIDUALS

    The success of the Company is largely dependent on the experience and knowledge of its executive officers. The loss of the services of one or more of these individuals and the Company's inability to attract and retain other key members of the Company's management could have a material adverse effect upon the Company.

CABLE SUBSCRIBER CONVERSION

    In each of the principal markets serviced by the Company there is or will be significant competition for households that are presently subscribers of hard-wire cable service. There can be no assurance that the Company will be able to attract to its services existing cable customers, who for a variety of reasons may be reluctant to shift from their present cable service.

NO ASSURANCE THAT THE COMPANY WILL MANAGE GROWTH EFFECTIVELY

    If the Company grows rapidly it may experience a significant strain on its management, operating and financial resources. The Company's ability to manage growth effectively will require it to continue to implement and improve its operating and financial systems and to expand, train and manage its employee base. These demands are expected to require the addition of new management personnel and the development of additional expertise by existing management personnel. Managing growth is especially challenging for a company with limited financial resources, and the failure to effectively manage growth could have a material adverse effect on the Company's operations. Further, the Company has been created by combining various wireless cable systems from several different companies, and there can be no assurance that such systems can be continued and operated in accordance with the Company's business and operating strategies.

ORIGINAL ISSUE DISCOUNT

    The Old Notes were issued at a substantial discount from their principal amount at maturity. Consequently, although cash interest will not accrue in respect of the Notes prior to March 1, 2001, Original Issue Discount (the difference between the stated redemption price at maturity of the Notes and the issue price of the Notes) will accrue from the issue date of the Notes and generally will be includable as interest income in the Note holder's gross income for United States federal income tax purposes in advance of the cash payments to which the income is attributable.

    Furthermore, the Notes will be subject to the high yield discount obligation rules which will defer and may in part eliminate the Company's ability to deduct the Original Issue Discount attributable to the Notes. Accordingly, the Company's after tax cash flow might be less than if the Original Issue Discount on the Notes was deductible when it accrued. See "Certain Federal Income Tax Considerations--Notes--Applicable High Yield Discount Obligations." Similar results may apply under state tax laws.

    If a bankruptcy case were commenced by or against the Company under the Federal Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), after the issuance of the Notes, the claim of a holder is the sum of: (i) the initial offering price; and (ii) that portion of the Original Issue Discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any Original Issue Discount that was not accrued as of the date of any such bankruptcy filing would constitute "unmatured interest."

ABSENCE OF A PUBLIC MARKET

    The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkage Market by Qualified Institutional Buyers ("QIBs"). The New Notes will be new securities for which there is currently no public market. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes but that they are not obligated to do so and, if commenced, may discontinue such market making at any time. Therefore, there can be no assurance that an active trading market for any of the New Notes will develop, or if one does develop, that it will be sustained. Accordingly, no assurance can be made as to the development or liquidity of any market for the New Notes. If an active public market does not develop, the market, price and liquidity of the New Notes may be adversely affected. If any of the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition and performance of the Company. Prospective investors in the New Notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time. See "Description of the Notes."

POSSIBLE VOLATILITY OF THE STOCK MARKET

    In recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the price of the Notes to the extent that the Company's business requires additional financing.

IMPACT OF RECENTLY ENACTED LEGISLATION

    The recently enacted Telecommunications Act of 1996 (the "1996 Act") could have a material impact on the wireless cable industry and the competitive environment in which the Company operates. The 1996 Act will result in comprehensive changes to the regulatory environment for the telecommunications industry as a whole. The legislation will, among other things, substantially reduce regulatory authority over cable rates. Another provision of the 1996 Act will afford hard-wire cable operators greater flexibility to offer lower rates to certain of their subscribers, and would thereby permit cable operators to offer discounts on hard-wire cable service to the Company's subscribers or prospective subscribers. The legislation will permit telephone companies to enter the video distribution business, subject to certain conditions. The entry of telephone companies into the video distribution business, with greater access to capital and other resources, could provide significant competition to the wireless cable industry, including the Company. In addition, the legislation will afford relief to DBS by exempting DBS providers from local restrictions on reception antennas and preempting the authority of local governments to impose certain taxes. The Company cannot predict the substance of rules and policies to be adopted by the FCC in implementing the provisions of the legislation. See "Industry Overview-- Recently Enacted Legislation."

CONTROL BY CAI AND HEARTLAND

    In connection with the Contributions, CAI and Heartland entered into a Stockholders' Agreement (as defined) which, among other matters, provides that at all times prior to an initial public offering of Common Stock or a sale by CAI of all or substantially all of its Common Stock of the Company, CAI will own more shares of Common Stock than any other stockholder and will maintain operational control of the Company. The Stockholders' Agreement also provides that CAI and Heartland will vote their shares of Common Stock in favor of a board of directors comprised of four members designated by CAI and three members designated by Heartland, thereby enabling CAI and Heartland to effectively elect and control the Company's Board of Directors. Most major decisions require the affirmative approval of at least 70% (7 of 9) of the Directors of the Company so that neither CAI nor Heartland can unilaterally control major decisions affecting the Company. See "The Contributions" and "Certain Relationships and Related Transactions." Under its existing contractual relationships with the BANX Affiliates, CAI has agreed that neither it nor any of its subsidiaries, including the Company, may take certain actions without the consent of the BANX Affiliates. These restrictions are binding on CAI, but not necessarily on the Company, which is not a party to such agreements.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the issuance of the New Notes pursuant to this Prospectus.

                               THE CONTRIBUTIONS

    On February 23, 1996 (the "Contribution Closing"), Heartland and its subsidiaries contributed or sold to the Company the wireless cable television assets and all related liabilities associated with the wireless cable television markets of Grand Rapids, Michigan; Minneapolis, Minnesota; Kansas City (suburbs), Missouri; Dayton, Ohio; Dallas, Fort Worth and San Antonio, Texas; and Salt Lake City, Utah, that Heartland owned or acquired through transactions described more fully below (the "Acquisitions"). Simultaneous with Heartland's contribution and sale of these assets to the Company, CAI or its subsidiaries contributed to the Company the wireless cable television assets and all related liabilities or stock of subsidiaries owning wireless cable television assets associated with the wireless cable television markets of Bakersfield and Stockton/Modesto, California; Charlotte, North Carolina; and Cleveland, Ohio, all of which were held by CAI or its subsidiaries. The Contributions were made to the Company by CAI and Heartland pursuant to a Participation Agreement, as amended (the "Participation Agreement"), among the Company, CAI and Heartland.

    One of the conditions to Heartland's obligation under the Participation Agreement was the consummation of the Acquisitions, which occurred immediately prior to the Contribution Closing. The Acquisitions consisted of: (i) the merger of Heartland Merger Sub, Inc., a wholly-owned subsidiary of Heartland, with and into American Wireless Systems, Inc. ("AWS"), which owned wireless cable television assets (and equity interests in certain entities owning wireless cable television assets) in several markets including Minneapolis, Minnesota and Dallas and Fort Worth, Texas; (ii) Heartland's purchase of substantially all of the assets and assumption of certain associated liabilities of Fort Worth Wireless Cable T.V. Associates, which owned, as its principal asset, an approximately 80% interest in a joint venture that owns and operates the Fort Worth, Texas system (AWS owned the remaining beneficial interest in the joint venture); (iii) Heartland's purchase of substantially all of the assets and assumption of certain associated liabilities of Wireless Cable T.V. Associates #38, which owned, as its principal asset, a 75% membership interest in American Wireless System of Minneapolis LLC, the former owner and operator of the Minneapolis, Minnesota system (AWS owned the remaining beneficial interest in this entity); (iv) the merger of Heartland Merger Sub 2, Inc., a wholly-owned subsidiary of Heartland, with and into CableMaxx, Inc., which owned wireless cable television assets in several markets, including San Antonio, Texas and Salt Lake City, Utah; and (v) Heartland's purchase of substantially all of the assets and assumption of certain associated liabilities of Three Sixty Corp., which consisted of wireless cable television assets in Dayton, Ohio and other markets.

    At the Contribution Closing, CAI received shares of Common Stock initially constituting approximately 60% of the outstanding shares of Common Stock and Heartland received (i) shares of Common Stock initially constituting approximately 40% of the outstanding shares of Common Stock, (ii) approximately $28.3 million in cash payable by the Company out of the approximately $219.8 million of net proceeds of the Unit Offering, (iii) the Heartland Short-Term Note, and (iv) the Heartland Long-Term Note. The Heartland Short-Term Note was repaid on March 1, 1996 with a portion of the net proceeds from the Unit Offering. See "The Unit Offering." The Heartland Long-Term Note (i) bears interest at the annual rate of 10% per annum until the first anniversary of the date thereof and 15% per annum thereafter; provided that no cash interest will be payable until the Notes have been paid in full; (ii) requires that all of the net proceeds received by the Company from the sale of assets shall be applied by the Company to the repayment of the Heartland Long-Term Note; and (iii) requires that at least 30% of the net proceeds of any public offering of Common Stock shall be applied to the repayment of the Heartland Long-Term Note to the extent not otherwise paid out of the proceeds of asset sales.

    The equity interests that CAI and Heartland received in the Company at the Contribution Closing (i) have been diluted by the issuance of the Common Shares issued as a part of the Unit Offering and the issuance of the BANX Shares and
(ii) are subject to dilution for the issuance of shares of Common Stock issuable upon the exercise of options that have been or may be issued to the Company's management. See "Stock Ownership." The Company CAI and Heartland are in the process of completing certain post-closing adjustments. Components of such adjustments will include the relative accounts payable, accounts receivable and related working capital assets of the contributed systems, the number of granted channels represented and actually contributed to the Company for each market, the increase or decrease in the number of subscribers in each contributed system from the date of the Participation Agreement until the Contribution Closing and other related factors. Following calculation of such adjustments, (i) the Heartland Long-Term Note may be adjusted to reflect amounts either owed by Heartland to the Company or owed by the Company to Heartland, (ii) cash payments may be made to reflect amounts either owed by CAI or Heartland to the Company or owed by the Company to CAI or Heartland, (iii) CAI may issue to the Company an unsecured promissory note with a maturity date five years following the date of such adjustment and an interest rate equal to 10% per annum for all or part of any amount due to the Company by CAI, (iv) shares of Common Stock may be transferred among the Company, CAI and Heartland, in lieu of amounts otherwise owed to or by such parties, or (v) the parties may combine one or more such manners of payment.

    In connection with the Contribution Closing, CAI, Heartland and the Company entered into a stockholders' agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides, among other things, that CAI and Heartland for a period of 10 years will vote their shares of Common Stock in favor of a Board of Directors of the Company having nine members, consisting of: (i) up to four members designated by CAI (provided that at least one of whom cannot be an affiliate of either CAI or Heartland and that CAI has not disposed of more than one-half of the Common Stock it held on the Contribution Closing Date); (ii) up to three members designated by Heartland (provided that at least one of whom cannot be an affiliate of either CAI or Heartland and that Heartland has not disposed of more than one-half of the Common Stock it held on the Contribution Closing Date); (iii) the Chief Executive Officer of the Company; and (iv) the Chief Operating Officer of the Company. The Stockholders' Agreement and the Company's Bylaws further provide that certain transactions require the affirmative approval of at least 70% (7 of 9) of the Directors of the Company. Such transactions include (i) the participation of the Company in a merger or consolidation, or the sale, lease, exchange or other disposition of all or any substantial part of the assets of the Company, or the liquidation of all or a substantial part of the Company; (ii) the issuance or sale by the Company of any capital stock of the Company, including the type and amount to be issued or sold, except for the issuances and sales contemplated by the Stockholders' Agreement; (iii) the taking of any action by the Company in its capacity as a stockholder of any subsidiary of the Company similar to the foregoing; (iv) any increase or decrease in the total number of directorships of the Company; (v) engaging in any business other than the designated business of the Company (transmitting video, voice or data, inclusive of related activities and services, including the use of wireless channels for any commercial purpose permitted by the FCC) or any business that violates the MFJ (as defined); (vi) establishing any executive or other committee of the Board of the Company; (vii) the creation, incurrence, assumption or guaranty of or in any manner becoming liable by the Company or any of its subsidiaries upon any obligation for money borrowed in excess of $10 million in the aggregate principal amount at any time outstanding or the incurrence of any obligation in excess of such amount in connection with the acquisition of property; (viii) the making of or having outstanding any loans or advances to any of the Company's past or present officers, directors or stockholders or to any member of their immediate family;
(ix) the entering into, directly or indirectly, of any arrangement, contract or agreement not in the ordinary course of business with a monetary value in excess of $10 million; (x) the sale or other disposition (including contribution) of assets or capital stock (by merger or otherwise) of the Company or any of its subsidiaries, the value of which exceeds $10 million in either original cost or appraised value within any one-year period; (xi) the acquisition of securities or assets by the Company or any of its subsidiaries, the value of which exceeds $10 million in appraised value within any one-year period; (xii) any change in the business of the Company from its stated business; or (xiii) replacement of the Chief Executive Officer or the Chief Financial Officer of the Company. Under its existing contractual relationships with the BANX Affiliates, CAI has agreed that neither it nor any of its subsidiaries, including the Company, may take certain actions without the consent of the BANX Affiliates. These restrictions are binding on CAI, but not necessarily on the Company, which is not a party to such agreements.

                               THE UNIT OFFERING

    On February 23, 1996, in the Unit Offering, the Company issued and sold to the Initial Purchasers 100,000 Units, with each Unit consisting of four Old Notes (each at $1,000 principal amount at maturity) and 1.1 Common Shares for an aggregate purchase price of approximately $229.5 million. Units were sold pursuant to exemptions from or in transactions not subject to the registration requirements of the Securities Act and applicable state securities laws. The Initial Purchasers subsequently placed the Units with "qualified institutional buyers," as defined in Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors," as defined in subsections
(a)(1), (2), (3) and (7) of Rule 501 of Regulation D under the Securities Act. See "The Exchange Offer." The Company received approximately $219.8 million of net proceeds from the Unit Offering. Of this amount, $28.3 million was used to pay Heartland in connection with the Contribution Closing, $25.0 million was deposited into a segregated bank account to secure payment of the Heartland Short-Term Note (and was used to repay the Heartland Short-Term Note on March 1,
1996), $4.0 million of a total of $18.9 million was paid to CAI and Heartland in connection with the transfer by CAI and Heartland to the Company of commercial wireless cable spectrum acquired by CAI and Heartland in the BTA Auction (as defined herein) and the remainder is being used for capital expenditures to build out cable systems and to add subscribers, for certain formation costs, working capital and general corporate purposes, including reimbursement to CAI and Heartland of the remaining $14.9 million in connection with the transfer of spectrum referred above.

                                 CAPITALIZATION

    The following table sets forth (i) the historical capitalization of the Company at June 30, 1996 and (ii) the combined pro forma capitalization of the Company at June 30, 1996 after giving effect to the consummation of the USA Wireless Acquisition and Heartland Acquisition. This table should be read in conjunction with the Company's unaudited condensed consolidated financial statements and the Pro Forma Financial Information included elsewhere in this Prospectus.

                                                                               JUNE 30, 1996
                                                                          -----------------------
                                                                          HISTORICAL    PRO FORMA
                                                                          ----------    ---------
                                                                              (IN THOUSANDS)
Cash and cash equivalents..............................................    $ 157,637    $ 140,855
                                                                          ----------    ---------
                                                                          ----------    ---------
Long-term debt:
  Heartland Long-Term Note(1)..........................................    $  15,000    $  15,000
  BTA auction payable to CAI and Heartland, including current
   portion.............................................................       14,328       14,328
  11 3/8% Series B Senior Discount Notes due 2006......................      238,004      238,004
  Other................................................................          354          354
                                                                          ----------    ---------
      Total long-term debt.............................................      267,686      267,686
                                                                          ----------    ---------
Stockholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares authorized; no
    shares issued and outstanding......................................       --           --
  Common stock, $.001 par value; 40,000,000 shares authorized;
    10,110,000 shares issued and outstanding; 10,439,983 shares issued
    and outstanding on a pro forma basis...............................           10           10
  Additional paid-in capital...........................................      150,980      157,185
  Accumulated deficit..................................................      (12,054)     (12,054)
                                                                          ----------    ---------
      Total stockholders' equity.......................................      138,936      145,141
                                                                          ----------    ---------
      Total capitalization.............................................    $ 402,937    $ 412,827
                                                                          ----------    ---------
                                                                          ----------    ---------

------------

(1) The interest rate of the Heartland Long-Term Note increases from 10% to 15% if the Heartland Long-Term Note is not repaid within one year of issuance, with interest accruing and added to the balance annually. No cash interest will be paid on the Heartland Long-Term Note until after the Notes have been paid in full. The principal amount of the Heartland Long-Term Note may be adjusted (increased or decreased) based upon the results of certain post-closing calculations. See "The Contributions" and "Certain Relationships and Related Transactions--Heartland Notes."

                       SELECTED HISTORICAL FINANCIAL DATA

    The following table sets forth selected historical financial data for the Company and the Company's Cleveland, Ohio market (the "Predecessor") as of February 28, 1992, 1993 and 1994, and December 31, 1994 and 1995 and for the years ended February 28, 1992, 1993 and 1994, the period from March 1, 1994 to March 8, 1994, the period from March 9, 1994 to December 31, 1994, the period from January 1, 1995 to September 29, 1995 and the period from September 30, 1995 to December 31, 1995, which have been derived from the financial statements of Metropolitan Cablevision, Inc. ("Cablevision"), MetroCable, Inc. ("MetroCable"), Metropolitan Satellite Corp. ("Metro Satellite"), ACS Ohio, Inc. and Subsidiaries ("ACS Ohio") and CS Wireless Systems, Inc. and Subsidiaries and certain assets of Atlantic Microsystems, Inc., which have been audited by independent public accountants. The following table also sets forth selected historical financial data for the Company and the Predecessor as of June 30, 1996 and for the six months ended June 30, 1995 and 1996, which have been derived from the unaudited financial statements of ACS Ohio and the Company and which, in the opinion of management of the Company, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such unaudited interim periods. Period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance due to the acquisition of the Predecessor on March 9, 1994 by ACS Enterprises, Inc. ("ACS Enterprises") and the subsequent acquisition of the Predecessor on September 29, 1995 by CAI. As a result of the acquisitions, financial information for periods through March 8, 1994, periods from March 9, 1994 through September 29, 1995 and periods subsequent to September 29, 1995 is presented on different cost bases and, therefore, such information is not comparable. This data should be read in conjunction with the historical financial statements, related notes, and other financial information included elsewhere in this Prospectus.

                                                                                                                     CS WIRELESS
                                                                PREDECESSOR                                         SYSTEMS, INC.
                         -----------------------------------------------------------------------------------------  -------------
                                                          MARCH 1,     MARCH 9,                       JANUARY 1,    SEPTEMBER 30,
                            YEAR ENDED FEBRUARY 28,       1994 TO      1994 TO        SIX MONTHS        1995 TO        1995 TO
                         ------------------------------   MARCH 8,   DECEMBER 31,       ENDED        SEPTEMBER 29,  DECEMBER 31,
                         1992(1)    1993(1)    1994(1)    1994(1)      1994(2)     JUNE 30, 1995(2)     1995(2)        1995(3)
                         --------   --------   --------   --------   ------------  ----------------  -------------  -------------
                                                    (IN THOUSANDS, EXCEPT SYSTEM AND SUBSCRIBER DATA)
STATEMENT OF OPERATIONS
DATA:
 Revenues..............  $  5,290   $  5,190   $  5,267     $116       $  4,332        $  3,845         $ 6,170        $ 2,301
 Costs and expenses,
   excluding
   depreciation
   and amortization....     4,191      5,461      4,256       76          3,454           3,663           5,441          2,103
 Depreciation and
  amortization.........     1,937      1,560        836       10          1,571           1,362           3,020          1,796
 Operating income
  (loss)...............      (838)    (1,831)       175       30           (693)            182          (2,291)        (1,598)
 Interest expense......     5,923      6,356      2,846       39             62              12             233              2
 Net loss..............    (7,039)    (8,137)    (2,162)      (9)          (576)           (886)         (1,875)        (1,207)
 EBITDA(4).............  $  1,099   $  1,429   $  1,011     $ 40       $    878        $  1,544         $   729        $   198
 Ratio of earnings to
   fixed charges(5)....     --         --         --        --           --             --               --             --
BALANCE SHEET DATA (AT
PERIOD END):
 Total assets..........  $  7,532   $  4,581   $  3,797                $ 19,741        $ 22,611                        $75,688
 Total debt (excluding
   accrued interest)...    34,938     35,190     10,117                   2,471             200                            112
 Total
  equity/(deficit).....   (50,234)   (58,371)   (10,846)                 15,375          14,489                         62,147

                            SIX MONTHS
                              ENDED
                         JUNE 30, 1996(3)
                         ----------------
STATEMENT OF OPERATIONS
DATA:
 Revenues..............      $  9,720
 Costs and expenses,
   excluding
   depreciation
   and amortization....        11,411
 Depreciation and
  amortization.........         7,779
 Operating income
  (loss)...............        (9,470)
 Interest expense......        10,244
 Net loss..............       (10,847)
 EBITDA(4).............      $ (1,691)
 Ratio of earnings to
   fixed charges(5)....       --
BALANCE SHEET DATA (AT
PERIOD END):
 Total assets..........      $426,384
 Total debt (excluding
   accrued interest)...       267,686
 Total
  equity/(deficit).....       135,251

    The following table sets forth selected historical combined financial and other data for the Company's operational markets (including the USA Markets (as defined)). This data should be read in conjunction with the historical financial statements, related notes, and other financial information included elsewhere in this Prospectus.

                                                          YEAR ENDED DECEMBER 31,                 SIX MONTHS
                                              -----------------------------------------------   ENDED JUNE 30,
                                               1991      1992      1993      1994      1995          1996
                                              -------   -------   -------   -------   -------   --------------
                                                     (IN THOUSANDS, EXCEPT SYSTEM AND SUBSCRIBER DATA)
Revenues (6)................................  $ 5,386   $ 6,087   $ 8,557   $13,710   $20,553      $ 12,331
Systems in operation (at period end) (7)....        2         3         6         6        10            10
Subscribers (at period end)(8)..............   15,778    17,764    27,711    44,012    56,800        60,700

------------
(1) Through March 8, 1994, the wireless cable television system serving the Predecessor was comprised of MetroCable (and its predecessor, Cablevision) and Metro Satellite. The selected historical financial information has been derived from the financial statements of (i) Cablevision for the period from March 1, 1991 to June 3, 1993 and MetroCable for the period from June 4, 1993 to March 8, 1994 and (ii) Metro Satellite for the period March 1, 1991 to March 8, 1994.

(2) From March 9, 1994 through September 29, 1995, ACS Ohio provided wireless cable television service to the Predecessor. The selected historical financial information has been derived from the financial statements of ACS Ohio for the period from March 9, 1994 to September 29, 1995.

(3) Subsequent to September 29, 1995, CS Wireless provided wireless cable television service to the Predecessor. The selected historical financial information has been derived from the financial statements of CS Wireless Systems, Inc. and Subsidiaries and certain assets of Atlantic Microsystems, Inc. for the period from September 30, 1995 to December 31, 1995, and the financial statements of CS Wireless for the six months ended June 30, 1996.

(4) EBITDA means earnings before interest expense, income taxes, depreciation, amortization and other non-cash charges. EBITDA is a financial measure commonly used in the Company's industry and should not be considered as an alternative to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as an indicator of operating performance or as a measure of liquidity.

(5) In calculating the ratio of earnings to fixed charges, earnings consists of losses prior to income tax benefit and fixed charges. Fixed charges consists of interest expense, amortization of debt issuance costs and one-third of rental expense on operating leases (such amount having been deemed by the Company to represent the interest portion of such payments). Earnings were inadequate to cover fixed charges by $7,039, $8,137, $2,162 and $9 for the years ended February 28, 1992, 1993 and 1994 and the period from March 1, 1994 to March 8, 1994 for combined Cablevision, MetroCable, and Metro Satellite, respectively, $755, $2,524 and $362 for the period from March 9, 1994 to December 31, 1994 the period from January 1, 1995 to September 29, 1995 and the three months ended March 31, 1995 for ACS Ohio, respectively, and $1,600 for the period from September 30, 1995 to December 31, 1995 for CS Wireless Systems, Inc. and Subsidiaries and certain assets of Atlantic Microsystems, Inc., and $16,737 for the six months ended June 30, 1996 for CS Wireless.

(6) The historical combined revenues information for each of the years in the three-year period ended December 31, 1993 includes combined historical financial information of (i) Cablevision and MetroCable and (ii) Metro Satellite for each of the years in the three-year period ended February 28, 1994, respectively. The historical combined subscriber information as of December 31, 1991, 1992 and 1993 includes combined subscriber information of
    (i) Cablevision and MetroCable and (ii) Metro Satellite as of February 28, 1992, 1993 and 1994, respectively.

(7) Prior to 1990, the Company's only operational market was in Cleveland, Ohio. Through June 30, 1996, the Company's markets began operations as follows:
    Bakersfield, California--1991; Fort Worth, Texas--November 1992; San Antonio, Texas--March 1993; Minneapolis, Minnesota--March 1993; Dayton, Ohio--November 1993; Grand Rapids, Michigan--September 1995; and Kansas City (suburbs), Missouri--October 1995. The USA Markets began operations in September 1994.

(8) Subscribers are calculated based on the number of equivalent basic unit subscribers (includes MDU subscribers calculated by dividing the aggregate billed monthly revenues by the normal monthly basic rate for that system).

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Notes were sold to Initial Purchasers in the Unit Offering in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Old Notes with "qualified institutional buyers," as defined in Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors," as defined in subsections (a)(1), (2), (3) and (7) of Rule 501 of Regulation D under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under the Notes Registration Rights Agreement. See "Registration Rights--Registration Rights of Note Holders."

    Pursuant to the Notes Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Old Notes, that the Company would, at its sole cost, (i) within 45 days following the original issuance of the Old Notes, file with the Commission the Exchange Registration Statement (as defined) (of which this Prospectus is a part) under the Securities Act with respect to the New Notes, (ii) use its best efforts to cause such Exchange Registration Statement to become effective under the Securities Act within 120 days following the original issuance of the Old Notes and (iii) use its best efforts to consummate the Exchange Offer within 150 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Registration Statement, the Company will offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which might be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

    Based on interpretations by the staff of the Commission issued to other issuers in similar contexts, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each holder is required to acknowledge in the Letter of Transmittal that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer will also be required to acknowledge that (i) Old Notes tendered by it in the Exchange Offer were acquired in the ordinary course of its business as a result of market-making or other trading activities and (ii) it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. The Letter of Transmittal will also state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days after Consummation of the Exchange Offer, it will make this

Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Notwithstanding the foregoing, based on the above-mentioned interpretations by the staff of the Commission, the Company believes that broker-dealers who acquired the Old Notes directly from the Company and not as a result of market-making activities or other trading activities cannot rely on such interpretations by the staff of the Commission and must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of the New Notes. Such broker-dealers may not use this Prospectus, as it may be amended or supplemented from time to time, in connection with any such resales of the New Notes.

    If Old Notes may not be exchanged for New Notes in circumstances more fully described in "Registration Rights," the Company has agreed to file a shelf registration statement covering resales of the Old Notes. See "Registration Rights."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on       , 1996; provided, however, that if the Company, in its
sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

    As of the date of this Prospectus, $400,000,000 aggregate principal amount at maturity of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent to all holders of Old Notes known to
the Company on or about       , 1996. The Company's obligation to accept Old
Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a holder thereof as set forth below and acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Fleet National Bank (the "Exchange Agent"), at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent on or prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS

OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or correspondent in the United States (collectively, "Eligible Institutions.") In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of one of the following recognized Medallion Signature Guarantee Programs: the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (collectively, "Eligible Guarantor Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Guarantor Institution.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder;
(ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes will also acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, together with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by mail or hand delivery), setting forth the name and address of the holder of Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, the Letter of Transmittal and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, who determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained at such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, at any time prior to the consummation of the Exchange Offer if: (i) the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the Commission; (ii) an action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or a material adverse development has occurred in any existing action or proceeding with respect to the Company; or (iii) all governmental approvals which the Company deems necessary for the consummation of the Exchange Offer have not been obtained.

EXCHANGE AGENT

    Fleet National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                    BY MAIL:
                              Fleet National Bank
                           Corporate Trust Department
                                  P.O Box 5080
                                    CTDP 06D
                          Hartford, Connecticut 06120-5080
                          Attention: Patricia Williams


                         BY HAND OR OVERNIGHT DELIVERY:
                              Fleet National Bank
                           Corporate Trust Operations
                               150 Windsor Street
                          Hartford, Connecticut 06120
                          Attention: Patricia Williams

    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The fees and expenses incident to the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Consequences of Failure to Exchange."

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less accrued original issue discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    This section should be read in conjunction with the pro forma financial information of CS Wireless and with the combined financial statements of the Predecessor, the notes thereto and other information presented elsewhere herein.

    ACS Ohio was formed as a wholly owned subsidiary of ACS Enterprises on March 9, 1994, for the purpose of purchasing two related companies, MetroCable and Metro Satellite, that together comprise the wireless cable system serving the Cleveland, Ohio metropolitan area. MetroCable was formed on June 4, 1993 as the successor in interest to Cablevision. ACS Enterprises was acquired by CAI on September 29, 1995. ACS Ohio became a direct subsidiary of CAI upon the merger of ACS Enterprises with and into CAI as of December 29, 1995.

    The Predecessor's revenues are derived principally from the sale of subscription video services using wireless technology. Its principal costs of operations are programming, license fees, and general and administrative expenses.

    On a pro forma basis, the Company had revenues of $20.6 million and $12.3 million, for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. Net loss, on a pro forma basis, was $36.3 million and $24.9 million for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. As of June 30, 1996, the Company had approximately 59,200 subscribers.

LIQUIDITY AND CAPITAL RESOURCES

    Companies within the wireless cable industry require significant capital. Funds are required for the lease or acquisition of channel rights, the acquisition of wireless cable systems, the construction of system head-end and transmission equipment, the conversion of analog systems to digital technology, start-up costs related to the commencement of operations and subscriber installation costs. The Company intends to finance its capital requirements through a combination of the issuance of debt and equity securities, the disposition of wireless cable systems that are inconsistent with the Company's business strategy, the incurrence of loans and the assumption of debt and other liabilities in connection with acquisitions. Each of the operating systems that has been contributed to the Company in connection with the Contributions has incurred operating losses since inception. The combined cash flow from operating activities of the Company's operating systems has to date been insufficient to cover the combined operating expenses of such systems. See "Risk Factors--Need for Additional Financing for Capital Expenditures and Operations."

    The Company estimates that the launch of a new digital wireless cable system in a typical market will require capital expenditures of approximately $8.0 to $10.0 million of start-up expenses for head-end and transmission equipment and booster sites. The Company estimates that the conversion of an existing analog wireless cable system in a typical market to a digital wireless cable system will require the expenditure of approximately $6.0 to $8.0 million. These costs reflect the Company's good faith estimates; however, such estimates are speculative because to date there are no operating digital wireless cable systems, and the Company's estimates assume the efficacy and ready availability of digital technology. The Company estimates that the launch of a new analog wireless cable system in a typical market requires the aggregate capital expenditure of approximately $2.2 million. Incremental installation costs are estimated by the Company to be approximately $750 to $800 per subscriber in the case of a digital wireless system and approximately $400 to $450 per subscriber in the case of an analog or analog converting to digital system. The head-end and transmission expenditures must be made before programming can be delivered to subscribers and in certain instances, booster sites will be required to increase LOS households. Labor installation costs for a subscriber are incurred only after that subscriber signs up for services.

    The research and development of digital technology performed by the Company to date has been de minimis. The Company, however, participated with CAI and Heartland in a demonstration of digital satellite television transmission using MMDS technology as a delivery platform and incorporating a digital television set-top converter.

    A portion of the net proceeds of the Unit Offering was used to pay $28.3 million to Heartland in connection with the Contributions, to repay the $25.0 million Heartland Short-Term Note, and to pay for certain formation costs and expenses associated with the Unit Offering. The Company has budgeted capital expenditures of approximately $31.5 million for the balance of 1996, consisting of approximately $18.0 million for uncommitted channel acquisitions, $8.9 million for head-end transmitters and $7.6 million for subscriber installations. The Company also anticipates a shortfall in cash from operating activities in the foreseeable future which will require funding from a portion of the remaining proceeds of the Unit Offering. For 1997, the Company has budgeted approximately $86.6 million in capital expenditures, including approximately $48.1 million for subscriber installation costs relating to the conversion of existing systems to digital technology, approximately $12.5 million for retrofits to convert from analog to digital and $26.0 million for new head-end transmitters and booster sites. For 1998, the Company has budgeted approximately $150.0 million of additional capital expenditures. Based upon the Company's current operating plans, it believes that the net proceeds from the Unit Offering will provide sufficient funds to meet its needs for approximately the next 12 months.


    On October 11, 1996, the Company acquired USA Wireless Cable, Inc. ("USA"), a wireless cable service provider pursuant to the USA Merger Agreement (as defined). See "Business--Pending Acquisitions and Divestitures." The Company is required under the terms of the USA Merger Agreement to retire certain indebtedness of USA, estimated at approximately $10 million.


    Capital expenditures in excess of the net proceeds from the Unit Offering may be financed, in whole or in part, by the Company through debt or equity financings, subscriber equipment lease financings, joint ventures or other arrangements. In the event the Company is unable to arrange equity financing or place debt in amounts and on terms satisfactory to the Company and consistent with its budgeted financing requirements, the ability of the Company to develop and expand its operations and to satisfy its fixed obligations, including its debt service and principal payment obligations in respect of the Notes, would be materially adversely affected. The ability of the Company to take any of the foregoing steps or enter into other significant transactions will likely require the unanimous approval of CAI and Heartland.

RESULTS OF OPERATIONS

    With respect to the discussion of the results of operations of the Company and the Predecessor, the results presented are comprised of financial information for the following entities and periods:

Six Months Ended June 30, 1996 and 1995
 CS Wireless.................................  Six months ended June 30, 1996
ACS Ohio.....................................  Six months ended June 30, 1995
Twelve Months Ended December 31, 1995
 ACS Ohio....................................  January 1, 1995 to September 29, 1995
CS Wireless Systems, Inc. and Subsidiaries
  and Certain Assets of Atlantic
Microsystems, Inc............................  September 30, 1995 to December 31, 1995
Ten Months Ended December 31, 1994
 MetroCable..................................  March 1, 1994 to March 8, 1994
Metro Satellite..............................  March 1, 1994 to March 8, 1994
ACS Ohio.....................................  March 9, 1994 to December 31, 1994
Twelve Months Ended February 28, 1994
 Cablevision.................................  March 1, 1993 to June 3, 1993
MetroCable...................................  June 4, 1993 to February 28, 1994
Metro Satellite..............................  March 1, 1993 to February 28, 1994

    The change in year end from February 28 to December 31 occurred as a result of the acquisition of MetroCable and Metro Satellite by ACS Ohio.

    Period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance due to the acquisition of MetroCable and Metro Satellite on March 9, 1994 by ACS Ohio and the subsequent acquisition of ACS Ohio on September 29, 1995 by CAI. ACS Ohio had no operations prior to March 9, 1994, when it acquired MetroCable and Metro Satellite in a stock acquisition accounted for under the purchase method of accounting. MetroCable commenced operations on June 4, 1993 as successor in interest to Cablevision. Metro Satellite had been in operation for several years prior to its acquisition. As a result of the acquisitions, financial information for periods through March 8, 1994, periods from March 9, 1994 through September 29, 1995 and periods subsequent to September 29, 1995 is presented on a different cost basis and, therefore, such information is not comparable.

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

    Revenue for the six-month period ended June 30, 1996 was $9.7 million as compared to revenue for the six months ended June 30, 1995 of $3.8 million, an increase of 155%. The increase resulted primarily from the increase in subscribers brought about by the February 23, 1996 contribution of markets by CAI and Heartland to CS Wireless.

    Currently, the Company has been adding an average aggregate of 700 new subscribers per month. The retention period of all subscribers is approximately three years.

    Operating expenses were $19.2 million and $5.0 million for the six-month periods ended June 30, 1996 and 1995, respectively. The $14.2 million increase was attributable to increases in programming and license fees of $2.9 million (1996 - $4.2 million; 1995 - $1.3 million), selling, general and administrative costs of $1.1 million (1996 - $3.1 million; 1995 - $2.0 million) and depreciation and amortization expense of $6.4 million (1996 - $7.8 million; 1995 -$1.4 million). These increases are primarily due to increases in the subscriber base and subscriber equipment resulting from the February 23, 1996 contribution of markets by CAI and Heartland to CS Wireless.

    Other expense increased from less than $0.1 million in 1995 to $7.3 million in 1996, primarily due to the accretion on discount notes and amortization of debt issuance costs related to the issuance of the Units as of February 23, 1996 totaling $10.2 million and other interest expense of $0.1 million, partially offset by interest income in 1996 of $3.0 million with no comparable amount in 1995.

    The $10.1 million net loss for the six months ended June 30, 1996 compares to a net loss of $1.5 million for the same period of 1995. The $9.4 million increase in net loss resulted primarily from the increase in operating expenses, offset by an increase in deferred income tax benefits from $0.3 million for the six months ended June 30, 1995 to $5.9 million for the same six-month period of 1996.

    The FCC recently conducted an auction (the "BTA Auction") of available commercial wireless cable spectrum in 487 basic trading areas ("BTAs") and six additional BTA-like geographic areas around the country. The winner of a BTA has the right to develop the vacant MMDS frequencies throughout the BTA, consistent with certain specified interference criteria that protect existing ITFS and MMDS channels. Existing ITFS and MMDS channel rights holders also must protect the BTA winner's spectrum from interference caused by power increases or tower relocations. CAI was the high bidder for 32 BTA authorizations, for a total of $48.8 million. Heartland was the high bidder for 93 BTA authorizations, for a total of $19.8 million. CAI and Heartland are obligated to convey to the Company, at their cost, and the Company has agreed to purchase, any rights acquired in the BTA Auction relating to the Company's markets, as well as certain other BTAs. Rights to BTAs for the Company's Bakersfield and Stockton/Modesto, California; Charlotte, North Carolina; and Cleveland, Ohio markets were acquired by CAI for approximately $5.6 million. In addition, CAI purchased BTAs relating to Atlanta, Georgia and Louisville, Kentucky for approximately $7 million. Of the aggregate

$12.6 million, approximately $9.0 million has been paid by CAI to the FCC in accordance with the rules of the BTA Auction for these BTAs. Heartland purchased BTAs relating to Little Rock, Arkansas, Long View, Washington, Benton Harbor, Kalamazoo, Muskegon and Grand Rapids, Michigan, Dallas and San Antonio, Texas, Minneapolis, Minnesota, Salt Lake City, Utah, Dayton, Ohio and Oklahoma City, Oklahoma for approximately $5.3 million. Of this amount, approximately $1.1 million has been paid by Heartland to the FCC for these BTAs. The Company has reimbursed CAI and Heartland, using a portion of the proceeds from the Unit Offering, in the amount of $4.0 million, and will continue to reimburse CAI and Heartland for any and all costs incurred by CAI and Heartland, which costs are estimated to be up to $15 million, in connection with these BTAs in accordance with the terms of the Participation Agreement. The Company's ability to increase power or relocate its transmission facilities in markets where it is not the owner of the BTA may be limited, which could increase the cost to the Company of, and extend the time for, developing a commercially viable system.

Twelve Months Ended December 31, 1995 Compared to Ten Months Ended December 31, 1994

    Revenue for the twelve-month period ended December 31, 1995 (the "1995 Twelve-month Period") was $8.5 million as compared to revenue for the ten-month period ended December 31, 1994 (the "1994 Ten-month Period") of $4.4 million, an increase of $4.1 million. The increase resulted primarily from the addition of new subscribers and the two-month difference in the comparative periods. The Company averaged 23,896 subscribers with an average $27.72 per subscriber for the 1995 Twelve-month period as compared to an average of 16,327 subscribers with an average $25.78 per subscriber for the 1994 Ten-month period. Additionally, installation revenue of $0.4 million for the 1995 Twelve-month period was $0.3 million more than the $0.1 million for the 1994 Ten-month period. The Company spurred growth by lowering the basic subscription rate, but was able to increase the per subscriber yield through higher penetration of premium services, passing along certain programmer incentives to subscribers. The effect of the lower basis subscription rate and the higher premium penetration caused a lower gross profit percentage.

    Operating expenses amounted to $12.4 million for the 1995 Twelve-month Period compared to $5.1 million for the 1994 Ten-month Period. The $7.3 million increase was attributable to increases in programming and license fees of $1.6 million (1995--$2.8 million; 1994--$1.2 million), general and administrative expenses of $1.9 million (1995--$3.9 million; 1994--$2.0 million) and marketing expenses of $0.5 million (1995--$0.7 million; 1994--$0.2 million) resulting from expanding operations. Depreciation and amortization expense represented the remaining $3.2 million in increased operating expenses, primarily resulting from amortization of increased subscriber installation costs.

    Interest expense increased from less than $0.1 million in 1994 Ten-month Period to $0.2 million in the 1995 Twelve-month Period. This increase resulted primarily from the increased indebtedness due to ACS Enterprises which was subject to interest charges.

    The $3.1 million net loss during the 1995 Twelve-month Period was compared to a net loss of $0.6 million during the 1994 Ten-month Period. The $2.5 million increase in the net loss resulted from expenses rising faster than revenues by $3.4 million, and an offset of $1.1 million resulting from a deferred income tax benefit in the 1995 Twelve-month Period compared to an offset of $0.2 million resulting from a deferred income tax benefit in the 1994 Ten-month Period. During the 1995 Twelve-month Period CS Wireless experienced rapid subscriber growth which increased revenues; however, the high cost associated with adding subscribers kept the operating income before depreciation and amortization comparable to the 1994 Ten-month Period.

Ten Months Ended December 31, 1994 Compared to Twelve Months Ended February 28, 1994

    Subscription television revenues were $4.4 million for the 1994 Ten-month Period compared to $4.9 million in pay television revenues and $0.4 million in other revenue, totaling $5.3 million, for the twelve-month period ended February 28, 1994 (the "1994 Twelve-month Period").

    Operating expenses were $5.1 million for the 1994 Ten-month Period compared to $5.2 million for the 1994 Twelve-month Period. The components of operating expenses for the 1994 Ten-month Period versus the 1994 Twelve-month Period changed as follows: programming and licensing was $1.3 million versus $1.6 million; selling, general, and administrative expense was $2.3 million versus $2.8 million; and depreciation and amortization was $1.6 million versus $0.8 million. Programming and licensing and selling, general, and administrative expenses were comparable relative to the 1994 Ten-month Period versus the 1994 Twelve-month Period presented. Depreciation and amortization increased by $0.8 primarily due to amortization on the step-up in basis of depreciable and amortizable assets, including goodwill, resulting from the acquisition of Metro Satellite and MetroCable.

    Interest expenses, amounting to less than $0.1 million for the 1994 Ten-month Period were less than interest expenses of $2.8 million for the 1994 Twelve-month Period due to the settlement of prior debt occurring at the date of acquisition. The prior year's interest expense includes interest expense to related parties of $2.7 million.

    The net loss for the 1994 Ten-month Period of $0.6 million differed from the $2.1 million net loss for the 1994 Twelve-month Period primarily because of related party interest expense in the 1994 Twelve-month Period with no corresponding expense in the 1994 Ten-month Period.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," during 1996 did not have a significant effect on its financial position or results of operations.

    The Company does not plan to adopt the fair value-based measurement methodology for employees stock options contemplated by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, this Standard is not expected to have a significant effect on the Company's financial position or results of operations.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    The statements contained in this Prospectus which are not historical fact are "forward-looking statements" that involve various important assumptions, risks and other factors which could cause the Company's actual results for fiscal 1996 and beyond to differ materially from those expressed in such forward-looking statements. These important factors include, without limitation, the assumptions, risks and uncertainties set forth above under "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as other assumptions, risks and uncertainties disclosed elsewhere in this Prospectus and the Company's other securities filings.

                                    BUSINESS

    The following description of the business of CS Wireless, unless specifically stated otherwise, assumes that the Contribution Closing occurred on December 31, 1995.

OVERVIEW

    The Company is one of the largest wireless cable television companies in the United States in terms of LOS households and subscribers. The Company's 12 markets encompass on a pro forma basis (after giving effect to the consummation of the Heartland Acquisition, the USA Wireless Acquisition and the PCTV Swap) approximately 7.4 million television households, approximately 6.2 million of which are LOS households, as estimated by the Company. CS Wireless provided service to approximately 59,200 subscribers as of June 30, 1996.

    The Company is a majority-owned subsidiary of CAI. CAI is the largest developer, owner and operator of wireless cable television systems in the United States in terms of LOS households and the first wireless cable operator to enter into a strategic arrangement with RBOCs. CAI's 14 markets encompass approximately 18.0 million television households, of which approximately 13.1 million are LOS households, as estimated by CAI. CAI provided wireless cable service to approximately 83,800 subscribers as of June 30, 1996. The Company is also affiliated with Heartland, a leading developer, owner and operator of wireless cable systems in small to mid-size markets. Heartland's 95 markets encompass approximately 10.3 million television households, of which approximately 9.2 million are LOS households, as estimated by Heartland. Heartland provided wireless cable service to approximately 193,000 subscribers as of August 31, 1996.

    Wireless cable programing is transmitted through the air via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires an unobstructed LOS from the transmission facility to the subscriber's receiving antenna. Traditional hard-wire cable systems also transmit signals from a central transmission facility, but deliver the signal to a subscriber's location through an extensive network of fiber optic and/or coaxial cable and amplifiers. Since wireless cable systems do not require a network of fiber optic and coaxial cable, wireless cable operators such as the Company can provide subscribers with a high quality picture with fewer transmission disruptions at a significantly lower capital cost per installed subscriber than traditional hard-wire cable systems. In addition, not having to maintain a hard-wire transmission system results in lower ongoing maintenance costs for wireless cable systems. As a result of the generally low capital expenditure requirements and low maintenance costs, the Company believes it should be able to achieve positive cash flow at lower levels of subscriber penetration than hard-wire cable companies.

BUSINESS STRATEGY

    The Company's objective is to become a leading regional provider of subscription television services. The Company expects to achieve its goal through: (i) the deployment of digital wireless cable equipment in most of its markets; (ii) the acquisition and/or swapping of wireless cable assets or systems that increase the Company's regional concentration of markets; (iii) the aggressive pursuit of strategic relationships that will enable the Company to benefit from the capital, infrastructure and brand identity associated with such relationships; and (iv) the rapid penetration of its markets.

    The Company expects that digital wireless cable equipment will become commercially available in late 1996 and expects to convert or build most of its markets using digital technology in 1997. Digital technology, capable of delivering in excess of 100 channels, will allow the Company to offer more programming choices than almost all of its hard-wire cable competitors in its markets. The Company believes that cable subscribers are most sensitive to programming quality and choice, price, service and reliability and that its digital technology will enable the Company to offer its subscribers a service that is comparable or superior to hard-wire cable in each of these respects. The Company's value pricing strategy is to offer more programming at a price level comparable to that of its competitors' most common service. The availability of channels in excess of those used to provide a complete selection of local television stations and cable networks will be used to provide an expanded variety of premium and pay-per view channels. In addition, high channel capacity will enable the Company to use its channels for other uses, such as interactive programming, as these services and technologies become available. CS Wireless will continue to explore other delivery technologies that can enhance its video services to its subscribers.

PENDING ACQUISITIONS AND DIVESTITURES

    An important part of the Company's growth strategy is to expand its markets and subscriber base through the acquisition of wireless cable systems and channel rights in targeted markets throughout the midwest and southwest regions of the United States. Through selected acquisitions, divestitures, asset swaps and joint ventures, the Company will seek to increase its regional concentration of wireless cable television systems in order to realize economies of scale and operating efficiencies. The Company believes that its strategy of increasing regional concentration of wireless cable television systems and channel rights will also enhance the Company's ability to attract potential joint venture opportunities with large strategic partners. The Company also believes that these partnerships will enable it to benefit from the partners' capital, infrastructure and brand identity, thereby increasing the Company's ability to penetrate its markets. Consistent with this strategy, the Company continues to explore and pursue opportunities to acquire additional wireless cable television assets in markets that meet the Company's selection criteria, to divest itself of wireless cable television assets that are inconsistent with the Company's regional market emphasis, and to continually evaluate its current markets to ensure that its portfolio of operating systems and channel interests reflect the Company's growth strategy. It is CS Wireless's policy not to discuss or comment upon negotiations regarding such transactions until a definitive agreement is signed or other circumstances indicate a high degree of probability that a transaction will be consummated, unless the law otherwise requires.

    On July 17, 1996, CS Wireless acquired from Heartland all of the outstanding stock of Heartland Wireless Georgia Properties, Inc., a Georgia corporation ("Heartland Georgia") that was a wholly-owned subsidiary of Heartland (the "Heartland Acquisition"). Heartland Georgia owns (i) leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in Adairsville, Powers Crossroads and Rutledge, Georgia (the "Atlanta (suburbs) markets") and (ii) leases for four tower sites. The purchase price was $7.2 million. The Company has agreed to sell to an unrelated third party (i) certain assets of Heartland Georgia, such leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in the Atlanta (suburbs) markets and leases to the four tower sites in such markets for $7,300,000, subject to adjustment, plus reimbursement of certain expenses and
(ii) the BTA License relating to Atlanta, Georgia for $6,000,000, subject to adjustment. The closing of such sale is subject to various conditions precedent and there can be no assurance that such transaction will be consummated.


    On October 11, 1996, CS Wireless, acquired all of the issued and outstanding common stock ("USA Common Stock") of USA Wireless Cable, Inc. ("USA") in a merger transaction (the "USA Wireless Acquisition") pursuant to an Agreement and Plan of Merger, dated as of July 23, 1996 (the "USA Merger Agreement"). USA currently provides wireless cable service in certain Midwest markets, including but not limited to the Effingham, Kansas, Wellsville, Kansas, Radcliffe, Iowa, Scottsbluff, Nebraska, Kalispell, Montana and Rochester, Minnesota markets (the "USA Markets"). USA currently services approximately 3,600 subscribers in the USA Markets.



    At the effective time of the USA Wireless Acquisition, the outstanding shares of USA Common Stock were converted into rights to receive an aggregate $17,012,000, of which approximately $6,000,000 was paid in the form of CS Wireless common stock and approximately $10,000,000 consisted of approximately $9,000,000 of indebtedness assumed by CS Wireless and an aggregate amount of approximately $760,000 (the "Note Amount") in the form of two promissory notes, each payable on demand. $5,000 of the Note Amount represents payment for Hilliard's convenant not to compete, and $755,000 of the Note Amount is in satisfaction of an obligation from USA to Hilliard.

    Letters of Intent. CS Wireless has entered into a letter of intent with PCTV to exhange CS Wireless' Salt Lake City, Utah market for PCTV's Kansas City, Missouri market. CS Wireless has also entered into a letter of intent with American Telecasting, Inc. ("ATI") to exchange CS Wireless' Minneapolis, Minnesota, Bakersfield, California and Stockton/Modesto, California markets for ATI's Little Rock, Arkansas, Louisville, Kentucky, Oklahoma City, Oklahoma and Wichita, Kansas markets. CS Wireless will pay approximately $5.5 million in cash to ATI as part of the exchange. There can be no assurance that the foregoing transactions will be consummated.

OPERATING STRATEGY

    The Company believes that, with respect to television services, subscribers are generally indifferent to the delivery methodology employed (such as wireless or hard-wire cable), but are concerned with such features as programming, price, service and reliability. The Company's operating strategy focuses on (i) value pricing, (ii) competitive programming offerings, (iii) commitment to digital and other technologies, (iv) responsive customer service, (v) signal quality and reliability, and (vi) targeted marketing. This operating strategy is designed to attract and retain subscribers, enabling the Company to compete effectively with hard-wire cable providers.

    Value Pricing. The Company believes that its lower capital requirements and low operating costs will allow it to compete effectively with hard-wire cable operators based on price. As its basic service, the Company expects to offer, at an equal or lower price, a greater number of channels than the majority of its hard-wire cable competitors offer as their expanded basic service.

    Competitive Programming Offerings. The Company provides its subscribers with a variety of programming choices, including local broadcast television stations; cable television networks such as CNN, ESPN, A&E, MTV, Nickelodeon, The Discovery Channel, HBO, Showtime and The Disney Channel; pay-per-view programming services; and various feature films and sporting events. Upon completion of conversion to digital technology, the Company expects to offer more programming channels than those currently offered by the majority of hard-wire cable providers in its markets. Additionally, the Company will have the capacity to offer extensive pay-per-view programming opportunities to all of its subscribers utilizing addressable converter technology.

    Commitment to Digital and Other Technologies. The Company intends to implement digital technology in most of its operating and targeted markets. The Company estimates that digital converter boxes could be commercially available in late 1996, although it does not expect to obtain any such equipment until 1997. Digital technology is expected to permit between four and 10 video channels to be transmitted over each analog wireless channel. The Company believes digital technology may provide additional uses of its wireless spectrum and may potentially increase its total LOS household reach. The Company will continue to evaluate new technologies and services as they become commercially available, including anticipated developments in interactive services.

    Responsive Customer Service. The Company's objective is to provide its subscribers with a high level of efficient and responsive customer service. The Company believes that the quality of its customer service will provide it with a competitive advantage. The Company will seek to achieve a high level of customer service through numerous initiatives, including maintaining extended hours of service, providing extensive training of its customer service representatives, implementing an automated response unit that provides after-hour assistance (e.g., billing inquiries, account balance information) and developing other computer-assisted customer service efficiency programs.

    Signal Quality and Reliability. The Company will strive to achieve the highest level of quality and reliability afforded by commercially available technology. The Company believes its microwave transmission equipment will deliver a signal to its subscribers that meets or exceeds the signal quality generally available from hard-wire cable service. The Company's wireless transmission system eliminates the need for cascading signal amplifiers that degrade television signal quality. Since there are fewer network components, the Company's wireless system achieves greater reliability and fewer outages as compared to most hard-wire cable systems. This reliability results in lower operating costs and fewer customer complaints from loss of service.

    Targeted Marketing. The Company will target its marketing efforts in specific neighborhoods identified as being particularly attractive and well-suited for its services. Once selected, the marketing campaign consists of cost-effective local advertising (including billboards and local print-media), door-to-door campaigns, direct mail and customer-referral promotions. This targeted approach will allow the Company to control roll-out and marketing costs. In the future, the Company may include mass marketing strategies in conjunction with its targeted marketing strategy.

OPERATING AND PLANNED MARKETS

    The table below outlines as of June 30, 1996 (except as indicated in footnote (a) below) the characteristics of the Company's operational and pre-launch markets, as well as its market under development and markets held for sale or disposition. The Company expects that the pre-launch markets and the market under development will be operational by the end of 1998.

                                                  ESTIMATED
                                                    TOTAL          ESTIMATED       NUMBER OF      APPROXIMATE
                                                SERVICE AREA          LOS           CHANNELS       NUMBER OF
                   MARKET                       HOUSEHOLDS(A)    HOUSEHOLDS(A)    AVAILABLE(B)    SUBSCRIBERS
---------------------------------------------   -------------    -------------    ------------    -----------
OPERATIONAL MARKETS
Cleveland, OH (c)............................     1,178,000          884,000             34          25,700
Dayton, OH (d)(e)(f).........................       610,000          413,000             37           3,800
San Antonio, TX (d)..........................       550,000          440,000             38          12,500
Fort Worth, TX (d)...........................       540,000          443,000             35           1,400
Grand Rapids, MI (d).........................       458,000          344,000             23             500
Kansas City (suburbs), MO (d)(g).............       133,000          100,000             32(h)        3,200
PRE-LAUNCH MARKET
Dallas, TX (d)...............................       981,000          872,000             29          --
MARKET UNDER DEVELOPMENT
Charlotte, NC (c)............................       580,000          472,000              8(i)       --
MARKETS HELD FOR SALE OR DISPOSITION (J)
Stockton/Modesto, CA (c).....................       350,000          300,000             21(k)       --
Bakersfield, CA (c)..........................       162,000          151,000             42           8,300
Salt Lake City, UT (d).......................       454,000          434,000             34(l)       --
Minneapolis, MN (d)..........................       959,000          882,000             28(m)        3,800
                                                -------------    -------------                    -----------
    Total(n).................................     6,955,000        5,735,000                         59,200
                                                -------------    -------------                    -----------
                                                -------------    -------------                    -----------

------------

 (a)  The Estimated Total Service Area Households for each market represents the Company's estimate of the number of households within the service area for the primary transmitter in each market based on census data. The Estimated LOS Households for each market represents the approximate number of Estimated Total Service Area Households within the service area of the primary transmitter that can receive an adequate unobstructed analog signal, as estimated by the Company, based on topographical and engineering analyses. The service area for a market varies based on a number of factors, including the transmitter height, transmitter power and the proximity of adjacent wireless cable systems.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

 (b)  The Number of Channels Available comprises analog wireless cable and local broadcast channels that can be received by subscribers. Wireless cable channels either are licensed to the Company or are leased to the Company from other license holders. The
      Number of Channels Available includes 8, 8, 5, 6, 13, 7, 8, 13, 7, 0, 6 and 10 off-air channels, and 16, 12, 20, 20, 12, 16, 20,12, 15, 8, 7 and 19 ITFS channels, in
      Cleveland, Ohio; Minneapolis, Minnesota; Dayton, Ohio; San Antonio, Texas; Fort Worth,
      Texas; Grand Rapids, Michigan; Kansas City (suburbs), Missouri; Dallas, Texas; Salt
      Lake City, Utah; Charlotte, North Carolina; Stockton/Modesto, California; and
      Bakersfield, California, respectively. The Number of Channels Available also includes certain channels that are subject to FCC approval of applications for new station authorizations, power increases, transmitter relocations, as well as third party interference agreements. The FCC's failure to grant one or more new station applications could decrease the number of channels. The FCC's failure to grant one or more power increase or transmitter relocation applications, or the failure to obtain certain third party interference agreements, could delay the initiation of service and/or reduce the coverage area of the affected system or systems.
 (c)  Market contributed by CAI.
 (d)  Market contributed by Heartland; the Salt Lake City Market is currently held for sale or disposition pursuant to the PCTV Swap. See "Business--Pending Acquisitions and
      Divestitures."
 (e)  For purpose of Estimated Total Service Area Households and Estimated LOS Households,
      the Dayton, Ohio market includes Bloom Center, Indiana, a suburban market adjacent to
      Dayton. The Bloom Center market is not yet operational.
 (f)  When the FCC issues a station authorization, the licensee is afforded a certain period of time to complete construction. If the licensee cannot complete construction within the specified time frame, the licensee must file a request with the FCC for additional time to complete construction. The Bloom Center, Indiana market has 20 channels, all of which are the subject of currently pending requests for additional time to complete construction.
 (g)  The Company's Kansas City (suburbs) market is comprised of systems in Maysville and
      Sweet Springs, Missouri. The transmitting facilities for these markets are located approximately 35 miles from Kansas City.
 (h)  Includes 24 wireless cable channels in Maysville, Missouri, one of which is the subject of a pending application, and 20 wireless cable channels in Sweet Springs, Missouri.
 (i)  This market is under development because the channel rights held by the Company at present are insufficient to launch a commercially viable wireless cable television system. The Company's ability to launch its service in this market will depend upon its ability to obtain additional channel rights. The Number of Channels Available in this market includes five channels for which the Company has secured channel rights and four channels for which the Company has submitted new station applications that the Company believes have a high likelihood of being granted. The Company has also sponsored new station applications for eight channels, which applications are subject to competition with other applications.
 (j)  Does not include the Atlanta (suburbs) markets acquired by the Company on July 17, 1996 pursuant to the Heartland Acquisition. See "Business--Pending Acquisitions and
      Divestitures."
 (k)  Does not include seven channels that are subject to new station applications.
 (l)  Includes seven channels that are the subject of new station applications.
 (m)  Does not include four channels whose authorization is the subject of a petition for reconsideration and, in the alternative, a new station application and four channels that are leased but no channel capacity is available.
 (n)  On a pro forma basis, after giving effect to the consummation of the PCTV Swap, the USA
      Wireless Acquisition and the Heartland Acquisition, Estimated Total Service Area
      Households would be 7,433,000, Estimated LOS Households would be 6,160,000 and the
      Approximate Number of Subscribers would be 60,700.

THE COMPANY'S MARKETS

    At June 30, 1996, the Company operated wireless cable systems in Bakersfield, California; Cleveland, Ohio; Fort Worth, Texas; Dayton, Ohio; Grand Rapids, Michigan; Kansas City (suburbs), Missouri; Minneapolis, Minnesota; and San Antonio, Texas and has acquired channel rights in

Charlotte, North Carolina; Dallas, Texas; Salt Lake City, Utah and Stockton/Modesto, California. The Minneapolis, Minnesota; Salt Lake City, Utah; Stockton/Modesto, California and Bakersfield, California markets do not fit with the Company's strategy of regional concentration, and therefore, the Company intends to sell these systems. The Company has had preliminary discussions with potential buyers with respect to such sales; however, it cannot predict if or when such sales will occur.

    Cable Penetration (defined as the number of current hard-wire cable subscribers divided by the number of television households in a market area), television households and homes passed data for each of the markets described below have been derived from the 1995 edition of the Television and Cable Factbook; all other information, unless otherwise noted, is as of December 31, 1995.

    The Company has programming agreements with a wide variety of programmers and offers various programming packages to its subscribers in each of its markets based largely upon subscriber viewing preferences. The Company also rebroadcasts local television channels in certain of its markets.

OPERATIONAL MARKETS

    CLEVELAND, OHIO. The Cleveland system has approximately 25,700 subscribers, which represents 2.9% of all LOS households in this market. The Cleveland system offers subscribers 26 wireless cable channels and eight local television stations, for a total of 34 channels of programming. Cleveland is the largest city in Ohio and the 13th largest Designated Market Area ("DMA") in the United States with 1,460,000 television households. The Cleveland system encompasses an estimated 1,178,000 television households, of which the Company estimates 884,000 television households are serviceable by wireless cable, which represents 75% of the Estimated Total Service Area Households. The principal hard-wire cable competitors of the Company in the Cleveland market include Cablevision Systems Corporation and Cox Communications, Inc. Cable Penetration in Cleveland is approximately 65%.

    DAYTON, OHIO. The Dayton system has approximately 3,800 subscribers, which represents 1.0% of all LOS households in this market. The Dayton system offers subscribers 32 wireless cable channels and five local television stations, for a total of 37 channels of programming. Dayton is the 4th largest city in Ohio and the 53rd largest DMA in the United States with 515,000 television households. The Dayton system encompasses an estimated 469,000 television households, of which the Company estimates 300,000 television households are serviceable by wireless cable, which represents 64% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the Dayton market is Continental Cablevision. Cable Penetration in Dayton is approximately 50%. In addition to the Dayton market, the Company holds licenses or leases the rights to 20 wireless cable channels in Bloom Center, Indiana, a suburban market adjacent to Dayton that has an estimated 141,000 total households, of which the Company estimates 113,000 households are serviceable by wireless cable, which represents 80% of the Estimated Total Service Area Households. With five local television stations available, the Company anticipates that at least 25 channels of programming could be provided when operational.

    SAN ANTONIO, TEXAS. The San Antonio system has 12,500 subscribers, which represents 2.8% of all LOS households in this market. The San Antonio system currently offers 32 wireless channels, plus six local television station channels, for a total of 38 channels of programming. San Antonio is the 39th largest DMA in the United States with 629,000 television households. The San Antonio system encompasses an estimated 550,000 television households, of which the Company estimates 440,000 television households are serviceable by wireless cable, which represents 80% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the San Antonio market is Paragon. Cable Penetration in San Antonio is approximately 64%.

    FORT WORTH, TEXAS. The Fort Worth system has approximately 1,400 subscribers, which represents 0.3% of all LOS households in this market. The Fort Worth system currently offers subscribers 22 wireless cable channels and 13 local television stations, for a total of 35 channels of programming. The Company also has the rights to eight additional wireless cable channels which must be relocated to the

Company's head-end transmission facility before these channels can be added to the Fort Worth system. Fort Worth-Dallas is the 8th largest DMA in the United States with approximately 1,820,700 television households. The Fort Worth system encompasses an estimated 540,000 television households, of which the Company estimates 443,000 television households are serviceable by wireless cable, which represents 82% of the Estimated Total Service Area Households. The principal hard-wire cable competitors of the Company in the Fort Worth market are Marcus Cable, Arlington Telecable and Paragon. Cable Penetration in Fort Worth is approximately 49%.

    GRAND RAPIDS, MICHIGAN. The Grand Rapids, Michigan system has approximately 500 subscribers, which represents 0.1% of all LOS households in this market. The Grand Rapids system offers subscribers 16 wireless cable channels and seven local television stations for a total of 23 channels of programming. Grand Rapids is the second largest city in Michigan and the 38th largest DMA in the United States with 634,000 television households. The Grand Rapids system encompasses an estimated 458,000 television households, of which the Company estimates 344,000 television households are serviceable by wireless cable, which represents 75% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the Grand Rapids market is TCI Cablevision of West Michigan, Inc. Cable Penetration in Grand Rapids is approximately 59%.

    KANSAS CITY (SUBURBS), MISSOURI. The Company provides service to 3,200 subscribers in the Kansas City (suburbs) market, which represents 3.2% of all LOS households in this market. The Kansas City (suburbs) market is centered in Maysville and Sweet Springs, Missouri, suburban markets adjacent to Kansas City. The Kansas City (suburbs) system offers subscribers 24 wireless cable channels and five local television stations in Maysville, Missouri, and 20 wireless cable channels and eight local television stations in Sweet Springs, Missouri, for a total of 28 channels of programming in each market. The Kansas City (suburbs) system encompasses an estimated 133,000 television households, of which the Company estimates 100,000 television households are serviceable by wireless cable, which represents 75% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the Kansas City (suburbs) market is American Cablevision. Cable Penetration in Kansas City (suburbs) is approximately 62%.

PRE-LAUNCH MARKET

    DALLAS, TEXAS. Fort Worth-Dallas is the 8th largest DMA in the United States with 1,820,700 television households. The Company expects that the Dallas market will encompass an estimated 981,000 television households, of which the Company estimates that 872,000 television households are serviceable by wireless cable, which represents 89% of the Estimated Total Service Area Households. The Company currently holds licenses or leases the rights to 16 wireless cable channels in the Dallas market. These channels have not yet been co-located. With 13 local television stations available, the Company anticipates that the Dallas system could provide at least 29 channels of programming when it is operational. In connection with the development of a system marketed to residential subscribers, the Company intends to co-locate its channels and increase its channel capacity. The principal hard-wire cable competitors of the Company in the Dallas market include TCI, Telecable and Paragon. Cable Penetration in Dallas is approximately 50%.

MARKET UNDER DEVELOPMENT

    CHARLOTTE, NORTH CAROLINA. The Company currently holds licenses or leases for five wireless cable channels in the Charlotte market, four of which are not yet authorized at the desired location. There is pending at the FCC an application to relocate the four channels to the desired location and it is anticipated that the FCC will approve that application in late 1996 or early 1997. CAI was also the high bidder for the Charlotte basic trading area ("BTA") in the FCC's recently conducted auction of available commercial wireless cable spectrum in 487 BTAs and six additional BTA-like geographic areas around the country ("BTA Auction"). CAI is obligated to convey to the Company, at cost, its rights to the Charlotte BTA. The authorization for one of the five channels that the Company has rights to has been deemed forfeited by the FCC, and is subject to a pending petition for reinstatement. The Company will acquire rights to that channel either as a result of the grant of the petition, or as a result of its rights, as the Charlotte BTA winner, to available spectrum. The Company will also have the right to develop an additional seven to eight channels, depending on interference considerations, in the Charlotte market as a result of its ownership of the Charlotte BTA. Charlotte is the largest city in North Carolina and the 28th largest DMA in the United States with 793,500 television households. The Company expects that the Charlotte market will encompass an estimated 580,000 television households, of which the Company estimates 472,000 television households are serviceable by wireless cable, which represents 81% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the Charlotte market is Cablevision of Charlotte. Cable Penetration in the Charlotte market is approximately 64%.

MARKETS HELD FOR SALE OR DISPOSITION

    MINNEAPOLIS, MINNESOTA. The Minneapolis system has approximately 3,800 subscribers, which represents 0.4% of all LOS households in this market. The Minneapolis system offers subscribers 20 wireless cable channels and eight local television stations, for a total of 28 channels of programming. Minneapolis-St. Paul is the 14th largest DMA in the United States with 1,407,000 television households. The Minneapolis system encompasses an estimated 959,000 television households, of which the Company estimates 882,000 television households are serviceable by wireless cable, which represents 92% of the Estimated Total Service Area Households. The principal hard-wire cable competitors of the Company in the Minneapolis market are Paragon Cable, Continental Cablevision and King Cable. Cable Penetration in Minneapolis is approximately 47%.

    SALT LAKE CITY, UTAH. The Company holds licenses or leases the rights to 27 wireless cable channels. With seven local television stations available, the Company anticipates that this system could provide at least 34 channels of programming when it is operational. Salt Lake City is the largest metropolitan area in Utah, and is the 37th largest DMA in the United States with 638,450 television households. The Salt Lake City system encompasses an estimated 454,000 television households, of which the Company estimates 434,000 television households are serviceable by wireless cable, which represents 96% of the Estimated Total Service Area Households. The principal hard-wire cable competitor of the Company in the Salt Lake City market is TCI Cablevision of Utah, Inc. Cable Penetration in the Salt Lake City market is approximately 52%.

    STOCKTON/MODESTO, CALIFORNIA. Construction of the first stage of the Stockton/Modesto transmission facility was completed in June 1995. Following the commercial launch of the Stockton/Modesto system, the Company will offer subscribers at least 18 wireless cable channels, plus six off-air channels, for a total of 24 channels of programming. Stockton/Modesto is part of the Sacramento/Stockton-Modesto DMA, the 21st largest in the United States with 1,109,000 television households. The Company expects that the Stockton/Modesto system will encompass an estimated 350,000 television households, of which the Company estimates 300,000 television households are serviceable by wireless cable, which represents 86% of the Estimated Total Service Area Households. The principal hard-wire cable competitors of the Company in the Stockton/Modesto market include Continental Cablevision and Post-Newsweek Cable Inc. Cable Penetration in the Stockton/Modesto market is approximately 61%.

    BAKERSFIELD, CALIFORNIA. The Bakersfield system has approximately 8,300 subscribers, which represents 5.5% of all LOS households in this market. The Bakersfield system offers subscribers 32 wireless channels, plus 10 off-air channels, for a total of 42 channels of programming. Bakersfield is the 15th largest city in California and the 129th largest DMA in the United States with 171,000 television households. The Bakersfield system encompasses an estimated 162,000 television households, of which the Company estimates 151,000 television households are serviceable by wireless cable, which represents 93% of the Estimated Total Service Area Households. The principal hard-wire cable competitors of the Company in the Bakersfield market are Time Warner Cable and Cox Communications Inc. Cable Penetration in Bakersfield is approximately 72%.

EMPLOYEES

    The Company has approximately 350 employees as of June 30, 1996. The Company has experienced no work stoppages and believes that it has good relations with its employees.

PROPERTIES

    The Company leases office sites in Dallas, Texas and Philadelphia, Pennsylvania. The Company also leases or owns transmitting facilities, including tower space, tower sites and head-end facilities, in all of its markets. The Company believes adequate leasehold space is available in all locations in which the Company currently leases office or transmission sites.

    The Company owns substantially all of the equipment which is necessary to conduct its operations, except certain vehicles and certain test equipment. A significant portion of the Company's investment in plant and equipment consists of subscriber equipment, which includes antennae, block-down converters, remotes and related installation equipment, principally located at the subscribers' premises, and the reception and transmitter equipment located at leased transmitter sites.

LITIGATION

    The Company is not a party to any litigation that would have a material adverse effect on its business, results of operations or financial condition.

    One of the Company's markets, Bakersfield, was the subject of pending litigation as of December 31, 1995. On August 31, 1995, John deCelis d/b/a Haddonfield Wireless ("plaintiff") commenced an action against ACS Enterprises, Valley Wireless Cable, Inc. and ACS License California, Inc., predecessors in ownership to the Bakersfield system ("defendants"), alleging breach of contract in connection with an alleged failure to negotiate with the plaintiff and the failure to give the plaintiff an opportunity to acquire the Bakersfield system, as the plaintiff alleged was required by the Channel Lease Agreement between Haddonfield and Valley Wireless Cable, Inc. Haddonfield alleged that this breach was caused by the merger, effective September 29, 1995, of ACS Enterprises with CAI. Defendants asserted that the CAI-ACS Enterprises' merger neither created an obligation to notify Haddonfield nor gave it a right of first refusal to acquire the Bakersfield system. In conjunction with the complaint, plaintiff moved for a preliminary injunction to enjoin ACS Enterprises' merger with CAI. The parties negotiated a resolution of the preliminary injunction motion by agreeing that, while the merger could go forward, if Haddonfield ultimately prevailed on its claim to have a right of first refusal to purchase Valley Wireless Cable, Inc., it would then be made available for sale. Both the defendants and plaintiff subsequently filed motions for summary judgment. In addition, the plaintiff filed a supplemental motion for summary judgment as a result of the contribution of the Bakersfield system to the Company pursuant to the Participation Agreement. On March 5, 1996, defendants' motion for summary judgment was granted by the court, and judgment in favor of defendents and against plaintiff was entered. Plaintiff agreed not to appeal the March 5, 1996 ruling.

                               INDUSTRY OVERVIEW

SUBSCRIPTION TELEVISION INDUSTRY

    The subscription television industry began in the late 1940s to serve the needs of residents in predominantly rural areas with limited access to local broadcast television stations. The industry expanded to metropolitan areas due to, among other things, the fact that it offered better reception and more programming. Currently, such systems offer various types of programming, which generally include basic service, enhanced basic, premium service and, in some instances, pay-per-view service.

    A subscription television customer generally pays an initial connection charge and a fixed monthly fee for basic service. The amount of the monthly basic service fee varies from one area to another and is a function, in part, of the number of channels and services included in the basic service package and the cost of such services to the television system operator. In most instances, a separate monthly fee for each premium service and certain other specific programming is charged to customers, with discounts generally available to customers receiving multiple premium services. Monthly service fees for basic, enhanced basic and premium services constitute the major source of revenue for subscription television systems. Converter rentals, remote control rentals, installation charges and reconnect charges for customers who were previously disconnected are also included in a subscription television system's revenues, but generally are not a major component of such revenues.

WIRELESS CABLE INDUSTRY BACKGROUND

    Wireless cable, as an alternative to traditional, hard-wire cable television, was made possible by a series of FCC rule changes in the 1980s. However, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980s. During the 1990s, several factors have encouraged the growth of the wireless cable industry, including (i) regulatory reforms by Congress and the FCC to facilitate competition with hard-wire cable, (ii) federal legislation that increased the availability of programming for wireless cable systems on non-discretionary terms, (iii) consumer demand for alternatives to traditional hard-wire cable service, (iv) enhanced ability of wireless cable operators to aggregate a sufficient number of channels in each market to create a competitive product, and (v) increased availability of capital to wireless cable operators in the public and private markets. According to Kagan, there are approximately 200 wireless cable systems currently operating in the United States, serving approximately 850,000 subscribers at the end of 1995.

    Like a traditional hard-wire cable system, a wireless cable system receives programming at a head-end. Wireless cable programming, however, is then retransmitted by microwave transmitters operating in the 2150-2162 MHz and 2500-2686 MHz portions of the radio spectrum from an antenna typically located on a tower associated with the head-end to a small receiving antenna located on a subscriber's rooftop. At the subscriber's location, the signals are converted to frequencies that can pass through conventional coaxial cable into a descrambling converter located on top of a television set. Wireless cable requires a clear LOS, because the microwave frequencies used will not pass through dense foliage, hills, buildings or other obstructions and the potential subscribers will not receive the signals. To ensure the clearest LOS possible in the Company's markets, the Company has placed, and plans to place, its transmit antennae on towers or tall buildings in areas located in such markets. There exists, in each of the Company's operating and targeted markets, a number of acceptable locations for the placement of its transmit antennae, and the Company does not believe that the failure to secure any one location for such placement in any single market will materially affect the Company's operations in such market. Additionally, some LOS obstructions can be overcome with the use of signal repeaters which retransmit an otherwise blocked signal over a limited area. The Company believes that its coverage will be further enhanced upon the implementation of digital technology. See "Business--Strategy--Commitment to Digital and Other Technologies." Since wireless cable systems do not require an extensive Cable Plant, wireless cable operators can provide subscribers with a reliable signal and a high quality picture with few transmission disruptions at a significantly lower system capital cost per installed subscriber than traditional hard-wire cable systems.

REGULATION

    General. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act. The Communications Act empowers the FCC, among other things, to issue, revoke, modify and renew licenses within the spectrum available to wireless cable; to approve the assignment and/or transfer of control of such licenses; to approve the location of wireless cable systems; to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity and other obligations and reporting requirements on wireless cable channel license holders and operators.

    The FCC has determined that wireless cable systems are not "cable systems" for purposes of the Communications Act. Accordingly, a wireless cable system does not require a local franchise and is subject to fewer local regulations than a hard-wire cable system. Moreover, all transmission and reception equipment for a wireless cable system can be located on private property; hence, there is no need to make use of utility poles or dedicated easements or other public rights of way. Although wireless cable operators typically have to lease the right to use wireless cable channels from the holders of channel licenses, unlike hard-wire cable operators they do not have to pay local franchise fees. Recently, legislation has been introduced in some states, including Illinois, Maryland, Pennsylvania and Virginia, to authorize state and local authorities to impose on all video program distributors (including wireless cable operators) a tax on the distributors' gross receipts comparable to the franchise fees cable operators pay. Similar legislation might be introduced in several other states. While the proposals vary among states, the bills all would require, if passed, as much as 5.0% of gross receipts to be paid by wireless distributors to local authorities. Efforts are underway by the industry trade association to preempt such state taxes through federal legislation. In addition, the industry is opposing the state bills as they are introduced, and, in Virginia, it has succeeded in being exempted from the video tax that was eventually enacted into law. However, it is not possible to predict whether new state laws will be enacted which impose new taxes on wireless cable operators. The imposition of a gross receipts tax on the Company could have a material adverse effect on the Company's business.

    In 50 large markets, 33 analog channels are available for wireless cable (in addition to any local broadcast television channels that are not retransmitted over the microwave channels). The FCC licenses and regulates the use of channels by license holders and system operators. In each geographic service area of all other markets, 33 analog channels are available for wireless cable (in addition to any local broadcast television channels that are not retransmitted over the microwave channels). Except in limited circumstances, 20 wireless cable channels in each of these geographic service areas are generally licensed to qualified non-profit educational organizations (commonly referred to as ITFS channels). In general, each of these channels must be used a minimum of 20 hours per week for instructional programming. The remaining "excess air time" on an ITFS channel may be leased to wireless cable operators for commercial use, without further restrictions (other than the right of the ITFS license holder, at its option, to recapture up to an additional 20 hours of air time per week for educational programming, or such other restrictions, including the recapture of additional hours of air time, as may be included in any lease). Lessees of ITFS' "excess air time," including the Company, generally have the right to transmit to their customers the educational programming provided by the lessor at no incremental cost. The FCC recently amended its rules to permit ITFS license holders to consolidate their educational programming on one or more of their ITFS channels, thereby providing wireless cable operators leasing such channels, including the Company, with greater flexibility in their use of ITFS channels. The remaining 13 analog channels available in most of the Company's operating and targeted markets are made available by the FCC for full-time usage without programming restrictions.

    Licensing Procedures. The actual number of wireless cable channels available for licensing in any market is determined by the FCC's interference protection and channel allocation rules. The FCC awards ITFS and MMDS licenses based upon applications demonstrating that the applicant is legally, financially and technically qualified to hold the license and that the operation of the proposed station will not cause interference to other stations or proposed stations entitled to interference protection.

    The FCC recently conducted an auction (the "BTA Auction") of available commercial wireless cable spectrum in 487 basic trading areas ("BTAs") and six additional BTA-like geographic areas around the country. The winner of a BTA has the right to develop the vacant MMDS frequencies throughout the BTA, consistent with certain specified interference criteria that protect existing ITFS and MMDS channels. Existing ITFS and MMDS channel rights holders also must protect the BTA winner's spectrum from interference caused by power increases or tower relocations. CAI was the high bidder for 32 BTA authorizations, for a total of $48.8 million. Heartland was the high bidder for 93 BTA authorizations, for a total of $19.8 million. CAI and Heartland are obligated to convey to the Company, at their cost, and the Company has agreed to purchase, any rights acquired in the BTA Auction relating to the Company's markets, as well as certain other BTAs. Rights to BTAs for the Company's Bakersfield and Stockton/Modesto, California; Charlotte, North Carolina; and Cleveland, Ohio markets were acquired by CAI for approximately $5.6 million. In addition, CAI purchased BTAs relating to Atlanta, Georgia and Louisville, Kentucky for approximately $7 million. Of the aggregate $12.6 million, approximately $9.0 million has been paid by CAI to the FCC in accordance with the rules of the BTA Auction for these BTAs. Heartland purchased BTAs relating to Little Rock, Arkansas, LongView, Washington, Oklahoma City, Oklahoma, Grand Rapids, Michigan, Sedalia and St. Joseph, Missouri, Dayton, Ohio, Minneapolis, Minnesota, Dallas and San Antonio, Texas, Benton Harbor, Kalamazoo and Muskegan, Michigan and Salt Lake City, Utah for approximately $6.3 million. Of this amount, approximately $1.1 million has been paid by Heartland to the FCC for these BTAs. The Company has reimbursed CAI and Heartland, using a portion of the proceeds from the Unit Offering, in the amount of $4.0 million, and will continue to reimburse CAI and Heartland for any and all costs incurred by CAI and Heartland, which costs are estimated to be up to $15 million, in connection with these BTAs in accordance with the terms of the Participation Agreement. The Company has a pending application on file with the FCC to assign CAI's BTAs to the Company. The Company's ability to increase power or relocate its transmission facilities in markets where it is not the owner of the BTA may be limited, which could increase the cost to the Company of, and extend the time for, developing a commercially viable system.

    In order to be eligible for the BTA Auction, CAI and Heartland were required to file, prior to the start of the auction, applications and up-front payments. After the BTA Auction, in any markets where CAI or Heartland were the winning bidders, they had certain post-auction filing obligations, including, but not limited to, applications that propose new transmission facilities, exhibits concerning their involvement in bidding consortia, and their plans to build-out two-thirds of the market over a five-year period. Due to the unique nature of the BTA Auction, there is no prior regulatory history regarding the scope and nature of the information the FCC will require, or how the FCC will treat the information.

    Under rules and policies for applications for new MMDS facilities filed before the BTA Auction, the FCC would generally issue a conditional license that permits the conditional licensee to commence construction of its facilities upon the satisfaction of specified conditions. Construction of MMDS stations generally must be completed within one year of grant of the conditional license.

    In February 1995, the FCC amended its rules and established "windows" for the filing of new ITFS applications or major modifications to authorized ITFS facilities. The first filing "window" was October 16-20, 1995. Where two or more ITFS applicants file applications for the same channels and the proposed facilities could not be operated without impermissible interference, the FCC employs a set of comparative criteria to select from among the competing applicants. Construction of ITFS stations generally must be completed within 18 months of the date of grant of the authorization.

    If construction of MMDS or ITFS stations is not completed within the authorized construction period, the licensee must file an application with the FCC seeking additional time to construct the station and demonstrate therein compliance with certain FCC standards. If the extension application is not filed or is not granted, the license will be deemed forfeited. ITFS and MMDS licenses generally have terms of 10 years. Licenses must be renewed thereafter, and may be revoked for cause in a manner similar to other FCC licenses. FCC rules prohibit the sale for profit of a conditional MMDS license or a controlling interest in the conditional licensee prior to construction of the station or, in certain circumstances, prior to the completion of one year of operation. However, the FCC does permit the leasing of 100% of an MMDS licensee's spectrum to a wireless cable operator and the granting of options to purchase a controlling interest in a license even before such holding period has lapsed.

    Wireless cable transmissions are subject to FCC regulations governing interference and reception quality. These regulations specify important signal characteristics such as modulation (i.e., AM/FM) or encoding formats (analog or digital). Current FCC regulations require wireless cable systems to transmit only analog signals and those regulations will have to be modified, either by rulemaking or by individual application, to permit the use of digital transmissions. CAI and Heartland are parties to a pending petition for declaratory ruling filed in July 1995 seeking adoption of interim regulations authorizing digital transmission. If granted, the declaratory ruling will permit the Company to commence installation and operations in a digital mode under existing FCC technical interference criteria. It is likely that, in the longer term, the FCC will consider adopting both new technical and service rules tailored to digital operations. The service rules could modify the respective rights and obligations of the ITFS lessors and their commercial lessees of "excess air time" in light of the increased capacity that would result from digital compression. Even if the FCC does adopt new service rules governing the allocation of "excess air time" in a digital environment, it is anticipated that there would be a dramatic increase in the number of channels that will be available to the Company following the conversion to digital transmissions. The Company believes that the necessary FCC approvals will be obtained to permit use of digital compression by the time it becomes commercially available; however, there can be no assurance that these approvals will be forthcoming or timely. In addition, such modifications filed with the FCC after the BTA Auction will be subject to the interference protection rights of BTA Auction winners.

    The FCC also regulates transmitter locations and signal strength. The operation of a wireless cable television system requires the co-location of a commercially viable number of transmitting antennas and operations with transmission characteristics (such as power and polarity). In order to commence the operations of certain of the Company's markets, applications have been or will be filed with the FCC to relocate and modify existing transmission facilities. A total of 8, 12, 5, 4 and 16 channels in Fort Worth and Dallas, Texas; Salt Lake City, Utah; Charlotte, North Carolina; and Stockton/Modesto, California, respectively, are subject to pending applications for co-location.

    Under current FCC regulations, a wireless cable operator generally may serve subscribers anywhere within the LOS of its transmission facility, provided that it complies with interference standards. Under rules adopted by the FCC on June 15, 1995, an MMDS channel license holder generally has a protected area of 35 miles around its transmitter site. The new rules became effective on September 18, 1995. An ITFS channel license holder has protection as to all of its receive sites, but the same protected area during excess capacity use by a wireless cable operator as an MMDS license holder. In launching or upgrading a system, the Company may wish to relocate its transmission facility or increase its height or power. If such changes cause the Company's signal to violate interference standards with respect to the protected area of other wireless license holders, the Company would be required to obtain the consent of such other license holders; however, there can be no assurance that such consents would be received. The BTA license holder may serve subscribers within its BTA provided it does not interfere with any existing license holders' 35 mile protected service area or ITFS license holders' receive sites.

    Interference Issues. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular point. In licensing ITFS and MMDS systems, a primary concern of the FCC is avoiding situations where proposed stations are predicted to cause interference with the reception of previously proposed stations. Pursuant to FCC rules, a wireless cable system is generally protected from interference within a radius of 35 miles of the transmission site. In addition, modification applications submitted after the BTA Auction are required to protect auction winners from interference. The FCC's interference protection standards may make one or more of these proposed modifications or new grants unavailable. In such event, it may be necessary to negotiate interference agreements with the licensees of the systems which would otherwise block such modifications or grants. There can be no assurance that the Company will be able to negotiate all necessary interference agreements that are on terms acceptable to the Company. In the event the Company cannot obtain interference agreements required to implement the Company's plans for a market, the Company may have to curtail or modify operations in that market, utilize a less optimal tower location, or reduce the height or power of the transmission facility, any of which could have a material adverse effect on the growth of the Company in that market. In addition, while the Company's leases with ITFS and MMDS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market.

    The 1992 Cable Act. On October 5, 1992, Congress enacted the 1992 Cable Act, which compels the FCC to, among other things, (i) adopt comprehensive federal standards for the local regulation of certain rates charged by hard-wire cable operators, (ii) impose customer service standards on hard-wire cable operators,
(iii) govern carriage of certain broadcast signals by all multi-channel video providers, and (iv) compel non-discriminatory access to programming owned or controlled by vertically-integrated cable operators.

    The rate regulations adopted by the FCC do not regulate cable rates once other multi-channel video providers serve, in the aggregate, at least 15% of the households within the cable franchise area. The customer service rules adopted by the FCC establish certain minimum standards to be maintained by traditional hard-wire cable operators. These standards include prompt responses to customer telephone inquiries, reliable and timely installations and repairs, and readily understandable billing practices. These rules do not apply to wireless cable operators, although the Company believes that it provides and will continue to provide customer service superior to its hard-wire cable competitors.

    Under the retransmission consent provisions of the 1992 Cable Act and the FCC's implementing regulations, all multi-channel video providers (including both hard-wire and wireless cable) seeking to retransmit certain commercial broadcast signals must first obtain the permission of the broadcast station. Hard-wire cable systems, but not wireless cable systems, are required under the 1992 Cable Act and the FCC's "must carry" rules to retransmit a specified number of local commercial television or qualified low power television signals. See "Industry Overview--Regulation--Retransmission Consent."

    The 1992 Cable Act and the FCC's implementing regulations impose limits on exclusive programming contracts and prohibit programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price, terms and conditions of programming. Certain provisions of the 1992 Cable Act and the FCC's implementing regulations have been challenged in the courts and the FCC. Under the 1996 Act, Congress has directed the FCC to eliminate cable rate regulations for "small systems," as defined in the 1996 Act, and for large systems under certain prescribed circumstances, and for all cable systems effective three years after enactment of the 1996 Act. See "Industry Overview--Regulation--General."

    While current FCC regulations are intended to promote the development of a competitive subscription television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have a material adverse effect on the Company. In addition, a number of legal challenges to the 1992 Cable Act and the regulations promulgated thereunder have been filed, both in the courts and before the FCC. These challenges, if successful, could result in increases in the Company's operating costs and otherwise have a material adverse effect on the Company. The Company's costs to acquire satellite-delivered programming may be affected by the outcome of those challenges. Other aspects of the 1992 Cable Act that have been challenged, the outcome of which could adversely affect the Company, include the 1992 Cable Act's provisions governing rate regulation to be met by traditional hard-wire cable companies. The 1992 Cable Act empowered the FCC to regulate the basic subscription rates charged by traditional hard-wire cable operators. The FCC recently issued rules requiring such cable operators, under certain circumstances, to reduce the rates charged for non-premium services by as much as 17%. Should these regulations withstand court and regulatory challenges, the extent to which wireless cable operators may continue to maintain a price advantage over traditional hard-wire cable operators could be diminished. On the other hand, continued strict rate regulation of cable rates would tend to impede the ability of hard-wire cable operators to upgrade their cable plant and gain a competitive advantage over wireless cable.

    Due to the regulated nature of the subscription television industry, the Company's growth and operations may be adversely impacted by the adoption of new, or changes to existing, laws or regulations or the interpretations thereof.

    Copyright. Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Under Section 111 of the Copyright Act, certain "cable systems" are entitled to engage in the secondary transmission of programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports with and the payment of certain fees to the U.S. Copyright Office. In 1994, Congress enacted the Satellite Home Viewers Act of 1994 which enables operators of wireless cable television systems to rely on the cable compulsory license under Section 111 of the Copyright Act.

    Retransmission Consent. Under the retransmission consent provisions of the 1992 Cable Act, wireless and hard-wire cable operators seeking to retransmit certain commercial television broadcast signals must first obtain the permission of the broadcast station in order to cover their signal. However, wireless cable systems, unlike hard-wire cable systems, are not required under the FCC's "must carry" rules to retransmit a specified number of local commercial television or qualified low power television signals. Although there can be no assurances that the Company will be able to obtain requisite broadcaster consents, the Company believes in most cases it will be able to do so for little or no additional cost.

RECENTLY ENACTED LEGISLATION

    The 1996 Act will result in comprehensive changes to the regulatory environment for the telecommunications industry as a whole. The 1996 Act will, among other things, substantially reduce regulatory authority over cable rates. The legislation affords hard-wire cable operators greater flexibility to offer lower rates to certain of their customers and will thereby permit hard-wire cable operators to target discounts to the Company's current or prospective subscribers.

    The legislation will permit telephone companies to enter the video distribution business, subject to certain conditions. The entry of telephone companies in the video distribution business, with greater access to capital and other resources, could provide significant competition to the wireless cable industry, including the Company.

    In addition, the legislation affords relief to wireless cable operators and DBS by exempting them from local restrictions on reception antennae and preempting the authority of local governments to impose certain taxes.

    The FCC is still in the process of promulgating regulations that implement the provisions of the legislation, and the Company cannot reasonably predict the substance of rules and policies that remain to be adopted.

OTHER REGULATIONS

    Wireless cable license holders are subject to regulation by the FAA with respect to the construction, marking, and lighting of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities.

There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations or restrictions.

COMPETITION

    Wireless cable television operators face competition from a number of sources, including potential competition from emerging trends and technologies in the subscription television industry, some of which are described below.

    Hard-Wire Cable. The Company's principal subscription television competitors in each market are traditional hard-wire cable operators. Hard-wire cable companies are generally well-established and known to potential customers and have significantly greater financial and other resources than the Company. According to a report issued by the FCC in September 1995, of the approximately 96 million total television households nationwide, approximately 85 million are passed by hard-wire cable systems, and of those homes that are passed by cable, approximately 62 million are hard-wire cable subscribers.

    Direct-to-Home ("DTH"). DTH satellite television services originally were available via satellite receivers which generally were 7-to-12 foot dishes mounted in the yards of homes to receive television signals from orbiting satellites. Until the implementation of encryption, these dishes enabled reception of any and all signals without payment of fees. Having to purchase decoders and pay for programming has reduced their popularity, although the Company will to some degree compete with these systems in marketing its services.

    Direct Broadcast Satellite ("DBS"). DBS involves the transmission of an encoded signal direct from a satellite to the customer's home. Because the signal is at a higher power level and frequency than most satellite-transmitted signals, its reception can be accomplished with a relatively small (18-inch) dish mounted on a rooftop or in the yard. DBS cannot, for technical and legal reasons, provide local VHF/UHF broadcast channels as part of its service, although many DBS subscribers receive such channels via standard over-the-air receive antennas. Moreover, DBS may provide subscribers with access to broadcast network distant signals only when such subscribers reside in areas unserved by any broadcast station. The cost to a DBS subscriber for equipment and service is generally substantially higher than the cost to wireless cable subscribers. Three DBS services currently are available nationwide, and two more are expected to commence service in 1996. AT&T Corp. has invested $137.5 million in DirecTv Inc., a leading provider of DBS service, and MCI Communications Corp. has entered into a DBS joint venture arrangement with The News Corporation Limited, using a license that MCI won at a FCC auction for which it is paying a reported $682.5 million. DBS currently has approximately 2.3 million subscribers nationwide.

    Private Cable. Private cable, also known as satellite master antenna television, is a multi-channel subscription television service where the programming is received by satellite receiver and then transmitted via coaxial cable throughout private property, often MDUs, without crossing public rights of way. Private cable operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. The FCC permits point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz band. Private cable operators compete with the Company for exclusive rights of entry into larger MDUs, commercial establishments and hotels.

    Telephone Companies. The Communications Act prohibits local exchange carriers ("LECs"), including the RBOCs, from providing video programming directly to subscribers in their respective telephone service areas. This restriction does not apply to wireless cable, however, certain federal courts have held that this cross-ownership ban abridges the First Amendment rights of LECs to free expression under the U.S. Constitution. Such rulings cover nearly all the approximately 1,300 LECs in the United States. The United States Supreme Court has decided to hear an appeal on this issue. A final determination of unconstitutionality of the cross-ownership ban would eliminate federal barriers to telephone company provision of video service. Both the United States Senate and House of Representatives have passed legislation that would, if enacted, lift barriers to the provision of video service by telephone companies. The FCC already permits LECs to provide "video dialtone" service, thereby allowing LECs to make available to multiple service providers, on a nondiscriminatory common carrier basis, a basic platform that will permit end users to access video program services provided by others. Several large telephone companies have announced plans to either (i) enhance their existing distribution plant to offer video dialtone service, (ii) construct new plants in conjunction with a local cable operator to offer video dialtone service, or (iii) acquire or merge with existing hard-wire cable systems outside their telephone service areas. Some LECs have indicated that they intend to construct or acquire separate hard-wire cable systems within their telephone service areas if authorized. While the competitive effect of the entry of telephone companies into the video programming business is still uncertain, the Company believes that wireless cable systems will continue to maintain a cost advantage over video dialtone service and fiber optic distribution technologies due to the high capital expenditures associated with such technologies. In July 1995, Pacific Telesis Group ("PacTel"), an LEC based in California, acquired Cross Country Wireless, Inc., a wireless cable system operator in southern California, for approximately $175 million. PacTel announced that its acquisition of Cross Country will allow PacTel to enter the market for consumer video services on an expedited basis. In November 1995, PacTel announced it would acquire Wireless Holdings, Inc. and Videotron Bay Area Inc., which operate wireless cable systems in San Francisco, California, Tampa, Florida and Spokane, Washington, and own channel rights in San Diego, California and Greenville, South Carolina, for approximately $170 million. The competitive effect of the entry of telephone companies into the subscription television business, including wireless cable, is still uncertain.

    Local Off-Air VHF/UHF Broadcasts. Local off-air VHF/UHF broadcast television stations (such as ABC, NBC, CBS and Fox) provide free programming to the public. Previously, subscription television operators could retransmit these broadcast signals without permission. However, effective October 6, 1993, pursuant to the 1992 Cable Act, local broadcasters may require that subscription television operators obtain their consent before retransmitting local television broadcasts. The Company has obtained such consents for its operating systems. See "Risk Factors--Restrictions Imposed by Government and Community Regulation." The Company will be required to obtain such consents in certain of its markets to re-broadcast any such channels. The Company believes that it will be able to obtain such consents, but no assurance can be given that it will be able to obtain all such consents. The FCC also has recently permitted broadcast networks to acquire, subject to certain restriction, ownership interests in hard-wire cable systems. In some areas, several low power television ("LPTV") stations authorized by the FCC are used to provide multi-channel subscription television service to the public. LPTV transmits on conventional VHF/UHF broadcast channels, but is restricted to very low power levels, which limits the area where a high-quality signal can be received.

    Local Multi-Point Distribution Service ("LMDS"). In 1993, the FCC initially proposed to redesignate the 28 GHz band to create a new video programming delivery service referred to as LMDS. In July 1995, the FCC proposed to award licenses in each of 493 BTAs pursuant to auctions. Sufficient spectrum for up to 49 analog channels has been designated for the LMDS service. The FCC has not determined how many licenses it will award in each BTA, but the proposal is for one to two licenses. It is expected that LMDS licensees will share the 28 GHz frequency band with the Mobile Satellite Service. One license would be awarded on a primary basis for an 850 MHz frequency block, and the other on a co-primary basis for a 150 MHz frequency block. The FCC contemplates allowing LMDS licensees to use the spectrum for a variety of services, including telephony, interactive video, video distribution, data transmission, teleconferencing, and other applications. Depending on the type and number of services offered, the cost of the customer-premises equipment could range from $300 (for a video receive antenna), to $1,000 (for telephony, video and data capabilities). The FCC has yet to issue final rules, although it is anticipated that an LMDS auction will be conducted in 1996.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information as of the date of this Prospectus with respect to each person who became an executive officer or director of the Company effective upon the Contribution Closing.


                   NAME                      AGE                    POSITION
------------------------------------------   ---   ------------------------------------------
Jared E. Abbruzzese.......................   42    Chairman of the Board
David Webb................................   48    Vice Chairman of the Board
Alan Sonnenberg...........................   43    Vice Chairman of the Board
Lowell Hussey.............................   43    President, Chief Executive Officer and
                                                     Director
A. Scott Letier...........................   35    Senior Vice President and Chief Financial
                                                     Officer
Thomas W. Dixon...........................   48    Senior Vice President of Operations
James P. Ashman...........................   41    Director
Robert D. Happ............................   55    Director
J.R. Holland, Jr..........................   52    Director
D. Michael Sitton.........................   46    Director
William W. Sprague........................   38    Director


    JARED E. ABBRUZZESE, CHAIRMAN OF THE BOARD. Jared E. Abbruzzese is and has been the Chairman, Chief Executive Officer and Director of CAI Wireless Systems, Inc. since its formation in 1991. From August 1992 until September 1993, Mr. Abbruzzese served in various capacities for the prior operator of a wireless cable system in Albany, New York. Mr. Abbruzzese served as President of The Diabetes Institute Foundation in Virginia Beach, VA from October 1988 until August 1991.

    DAVID WEBB, VICE CHAIRMAN OF THE BOARD. David Webb is a co-founder of Heartland and has been President and Chief Executive Officer and a Director of Heartland since its formation in 1990. Mr. Webb is also a director of Wireless One, Inc. From 1979 to 1989, Mr. Webb was a shareholder, director and manager of Durant Cablevision, Inc. and its predecessor, a traditional hard-wire cable system company. Mr. Webb has been a shareholder and director of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Webb is also a director of Wireless One, Inc.

    ALAN SONNENBERG, VICE CHAIRMAN OF THE BOARD. Alan Sonnenberg has been a Director of CAI since September 29 1995. Mr. Sonnenberg served as President of CAI from September 29,1995, upon the acquisition of ACS Enterprises by CAI, until February 23, 1996, when he became President of the Company. Mr. Sonnenberg served as President of the Company until May 1, 1996, and currently serves as Vice Chairman of the Board. From 1988 until September 29, 1995, Mr. Sonnenberg was Chairman of the Board of Directors and Chief Executive Officer of ACS Enterprises. Mr. Sonnenberg also served as President of ACS Enterprises from 1987 until September 29, 1995. Since 1989, Mr. Sonnenberg has been a director of the Wireless Cable Association International, Inc.

    LOWELL HUSSEY, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Lowell Hussey has been President and Chief Executive Officer of the Company since May 1, 1996 and served as Vice Chairman of the Board from February 23, 1996 until May 1, 1996. Prior to that, Mr. Hussey was Chief Operating Officer of Cross Country Wireless, Inc. ("Cross Country"), which owned the then largest wireless system in the United States in San Bernadino/Riverside, CA and was subsequently sold to Pacific Telesis for consideration of approximately $175 million. Prior to joining Cross Country, Mr. Hussey spent 12 years with Warner Communications and Time Warner, Inc. in a succession of management posts, most recently as Senior Vice President of Marketing and Programming for the entire Cable

Television Division. In that position, Mr. Hussey was responsible for 120 cable television systems serving over 2 million customers and generating over $700 million in annual revenues.

    A. SCOTT LETIER, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. A. Scott Letier has been Senior Vice President and Chief Financial Officer since joining the Company on July 8, 1996. Prior to joining the Company, Mr. Letier served as the Vice President of Finance and Chief Financial Officer of AmeriServ Food Company, one of the largest foodservice distribution companies in the United States, from July 1993 until July 1996. Mr. Letier also served as the Vice President and Corporate Controller of AmeriServ from February 1992 until July 1993. Prior to joining AmeriServ, Mr. Letier served as the Vice President of Finance and Chief Financial Officer of Medcare Management, Inc., and three of its operating companies, Cantex Nursing Homes, a multi-facility provider of long term care, Fiesta Foods, Inc., a manufacturer of snack foods, and Nova Services, Inc., a third party provider of data processing services. From July 1983 to July 1988, Mr. Letier served in various capacities at Ernst & Young, LLP. Mr. Letier is a certified public accountant.

    THOMAS W. DIXON, SENIOR VICE PRESIDENT OF OPERATIONS. Thomas W. Dixon is currently Senior Vice President of Operations, and has held that position since the Company's formation in February 1996. Prior to joining the Company, Mr. Dixon served as Senior Vice President of Heartland Wireless Communications. He began advising Heartland as an Operations Consultant in March 1992 and joined Heartland in September 1993. From 1985 to March 1992, Mr. Dixon was employed as Vice President/Marketing for LDS, a long distance telephone company. Mr. Dixon was responsible for sales, customer service, operations and acquisitions for 30 offices located throughout Texas, Oklahoma and Louisiana.

    JAMES P. ASHMAN, DIRECTOR. James P. Ashman has been Executive Vice President and Chief Financial Officer of CAI since December 1995 and a Director of CAI since March 1994. Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Ashman was Senior Vice President and Treasurer of CAI, positions he held since September 1994. From November 1992 to September 1994, he was a senior advisor of, and independent consultant affiliated with, Carolina Barnes Capital, Inc. ("CBC"), a registered broker dealer. CBC served as financial advisor to CAI from January 1993 until September 1994. Mr. Ashman was Vice President of Richter & Co., Inc. from June 1990 to November 1992.

    ROBERT D. HAPP, DIRECTOR. Robert D. Happ has been a Director of CAI since September 1995. Mr. Happ had been the Managing Partner of the Boston, Massachusetts office of KPMG Peat Marwick LLP ("KPMG") from 1985 until his retirement in 1994. Prior to that, Mr. Happ served in various capacities with KPMG. Mr. Happ is also a director of Galileo Electro-Optics Corp.

    J.R. HOLLAND, JR., DIRECTOR. J.R. Holland, Jr. began advising Heartland as a consultant in October 1992 and became Chairman of the Board of Directors in October 1993. Mr. Holland has been employed as President of Unity Hunt Resources, Inc. since September 1991. Unity Hunt Resources is a large international, private holding company with interests in entertainment, cable television, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President of Hunt Capital. From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified, international holding company. Prior to that, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a management consulting firm. Mr. Holland is also a director of Wireless One, Inc.

    D. MICHAEL SITTON, DIRECTOR. D. Michael Sitton has been President of Sitton Properties & Co., LLC since 1995. Prior to that, Mr. Sitton was the Executive Vice President of Sitton Motor Lines, Inc., a company he co-founded in 1979.

    WILLIAM W. SPRAGUE, DIRECTOR. William W. Sprague has been the President of Crest International Holdings, LLC ("Crest") since February 22, 1996. Crest is a private company whose primary focus is investing in, raising capital for, and managing selected telecommunications projects. Mr. Sprague is also the Chief Financial Officer of TelQuest Ventures, LLC. For the previous five years, Mr. Sprague worked in the Investment Banking Department at Smith Barney Inc., most recently as a Managing Director and head of the Media and Telecommunications Group. Mr. Sprague is also a director of Ethan Allen Interiors, Inc.

    See "The Contributions" for a description of the provisions of the Stockholders' Agreement between CAI and Heartland with respect to, among other matters, the election of directors and officers of the Company and the required director vote on certain types of transactions.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

    The Company and Alan Sonnenberg entered into an employment agreement, as amended, pursuant to which Mr. Sonnenberg has agreed to serve as Vice Chairman of the Board of the Company. Under the employment agreement, Mr. Sonnenberg receives a base salary of $200,000 per year and has been granted options to purchase 215,054 shares of Common Stock, with options to purchase 107,527 shares vesting immediately and the remaining options vesting in 20 equal monthly installments commencing in May 1996, at an exercise price of $9.40 per share. Mr. Sonnenberg served, until the Contribution Closing, as the President of CAI. Mr. Sonnenberg and CAI mutually agreed to terminate the employment agreement between Mr. Sonnenberg and CAI, and Mr. Sonnenberg has surrendered all options to purchase CAI common stock that he previously received in connection with his employment agreement with CAI. Mr. Sonnenberg will continue to serve as a director of CAI.

    The Company and Lowell Hussey entered into an employment agreement pursuant to which Mr. Hussey has agreed to serve as President and Chief Executive Officer of the Company. Pursuant to the Company's Bylaws, Mr. Hussey, as Chief Executive Officer of the Company, became a Director of the Company. Mr. Hussey receives a base salary of $150,000 per year and has been granted options to purchase 322,581 shares of Common Stock, vesting in 36 equal monthly installments, at an exercise price of $9.40 per share.

    The Company and Thomas W. Dixon entered into an employment agreement pursuant to which he became Senior Vice President of Operations of the Company. Mr. Dixon will receive a base salary of $125,000 per year and has been granted options to purchase 53,763 shares of Common Stock, vesting in 36 equal monthly installments, at an exercise price of $9.40 per share.

    The Company has hired A. Scott Letier to serve as a Senior Vice President and Chief Financial Officer of the Company. Mr. Letier receives a base salary of $125,000 per year and has been granted options to purchase 40,000 shares of Common Stock, vesting in 36 equal monthly installments, commencing in July 1996, at an exercise price of $18.80 per share.

    The $9.40 per share exercise price of the options granted to Messrs. Sonnenberg, Hussey, and Dixon was determined by the Board based on the value attributed to the Common Stock component of the Units offered pursuant to the Unit Offering. The $18.80 per share exercise price of the options granted to Mr. Letier was based on the value attributed to the Common Stock on the date of grant.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company will be paid an annual fee of $5,000 and a fee of $625 per meeting attended (including committee meetings), plus out-of-pocket expenses. Officers who also serve as directors will not receive fees for serving as directors.

STOCK OPTION PLAN

    The Company has adopted a stock option plan (the "Stock Option Plan") pursuant to which an aggregate of not more than 752,688 shares of Common Stock may be subject to options to be granted from time to time to key employees (including officers), as well as advisors and independent consultants to the Company or to any of its subsidiaries. Options granted to officers and employees may be designated as incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Options granted to independent consultants and agents may only be designated NQSOs. Options to purchase 695,161 shares at various exercise prices have been granted under the Stock Option Plan.

    The Stock Option Plan will be administered by a committee (the "Committee") established by the Company's Board of Directors which is intended to satisfy the "disinterested director" requirements of Rule 16b-3 under the Exchange Act. The Committee is generally empowered to interpret the Stock Option Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to determine the employees to whom options are to be granted, to determine the time when options may be exercised, and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of ISOs granted under the Stock Option Plan will be not less than 100% of the fair market value per share of Common Stock on the date the options are granted.

    Options will be exercisable for a term that will not be greater than 10 years from the date of grant. ISOs may be exercised only while the original grantee has a relationship with the Company that confers eligibility to be granted options or within three months after the termination of such relationship with the Company, or up to one year after death, retirement or permanent disability. In the event of the termination of such relationship between the original grantee and the Company for cause (as defined in the Stock Option Plan), all options granted to that original grantee terminate immediately. ISOs and NQSOs granted under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the grantee's lifetime only by the grantee, or his or her guardian or legal representative.

    Options granted pursuant to the Stock Option Plan that are ISOs will enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

                                STOCK OWNERSHIP

    The following table sets forth certain information as of the date of this Prospectus regarding the beneficial ownership of the Common Stock of the Company by (a) each person that is the beneficial owner of more than five percent of the Common Stock of the Company, (b) the directors of the Company, (c) the executive officers of the Company, and (d) all directors and executive officers of the Company as a group:


                        NAME AND ADDRESS OF                            NUMBER OF SHARES    PERCENT
                          BENEFICIAL OWNER                                  OWNED          OF CLASS
--------------------------------------------------------------------   ----------------    --------

CAI Wireless Systems, Inc. .........................................       5,421,166         51.90%
  18 Corporate Woods Blvd., 3rd Floor
  Albany, New York 12211

Heartland Wireless Communications, Inc. ............................       3,578,834         34.26%
  200 Chisholm Place, Suite 200
  Plano, Texas 75075

MMDS Holdings II, Inc...............................................         500,000(1)       4.79%
  3900 Washington Street
  Wilmington, Delaware 19802

NYNEX Corporation...................................................         500,000(1)       4.79%
  1111 Westchester Avenue
  White Plains, NY 10604

Alan Sonnenberg.....................................................         150,538(2)       1.42%
  18 Corporate Woods Blvd., 3rd Floor
  Albany, New York 12211

Lowell Hussey.......................................................         107,527(2)       1.02%
  200 Chisholm Place, Suite 202
  Plano, Texas 75075

Thomas W. Dixon.....................................................          26,882(2)       *
  200 Chisholm Place, Suite 202
  Plano, Texas 75075

A Scott Letier......................................................           6,667(2)       *
  200 Chisholm Place, Suite 202
  Plano, Texas 75075

All directors and executive officers of the Company as a group
  (11 persons)......................................................         291,614(2)       2.72%


------------

* Less than 1%.

(1) Does not include 5,421,166 shares of Common Stock owned by CAI. The BANX Affiliates have presently exercisable warrants and conversion rights to acquire approximately 45% of the common stock of CAI.

(2) Represents shares of Common Stock issuable upon the exercise of stock options granted by the Company which are exercisable currently or within 60 days after the date of this Prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERIM SERVICE AND EMPLOYEE SHARING ARRANGEMENTS

    The Company entered into an interim services agreement with Heartland whereby, effective as of the Contribution Closing, Heartland provided miscellaneous administrative services to the Company, including the maintenance of the Company's financial information for a transition period which ended in July 1996. The Company has agreed to pay Heartland's out-of-pocket costs and to reimburse it for its employees' time expended. At present, the Company intends to develop the capability to provide such services for itself.

    Except for two employees of CAI, both of whom CAI employs to assist with programming and licensing functions and shares with the Company on an appropriate cost-sharing basis, CAI does not at present expect to provide any services to the Company.

    The Company believes that the terms of the interim services and employee-sharing arrangements are at least as favorable to the Company as it could obtain from unrelated third parties.

BANX SHARES AND OTHER MATTERS

    MMDS Holdings II, Inc., an affiliate of Bell Atlantic, and NYNEX MMDS Holding Company, an affiliate of NYNEX, were each issued 500,000 shares of Common Stock, which collectively represented a 10% equity interest in the Company (prior to dilution), in exchange for non-cash consideration. See "Registration Rights."

    Under its existing contractual relationships with the BANX Affiliates, CAI has agreed that neither it nor any of its subsidiaries, including the Company, may take certain actions without the consent of the BANX Affiliates. These restrictions are binding on CAI, but not necessarily on the Company, which is not a party to such agreements. The CAI/BANX relationship also requires CAI and its subsidiaries, including the Company, to comply with the restrictions placed on RBOCs, such as Bell Atlantic and NYNEX and their affiliated enterprises, by the Modification of Final Judgment entered by the United States District Court for the District of Columbia on August 24, 1982 (the "MFJ"). The 1996 Act repeals the MFJ; however, the legislation enacts certain restrictions on RBOCs similar to those that were contained in the MFJ. It is unlikely that CAI and its subsidiaries, including the Company, will be subject to these restrictions. Until the FCC adopts implementing regulations, however, the Company cannot predict with certainty the extent to which it and its subsidiaries will be subject to such restrictions.

    A representative from each of Bell Atlantic and NYNEX (the "BANX Observers") shall be entitled to attend all meetings of the Company's board of directors (and committees thereof), or, in lieu of designating the BANX Observers, the BANX Affiliates may designate a representative to the Company's board (which representative will be one of the CAI-designated directors).

HEARTLAND NOTES

    The Heartland Short-Term Note was in the principal amount of $25 million and was repaid on March 1, 1996, with a portion of the net proceeds from the Unit Offering.

    The Heartland Long-Term Note: (i) is in the principal amount of $15 million and has a final maturity date that is 10 years and one day after the Contribution Closing; (ii) bears interest at an annual rate of 10% until the first anniversary of the Contribution Closing and 15% thereafter; (iii) requires that all of the net proceeds received by the Company from the sale of assets be applied to the repayment of the Heartland Long-Term Note; (iv) requires that at least 30% of the net proceeds of any public offering of Common Stock be applied to the repayment of the Heartland Long-Term Note; (v) provides that no cash interest will be paid on the Heartland Long-Term Note until the Notes have been paid in full; and (vi) is subordinated to the Notes upon the occurrence of any event of bankruptcy or insolvency or any default by the Company in the payment or performance of any of its obligations under or in respect of the Notes, in accordance with subordination provisions to be set forth in the Heartland Long-Term Note.

ACQUISITION

    On July 17, 1996, CS Wireless acquired from Heartland all of the outstanding stock of Heartland Georgia. Heartland Georgia owns (i) leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in the Atlanta (suburbs) market, and (ii) leases for four tower sites. The purchase price was approximately $7.2 million. The Company has agreed to sell to an unrelated third party (i) certain assets of Heartland Georgia, such leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in the Atlanta (suburbs) markets and leases to the four tower sites in such markets for $7,300,000, subject to adjustment, plus reimbursement of certain expenses and (ii) the BTA License relating to Atlanta, Georgia for $6,000,000, subject to adjustment. The closing of such sale is subject to various conditions precedent and there can be no assurance that such transaction will be consummated.

OTHER

    The Company has reimbursed CAI in the amount of $700,000 for expenses incurred by CAI in connection with an amendment to its senior note indenture permitting CAI to consummate the transactions contemplated by the Participation Agreement. The Company has also reimbursed CAI in the amounts of $45,000 for filing fees under the Hart-Scott-Rodino Act ("HSR Act") and $3.0 million for payments made by CAI to the FCC in connection with the BTA Auction with respect to the Company's markets. The Company has reimbursed Heartland in the amounts of $700,000 for expenses incurred by Heartland in connection with obtaining the consent of its creditors to the transactions contemplated by the Participation Agreement, $45,000 for filing fees under the HSR Act, $1.8 million for expenses incurred by Heartland in connection with the Acquisitions and $1.1 million for payments made by Heartland in connection with the BTA Auction. See "Industry Overview--Regulation."

                            DESCRIPTION OF THE NOTES

    The Old Notes were, and the New Notes to be issued in exchange for the Old Notes will be, issued under an indenture dated as of February 15, 1996 (the "Indenture") between the Company and Fleet National Bank of Connecticut, as Trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture (the "TIA"). The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used below in this "Description of the Notes" section, the "Company" means CS Wireless Systems, Inc., but not any of its subsidiaries, unless the context otherwise requires.

GENERAL

    The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.

    The Notes are unsecured senior obligations of the Company. The Notes rank senior to all subordinated Indebtedness of the Company, including the Indebtedness evidenced by the Heartland Long-Term Note, and pari passu with all unsecured Indebtedness of the Company which is not by its terms expressly subordinated to the Notes. The Notes are effectively subordinated to all Indebtedness and other liabilities (including trade payables) of the Subsidiaries of the Company, and will be effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. As of March 31, 1996, the Company had $15 million of indebtedness outstanding ranking subordinate to the Notes.

    The Notes will be issued only in registered form, without coupons, in principal denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Initially, the Trustee will act as paying agent and registrar for the Notes. The Company may change any paying agent and registrar without notice to the holders.

MATURITY, INTEREST AND PRINCIPAL

    The Notes are limited to an aggregate principal amount at maturity of $400,000,000 and will mature on March 1, 2006. For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Cash interest on the Notes will neither accrue nor be payable prior to March 1, 2001. Thereafter, cash interest will accrue at a rate of 11 3/8% per annum and will be payable semi-annually on each March 1 and September 1, commencing on September 1, 2001, to the persons who are registered holders at the close of business on the February 15 and August 15 immediately preceding the applicable interest payment date. The Company will pay interest on overdue principal from time to time on demand at the rate of 2% per annum in excess of the rate shown on the cover page of this Prospectus. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the cover page of this Prospectus. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

    The Notes are not entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

    The Indenture provides that the Notes will not be redeemable prior to March 1, 2001. On and after March 1, 2001 the Notes will be redeemable, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date if redeemed during the 12-month period beginning on March 1 of the years indicated below:

YEAR                                                                PERCENTAGE
-----------------------------------------------------------------   ----------
2001.............................................................     105.688%
2002.............................................................     103.792%
2003.............................................................     101.896%
2004 and thereafter..............................................     100.000%

    The Indenture provides that in the event that on or prior to March 1, 1999, the Company consummates one or more public offerings of its Common Stock or issues or sells its Common Stock to a Strategic Equity Investor, the Company may, at its option, redeem from the proceeds of such public offerings or issuance or sale of the Company's Common Stock to a Strategic Equity Investor no later than 60 days following the consummation of such offering or issuance or sale up to 35% of the aggregate principal amount at maturity of the Notes originally issued at a redemption price equal to 111% of the Accreted Value on the date of redemption of the Notes so redeemed; provided, however, that immediately after giving effect to any such redemption, not less than 65% of the aggregate principal amount of the Notes originally issued remains outstanding.

CHANGE OF CONTROL

    The Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company repurchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to March 1, 2001) or 101% of the aggregate principal amount thereof (if on or after March 1, 2001), plus accrued and unpaid interest, if any, to the date of repurchase.

    The Indenture provides that within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be not less than 30 days nor more than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, properly endorsed for transfer together with such other customary documents as the Company may reasonably request, to the paying agent at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

    The Indenture provides that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.

    If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Notes that the Company might be required to purchase.

In the event that the Company were required to purchase Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all.

    With respect to the sale of assets referred to in the definition of Change of Control, the phrase "all or substantially all" as used in such definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to a Change of Control Offer.

    The foregoing provisions may not necessarily afford the holders of the Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect the holders because (i) such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions or (ii) such transactions may include an actual shift in voting power or beneficial ownership to a Strategic Equity Investor or Permitted Holder which is excluded under the definition of Change of Control from the amount of shares involved in determining whether or not the transaction involves a shift of the magnitude required to trigger the provisions.

SELECTION AND NOTICE

    The Indenture provides that in the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee pro rata, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if the Notes are redeemed in part with the proceeds of a public offering of Common Stock or an issuance or sale of Common Stock to a Strategic Equity Investor, the Trustee shall select the Notes to be redeemed by prorating, as nearly as may be, the principal amount of Notes to be redeemed among the holders of the Notes in proportion to the principal amount of Notes registered in their respective names. In any proration pursuant to a public offering of Common Stock or an issuance or sale of Common Stock to a Strategic Equity Investor, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of Notes so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any holder which are to be redeemed, in whole or in part. No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants.

    Limitation on Incurrence of Additional Indebtedness. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, for (collectively "incur") any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company may incur Indebtedness (including, without limitation, any Acquired Indebtedness) if after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom the Company's Leverage Ratio would be less than 5.0 to 1.

    The Indenture provides that any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary shall be deemed to be incurred as of the date such entity becomes a Restricted Subsidiary or the date of such merger; provided, however, that such Indebtedness shall be deemed incurred as of the last day of the Measurement Period for purposes of calculating the Leverage Ratio with respect to such incurrence.

    The Indenture provides that the Company will not, directly or indirectly, incur any Indebtedness that is subordinate to any other Indebtedness of the Company unless such Indebtedness is also expressly subordinated to the Notes; provided, however, that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely because such other Indebtedness is secured.

    Limitation on Restricted Payments. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly:

        (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or payable by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary of the Company) on shares of the Capital Stock of the Company or any Restricted Subsidiary;

        (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any Restricted Subsidiary or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than (x) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (y) to the extent that such Capital Stock or warrants, rights or options are owned by the Company or any Wholly Owned Restricted Subsidiary of the Company;

        (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than the Heartland Long-Term Note) that is subordinate or junior in right of payment to the Notes (other than any such Indebtedness owing to the Company or any Wholly Owned Restricted Subsidiary of the Company);

        (iv) make any Investment (other than Permitted Investments) after the Issue Date; or

        (v) make any (a) principal payment on the Heartland Long-Term Note (except to the extent permitted under clause (iii)(A) of "--Limitation on Asset Sales" covenant below) or (b) payment of cash interest on the Heartland Long-Term Note

(each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii), (iv) and (v) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (a) a Default or an Event of Default under the Indenture shall have occurred and be continuing or would result therefrom, (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Leverage Ratio described under the covenant "--Limitation on Incurrence of Additional Indebtedness" above, or (c) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds or would exceed the sum of:

        (A) the difference between (x) Cumulative EBITDA as of the date of such Restricted Payment, minus (y) the product of 2.0 times Cumulative Interest Expense as of the date of such Restricted Payment, plus

        (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding net cash proceeds attributable to the equity securities comprising a part of the Units and any net proceeds from any public offering of Common Stock or issuance or sale of Common Stock to a Strategic Equity Investor but only to the extent used to redeem the Notes pursuant to the second paragraph of "Optional Redemption" and excluding (A) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company or of any Restricted Subsidiary and (B) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the Company or from any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid or (y) contributed, extended, guaranteed or advanced by the Company or by any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

        (C) without duplication of any amounts included in the immediately preceding subclause (B), 100% of the aggregate net proceeds (determined pursuant to the penultimate paragraph of this covenant) received by the Company from the issuance and sale (other than to any Restricted Subsidiary) of any Qualified Capital Stock of the Company upon the conversion of, or in exchange for, any Indebtedness of the Company or any Restricted Subsidiary (other than any subordinated Indebtedness outstanding immediately after the Issue Date), plus

        (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances in cash, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating Cumulative EBITDA of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the covenant described under "-- Limitation on Restricted and Unrestricted Subsidiaries" below), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture, plus

        (E) without duplication of the immediately preceding subclause (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any amount included in calculating Cumulative EBITDA of the Company).

        Notwithstanding the foregoing, these provisions do not prohibit:

        (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; or

        (2) the acquisition of Capital Stock of the Company or any Restricted Subsidiary or warrants, options or other rights to acquire such Capital Stock through the application of the net proceeds of any capital contribution (other than from a Restricted Subsidiary) or a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; or

        (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or for Indebtedness of the Company which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being exchanged or (ii) through the application of the net proceeds of any capital contribution or a substantially concurrent sale for cash (other than to or from a Restricted Subsidiary) of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or Indebtedness of the Company which is subordinate or junior in right of payment to the Notes, at least to the extent and in the manner that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; or

        (4) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary for consideration which, when added to all loans made pursuant to clause (5) below of this paragraph during the same fiscal year and then outstanding (determined as provided in clause (5) below) does not exceed $500,000 in the aggregate in any fiscal year; or

        (5) the making of loans and advances to employees of the Company or any Restricted Subsidiary in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause (4) of this paragraph during the same fiscal year, does not exceed $500,000 in any fiscal year;

provided, however, that in the case of the immediately preceding clauses (2),
(3), (4) and (5), and in the case of clause (vi) of the definition of "Permitted Investment," no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or Permitted Investment, as the case may be, or would occur as a result thereof.

    The Indenture provides that in determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company), (4) and (5) of the immediately preceding paragraph, and clause (vi) of the definition of "Permitted Investment," shall be included in such calculation.

    The Indenture provides that for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

    The Indenture provides that not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculation may be based on the Company's latest financial statements.

    Limitation on Asset Sales. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, consummate any Asset Sale unless:

        (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and, in the event such consideration is greater than $20,000,000, an opinion from a nationally recognized investment banking firm states that such fair market value, determined as of the date a definitive agreement has been entered into for such Asset Sale, is fair, from a financial point of view, to the Company or such Restricted Subsidiary;

        (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is cash or Cash Equivalents (other than in the case where the Company is exchanging all or substantially all the assets of one or more geographic service areas operated by the Company or any Restricted Subsidiary (including by way of the transfer of Capital Stock) for all or substantially all the assets (including by way of the transfer of Capital Stock) constituting one or more geographic service areas operated by another Person (each, a "Permitted Exchange"), in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition; and

        (iii) upon the consummation of an Asset Sale (other than any Permitted Exchange), the Company applies, or causes such Restricted Subsidiary to apply, or enters into, or causes such Restricted Subsidiary to enter into, a binding commitment to apply, any Net Cash Proceeds within 180 days of receipt thereof (it being understood that any binding commitment to so apply must be consummated within 240 days of such receipt) either (A) to prepay or repay the Heartland Notes in accordance with the terms of the Notes and the Participation Agreement, or (B) to reinvest in Productive Assets, or (C) to repay or prepay Indebtedness (other than non-recourse Indebtedness) of any Restricted Subsidiary, or (D) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to "--Limitation on Liens" below, or (E) to the extent not applied pursuant to the immediately preceding clauses (A), (B), (C) or (D), pro rata (based on the aggregate principal amount at maturity of the Notes and such other Indebtedness then outstanding) to (I) the repayment or prepayment of any Indebtedness of the Company (other than the Notes, and any Indebtedness subordinated to the Notes) that is at the time redeemable or prepayable (and is so redeemed or prepaid) and (II) purchase Notes tendered to the Company for purchase at a price equal to 100% of the Accreted Value thereof on the date of repurchase (if prior to March 1, 2001) or 100% of the principal amount thereof (if on or after March 1, 2001), plus in each case accrued and unpaid interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (an "Asset Sale Offer"); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this clause (iii); provided, further, however, that the Company may defer making an Asset Sale Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equal or exceed $5,000,000.

    The Indenture provides that each notice of an Asset Sale Offer will be mailed, by first class mail, to holders of Notes as shown on the applicable register of holders of Notes. Such notice will specify, among other things, the purchase date (which will be not less than 30 days nor more than 45 days from the date such notice is mailed, except as otherwise required by law) and the amount of Net Cash Proceeds available to repurchase Notes and will otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in principal amount at maturity. To the extent holders properly tender Notes with an aggregate principal amount exceeding the Net Cash Proceeds available to repurchase Notes in the Asset Sale Offer, Notes of tendering holders will be repurchased on a pro rata basis (based upon the aggregate principal amount at maturity tendered). To the extent that the Accreted Value (if prior to March 1, 2001) or the aggregate principal amount of Notes (if on or after March 1, 2001) tendered pursuant to an Asset Sale Offer is less than the amount of Net Cash Proceeds available therefor, the Company may use any remaining portion of such available Net Cash Proceeds not required to fund the repurchase of tendered Notes for any purposes otherwise permitted by the Indenture. Upon the consummation of any Asset Sale Offer, the amount of Net Cash Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero.

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets" the successor Person shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale; provided, however, that to the extent that the Company is required to make an offer to repurchase the Notes pursuant to the provisions described under "--Change of Control" above, in connection with any transaction that would otherwise be within the terms of this paragraph, the successor Person need not comply with the provisions of this paragraph. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    The Indenture provides that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

    Limitations on Transactions with Affiliates. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, enter into, amend or permit or suffer to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with or for the benefit of any of its Affiliates (an "Affiliate Transaction"), other than any Affiliate Transaction or Affiliate Transactions that are on terms that are fair and reasonable to the Company and no less favorable to the Company than those that might reasonably have been obtained at such time in a comparable transaction by the Company on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5,000,000 or more, such determination will be made in good faith by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, however, that for a transaction or series of related transactions involving value of $10,000,000 or more, the Board of Directors of the Company shall have received, prior to the consummation thereof, an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing provisions shall not prohibit or restrict (a) transactions between the Company and a Wholly Owned Restricted Subsidiary of the Company or among Wholly Owned Restricted Subsidiaries of the Company, (b) Restricted Payments and Permitted Investments made in accordance with the covenant described under "--Limitation on Restricted Payments" above, (c) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities, to the extent permitted by law, (d) making loans or advances to officers, employees or consultants of the Company and the Restricted Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such

Restricted Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (e) rights or agreements with respect to Affiliate Transactions contemplated by the Participation Agreement, (f) any employment or option agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors of the Company, (g) Affiliate Transactions in existence, or for which rights or agreements are in existence, on the Issue Date, in each case as in effect on the Issue Date, (h) channel leases and options with Affiliates entered into after the Issue Date provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, and are approved by a majority of the Board of Directors of the Company, (i) amendments to, or renewals of, the agreements and leases referred to in clause (h) of this sentence; provided, however, that any such amendments or renewals are no less beneficial to the Company or applicable Restricted Subsidiary than the agreement or lease being amended or renewed and are approved by a majority of the Board of Directors of the Company and (j) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and shareholders of the Company.

    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary (each of the foregoing restrictions, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction was not incurred in connection with, as a result of, or in anticipation of the incurrence of such Indebtedness and is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) instruments governing Indebtedness of Restricted Subsidiaries permitted under clause (j) of the definition of Permitted Indebtedness; provided, however, that no such encumbrance or restriction shall be effective other than at such time as there is a payment default or financial covenant default pursuant to the terms of the instrument governing such Indebtedness (it being understood that such covenants shall be of the type customarily included in the financings incurred in the ordinary course of business); (6) agreements existing on the Issue Date as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements which affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement described in clause (4), (5) or (6) of this covenant; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (4), (5) or (6) of this covenant; (8) Liens permitted under the Indenture to the extent that such Liens restrict the transfer of the asset or assets subject thereto; and (9) with respect to clause (d) above, purchase money obligations for property acquired in the ordinary course of business pursuant to ordinary business terms.

    Limitation on Restricted and Unrestricted Subsidiaries. The Indenture provides that the Board of Directors of the Company may (subject to the penultimate paragraph of this covenant), if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
(i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above; and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio of the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above. The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under the covenant described under "--Limitation on Restricted Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio of the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

    The Indenture provides that for purposes of the covenant described under "--Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to (A) the amount of Investments in any Unrestricted Subsidiary that becomes a Wholly Owned Restricted Subsidiary after the date of such Investment or (B) the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary that were treated as Restricted Payments under the Indenture (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

    The Indenture provides that notwithstanding the foregoing, the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

    The Indenture provides that Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this covenant, all Subsidiaries of a Restricted Subsidiary will be Restricted Subsidiaries and all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries. The Board of Directors of the Company may not change the designation of a Subsidiary of the Company more than twice in any period of five years.

    Limitation on Preferred Stock of Restricted Subsidiaries. The Indenture provides that the Company will not permit any Restricted Subsidiary to, directly or indirectly, issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prevent the issuance of or be violated by reason of (i) Preferred Stock of Restricted Subsidiaries to the extent that such Preferred Stock is outstanding on the Issue Date; (ii) Preferred Stock issued by a Person prior to the time that (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) another Person merges with or into such Person in a transaction in which such Person becomes a Restricted Subsidiary, in each case only if such Preferred Stock was not issued in anticipation of or in connection with or as a result of such transaction; and
(iii) Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Preferred Stock referred to in the foregoing clauses (i) or (ii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to that date of redemption or maturity of the Preferred Stock being so refinanced); provided, further, however, that (a) the liquidation value of such Preferred Stock so issued shall not exceed the liquidation value of the Preferred Stock so refinanced and (b) the Preferred Stock so issued (I) shall have a stated maturity not earlier than the stated maturity of the Preferred Stock being refinanced and (II) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Preferred Stock being refinanced.

    Limitation on Liens. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any of their respective property or assets or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, whether owned on the date of the Indenture or thereafter acquired, unless (x) in the case of Liens securing Indebtedness subordinate to the Notes, the Notes are secured by a valid, perfected Lien on such property, assets or proceeds that is senior in priority to such Liens and
(y) in all other cases, the Notes are equally and ratably secured; provided, however,that the foregoing shall not prohibit or restrict, and the Company need not equally and ratably secure the Notes as a result of, Permitted Liens.

    Limitation on Sale and Leaseback Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Leverage Ratio of the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above and (ii) the Sale and Leaseback Transaction constitutes an Asset Sale effected in accordance with the requirements of the covenant described under "-- Limitation on Asset Sales" above.

    Limitation on Line of Business. The Indenture provides that for so long as any Notes are outstanding, the Company and the Restricted Subsidiaries will engage solely in the business of (i) transmitting video, voice or data primarily through wireless cable transmission facilities, (ii) utilizing wireless channels for any commercial purpose permitted by the FCC, and (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above (including pursuant to acquisitions of entities or divisions or lines of business of entities in the foregoing business); notwithstanding the foregoing, however, ownership by the Company or any Restricted Subsidiary of stock in any Unrestricted Subsidiary, or any other entity which is not a Restricted Subsidiary, shall not be deemed to violate this covenant.

    Merger, Consolidation and Sale of Assets. The Indenture provides that the Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation involving the Company, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (including, with respect to the Restricted Subsidiaries, by merger or consolidation) (any such surviving Person or Persons of such merger or consolidation or to whom such sale, assignment, conveyance, lease or other disposition has been made being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and, if then in effect, the Notes Registration Rights Agreement, and in each case, the Indenture, and, if then in effect, the Notes Registration Rights Agreement shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio in the covenant described under "--Limitation on Incurrence of Additional Indebtedness" above; and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

    The Indenture provides that for purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture provides that in connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof complies with the requirements under the Indenture.

    The Indenture provides that upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture, the Notes, and if then in effect, the Notes Registration Rights Agreement; provided, however, that solely for purposes of calculating Cumulative EBITDA in connection with the covenant described under "--Limitation on Restricted Payments" above, any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets.

    The Indenture provides that for all purposes of the Indenture and the Notes (including the provisions of this covenant and the covenants described under "--Limitation on Incurrence of Additional Indebtedness," "--Limitation on Restricted and Unrestricted Subsidiaries" and "--Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described under "--Limitation on Restricted and Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

EVENTS OF DEFAULT

    The Indenture provides that the following events will be defined in the Indenture as "Events of Default":

        (i) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days;

        (ii) the failure to pay the principal or Accreted Value of any Note when such principal or Accreted Value becomes due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

        (iii) a default in the observance or performance of any other covenant or agreement contained in the Notes or the Indenture which default continues for a period of 60 days after the Company receives written notice thereof from the Trustee specifying the default and stating that such notice is a "Notice of Default" under the Indenture or the Company and the Trustee receive such notice from holders of at least 25% in aggregate principal amount of the outstanding Notes;

        (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more and with respect to such clauses
    (a) and (b) such Payment Default or acceleration has not been rescinded or annulled or such Indebtedness discharged or paid in full in cash within 20 days;

        (v) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) being rendered against the Company or any of its Material Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

        (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Subsidiaries; or

        (vii) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall foreclose upon assets of the Company or any Restricted Subsidiary having an aggregate fair market value, individually or in the aggregate, of at least $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

    The Indenture provides that upon the happening of any Event of Default specified in the Indenture, the Trustee may, or the holders of at least 25% in principal amount of outstanding Notes may, declare the Accreted Value (if prior to March 1, 2001), or all unpaid principal amount of, and accrued but unpaid interest, if any, on (if on or after March 1, 2001) all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and upon such declaration the same shall become immediately due and payable, notwithstanding anything contained in the Notes or the Indenture to the contrary. If an Event of Default with respect to bankruptcy proceedings relating to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitation, holders of not less than a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or a failure to comply with the covenants and provisions described under "--Change of Control"; "-- Certain Covenants--Limitation on Asset Sales"; and "--Merger, Consolidation and Sale of Assets" above) if it determines that withholding notice is in their interest.

    The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph but before a judgment or decree of money due in respect of the Notes has been obtained, the holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Company and the Trustee may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate provided for in the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Prior to the declaration of acceleration of the Notes, the holders of not less than a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes or any default in respect of any covenant which cannot be amended without the consent of each holder affected.

    The Indenture provides that no holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of not less than a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed or provided for in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

    The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Indenture provides that the Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under "--Certain Covenants" above (including the covenant described under "--Change of Control" above) and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("covenant defeasance").

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
    The Indenture provides that in order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    The Indenture provides that the Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid, Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company;
(iii) there exists no Default or Event of Default under the Indenture; and (iv) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

REPORTS TO HOLDERS

    The Indenture provides that the Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations.

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
Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Indenture requires the Company to continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. Upon qualification of the Indenture under the TIA, the Company shall also comply with the provisions of TIA Sec. 314(a). The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee and the holders within the periods of time referred to in the preceding sentence. The Company shall provide to any holder of Notes any information reasonably requested by such holder concerning the Company (including financial statements) necessary in order to permit such holder to sell or transfer Notes in accordance with Rule 144A promulgated under the Securities Act.

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement the Indenture or the Notes without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with "--Certain Covenants-- Merger, Consolidation, and Sale of Assets" above; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (e) to provide for issuance of the New Notes (which will have terms substantially identical in all material respects to the Old Notes except that the transfer restrictions contained in the Old Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Old Notes, as a single issue of securities; or (f) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Company may not make any change that adversely affects the rights of any Holder under the Indenture. Other modifications and amendments of the Indenture or the Notes may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Notes, except that, without the consent of each holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose holders must consent to any amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest or additional interest, on any Notes; (iii) reduce the principal amount or Accreted Value (or rate of accretion) of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of and interest on such Note on or after the date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) subordinate in right of payment, or otherwise subordinate, the Notes to any other Indebtedness or obligation of the Company; or (vii) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture provides that the Indenture and the Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "Accreted Value" means with respect to any Note, as of any date of the determination prior to March 1, 2001, the sum of (a) $573.71 and (b) the portion of the excess of the principal amount of such Note over the amount which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 11 3/8% per annum, compounded semi-annually on each March 1 and September 1 from the Issue Date through the date of determination.

    "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person, including any such Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person's becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

    "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not, with respect to the Company, include any Wholly Owned Restricted Subsidiary of the Company.

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
    "Analog Customer" means a Qualifying Customer who is not a Digital Customer.

    "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person.

    "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms), assignment or other transfer or disposition for value (for purposes of this definition, each, a "disposition") by the Company or any Restricted Subsidiary (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company) whereby such Subsidiary shall cease to be a Restricted Subsidiary) to any Person of (i) any Capital Stock of any Restricted Subsidiary (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business pursuant to ordinary business terms; provided, however, that for purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales" above, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $1,000,000 in any fiscal year; (b) transactions complying with the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets" above; (c) any disposition to the Company; (d) any disposition to a Wholly Owned Restricted Subsidiary of the Company that is not subject to any Payment Restriction; (e) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with the covenant described under "--Certain Covenants--Limitation on Liens" above; (f) any Restricted Payment (or Permitted Investment) permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" above; and (g) any disposition of assets or property in the ordinary course of business and on ordinary business terms to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business.

    "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

    "BANX Affiliates" means Bell Atlantic Corporation, a Delaware corporation, and NYNEX Corporation, a Delaware corporation, and their Affiliates.

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
    "CAI" means CAI Wireless Systems, Inc., a Connecticut corporation.

    "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of the Indenture, the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

    "Change of Control" means the occurrence of one or more of the following events:

        (i) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and the Restricted Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to any Strategic Equity Investor, in any such event pursuant to a transaction in which immediately after the consummation thereof the Person or Persons owning a majority of the voting power of the Voting Stock of the Company immediately prior to the consummation of such transaction, or a Strategic Equity Investor and the Persons owning a majority of the Voting Stock of the Company immediately prior to such transaction shall not own, directly or indirectly, a majority of the voting power of the Voting Stock of the Person to whom such sale, lease, exchange, transfer or other disposition has been made; or

        (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

        (iii) any Person or Group, excluding any Strategic Equity Investor and any Permitted Holder, either (1) is or becomes, by purchase, tender offer, exchange offer, open market purchases, privately negotiated purchases or otherwise, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or after the passage of time only), directly or indirectly, of more than 50% of the total then outstanding voting power of the Voting Stock of the Company (for the purpose of this clause (iii), such Person or Group will be deemed to "beneficially own" (determined as aforesaid) the voting power of the Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") if such Person or Group "beneficially owns," directly or indirectly, a majority of the voting power of the Voting Stock of such parent corporation) or (2) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company (for purposes of this clause (iii), any Strategic Equity Investor or Permitted Holder, as the case may be, will be deemed to "beneficially own" (determined as aforesaid) the voting power of the Voting Stock of a specified corporation held by a parent corporation so long as such Strategic Equity Investor or Permitted Holder, as the case may be, "beneficially owns," directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation); provided, however, that no Change of Control shall be deemed to have occurred pursuant to this clause (iii) solely due to a Person that on the date of acquisition of such Voting Stock was a Strategic Equity Investor thereafter failing to be a Strategic Equity Investor due to a change in such Person's Total Market Capitalization; or

        (iv) the Company consolidates with or merges into another Person (other than a Strategic Equity Investor) and the stockholders immediately prior to such merger or consolidation, or a Strategic Equity Investor and the stockholders immediately prior to such merger or consolidation, hold less than a majority of the voting power of the Voting Stock of the resulting entity.

    "Closing Price" means on any Trading Day with respect to the per share price of any shares of Capital Stock the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

    "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income of such Person, plus
(ii) to the extent such Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (B) Consolidated Interest Expense of such Person and (C) without duplication of any amount included in subclause (A) or (B) of this clause (ii), Consolidated Non-Cash Charges of such Person, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, less (iii) (A) all non-cash items increasing such Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior

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period, all as determined on a consolidated basis for such Person and its
Restricted Subsidiaries in conformity with GAAP.

    "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication, (a) gains and losses from sales or other dispositions of assets of such Person or any Restricted Subsidiary of such Person or of Capital Stock of any Restricted Subsidiary of such Person or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income of any Unrestricted Subsidiary and Persons (other than Restricted Subsidiaries) accounted for by such Person using the equity method of accounting, except to the extent of cash dividends or distributions actually paid in cash to such Person or any Restricted Subsidiary (in the case of any such payment to a Restricted Subsidiary, subject to the limitations set forth in clause (e) of this definition), not to exceed such Person's proportionate share of such net income for such period, (d) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with such Person or any of its Restricted Subsidiaries, (e) the net income (but not loss) of any Restricted Subsidiary of such Person for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise (regardless of any waiver), and (f) any gain or loss realized upon the termination of any employee benefit plan, on an after-tax basis.

    "Consolidated Net Worth" means, with respect to any Person, at any date, the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less any amounts attributable to Disqualified Capital Stock of such Person and any Preferred Stock of any of its Restricted Subsidiaries (other than to the extent held by such Person or any of its Wholly Owned Restricted Subsidiaries).

    "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item).

    "Consolidated Total Indebtedness" means, with respect to any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Restricted Subsidiaries.

    "Cumulative EBITDA" means the cumulative Consolidated EBITDA of the Company from and after the first day of the first fiscal quarter beginning after the Issue Date to the end of the fiscal quarter immediately preceding the date of determination ending not more than 135 days prior to the date of determination, or, if such cumulative Consolidated EBITDA for such period is negative, minus the amount by which such cumulative Consolidated EBITDA is less than zero.

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    "Cumulative Interest Expense" means the aggregate amount of Consolidated
Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after the Issue Date to the end of the fiscal quarter immediately preceding the date of determination ending not more than 135 days prior to the date of determination.

    "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "Determination Date" shall have the meaning set forth in the definition of Leverage Ratio.

    "Digital Customer" means a Qualifying Customer who is served utilizing digital technology.

    "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

    "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

    "Existing Qualifying Customers" means 50,000, reduced by the number of Qualifying Customers that may be sold in connection with the sale of assets comprising Markets Held for Sale.

    "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as provided in the Trust Indenture Act of 1939, as amended, and except with respect to non-cash Investments not exceeding $5,000,000, fair market value shall be determined (I) with respect to any Asset Sale involving consideration of less than $5,000,000, by management of the Company and (II) in all other cases (whether or not involving an Asset Sale), by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee; provided, however, that if (A) the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5,000,000 or (B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, then fair market value shall be determined by a nationally recognized investment banking firm.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

    "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and
(B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

    "Heartland" means Heartland Wireless Communications, Inc., a Delaware corporation.

    "Heartland Long-Term Note" means the promissory note of the Company in the principal amount of $15.0 million, in the form issued to Heartland on the Issue Date.

    "Heartland Notes" means, collectively, the Heartland Short-Term Note and the Heartland Long-Term Note.

    "Heartland Short-Term Note" means the promissory note of the Company in the principal amount of $25.0 million, in the form issued to Heartland on the Issue Date.

    "Heartland Short-Term Note Collateral" means $25.0 million that was deposited in a segregated bank account or invested in a cash equivalent investment by the Company on the Issue Date, which funds, together with the interest thereon, shall secure the obligation of the Company to repay the Heartland Short-Term Note.

    "Incremental Qualifying Customers" means, as of the date of determination, the aggregate number of Qualifying Customers of the Company and its Restricted Subsidiaries minus Existing Qualifying Customers.

    "incur" shall have the meaning set forth in "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above; and "incurrence" and "incurred" shall have meanings correlative to the foregoing.

    "Indebtedness" means with respect to any Person, without duplication, any liability of such Person or such Person's Restricted Subsidiaries (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property (including, without limitation, obligations which constitute wireless channel rights obligations as they have been calculated in the financial statements included in this Prospectus), or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, (viii) for the higher of the voluntary liquidation preference, involuntary liquidation preference, fixed redemption price or repurchase price of all Disqualified Capital Stock and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) which is secured by any Lien on any property or asset of such first referred to Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, however, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

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
    "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

    "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness) and (iii) guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed). Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $5,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made. Notwithstanding the foregoing, the purchase or acquisition of any securities of any other Person to the extent effected with Qualified Capital Stock of the Company shall not be deemed to be an Investment. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    "Issue Date" means the actual date of original issuance of the Notes, which was February 23, 1996.

    "Leverage Ratio" means, as to any Person, the ratio of (i) the Consolidated Total Indebtedness of such Person as of the date of the transaction or event giving rise to the need to calculate the Leverage Ratio (the "Determination Date") on a consolidated basis in accordance with GAAP to (ii) the product of
(A) the Consolidated EBITDA of such Person for the full fiscal quarter for which financial information is available ending immediately prior to the Determination Date (such fiscal quarter, the "Measurement Period") and (B) four.

    For purposes of this definition, the Consolidated Total Indebtedness of the Person as of the Determination Date shall be adjusted as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied on the Determination Date. For purposes of calculating Consolidated EBITDA of the Company for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during the Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset

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Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

    "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell, and any filing of or any agreement to give, any security interest).

    "Markets Held for Sale" means the Bakersfield and Stockton/Modesto, California markets and related assets.

    "Material Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries and each Defaulting Subsidiary (as defined below), (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company (exclusive of all Unrestricted Subsidiaries) or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company (exclusive of all Unrestricted Subsidiaries), all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Restricted Subsidiaries for such fiscal year prepared in conformity with GAAP. "Defaulting Subsidiary" means any Restricted Subsidiary with respect to which an event described under clause (v) of the first paragraph of "--Events of Default" above has occurred and is continuing, determined as if the words "Material Subsidiary" in such clause were the words "Restricted Subsidiary" therein.

    "Measurement Period" shall have the meaning set forth in the definition of Leverage Ratio.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any Restricted Subsidiary from such Asset Sale net of
(i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers' fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary consummating such Asset Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve, in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any Restricted Subsidiary in connection with any such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes) and (v) all distributions and other payments required to be made to minority interests holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

    "Participation Agreement" means the Participation Agreement dated as of December 12, 1995, among CAI, Heartland and the Company, as amended by Amendment No. 1 to the Participation Agreement dated as of February 22, 1996, among CAI, Heartland and the Company.

    "Payment Restriction" shall have the meaning set forth in "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" above.

    "Permitted Exchange" shall have the meaning set forth in "--Certain Covenants--Limitation on Asset Sales" above.

    "Permitted Holder" means any of (i) CAI and its Affiliates; (ii) Heartland and its Affiliates; or (iii) the BANX Affiliates.

    "Permitted Indebtedness" means, without duplication, each of the following:

    (a) the Notes;

    (b) Indebtedness of the Company evidenced by (i) the Heartland Short-Term Note and (ii) the Heartland Long-Term Note;

    (c) Indebtedness outstanding on the Issue Date less any prepayments or repayments in respect thereof;

    (d) Interest Swap Obligations; provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness, to the extent the notional principal amount of such Interest Swap Obligation do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

    (e) Indebtedness incurred by the Company the proceeds of which are to be used to effect the acquisition of any rights relating to wireless cable channels, or of any entity or division or line of business or geographic market of an entity engaged in the Wireless Cable Business (including through the acquisition of Capital Stock or all or substantially all of the assets of such entity or division or line of business); provided, however, that no such Indebtedness may be incurred pursuant to this clause (e) if the aggregate amount of Indebtedness and other payment obligations incurred in connection with such acquisition (including in such calculation any covenants not to compete (other than pursuant to customary employment contracts) and other deferred payment arrangements) is in excess of 50% of the total consideration paid or payable in connection with such acquisition;

    (f) the incurrence of additional Indebtedness by the Company and any Indebtedness incurred by the Company to refinance any such Indebtedness; provided, however, that (i) the proceeds of such Indebtedness are used to fund the build-out of the Wireless Cable Business of the Company or the Restricted Subsidiaries (including the purchase and installation of wireless cable equipment); and (ii) such Indebtedness does not exceed at the time of incurrence the sum of:

        (A) the product of the number of Incremental Qualifying Customers who are Digital Customers on the date of incurrence times $650; plus

        (B) the product of the number of Incremental Qualifying Customers who are Analog Customers on the date of incurrence times $550;

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    (g) Refinancing Indebtedness;

    (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (i) Acquired Indebtedness of any corporation that becomes a Restricted Subsidiary after the Issue Date which Indebtedness is existing at the time such corporation becomes a Restricted Subsidiary; provided however, that (A) immediately before and immediately after giving effect to such corporation becoming a Restricted Subsidiary (as if such Indebtedness were incurred on the first day of the Measurement Period) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the Leverage Ratio of the covenant described under "-- Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above, (B) such Indebtedness is without recourse to the Company or to any Restricted Subsidiary or to any of their respective properties or assets other than the Person becoming a Restricted Subsidiary or its properties and assets and (C) such Indebtedness was not incurred as a result of or in connection with or in contemplation of such entity becoming a Restricted Subsidiary;

    (j) additional Indebtedness incurred by the Company and Indebtedness of Restricted Subsidiaries, and any Indebtedness incurred by the Company or any Restricted Subsidiary to refinance any such Indebtedness; provided, however, that the aggregate principal amount of Indebtedness incurred and outstanding pursuant to this clause (j) shall not exceed $5 million in the aggregate at any time outstanding;

    (k) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company owed to and held by the Company or another Wholly Owned Restricted Subsidiary of the Company, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly Owned Restricted Subsidiary of the Company (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary of the Company which is owed Indebtedness of another Wholly Owned Restricted Subsidiary of the Company such that it ceases to be a Wholly Owned Restricted Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above;

    (l) Indebtedness of the Company owed to and held by a Wholly Owned Restricted Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes, except that (i) any transfer of such Indebtedness by a Wholly Owned Restricted Subsidiary of the Company (other than to another Wholly Owned Restricted Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Wholly Owned Restricted Subsidiary of the Company which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Restricted Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of the covenant described under "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness" above;

    (m) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business pursuant to ordinary business terms; and

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    (n) subordinated Indebtedness incurred by the Company and owing to any
Strategic Equity Investor and any Indebtedness incurred by the Company to refinance such Indebtedness and owing to a Strategic Equity Investor; provided, however, that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this clause (n) shall not exceed $100 million (or if such Indebtedness is issued at a discount from the face amount thereof, with an initial issue price of not more than $100 million); provided, further, however, that such subordinated Indebtedness shall (i) not by its terms provide for the payment of any cash interest thereon or for any payments of principal thereof (whether pursuant to sinking fund or otherwise) at any time prior to the date which is six months after the earlier to occur of the Final Maturity Date or the date on which all of the Notes are repaid in full or are no longer outstanding;
(ii) be expressly subordinated in right of payment to the Notes (and any refinancing thereof, including any refinancing that increases the amount thereof) and all other Indebtedness of the Company at any time outstanding (unless such Indebtedness expressly provides that it is not senior debt in respect of such subordinated Indebtedness) pursuant to subordination terms which are at least substantially equivalent to those set forth as an exhibit to the Indenture; (iii) have a stated maturity not earlier than the date which is six months after the earlier to occur of the Final Maturity Date or the date on which all of the Notes are repaid in full or are no longer outstanding; (iv) not have in the documentation evidencing such Indebtedness any term, covenant, provision or default or event of default which is materially more favorable to the holder thereof than the terms, covenants, provisions or defaults or events of default set forth in the Notes and the Indenture (it being expressly understood that any such Indebtedness incurred under this clause (n) may have an interest rate and interest terms different from the Notes); and (v) not be secured by any Lien on any property or asset of the Company or any Restricted Subsidiary.

    "Permitted Investment" means, without duplication, each of the following:

    (i) Investments arising as a result of the receipt by the Company or any Restricted Subsidiary of non-cash consideration for an Asset Sale effected in compliance with "--Certain Covenants--Limitation on Asset Sales" above (other than pursuant to a Permitted Exchange);

    (ii) Investments by the Company or any Wholly Owned Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investment and, as a result thereof, becomes a Wholly Owned Restricted Subsidiary of the Company and Investments in the Company by any Subsidiary of the Company;

    (iii) Cash and Cash Equivalents;

    (iv) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement;

    (v) Investments existing on the Issue Date to the extent and in the manner so existing on the Issue Date; and

    (vi) Investments by the Company or any Restricted Subsidiary to acquire the stock of or assets of a Person engaged in the subscription television business, including transmission and related services, not to exceed the sum of (i) $15,000,000, and (ii) the net cash proceeds of any capital contribution (other than from a Restricted Subsidiary) or a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company, at any time outstanding.

    "Permitted Liens" means, without duplication, each of the following:

    (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

    (ii) Liens existing on the Issue Date as in effect on such date;

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    (iii) Liens on property of the Company securing Indebtedness incurred pursuant to clauses (e), (f) or (j) of Permitted Indebtedness;

    (iv) Liens on property existing on the date of acquisition thereof; provided, however, that such Liens are not incurred as a result of, or in connection with or in anticipation of, such transaction and such Liens relate solely to the property so acquired;

    (v) Liens to secure the payment of all or a part of the purchase price or construction cost of acquired or constructed property which is to be used by the Company exclusively in the Wireless Cable Business, including related activities and services, after the Issue Date; provided, however, that the Indebtedness secured by such Liens shall not exceed the lesser of 100% of the cost of such property or of the fair market value of such property and such Liens shall not extend to any other property or assets of the Company or of any Restricted Subsidiary other than the property or assets so acquired;

    (vi) Liens for taxes, assessments and governmental charges to the extent not required to be paid under the Indenture;

    (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens to the extent not required to be paid under the Indenture;

    (viii) pledges or deposits to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"));

    (ix) Liens to secure the performance of public statutory obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money), in each case incurred in the ordinary course of business pursuant to ordinary business terms;

    (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred in the ordinary course of business pursuant to ordinary business terms not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

    (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business pursuant to ordinary business terms;

    (xii) judgment and attachment Liens not giving rise to an Event of Default;

    (xiii) leases or subleases granted to others in the ordinary course of business pursuant to ordinary business terms and consistent with past practice not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

    (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease;

    (xv) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any Restricted Subsidiary is a lessee;

    (xvi) Liens with respect to Acquired Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation of Incurrence of Additional Indebtedness" above; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company and were not granted as a result of, in

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connection with, or in anticipation of, the incurrence of such Acquired
Indebtedness by the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company;

    (xvii) Liens to secure Capitalized Lease Obligations to the extent arising from transactions consummated in compliance with "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and "--Limitation on Sale and Leaseback Transactions" above; provided, however, that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary, other than the property or assets subject to such Capitalized Lease Obligation;

    (xviii) any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent any such clause limits the amount secured or the asset subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amount secured thereby beyond the assets or amounts set forth in such clauses; and

    (xix) any Lien created by the grant of the security interest in the Heartland Short-Term Note Collateral for the purpose of securing repayment of the Heartland Short-Term Note.

    "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "Productive Assets" means assets of a kind used or usable by the Company and the Restricted Subsidiaries in wireless cable television businesses or businesses reasonably related thereto.

    "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

    "Qualifying Customers" means, as of any date of determination, the aggregate number of Subscribers for the Company and the Restricted Subsidiaries as of the last day of the most recent month ending not more than 45 days prior to the date of determination; provided, however, that the Company shall have received all fees due from such Customer within 90 days of billing by the Company; and provided, further, however, that to the extent any Strategic Equity Investor is then realizing an economic interest in the revenues of a Subscriber, whether through contract, joint marketing arrangements, equity interests in a Restricted Subsidiary or otherwise, such Subscriber shall not be deemed a Qualifying Customer.

    "refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; "refinanced" and "refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or of any Restricted Subsidiaries incurred in accordance with "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness" above (other than pursuant to clauses (b)(i), (d), (f), (h), (j),
(k), (l) and (m) of the definition of Permitted Indebtedness); provided, however, that such Indebtedness so incurred to refinance such other Indebtedness (the "Existing Indebtedness") (1) is not in an aggregate principal amount as of the date of the consummation of such proposed refinancing in excess of (or if such Indebtedness being incurred to refinance the Existing Indebtedness is issued with original issue discount, at an original issue price not in excess
of) the sum of (i) the aggregate principal

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amount outstanding of the Existing Indebtedness (provided that (a) if such
Existing Indebtedness was issued with original issue discount, in excess of the accreted amount of such Existing Indebtedness (as determined in accordance with GAAP) as of the date of such proposed refinancing, (b) if such Existing Indebtedness was incurred pursuant to a revolving credit facility or any other agreement providing a commitment for subsequent borrowings, with a maximum commitment under the agreement governing the Indebtedness proposed to be incurred not in excess of the maximum commitment amount under such Existing Indebtedness and (c) any amount of such Existing Indebtedness owned or held by the Company or any of its Subsidiaries shall not be deemed to be outstanding for the purposes hereof) as of the date of such proposed refinancing, plus (ii) the amount of any premium required to be paid under the terms of the instrument governing such Existing Indebtedness and plus (iii) the amount of reasonable expenses incurred by the Company in connection with such refinancing and (2) does not have (I) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Existing Indebtedness or (II) a final maturity earlier than the final maturity of the Existing Indebtedness; provided, further, however, that (y) if such Existing Indebtedness is subordinate or junior to the Notes, then such Indebtedness proposed to be incurred to refinance the Existing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Existing Indebtedness and (z) such Indebtedness proposed to be incurred to refinance the Existing Indebtedness is not incurred more than three months prior to the complete retirement or defeasance of the Existing Indebtedness with the proceeds thereof.

    "Restricted Payment" shall have the meaning set forth in the covenant described under "--Certain Covenants--Limitation on Restricted Payments" above.

    "Restricted Subsidiary" means any Subsidiary of the Company which, as of the determination date, is not an Unrestricted Subsidiary.

    "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

    "Stated Maturity," when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

    "Strategic Equity Investor" means (i) any Person engaged principally in the telecommunications business which, both as of the Trading Day immediately before the day of determination and the Trading Day immediately after the day of determination, has a Total Market Capitalization of at least $2.0 billion (or for purposes of the definition of "Qualifying Customers," $500 million) and (ii) any Person which is wholly owned and controlled by any Person or Persons referred to in clause (i) of this definition. In calculating Total Market Capitalization for the purpose of clause (i) of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of determination, will be calculated after giving effect to the transactions to occur on any such date of determination (including any Indebtedness incurred in connection with any sale of Capital Stock to such Person) and the Closing Price of the Common Stock of such Person, solely when calculated as of the Trading Date immediately after the day of determination, will be deemed to be the Closing Price of such Common Stock on such succeeding Trading Day, subject to the last sentence of the definition of "Total Market Capitalization." For purposes of this definition, the date of determination shall be the date on which any transaction which requires a determination of whether a Person is a Strategic Equity Investor under the Indenture shall have been consummated.

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
    "Subscriber" means, as of any determination date, any individual customer or bulk or commercial account (computed on an equivalent customer basis) to whom the Company or any Restricted Subsidiary provides subscription basic programming services as well as accounts to whom the Company or any Restricted Subsidiary provides other wireless service for a fee (computed on an equivalent customer basis based on the basic programming service subscriber fee), in each case as of such date.

    "Subsidiary," with respect to any Person, means (i) any corporation of which at least a majority of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the outstanding Voting Stock is at the time, directly or indirectly, owned by such Person.

    "Surviving Entity" shall have the meaning set forth in the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets."

    "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Equity Investor"), the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of such Board of Directors delivered to the Trustee.

    "Trading Day" means with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

    "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors of the Company in accordance with the covenant described under "--Certain Covenants--Limitation on Restricted and Unrestricted Subsidiaries" above.

    "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount or liquidation preference of such Indebtedness or Preferred Stock into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "Wholly Owned Restricted Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding Capital Stock (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

    "Wireless Cable Business" means transmitting video, voice or data primarily through wireless cable transmission facilities, utilizing wireless channels for any commercial purpose permitted by the FCC and other activities directly related thereto.

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                          DESCRIPTION OF CAPITAL STOCK

    The following summary of the terms of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the actual terms of the capital stock contained in the Company's Certificate of Incorporation (as defined).

    The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of up to 40,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value ("Preferred Stock").


    As of October 15, 1996, (i) 10,445,408 shares of Common Stock were issued and outstanding and (ii) no shares of Preferred Stock were issued and outstanding.


COMMON STOCK

    The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of Preferred Stock of the Company, the holders of such shares will exclusively possess all voting power of the Company. There is no cumulative voting in the election of directors, and no holder of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of Common Stock or Preferred Stock. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding Preferred Stock.

    Certain agreements to which the Company is a party contain covenants which have the effect of restricting the payment of dividends on capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on Common Stock. In addition, the Company intends to operate as a holding company substantially all of whose consolidated assets will be held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on Common Stock would be largely dependent upon the earnings of such subsidiaries.

    Fleet National Bank shall act as the transfer agent for the Common Stock.

PREFERRED STOCK

    Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, powers, preferences and relative participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption prices and the dissolution preferences. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely, affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company. No holder of Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock.

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DELAWARE ANTI-TAKEOVER STATUTE

    Section 203 of the Delaware General Corporation Law (the "Delaware Anti-Takeover Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system, or held of record by 2,000 or more persons, and restricts transactions which may be entered into by such a corporation and certain of its stockholders. Although the Delaware Anti-Takeover Statute currently does not apply to the Company, the Company has not opted out of the Delaware Takeover Statute and therefore may become subject to its provisions in the future. The Delaware Anti-Takeover Statute provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder, unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

    The Delaware Anti-Takeover Statute defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest of the Interested Stockholder, or transactions in which the Interested Stockholder receives certain other benefits.

                              REGISTRATION RIGHTS

REGISTRATION RIGHTS OF NOTE HOLDERS

    The Company and the Initial Purchasers entered into the Notes Registration Rights Agreement pursuant to which the Company agreed, for the benefit of the holders of the Old Notes, that (A) the Company would, at the sole expense of the Company, within 45 days of the Contribution Closing, file a registration statement (the "Exchange Registration Statement") of which this Prospectus is a part, with respect to this Exchange Offer. In the Exchange Offer, the Company is offering the New Notes in exchange for surrender of the Old Notes. The Company
will keep the Exchange Offer open until       , 199 (or longer if required by
applicable law). For each of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the holder who surrendered such Old Notes will receive a New Note having a principal amount equal to that of the surrendered Old Notes. Under existing Commission interpretations, the New Notes would be freely transferable by holders thereof other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the New Notes represents that it is acquiring the New Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution of the New Notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Registration Statement. The Company has agreed that for a period of 180 days after consummation of the Exchange Offer (or such longer period as may be required under the Securities Act) the Company will make available a prospectus meeting the requirements of Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such New Notes. A broker-dealer that delivers such a prospectus to purchasers in

                                       96
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connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Notes Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 promulgated under the Securities Act, of the Company.

    If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Contribution Closing, (iii) in certain circumstances, upon the written request of any holder of Old Notes not entitled to participate in this Exchange Offer, or (iv) upon the written request of any holder who participates in the Exchange Offer, but does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws, then in the case of each of the foregoing instances, the Company shall promptly deliver to the holders and the Trustee written notice thereof and the Company will, at the sole expense of the Company, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of three years after its effective date or such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Notes Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

    If the Company fails to comply with the above provision or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

        (i) if (A) neither the Exchange Registration Statement nor Shelf Registration Statement is filed with the Commission on or prior to the Filing Date (as defined in the Indenture) or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the Filing Date, then commencing on the day after either such required filing date, Additional Interest shall accrue on the Accreted Value (if prior to March 1, 2001) or principal amount (if on or after March 1, 2001) of the Old Notes at a rate of .50% per annum (which shall be in addition to the stated interest per annum for such events on or after March 1, 2001) for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

        (ii) if (A) neither the Exchange Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 75 days after the applicable filing date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the

    Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 75th day following the date such Shelf Registration Statement was filed, then, commencing on the day after 75 days following the applicable filing date, Additional Interest shall accrue on the Accreted Value (if prior to March 1, 2001) or principal amount (if on or after March 1, 2001) of the Old Notes at a rate of .50% per annum (which shall be in addition to the stated interest per annum for such events on or after March 1, 2001) for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

        (iii) if (A) the Company has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of its effective date (other than after such time as all Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the Accreted Value (if prior to March 1, 2001) or principal amount (if on or after March 1, 2001) of the Old Notes over and above the accrued interest at a rate of .50% per annum (which shall be in addition to the stated interest per annum for such event, on or after March 1, 2001) for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes may not exceed in the aggregate 2.0% per annum, and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on March 1 and September 1 of each year to the holders of record on the preceding February 15 or August 15, respectively. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the Accreted Value (if prior to March 1, 2001) or the principal amount (if on or after March 1, 2001) of the Old Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

    As of June 30, 1996, the Company's registration statement had not yet been declared effective by the Commission. Subsequent to June 24, 1996, the Company has been required to pay additional interest on the outstanding Senior Notes. The amount of additional interest will increase by an additional 0.50% per annum for each subsequent 90-day period until such obligations are complied with, up to a maximum amount of additional interest of 2.00% per annum.

    The summary herein of certain provisions of the Notes Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all provisions of the Notes Registration Rights Agreement, a copy of which will be available upon request to the Company.

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REGISTRATION RIGHTS OF COMMON SHARE HOLDERS AND BANX AFFILIATES

    The Company and the Initial Purchasers entered into an agreement dated as of February 15, 1996 for the registration of the Common Shares (the "Common Share Registration Rights Agreement") pursuant to which the Company has agreed to provide the holders of the Common Shares (the "Common Share Holders") certain registration rights for the Common Shares. Under the Common Share Registration Rights Agreement, after an initial public offering of Common Stock solely for cash, the holders of at least 50% of the Common Shares at any time outstanding are entitled to initiate one separate demand registration subject to certain conditions and limitations. The Company shall not be required to effect a demand registration for the period set forth in the Common Share Registration Rights Agreement immediately following the effective date of a registered offering of securities for its own account.

    If the Company proposes to register any of its securities for its own account or for other holders of its equity securities (including an initial public offering, but excluding a registration of securities by the Company on Form S-4 or S-8 or a registration in connection with an offer of securities solely to existing security holders), the Common Share Holders will be entitled to notice of such proposed registration and the opportunity to include Common Shares in such proposed registration; provided, however, that in the event an underwriter's cut-back is necessary (i) in the case of a registration only for the Company's account, the Company shall receive priority, and the holders of the Company's common equity on the date of issuance of the Common Shares, including the holders of the BANX Shares (the "Existing Holders"), and Common Share Holders may participate together such that the amount to be included for the holders of the Common Shares and the Existing Holders shall be allocated among them on a pro rata basis (provided that the holders of the Common Shares and the Existing Holders shall be entitled to include their securities in priority over all other holders of equity securities of the Company), (ii) in cases not involving registration of securities solely for the Company's own account or for the account of the Existing Holders, securities shall be included in the following order of priority: (x) first, securities of any person whose exercise of a demand registration pursuant to a contractual commitment with the Company is the basis for the registration, and (y) second, securities of Common Share Holders and other Existing Holders shall be included pro rata, and (iii) in cases involving registration of securities at the request of the Existing Holders, no securities of any Person other than the Existing Holders shall be included unless no securities proposed to be included by the Existing Holders have been excluded and no securities of any Person other than the Existing Holders and the holders of the Common Shares shall be included unless no securities proposed to be included by the holders of the Common Shares have been excluded. Under the Common Share Registration Rights Agreement, the Company agrees not to cause or permit the public sale of its Common Stock during the 30-day period prior to and during the 90-day period beginning on the commencement of any underwritten offering pursuant to a demand by the Common Share Holders, or a piggyback registration which has been scheduled, prior to the Company publicly announcing its intention to effect a public offering. Registration rights will terminate as to any Common Shares on the second anniversary of the date upon which this Offering is consummated.

    The BANX Affiliates have similar registration rights with respect to the BANX Shares pursuant a registration rights agreement dated as of February 23, 1996 between the Company and the BANX Affiliates.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion, based on current law, is a general summary of the anticipated United States federal income tax consequences relevant to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders acquiring New Notes pursuant to the Exchange Offer. The summary does not address all aspects of taxation that may be relevant to particular holders in light of their personal circumstances (including the effect of any foreign, state or local tax laws) or to certain types of holders subject to special treatment under federal income tax laws (including dealers in securities, options or currencies, insurance companies, financial institutions, persons holding Notes as part of a hedging or conversion transaction or straddle, persons whose functional currency is not the United States dollar and tax-exempt entities).

    The discussion of the federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. For purposes of the discussion set forth below, the term "Holder" includes a beneficial owner of a Note. The discussion below is premised upon the assumption that the Notes are held as capital assets. The discussion below pertains only to Holders that are citizens or residents of the United States, corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source.

    EACH PROSPECTIVE HOLDER OF NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION, INCLUDING THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

EXCHANGE OF NOTES

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for federal income tax purposes because, under regulations proposed by the United States Treasury Department, the New Notes should not be considered to significantly modify the Old Notes and thus should not differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a Holder should be treated as a continuation of the Old Notes in the hands of such Holder. As a result, there should be no federal income tax consequences to Holders exchanging Old Notes for New Notes pursuant to the Exchange Offer and a Holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

ORIGINAL ISSUE DISCOUNT

    The Notes were issued with original issue discount ("OID") for federal income tax purposes. Because the New Notes will be treated as a continuation of the Old Notes, which were issued with OID, the New Notes will have the same OID as the Old Notes for federal income tax purposes. Accordingly, Holders will be required to include OID in gross income as described below.

    OID on each Note will equal the excess of its stated redemption price at maturity over its issue price. A Holder of a Note must include OID in income as ordinary interest income as it accrues on the basis of a constant yield to maturity regardless of such Holder's method of accounting. Generally, OID must be included in income in advance of the receipt of cash representing such income.

    Because the original purchasers of Old Notes purchased Units from the Company which included Common Shares, the "issue price" of each Note is determined by allocating the "issue price" of the Units between the Notes and the Common Shares comprising such Units based on their relative fair market values. For this purpose, the "issue price" of a Unit was the first price at which a substantial amount of Units were sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). For each Unit issued, the Company allocated $2,286.84 to the Notes ($571.71 per Note) and $8.00 to the Common Shares. The Company's allocation reflects its best judgment as to the relative values of each of those instruments at the time of issuance, but will not be binding on the Internal Revenue Service. The Company's allocation will be binding on each Holder of a Unit that does not explicitly disclose that its allocation of the issue price of the Unit is different than the Company's allocation. Such disclosure must be made on a statement attached to such Holder's timely filed federal income tax return for its taxable year that includes the acquisition date of the Unit.

    The stated redemption price at maturity of a Note will equal the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because interest on the Notes will not be paid prior to September 1, 2001, none of the payments on the Notes will constitute qualified stated interest. Accordingly, all payments on the Notes will be treated as part of their stated redemption price at maturity and the Notes will have significant OID.

    The Holder of a Note must include in gross income, for all days during its taxable year in which it holds such Note, the sum of the "daily portions" of OID. The "daily portions" of OID are determined by allocating to each day in an "accrual period" a pro rata portion of the OID that is allocable to such accrual period. The amount of OID that is allocable to an accrual period is the product of the "adjusted issue price" of the Note at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the particular accrual period). The adjusted issue price of a Note is its issue price, increased by prior accruals of OID and reduced by the total payments made with respect to such Note in all prior accrual periods and on the first day of the current accrual period. Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than six months and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. Each payment on a Note will be treated as a payment of OID to the extent that OID has accrued as of the date such payment is due and has not been allocated to prior payments, and any excess will be treated as a payment of principal.

    Because the Company failed to register the New Notes and the Exchange Offer was not consummated within the required period of time, the Company has been required to pay Additional Interest to Holders as liquidated damages. See "Registration Rights--Registration Rights of Note Holders." Although the characterization of these amounts is uncertain, such Additional Interest probably constitutes contingent interest, which is generally not includable in income before fixed or paid.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

    Each Holder, subject to certain limitations, may elect to treat all "interest" on any Note as OID and calculate the amount includable in gross income under the method described above. For this purpose, "interest" includes stated and unstated interest, OID and de minimis OID, acquisition discount, market discount and de minimis market discount, as adjusted by any acquisition premium. Such election, if made in respect of a market discount obligation, will constitute an election to include market discount in income currently on all market discount obligations acquired by such Holder on or after the first taxable year to which the election applies. See "Market Discount" below. The election is to be made for the taxable year in which the Holder acquires the Note and may not be revoked without the consent of the Internal Revenue Service.

ACQUISITION PREMIUM

    Each Holder (including an original purchaser) that purchases a Note at a purchase price greater than the adjusted issue price but less than the stated redemption price at maturity will be considered to have purchased the Note at an "acquisition premium" equal to such excess. In such a case, the Holder will reduce the OID otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such OID otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the Note after the purchase date over the adjusted issue price.

MARKET DISCOUNT

    Each Holder that purchases a Note at a purchase price less than the adjusted issue price will be considered to have purchased the Note at a "market discount" equal to such difference. Market discount, however, will be considered to be zero if less than 0.25% of the stated redemption price at maturity of a Note multiplied by the number of complete years to maturity remaining after the date of its purchase.

    Any gain realized by a Holder on disposition, retirement or partial payment of a Note will be treated as ordinary income to the extent that there is accrued market discount on the Note. Unless a Holder elects to accrue market discount under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the Holder has held the Note and the denominator of which is the number of days from the date the Holder acquired the Note until its maturity. Each Holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If the Holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the Holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

SALE OR RETIREMENT OF NOTES

    Upon the sale, exchange or retirement of a Note, the Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted tax basis in the Note. A Holder's adjusted tax basis in the Note will equal the portion of the Holder's cost for a Unit that is properly allocable to the Note (See "Description of the Notes-- Original Issue Discount") increased by any OID or market discount previously included in income by such Holder with respect to such Note and decreased by any payments received thereon.

    Gain or loss realized on the sale, exchange or retirement of a Note will be capital (subject to the market discount rules, discussed above), and will be long-term if at the time of sale, exchange or retirement the Note has been held for more than one year. The deductibility of capital losses is subject to limitations.

APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

    The Notes will be subject to the "applicable high yield discount obligation" provisions of the Code. Because the yield of the Notes is at least five percentage points above the applicable federal rate for the month in which the Notes are issued (6% for February 1996), the Company will not be able to deduct any OID accruing thereon until such interest is actually paid. In addition, if the yield of the Notes is more than six percentage points above the applicable federal rate, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by the Company at any time, and (ii) a corporate Holder may be entitled to treat the portion of the interest that is not deductible by the Company as a dividend, which may then qualify for the dividends received deduction provided for by the Code. In such event, corporate Holders of Notes should consult with their own tax advisors as to the applicability of the dividends received deduction.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under current United States federal income tax law, (i) information reporting requirements apply to "reportable payments," which include interest, principal payments and dividends made to, OID accruing to and the proceeds of sales by, certain noncorporate Holders of Notes or Common Shares and (ii) a Holder of Notes or Common Shares may be subject to backup withholding at the rate of 31% with respect to reportable payments in respect of Notes or Common Shares. Backup withholding will not apply to payments to corporations and certain other exempt recipients, such as tax-exempt organizations, which demonstrate their entitlement to exemption when required. The payor will be required to deduct and withhold (at the rate of 31%) if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in
Section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code. Amounts withheld under these rules do not constitute an additional tax and will be credited against the Holder's federal income tax liability, so long as the required information is provided to the Internal Revenue Service. The Company will report to the Holders of Notes or Common Shares and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

                              PLAN OF DISTRIBUTION

    Any broker-dealer who holds Old Notes that are restricted securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than restricted securities acquired directly from the Company) may exchange such Old Notes for New Notes pursuant to the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after consummation of the Exchange Offer (or such longer period as may be required under the Securities Act) the Company will make available a prospectus meeting the requirements of Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such New Notes. In
addition, until       , 1996, all dealers effecting transactions in the New
Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchases to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the

Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after consummation of the Exchange Offer, or such longer period as may be required under the Securities Act, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM

    Except as set forth in the next paragraph, the Old Notes that were resold as set forth herein were comprised of two global notes (the "Original Global Notes"). The Original Global Notes were deposited on the date of the Contribution Closing with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as original nominee of the DTC. If all of the participants (as defined) having an interest in the Original Global Notes elect to exchange Old Notes for New Notes, such New Notes will also initially be issued in the form of two Global Notes ("Global Notes"). The Global Notes will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

    Old Notes that (i) were originally purchased by or transferred to "foreign purchasers" or Institutional Accredited Investors who are not qualified institutional buyers (in each case, as defined in "Transfer Restrictions"), or held by qualified institutional buyers who elected to take physical delivery of their certificates instead of holding their interest through the Original Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") and (ii) are exchanged for New Notes will be issued, in registered form, without interest coupons (the "Certificated Notes"). Upon a permitted transfer to a qualified institutional buyer of such Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for such Certificated Notes, be exchanged for an interest in the applicable Global Notes.

    The Global Certificates. The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC or its custodian will credit, on its internal system, the accounts of persons who have accounts with such depositary who previously had interests in the Original Global Notes with the equivalent portions of the principal amount of the Global Notes and
(ii) ownership of the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee will be considered the sole owner or holder of the Notes represented by the applicable Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with DTC's applicable procedures in addition to those provided for under the Indenture with respect to the Notes.

    Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the

Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest (including Additional Interest) on the Global Notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in any such Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell New Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the applicable Global Note in accordance with the normal procedures of DTC and including with respect to the Notes, with the procedures set forth in the Indenture.

    DTC has advised the Company that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the applicable Global Note is credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the applicable Global Notes for Certificated Notes, which it will distribute to its participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Transfer Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for any Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Notes.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by Day, Berry & Howard, Hartford, Connecticut.

                            SELECTION OF ACCOUNTANTS

    On September 17, 1996, in connection with the formation of the Company, KPMG Peat Marwick LLP was engaged as principal accountants for the Company. Ernst & Young LLP had previously served as the principal independent auditors for the Predecessor to the Company. The decision to engage KPMG Peat Marwick LLP was approved by the audit committee and the board of directors of the Company on September 17, 1996.

    In connection with the audits of the Predecessor as of December 31, 1995 and for the period from September 30, 1995 to December 31, 1995, and as of December 31, 1994 and for the period from March 9, 1994 to September 29, 1995, and the subsequent interim period through September 17, 1996, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

    The audit reports of Ernst & Young LLP on the financial statements of the Predecessor as of December 31, 1995 and for the period from September 30, 1995 to December 31, 1995 and as of December 31, 1994 and for the period from March 9, 1994 to September 29, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 26, 1996 is filed as Exhibit 16 to the Company's Registration Statement on Form S-1, of which this Prospectus is a part.

                                    EXPERTS

    The financial statements of Dayton System (A Division of Technivision, Inc.) as of May 31, 1995 and 1994 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering Dayton System's financial statements contains an explanatory paragraph stating that Dayton System's recurring losses from operations and excess of current liabilities over current assets raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

    The financial statements of Metropolitan Cablevision, Inc. for the period from March 1, 1993 to June 3, 1993 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering Cablevision's financial statements contains an emphasis paragraph stating that subsequent to period end, Cablevision's creditors foreclosed on and sold the assets of Cablevision. As a result, Cablevision recorded a write-down in the year ended February 28, 1993 to reflect the permanent impairment of its assets.

    The financial statements of American Wireless Systems, Inc. included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

    The financial statements of Fort Worth Wireless Cable T.V. Associates included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

    The financial statements of Wireless Cable T.V. Associates #38 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

    The statements of net assets of CableMaxx, Inc.--San Antonio Division as of June 30, 1994 and 1995 and December 31, 1995 and the related statements of revenues and expenses, changes in net assets and cash flows for the period from December 18, 1992 to June 30, 1993, and for the years ended June 30, 1994 and 1995, and for the six month period ended December 31, 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as indicated in their report with respect thereto, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about CableMaxx, Inc.'s and therefore, its San Antonio Division's ability to continue as going concerns, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The statements of net assets of CableMaxx, Inc.--Utah Division as of June 30, 1995 and December 31, 1995 and the related statements of revenues and expenses, changes in net assets and cash flows for the period from February 28, 1995 ("acquisition") to June 30, 1995 and for the six month period ended December 31, 1995, included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as indicated in their report with respect thereto, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about CableMaxx, Inc.'s and therefore, its Utah Division's ability to continue as going concerns, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The combined financial statements of CS Wireless Systems, Inc. (formerly ACS Ohio, Inc.) and certain assets of Atlantic Microsystems, Inc. at December 31, 1995 and for the period from September 30, 1995 to December 31, 1995 and the consolidated financial statements of ACS Ohio, Inc. at September 29, 1995 and for the period from January 1, 1995 to September 29, 1995 and at December 31, 1994 and for the period from March 9, 1994 through December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of ACS California, Inc. and subsidiary as at December 31, 1995 and for the period from September 30, 1995 to December 31, 1995 and as at September 29, 1995 and December 31, 1994 and for the period from January 1, 1995 to September 29, 1995 and for the period from March 11, 1994 (date of inception) to December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of USA Wireless Cable, Inc. included in this Prospectus have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about USA's ability to continue as a going concern.

    The financial statements of MetroCable, Inc. and Metropolitan Satellite Corp. as of February 28, 1994 and 1993 and for each of the years in the three-year period ended February 28, 1994 have been included herein and in this Registration Statement in reliance upon the reports of Lewandowski Zalick & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                           CS WIRELESS SYSTEMS, INC.
       INDEX TO PRO FORMA FINANCIAL INFORMATION AND FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                       ------
PRO FORMA FINANCIAL INFORMATION
CS Wireless Systems, Inc.:
  Introduction to Unaudited Pro Forma Condensed
    Combined Financial Information..................................................   F-5
  Unaudited Pro Forma Condensed Combined
    Balance Sheet as of June 30, 1996...............................................   F-6
  Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30,
   1996.............................................................................   F-7
  Unaudited Pro Forma Condensed Combined
    Statement of Operations for the six months ended June 30, 1996..................   F-8
  Unaudited Pro Forma Condensed Combined
    Statement of Operations--CAI Systems for the period from January 1, 1996 to
    February 23, 1996...............................................................   F-9
  Unaudited Pro Forma Condensed Combined
    Statement of Operations--Heartland Systems for the period from January 1, 1996
    to February 23, 1996............................................................   F-10
  Notes to Unaudited Pro Forma Condensed
    Combined Statement of Operations for the six months ended June 30, 1996.........   F-11
  Unaudited Pro Forma Condensed Combined
    Statement of Operations for the year ended
    December 31, 1995...............................................................   F-13
  Unaudited Pro Forma Condensed Combined
    Statement of Operations--CAI Systems for
    the year ended December 31, 1995................................................   F-14
  Unaudited Pro Forma Condensed Combined
    Statement of Operations--Heartland Systems
    for the year ended December 31, 1995............................................   F-15
  Notes to Unaudited Pro Forma Condensed
    Combined Statement of Operations for the year ended December 31, 1995...........   F-16
FINANCIAL STATEMENTS
CS Wireless Systems, Inc. and Subsidiaries:
  Condensed Consolidated Balance Sheet as of June 30, 1996 (unaudited)..............   F-18
  Condensed Consolidated Statement of Operations for the six months ended June 30,
   1996 (unaudited).................................................................   F-19
  Condensed Consolidated Statement of Cash Flows for the six months ended June 30,
  1996 (unaudited)..................................................................   F-20
  Condensed Consolidated Statement of Stockholders' Equity for the six months ended
   June 30, 1996 (unaudited)........................................................   F-21
  Notes to Condensed Consolidated Financial Statements (unaudited)..................   F-22
CS Wireless Systems, Inc. and Subsidiaries (formerly ACS Ohio, Inc.) and certain assets of Atlantic Microsystems, Inc.:
  Report of Independent Auditors....................................................   F-26
  Combined Balance Sheet as of December 31, 1995....................................   F-27
  Combined Statement of Operations and Accumulated Deficit for the period from
   September 30, 1995 to December 31, 1995..........................................   F-28
  Combined Statement of Cash Flows for the period from September 30, 1995 to
December 31, 1995...................................................................   F-29

                                                                                        PAGE
                                                                                       ------
  Notes to Combined Financial Statements............................................   F-30
ACS Ohio, Inc. and Subsidiaries:
  Report of Independent Auditors....................................................   F-36
  Consolidated Balance Sheets as of December 31, 1994 and September 29, 1995........   F-37
  Consolidated Statements of Operations and Accumulated Deficit for the period from
    March 9, 1994 (date of inception) to December 31, 1994, for the period from
    January 1, 1995 to September 29, 1995 and for the period from January 1, 1995 to
     June 30, 1995 (unaudited)......................................................   F-38
  Consolidated Statements of Cash Flows for the period from March 9, 1994 (date of inception) to December 31, 1994, for the period from January 1, 1995 to
    September 29, 1995 and for the period from January 1, 1995 to June 30, 1995
     (unaudited)....................................................................   F-39
  Notes to Consolidated Financial Statements........................................   F-40
MetroCable, Inc.:
  Report of Independent Certified Public Accountants................................   F-46
  Balance Sheet as of February 28, 1994.............................................   F-47
  Statement of Operations and Deficit for the period June 4, 1993 (date of
   commencement of operations) through February 28, 1994............................   F-48
  Statement of Shareholders' Equity for the period June 4, 1993 (date of
    commencement of operations) through February 28, 1994...........................   F-49
  Statement of Cash Flows for the period June 4, 1993 (date of commencement of
   operations) through February 28, 1994............................................   F-50
  Notes to Financial Statements.....................................................   F-51
Metropolitan Cablevision, Inc.
  Independent Auditors' Report......................................................   F-56
  Statement of Operations for period from March 1, 1993 to June 3, 1993.............   F-57
  Statement of Stockholders' Deficit for the period from March 1, 1993 to June 3,
   1993.............................................................................   F-58
  Statement of Cash Flows for the period from March 1, 1993 to June 3, 1993.........   F-59
  Notes to Financial Statements.....................................................   F-60
Metropolitan Satellite Corp.:
  Report of Independent Certified Public Accountants................................   F-63
  Balance Sheet as of February 28, 1994.............................................   F-64
  Statements of Operations and Deficit for the year ended February 28, 1994.........   F-65
  Statements of Cash Flows for the year ended February 28, 1994.....................   F-66
  Notes to Financial Statements.....................................................   F-67
ACS California, Inc. and Subsidiary:
  Report of Independent Auditors....................................................   F-72
  Consolidated Balance Sheet as of December 31, 1995................................   F-73
  Consolidated Statements of Operations and Accumulated Deficit for the period from
    September 30, 1995 to December 31, 1995 and for the period from January 1, 1996
    to February 23, 1996 (unaudited)................................................   F-74
  Consolidated Statements of Cash Flows for the period from September 30, 1995 to
    December 31, 1995 and for the period from January 1, 1996 to February 23, 1996
    (unaudited).....................................................................   F-75
  Notes to Consolidated Financial Statements........................................   F-76
ACS California, Inc. and Subsidiary:
  Report of Independent Auditors....................................................   F-82

                                                                                        PAGE
                                                                                       ------
  Consolidated Balance Sheets as of September 29, 1995 and December 31, 1994........   F-83
  Consolidated Statements of Operations and Accumulated Deficit for the period from
    January 1, 1995 to September 29, 1995 and for the period from March 11, 1994
    (date of inception) to December 31, 1994........................................   F-84
  Consolidated Statements of Cash Flows for the period from January 1, 1995 to
    September 29, 1995 and the period from March 11, 1994 (date of inception) to
    December 31, 1994...............................................................   F-85
  Notes to Consolidated Financial Statements........................................   F-86
American Wireless Systems, Inc.:
  Report of Independent Public Accountants..........................................   F-92
  Balance Sheets as of December 31, 1994 and 1995...................................   F-93
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and
   for the period from January 1, 1996 to February 23, 1996 (unaudited).............   F-94
  Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
   1995 and for the period from January 1, 1996 to February 23, 1996 (unaudited)....   F-95
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and
   for the period from January 1, 1996 to February 23, 1996 (unaudited).............   F-96
  Notes to Financial Statements.....................................................   F-97
Fort Worth Wireless Cable T.V. Associates:
  Report of Independent Public Accountants..........................................   F-110
  Consolidated Balance Sheets as of December 31, 1994 and 1995......................   F-111
  Consolidated Statements of Operations for the years ended December 31, 1993, 1994, and 1995 and for the period from January 1, 1996 to February 23, 1996 (unaudited).  F-112
  Consolidated Statements of Partners' Equity for the years ended December 31, 1993,
    1994, and 1995 and for the period from January 1, 1996 to February 23, 1996
    (unaudited)....................................................................    F-113
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994, and 1995 and for the period from January 1, 1996 to February 23, 1996 (unaudited).  F-114
  Notes to the Consolidated Financial Statements...................................    F-115
Wireless Cable T.V. Associates #38:
  Report of Independent Public Accountants..........................................   F-121
  Consolidated Balance Sheets as of December 31, 1994 and 1995......................   F-122
  Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and for the period from January 1, 1996 to February 23, 1996 (unaudited).  F-123
  Consolidated Statements of Partners' Equity for the years ended December 31, 1993,
    1994 and 1995 and for the period from January 1, 1996 to February 23, 1996
    (unaudited)....................................................................    F-124
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and for the period from January 1, 1996 to February 23, 1996 (unaudited).  F-125
  Notes to the Consolidated Financial Statements...................................    F-126
CableMaxx, Inc.--San Antonio Division:
  Report of Independent Accountants.................................................   F-132
  Statements of Net Assets as of June 30, 1994 and 1995, and December 31, 1995......   F-133
  Statements of Revenues and Expenses from December 18, 1992 to June 30, 1993, the years ended June 30, 1994 and 1995, the six month periods ended December 31,
    1994 (unaudited) and 1995 and for the period from January 1, 1996 to February
    23, 1996 (unaudited)............................................................   F-134

                                                                                        PAGE
                                                                                       ------
  Statements of Changes in Net Assets for the period from December 18, 1992 to June
    30, 1993, the years ended June 30, 1994 and 1995, the six month period ended
    December 31, 1995 and for the period from January 1, 1996 to February 23, 1996
(unaudited).........................................................................   F-135
  Statements of Cash Flows for the period from December 18, 1992 to June 30, 1993, the years ended June 30, 1994 and 1995, the six month periods ended December 31,
    1994 (unaudited) and 1995 and for the period from January 1, 1996 to February
    23, 1996 (unaudited)............................................................   F-136
  Notes to Financial Statements.....................................................   F-137
CableMaxx, Inc.--Utah Division:
  Report of Independent Accountants.................................................   F-144
  Statements of Net Assets as of June 30, 1995 and December 31, 1995................   F-145
  Statements of Revenues and Expenses from February 28, 1995 (acquisition) to June
    30, 1995, the six month period ended December 31, 1995 and for the period from
January 1, 1996 to February 23, 1996 (unaudited)....................................   F-146
  Statements of Changes in Net Assets for the period from February 28, 1995
    (acquisition) to June 30, 1995, the six month period ended
    December 31, 1995 and for the period from January 1, 1996 to February 23, 1996
   (unaudited)......................................................................   F-147
  Statements of Cash Flows for the period from February 28, 1995 (acquisition) to
    June 30, 1995, the six month period ended December 31, 1995 and for the period
    from January 1, 1996 to February 23, 1996 (unaudited)...........................   F-148
  Notes to Financial Statements.....................................................   F-149
Dayton System (A Division of Technivision, Inc.):
  Independent Auditors' Report......................................................   F-153
  Balance Sheets as of May 31, 1994 and 1995 and November 30, 1995 (unaudited)......   F-154
  Statements of Operations and System Equity for the years ended May 31, 1994 and
    1995, the six months ended November 30, 1994 (unaudited) and the period from
June 1, 1995 to February 23, 1996 (unaudited).......................................   F-155
  Statements of Cash Flows for years ended May 31, 1994 and 1995, the six months ended November 30, 1994 (unaudited) and the period from June 1, 1995 to February
    23, 1996 (unaudited)............................................................   F-156
  Notes to Financial Statements.....................................................   F-157
USA Wireless Cable, Inc.:
  Independent Accountant's Report on the Financial Statements.......................   F-161
  Balance Sheets as of December 31, 1995 and June 30, 1996 (unaudited)..............   F-162
  Statements of Operations for the year ended December 31, 1995 and the six months
   ended June 30, 1995 and 1996 (unaudited).........................................   F-163
  Statements of Stockholder's Deficit for the year ended December 31, 1995 and the
    six months ended June 30, 1996 (unaudited)......................................   F-164
  Statements of Cash Flows for the year ended December 31, 1995 and the six months
   ended June 30, 1995 and 1996 (unaudited).........................................   F-165
  Notes to Financial Statements.....................................................   F-166

                        PRO FORMA FINANCIAL INFORMATION
                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Combined Financial Information consists of an Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996 and Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1996 and the year ended December 31, 1995 (collectively, the "Pro Forma Statements"). With respect to the Pro Forma Condensed Combined Statement of Operations presentation, the Pro Forma Statements include a summary pro forma financial statement of CS Wireless Systems, Inc., the CAI and Heartland Systems and USA Wireless Cable, Inc. combined followed by separate pro forma financial statements for the CAI Systems and Heartland Systems. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the consummation of the USA Wireless Acquisition and Heartland Acquisition as if such events occurred on June 30, 1996. The Pro Forma Statements of Operations give effect to (i) the consummation of Heartland's Acquisitions, (ii) the consummation of the Contributions, (iii) the issuance of the Heartland Notes and the prepayment of the Heartland Short-Term Note, (iv) the issuance of the Units and (v) the consummation of the USA Wireless Acquisition as if such events had occurred on January 1, 1995.

    The consummation of the Contributions has been accounted for at CAI's and Heartland's historical cost bases from the assumed effective date of such transaction. With respect to the historical cost bases, the substantial majority of the assets and liabilities comprising the Contributions were recently acquired by CAI and Heartland in transactions accounted for under the purchase method of accounting. As a result, management believes that such costs are representative of current values. The USA Wireless Acquisition will be accounted for by the purchase method of accounting. With respect to the USA Wireless Acquisition, the purchase price has been allocated on a preliminary basis to the assets acquired and liabilities assumed based on the estimated fair values of such assets and liabilities.

    The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 has been determined utilizing the historical unaudited statement of operations of Dayton System (A Division of Technivision, Inc.) for the year ended November 30, 1995. The Dayton System historical statement of operations for the year ended November 30, 1995 has been derived utilizing Dayton System's historical audited statement of operations for the year ended May 31, 1995 and historical unaudited statements of operations for the six months ended November 30, 1994 and 1995. The CableMaxx, Inc.-San Antonio Division historical statement of operations for the year ended December 31, 1995 has been derived utilizing CableMaxx, Inc. San Antonio Division's historical audited statements of operations for the year ended June 30, 1995 and for the six months ended December 31, 1995, and the historical unaudited statement of operations for the six months ended December 31, 1994. The CableMaxx, Inc.-Utah Division historical statement of operations for the year ended December 31, 1995 has been derived utilizing CableMaxx, Inc.-Utah Division's historical audited statements of operations for the six months ended June 30, 1995 and the period from February 28, 1995 (acquisition) to June 30, 1995. No material adjustments were recorded in determining such amounts.

    The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of CS Wireless Systems, Inc. and Subsidiaries; CS Wireless Systems, Inc. and Subsidiaries and certain assets of Atlantic Microsystems, Inc.; ACS Ohio, Inc. and Subsidiaries; ACS California, Inc. and Subsidiary; American Wireless Systems, Inc.; Fort Worth Wireless Cable T.V. Associates; Wireless Cable T.V. Associates #38; CableMaxx, Inc. San Antonio Division; CableMaxx, Inc. Utah Division; Dayton System (A Division of Technivision, Inc.), and USA Wireless Cable, Inc. in each case, including the notes thereto, appearing elsewhere in this Prospectus. The Pro Forma Statements do not purport to represent what the Company's results of operations would actually have been if the aforementioned transactions or events occurred on the date specified or to project the Company's results of operations for any future periods. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                   (IN 000'S)

                                                                                              PRO FORMA
                                            CS WIRELESS      USA WIRELESS      PRO FORMA      COMBINED
                                           SYSTEMS, INC.      CABLE, INC.     ADJUSTMENTS    AS ADJUSTED
                                           --------------    -------------    -----------    -----------
   ASSETS
Cash and cash equivalents...............      $157,637          $    20         $(9,602)(D)   $ 140,855
                                                                                 (7,200)(E)
Other current assets....................           958               52              (3)(A)       1,007
                                           --------------    -------------    -----------    -----------
        Total current assets............       158,595               72         (16,805)        141,862
Plant and equipment, net................        38,835            4,383          (1,456)(A)      41,762
License and leased license investment,
net.....................................       166,918            6,517             (55)(A)     187,442
                                                                                  6,862(B)
                                                                                  7,200(E)
Goodwill, net...........................        52,948           --               2,539(C)       55,487
Other assets, net.......................         9,438              194             (21)(A)       9,611
                                           --------------    -------------    -----------    -----------
                                              $426,734          $11,166         $(1,736)      $ 436,164
                                           --------------    -------------    -----------    -----------
                                           --------------    -------------    -----------    -----------
    LIABILITIES AND EQUITY
Current portion of long-term debt.......      $    186          $ 4,674         $   (10)(A)   $     186
                                                                                 (4,664)(D)
Current portion of BTA auction
payable.................................        10,069                                           10,069
Accounts payable and accrued expenses...         6,532            1,926            (515)(A)       7,218
                                                                                   (725)(D)
Other current liabilities...............           574            3,000           3,000(D)          574
                                           --------------    -------------    -----------    -----------
        Total current liabilities.......        17,361            9,601          (5,914)         18,047
Long-term debt, less current portion....       253,172            3,039          (1,826)(A)     253,172
                                                                                 (1,213)(D)
BTA auction payable, less current
portion.................................         4,259                                            4,259
Deferred income taxes...................        13,006           --               2,539(C)       15,545
Stockholders' equity....................       138,936           (1,473)            816(A)      145,141
                                                                                  6,204(B)
                                                                                    658(B)
                                           --------------    -------------    -----------    -----------
                                              $426,734          $11,166         $(1,736)      $ 436,164
                                           --------------    -------------    -----------    -----------
                                           --------------    -------------    -----------    -----------

                See accompanying notes to Pro Forma Statements.

                           CS WIRELESS SYSTEMS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1996

 (A)  Reflects the elimination from the Unaudited Pro Forma Condensed Combined Balance Sheet
      of historical assets and liabilities relating to the Kearney, Nebraska market that is not included in the USA Wireless Acquisition.
 (B)  Reflects the elimination of the historical stockholders' deficit of USA and the issuance of approximately 330,000 shares of CS Wireless common stock at an estimated fair value of $18.80 per share to consummate the USA Wireless Acquisition. The adjustment also reflects the fair value of approximately $13.3 million assigned to license and leased license investment, net of historical balances. Historical balances of working capital are assumed to approximate their fair values. Management has evaluated the propriety of the carrying amount of license and leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable.
 (C)  Reflects the recognition of deferred income taxes at an estimated 37% effective tax rate on excess book value over tax basis relating to the net assets acquired and the related increase in goodwill, which will be amortized over 15 years. Management has evaluated the propriety of the carrying amount of goodwill based on management's estimate of the fair value of the Company's markets and expected future operating cash flows from subscribers, and believes such amount to be recoverable.
 (D)  Reflects the retirement of certain indebtedness of USA by the Company upon consummation of the USA Wireless Acquisition.
 (E)  Reflects the acquisition of Heartland Georgia for $7.2 million in cash.

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                   (IN 000'S)

                                             FOR THE PERIOD JANUARY 1,
                           FOR THE SIX       1996 TO FEBRUARY 23, 1996
                          MONTHS ENDED
                          JUNE 30, 1996      --------------------------                            PRO FORMA
                        -----------------     PRO FORMA      PRO FORMA                            ADJUSTMENTS           PRO FORMA
                           CS WIRELESS           CAI         HEARTLAND      USA WIRELESS      --------------------      COMBINED
                        SYSTEMS, INC. (A)    SYSTEMS (A)    SYSTEMS (A)    CABLE, INC. (A)    OFFERING      OTHER      AS ADJUSTED
                        -----------------    -----------    -----------    ---------------    --------     -------     -----------
Total revenues.......       $   9,720         $     540       $ 1,485          $   956        $  --        $  (370)(C)  $  12,331
                             --------        -----------    -----------        -------        --------     -------     -----------
Operating expenses:
 Systems
 operations..........           8,275               428         1,201              447                        (190)(C)     10,161
 Selling, general and
  administrative.....           3,136                97         1,227              402                        (205)(C)      4,657
 Depreciation and
  amortization.......           7,779               510         2,162              597                        (202)(C)     11,321
                                                                                                               475(D)
                             --------        -----------    -----------        -------        --------     -------     -----------
     Total operating
      expenses.......          19,190             1,035         4,590            1,446           --           (122)        26,139
                             --------        -----------    -----------        -------        --------     -------     -----------
       Operating
loss.................          (9,470)             (495)       (3,105)            (490)          --           (248)       (13,808)
Interest expense.....         (10,244)               (1)           (5)            (527)         (5,478)(B)      86(C)     (16,200)
                                                                                                              (472)(E)
                                                                                                               441(F)
Interest income and
other................           2,977            --                (2)              15                                      2,990
                             --------        -----------    -----------        -------        --------     -------     -----------
     Loss before
income taxes.........         (16,737)             (496)       (3,112)          (1,002)         (5,478)       (193)       (27,018)
Income tax benefit...           5,890               145         1,151          --                           (5,050)(G)      2,136
                             --------        -----------    -----------        -------        --------     -------     -----------
     Net loss........       $ (10,847)        $    (351)      $(1,961)         $(1,002)       $ (5,478)    $(5,243)     $ (24,882)
                             --------        -----------    -----------        -------        --------     -------     -----------
                             --------        -----------    -----------        -------        --------     -------     -----------

                 See accompanying notes to Pro Forma Statements

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENT OF OPERATIONS--CAI SYSTEMS
                PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 23, 1996
                                   (IN 000'S)

                                                                               CAI
                                                          ---------------------------------------------
                                                               ACS
                                                           CALIFORNIA,                        PRO FORMA
                                                             INC. AND           CAI              CAI
                                                          SUBSIDIARY (A)    DIVISION (A)       SYSTEMS
                                                          --------------    ------------      ---------
Total revenues.........................................       $  540           -$-             $   540
                                                              ------           -----          ---------
Operating expenses:
  Systems operations...................................          428           --                  428
  Selling, general and administrative..................           97           --                   97
  Depreciation and amortization........................          459              51               510
                                                              ------           -----          ---------
      Total operating expenses.........................          984              51             1,035
                                                              ------           -----          ---------
        Operating loss.................................         (444)            (51)             (495)
Interest expense.......................................           (1)          --                   (1)
                                                              ------           -----          ---------
      Loss before income taxes.........................         (445)            (51)             (496)
Income tax benefit.....................................          145           --                  145
                                                              ------           -----          ---------
      Net loss.........................................       $ (300)           $(51)          $  (351)
                                                              ------           -----          ---------
                                                              ------           -----          ---------

                 See accompanying notes to Pro Forma Statements

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                   STATEMENT OF OPERATIONS--HEARTLAND SYSTEMS
                PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 23, 1996
                                   (IN 000'S)

                                                                      HEARTLAND
                              ------------------------------------------------------------------------------------------
                                                                AMERICAN    FORT WORTH
                              CABLEMAXX, INC.  CABLEMAXX, INC.  WIRELESS     WIRELESS          WIRELESS
                                SAN ANTONIO         UTAH        SYSTEMS,    CABLE T.V.        CABLE T.V.        DAYTON
                               DIVISION (A)     DIVISION (A)    INC. (A)  ASSOCIATES (A)  ASSOCIATES #38 (A)  SYSTEM (A)
                              ---------------  ---------------  --------  --------------  ------------------  ----------
Total revenues...............      $ 814           -$-           $   15       $   85            $  148          $  244
                                   -----            -----       --------       -----             -----           -----
Operating expenses:
 Systems operations..........        377           --             --              86               480             192
 Selling, general and
  administrative.............        282               17           317           96               218             171
 Depreciation and
  amortization...............        495              112            21          117               172             102
                                   -----            -----       --------       -----             -----           -----
   Total operating
    expenses.................      1,154              129           338          299               870             465
                                   -----            -----       --------       -----             -----           -----
     Operating loss..........       (340)            (129)         (323)        (214)             (722)           (221)
Interest expense.............        (28)             (83)          (12)      --               --                   (5)
Equity in losses of
 investees...................     --               --               (38)      --                                 --
Interest income and other....     --               --                (2)           8                30           --
                                   -----            -----       --------       -----             -----           -----
   Loss before income
    taxes....................       (368)            (212)         (375)        (206)             (692)           (226)
Income tax benefit...........     --               --             --          --               --                --
                                   -----            -----       --------       -----             -----           -----
   Net loss..................      $(368)           $(212)       $ (375)      $ (206)           $ (692)         $ (226)
                                   -----            -----       --------       -----             -----           -----
                                   -----            -----       --------       -----             -----           -----


                                             PRO FORMA ADJUSTMENTS
                                             ----------------------      PRO FORMA
                                HEARTLAND     PURCHASE                   HEARTLAND
                               DIVISION (A)  ACCOUNTING      OTHER        SYSTEMS
                               ------------  ----------     -------      ---------
Total revenues...............     $  194      $             $   (15)(J)   $ 1,485
                                   -----     ----------     -------      ---------
Operating expenses:
 Systems operations..........         66                                    1,201
 Selling, general and
  administrative.............        141                        (15)(J)     1,227
 Depreciation and
  amortization...............         98         1,045(H)                   2,162
                                   -----     ----------     -------      ---------
   Total operating
    expenses.................        305         1,045          (15)        4,590
                                   -----     ----------     -------      ---------
     Operating loss..........       (111)       (1,045)       --           (3,105)
Interest expense.............     --                            123(K)         (5)
Equity in losses of
investees....................     --              (158)(I)      196(L)      --
Interest income and other....     --               158(I)      (196)(L)        (2)
                                   -----     ----------     -------      ---------
   Loss before income
    taxes....................       (111)       (1,045)         123        (3,112)
Income tax benefit...........     --                          1,151(G)      1,151
                                   -----     ----------     -------      ---------
   Net loss..................     $ (111)     $ (1,045)     $ 1,274       $(1,961)
                                   -----     ----------     -------      ---------
                                   -----     ----------     -------      ---------

                                       F-10

                 See accompanying notes to Pro Forma Statements

                           CS WIRELESS SYSTEMS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996

 (A)  The following table provides a reconciliation between the historical financial information included in the Unaudited Pro Forma Condensed Combined Statement of
      Operations for the six months ended June 30, 1996 and the Company's markets:

                    ENTITY                                     MARKET
     -------------------------------------    ----------------------------------------
     CS Wireless Systems, Inc.:
       CS Wireless Systems, Inc. and
        Subsidiaries......................    Cleveland, Ohio and, subsequent to the
                                                Contributions, all markets

     CAI Systems:
       ACS California, Inc. and
        Subsidiary........................    Bakersfield, California
       CAI Division.......................    Stockton/Modesto, California and
                                                Charlotte, North Carolina

     Heartland Systems:
       CableMaxx, Inc. San Antonio
        Division..........................    San Antonio, Texas
       CableMaxx, Inc. Utah Division......    Salt Lake City, Utah
       American Wireless Systems, Inc. ...    Dallas, Texas
       Fort Worth Wireless Cable T.V.
        Associates........................    Fort Worth, Texas
       Wireless Cable T.V. Associates
        #38...............................    Minneapolis, Minnesota
       Dayton System (A Division of
        Technivision, Inc.)...............    Dayton, Ohio
       Heartland Division.................    Grand Rapids, Michigan and Kansas City
                                                (Suburbs), Missouri
     USA Wireless Cable, Inc..............    Radcliffe, Iowa, Effingham, Kansas and
                                                Wellsville, Kansas

 (B)  Reflects additional interest expense at a rate of 11 3/8%, amortization of debt issuance costs of $8.4 million associated with the Notes and amortization of debt discount resulting from the issue price allocated to the Common Shares.

 (C)  Reflects the elimination from the Unaudited Pro Forma Condensed Combined Statement of
      Operations of historical operating results relating to the Kearney, Nebraska market that is not included in the USA Wireless Acquisition.

 (D)  Reflects the incremental amortization of license and leased license investment and goodwill associated with the USA Wireless Acquisition. Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over a useful life of 15 years. Goodwill is amortized over 15 years.

 (E)  Reflects additional interest expense at a rate of 10% during the first year and 15%
      thereafter, with interest accruing and added to the balance annually, on the Heartland
      Long-Term Note.

 (F)  Reflects the elimination of historical interest expense of USA associated with indebtedness retired by the Company upon consummation of the USA Wireless Acquisition.

 (G)  Reflects the adjustment of deferred income tax benefit at an assumed rate of 37%.
      Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

 (H)  Reflects the adjustment of amortization of license and leased license investment and goodwill associated with Heartland's acquisitions as follows (in 000's):

                                                          SIX MONTHS ENDED
    MARKET                                                 JUNE 30, 1996
-------------------------------------------------------   ----------------
San Antonio............................................        $  316
Salt Lake City.........................................          (110)
Dallas.................................................       --
Fort Worth.............................................           283
Minneapolis............................................           396
Dayton.................................................           160
                                                              -------
                                                               $1,045
                                                              -------
                                                              -------

      Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over 15 years. The Dallas and Salt Lake
      City markets are nonoperating and, accordingly, no amortization of license and leased license investment has been reflected in the Unaudited Pro Forma Condensed Combined
      Statement of Operations. Goodwill is amortized over 15 years.

 (I)  Reflects the adjustment of minority interest and equity in losses of investees attributable to additional losses in Fort Worth Wireless Cable T.V. Associates and
      Wireless Cable T.V. Associates #38.

 (J)  Reflects the elimination of AWS management fee charged to Wireless Cable T.V.
      Associates #38.

 (K)  Reflects the elimination of interest expense associated with debt not assumed by the
      Company.

 (L)  Reflects the elimination of equity in losses of investees and minority interest relating to the AWS investment in Fort Worth Wireless Cable T.V. Associates and
      Wireless Cable T.V. Associates #38, since the Company, subsequent to the Contributions, owns 100% of the Fort Worth and Minneapolis markets.

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                   (IN 000'S)

                                                                            PRO FORMA
                              PRO FORMA     PRO FORMA    USA WIRELESS      ADJUSTMENTS
                                 CAI        HEARTLAND    CABLE, INC.    ------------------
                             SYSTEMS (A)   SYSTEMS (A)       (A)        OFFERING    OTHER     PRO FORMA
                             -----------   -----------   ------------   --------   -------   -----------
Total revenues.............    $12,046      $   8,147      $    862     $  --      $  (502)(C)  $  20,553
                             -----------   -----------   ------------   --------   -------   -----------
Operating expenses:
  Systems operations.......      4,767          5,331           641                   (355)(C)     10,384
  Selling, general and
   administrative..........      6,717          6,187           720                   (235)(C)     13,389
  Depreciation and
   amortization............     10,728         11,051           676                   (308)(F)     23,201
                                                                                     1,054(D)
                             -----------   -----------   ------------   --------   -------   -----------
      Total operating
       expenses............     22,212         22,569         2,037        --          156         46,974
                             -----------   -----------   ------------   --------   -------   -----------
        Operating loss.....    (10,166)       (14,422)       (1,175)       --         (658)       (26,421)
         Interest expense..       (673)           (33)         (521)     (27,761)(B)(1,500)(E)    (29,967)
                                                                                       106(C)
                                                                                       415(F)
Interest income and
 other.....................     --                765            27                     (8)(C)        784
                             -----------   -----------   ------------   --------   -------   -----------
      Loss before income
taxes......................    (10,839)       (13,690)       (1,669)     (27,761)   (1,645)       (55,604)
Income tax benefit.........      2,826          4,890           449                 11,134(G)      19,299
                             -----------   -----------   ------------   --------   -------   -----------
      Net loss.............    $(8,013)     $  (8,800)     $ (1,220)    $(27,761)  $ 9,489    $   (36,305)
                             -----------   -----------   ------------   --------   -------   -----------
                             -----------   -----------   ------------   --------   -------   -----------

                 See accompanying notes to Pro Forma Statements

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENT OF OPERATIONS--CAI SYSTEMS
                          YEAR ENDED DECEMBER 31, 1995
                                   (IN 000'S)


                                                                          CAI
                      -----------------------------------------------------------------------------------------------------------
                                                                                       ACS                         ACS
                                ACS                                                CALIFORNIA,                 CALIFORNIA,
                           OHIO, INC. AND               CS WIRELESS                  INC. AND                   INC. AND
                            SUBSIDIARIES               SYSTEMS, INC.              SUBSIDIARY (A)               SUBSIDIARY
                         JANUARY 1, 1995 TO        SEPTEMBER 30, 1995 TO        JANUARY 1, 1995 TO        SEPTEMBER 30, 1995 TO
                       SEPTEMBER 29, 1995 (A)      DECEMBER 31, 1995 (A)      SEPTEMBER 29, 1995 (A)      DECEMBER 31, 1995 (A)
                      ------------------------   -------------------------   ------------------------   -------------------------
Total revenues......          $  6,170                    $ 2,301                    $  2,600                    $   975
                                 -----                      -----                       -----                      -----
Operating expenses:
 Systems
  operations........             2,107                        795                       1,385                        480
 Selling, general
   and
   administrative...             3,334                      1,308                       1,396                        679
 Depreciation and
  amortization......             3,020                      1,796                       2,043                        737
                                 -----                      -----                       -----                      -----
    Total operating
     expenses.......             8,461                      3,899                       4,824                      1,896
                                 -----                      -----                       -----                      -----
      Operating
      loss..........            (2,291)                    (1,598)                     (2,224)                      (921)
Interest expense....              (233)                        (2)                       (436)                        (2)
                                 -----                      -----                       -----                      -----
    Loss before
      income
      taxes.........            (2,524)                    (1,600)                     (2,660)                      (923)
Income tax
 benefit............               649                        393                   --                               307
                                 -----                      -----                       -----                      -----
    Net loss........          $ (1,875)                   $(1,207)                   $ (2,660)                   $  (616)
                                 -----                      -----                       -----                      -----
                                 -----                      -----                       -----                      -----



                                           PRO FORMA
                                         ADJUSTMENTS
                                     --------------------   PRO FORMA
                          CAI         PURCHASE                 CAI
                      DIVISION (A)   ACCOUNTING    OTHER     SYSTEMS
                      ------------   ----------   -------   ---------
Total revenues......     $--          $ --                   $12,046
                            ---          -----    -------   ---------
Operating expenses:
 Systems
  operations........     --                                    4,767
 Selling, general
   and
administrative......     --                                    6,717
 Depreciation and
  amortization......         84          3,048(H)             10,728
                            ---          -----    -------   ---------
    Total operating
     expenses.......         84          3,048                22,212
                            ---          -----    -------   ---------
      Operating
       loss.........        (84)        (3,048)              (10,166)
Interest expense....     --                                     (673)
                            ---          -----    -------   ---------
    Loss before
      income
      taxes.........        (84)        (3,048)              (10,839)
Income tax
 benefit............     --                         1,477(G)    2,826
                            ---          -----    -------   ---------
    Net loss........     $  (84)      $ (3,048)   $ 1,477    $(8,013)
                            ---          -----    -------   ---------
                            ---          -----    -------   ---------

                 See accompanying notes to Pro Forma Statements

                           CS WIRELESS SYSTEMS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                   STATEMENT OF OPERATIONS--HEARTLAND SYSTEMS
                          YEAR ENDED DECEMBER 31, 1995
                                   (IN 000'S)

                                                                   HEARTLAND
                      ---------------------------------------------------------------------------------------------------
                                                        AMERICAN    FORT WORTH     WIRELESS
                      CABLEMAXX, INC.  CABLEMAXX, INC.  WIRELESS     WIRELESS     CABLE T.V.
                        SAN ANTONIO         UTAH        SYSTEMS,    CABLE T.V.    ASSOCIATES     DAYTON       HEARTLAND
                       DIVISION (A)     DIVISION (A)    INC. (A)  ASSOCIATES (A)   #38 (A)     SYSTEM (A)    DIVISION (A)
                      ---------------  ---------------  --------  --------------  ----------  -------------  ------------
Total revenues.......     $ 5,266          $--          $   100      $    597      $    982      $ 1,188        $  114
                          -------          -------      --------      -------     ----------  -------------     ------
Operating expenses:
  Systems
  operations.........       2,434          --             --              526         1,435          866            70
  Selling, general
    and
administrative.......       1,724               93        2,123           768           735          633           211
  Depreciation and
   amortization......       3,314              618           83           779         1,072          682            99
                          -------          -------      --------      -------     ----------  -------------     ------
    Total operating
     expenses........       7,472              711        2,206         2,073         3,242        2,181           380
                          -------          -------      --------      -------     ----------  -------------     ------
      Operating
       loss..........      (2,206)            (711)      (2,106 )      (1,476)       (2,260)        (993)         (266)
Interest expense.....        (260)            (515)        (161 )     --             --              (33)       --
Equity in losses of
 investees...........     --               --              (188 )     --             --           --            --
Interest income and
 other...............     --               --               763            59           131       --            --
                          -------          -------      --------      -------     ----------  -------------     ------
      Loss before
income taxes.........      (2,466)          (1,226)      (1,692 )      (1,417)       (2,129)      (1,026)         (266)
Income tax benefit...     --               --             --          --             --           --            --
                          -------          -------      --------      -------     ----------  -------------     ------
      Net loss.......     $(2,466)         $(1,226)     $(1,692 )    $ (1,417)     $ (2,129)     $(1,026)       $ (266)
                          -------          -------      --------      -------     ----------  -------------     ------
                          -------          -------      --------      -------     ----------  -------------     ------


                           PRO FORMA
                          ADJUSTMENTS
                       ------------------  PRO FORMA
                        PURCHASE           HEARTLAND
                       ACCOUNTING  OTHER    SYSTEMS
                       ----------  ------  ---------
Total revenues.......   $ --       $ (100  K ) $  8,147
                       ----------  ------  ---------
Operating expenses:
  Systems
  operations.........                         5,331
  Selling, general
    and
administrative.......                (100 (K)    6,187
  Depreciation and
   amortization......      4,404(I)          11,051
                       ----------  ------  ---------
    Total operating
     expenses........      4,404     (100)   22,569
                       ----------  ------  ---------
      Operating
       loss..........     (4,404)    --     (14,422 )
Interest expense.....                 936(L)      (33 )
Equity in losses of
 investees...........       (538)(J)    726(M)    --
Interest income and
 other...............        538(J)   (726 (M)      765
                       ----------  ------  ---------
      Loss before
income taxes.........     (4,404)     936   (13,690 )
Income tax benefit...               4,890 G)    4,890
                       ----------  ------  ---------
      Net loss.......   $ (4,404)  $5,826  $ (8,800 )
                       ----------  ------  ---------
                       ----------  ------  ---------

                 See accompanying notes to Pro Forma Statements
                                      F-15

                           CS WIRELESS SYSTEMS, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

 (A)  The following table provides a reconciliation between the historical financial information included in the Unaudited Pro Forma Condensed Combined Statement of
      Operations for the year ended December 31, 1995 and the Company's markets:

                    ENTITY                                     MARKET
     -------------------------------------    ----------------------------------------
     CAI Systems:
       CS Wireless Systems, Inc. and
         Subsidiaries and certain assets
         of Atlantic Microsystems.........    Cleveland, Ohio
       ACS Ohio, Inc. and Subsidiaries....    Cleveland, Ohio
       ACS California, Inc. and
     Subsidiary...........................    Bakersfield, California
       CAI Division.......................    Stockton/Modesto, California and
                                                Charlotte, North Carolina
     Heartland Systems:
       CableMaxx, Inc. San Antonio
     Division.............................    San Antonio, Texas
       CableMaxx, Inc. Utah Division......    Salt Lake City, Utah
       American Wireless Systems, Inc.....    Dallas, Texas
       Fort Worth Wireless Cable T.V.
     Associates...........................    Fort Worth, Texas
       Wireless Cable T.V. Associates
     #38..................................    Minneapolis, Minnesota
       Dayton System (A Division of
     Technivision, Inc.)..................    Dayton, Ohio
       Heartland Division.................    Grand Rapids, Michigan and Kansas City
                                                (Suburbs), Missouri
     USA Wireless Cable, Inc. ............    Radcliffe, Iowa, Effingham, Kansas and
                                                Wellsville, Kansas

 (B)  Reflects additional interest expense at a rate of 11 3/8%, amortization of debt issuance costs of $8.4 million associated with the Notes and amortization of debt discount resulting from the issue price allocated to the Common Shares.

 (C)  Reflects the elimination from the Unaudited Pro Forma Condensed Combined Statement of
      Operations of historical operating results relating to the Kearney, Nebraska market that is not included in the USA Wireless Acquisition.

 (D)  Reflects the incremental amortization of license and leased license investment and goodwill associated with the USA Wireless Acquisition. Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over a useful life of 15 years. Goodwill is amortized over 15 years.

 (E)  Reflects additional interest expense at a rate of 10% during the first year and 15%
      thereafter, with interest accruing and added to the balance annually, on the Heartland
      Long-Term Note.

 (F)  Reflects the elimination of historical interest expense of USA associated with indebtedness retired by the Company upon consummation of the USA Wireless Acquisition.

 (G)  Reflects the adjustment of deferred income tax benefit at an assumed rate of 37%.
      Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through future reversals of existing taxable temporary differences.

 (H)  Reflects incremental amortization of license and leased license investment and goodwill associated with CAI's September 1995 acquisition of certain operating systems and wireless cable channel rights contributed to the Company as follows (in 000's):

                                                                YEAR ENDED
    MARKET                                                   DECEMBER 31, 1995
----------------------------------------------------------   -----------------
Cleveland.................................................        $ 2,658
Bakersfield...............................................            124
Stockton/Modesto..........................................            266
                                                                  -------
                                                                  $ 3,048
                                                                  -------
                                                                  -------

      Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over a useful life of 15 years. The
      Stockton/Modesto and Charlotte markets are nonoperating and, accordingly, no amortization of license and leased license investment has been reflected in the
      Unaudited Pro Forma Condensed Combined Statement of Operations. Goodwill is amortized over 15 years.

 (I)  Reflects the adjustment of amortization of license and leased license investment and goodwill associated with Heartland's acquisitions as follows (in 000's):

                                                                YEAR ENDED
    MARKET                                                   DECEMBER 31, 1995
----------------------------------------------------------   -----------------
San Antonio...............................................        $ 1,347
Salt Lake City............................................           (535)
Dallas....................................................            548
Fort Worth................................................            960
Minneapolis...............................................          1,382
Dayton....................................................            702
                                                                  -------
                                                                  $ 4,404
                                                                  -------
                                                                  -------

      Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over 15 years. The Dallas and Salt Lake
      City markets are nonoperating and, accordingly, no amortization of license and leased license investment has been reflected in the Unaudited Pro Forma Condensed Combined
      Statement of Operations. Goodwill is amortized over 15 years.

 (J)  Reflects the adjustment of minority interest and equity in losses of investees attributable to additional losses in Fort Worth Wireless Cable T.V. Associates and
      Wireless Cable T.V. Associates #38.

 (K)  Reflects the elimination of AWS management fee charged to Wireless Cable T.V.
      Associates #38.

 (L)  Reflects the elimination of interest expense associated with debt not assumed by the
      Company.

 (M)  Reflects the elimination of equity in losses of investees and minority interest relating to the AWS investment in Fort Worth Wireless Cable T.V. Associates and
      Wireless Cable T.V. Associates #38, since the Company, subsequent to the Contributions, owns 100% of the Fort Worth and Minneapolis markets.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

    ASSETS
Current assets:
  Cash and cash equivalents......................................................   $157,637
  Subscriber receivables, net....................................................        683
  Prepaid expenses and other.....................................................        275
                                                                                    --------
      Total current assets.......................................................    158,595
                                                                                    --------
Plant and equipment, net.........................................................     38,835
License and leased license investment, net of accumulated amortization of
 $3,764..........................................................................    166,918
Goodwill, net of accumulated amortization of $2,078..............................     52,948
Debt issuance costs and other assets, net........................................      9,438
                                                                                    --------
                                                                                    $426,734
                                                                                    --------
                                                                                    --------
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........................................   $  6,532
  Current portion of long-term debt..............................................        186
  Current portion of BTA auction payable (note 4)................................     10,069
  Other current liabilities......................................................        574
                                                                                    --------
      Total current liabilities..................................................     17,361
                                                                                    --------
Long-term debt, less current portion (notes 2 and 3).............................    253,172
BTA auction payable, less current portion (note 4)...............................      4,259
Deferred income taxes............................................................     13,006
Stockholders' equity:
  Preferred stock, $.01 par value; authorized 5,000,000 shares, no shares issued
    and outstanding..............................................................      --
  Common stock, $.001 par value; authorized 40,000,000 shares, 10,110,000 shares
   issued and outstanding........................................................         10
  Additional paid-in capital.....................................................    150,980
  Accumulated deficit............................................................    (12,054)
                                                                                    --------
      Total stockholders' equity.................................................    138,936
                                                                                    --------
                                                                                    $426,734
                                                                                    --------
                                                                                    --------

     See accompanying notes to condensed consolidated financial statements

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

Revenues.........................................................................   $  9,720
Operating expenses:
  Systems operations.............................................................      8,275
  General and administrative.....................................................      3,136
  Depreciation and amortization..................................................      7,779
                                                                                    --------
      Total operating expenses...................................................     19,190
                                                                                    --------
      Operating loss.............................................................     (9,470)
                                                                                    --------
Other income (expense):
  Interest income................................................................      2,977
  Interest expense...............................................................    (10,244)
                                                                                    --------
      Total other income (expense), net..........................................     (7,267)
                                                                                    --------
      Loss before income taxes...................................................    (16,737)
Income tax benefit...............................................................      5,890
                                                                                    --------
      Net loss...................................................................   $(10,847)
                                                                                    --------
                                                                                    --------
Net loss per common share........................................................   $  (1.34)
                                                                                    --------

     See accompanying notes to condensed consolidated financial statements

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss.......................................................................   $(10,847)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation and amortization................................................      7,779
    Deferred income taxes........................................................     (5,890)
    Accretion on discount notes and amortization of debt issuance costs..........      9,558
    Non-cash interest expense on other long term debt............................        653
    Changes in assets and liabilities, net of effects of contributions:
      Subscriber receivables.....................................................        232
      Prepaid expenses and other.................................................         45
      Accounts payable, accrued expenses and other liabilities...................        458
                                                                                    --------
        Net cash provided by operating activities................................      1,988
                                                                                    --------
Cash flows from investing activities:
  Purchases of plant and equipment...............................................     (4,686)
  Additions to license and leased license investment.............................     (3,496)
  Other..........................................................................        703
                                                                                    --------
        Net cash used in investing activities....................................     (7,479)
                                                                                    --------
Cash flows from financing activities:
  Payments on notes payable......................................................    (25,161)
  Proceeds from Unit Offering....................................................    229,484
  Debt issuance costs............................................................     (9,731)
  Cash distributed to stockholders...............................................    (31,648)
                                                                                    --------
        Net cash provided by financing activities................................    162,944
                                                                                    --------
Net increase in cash and cash equivalents........................................    157,453
Cash at beginning of period......................................................        184
                                                                                    --------
Cash and cash equivalents at end of period.......................................   $157,637
                                                                                    --------
                                                                                    --------

     See accompanying notes to condensed consolidated financial statements

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON STOCK        ADDITIONAL
                                  --------------------     PAID-IN      DIVISION    ACCUMULATED
                                    SHARES      AMOUNT     CAPITAL       EQUITY       DEFICIT       TOTAL
                                  ----------    ------    ----------    --------    -----------    -------
Balance, December 31, 1995.....        1,000     $  1        15,950       45,572       (1,207)      60,316
Contributions to Company (note
 2)............................    9,999,000        9       134,230      (45,572)      --           88,667
Issuance of common stock
  pursuant to Unit Offering
   (note 3)....................      110,000     --             800        --          --              800
Net loss.......................       --         --          --            --         (10,847)     (10,847)
                                  ----------    ------    ----------    --------    -----------    -------
Balance, March 31, 1996........   10,110,000     $ 10       150,980        --         (12,054)     138,936
                                  ----------    ------    ----------    --------    -----------    -------
                                  ----------    ------    ----------    --------    -----------    -------

     See accompanying notes to condensed consolidated financial statements

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                  (UNAUDITED)

(1) GENERAL

  (a) Description of Business

    CS Wireless Systems, Inc. and subsidiaries (the "Company" or "CS Wireless") develops, owns and operates a network of wireless cable television systems providing subscription television services. The Company has a portfolio of wireless cable channel rights in various markets in the United States. As of June 30, 1996, the Company had systems in operations in eight markets. Systems in other markets are currently under construction and development by the Company.

  (b) Basis of Presentation

    The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    For the period January 1, 1996 through February 23, 1996, the Company's financial statements reflect the combined results of operations for the wireless cable television system in Cleveland, Ohio. The combined financial statements for such period include the accounts of the Company and certain assets of Atlantic Microsystems, Inc. For the period subsequent to February 23, 1996, the Company's consolidated financial statements include the results of operations of the entities contributed to the Company on February 23, 1996 (see note 2).

    In the opinion of management, the accompanying unaudited condensed consolidated financial information of the Company contains all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 1996, and the results of operations and cash flows for the six months then ended. These results are not necessarily indicative of the results to be expected for the full fiscal year.

  (c) Net Loss Per Common Share

    Net loss per common share is based on the net loss applicable to the weighted average number of common shares outstanding of 8,075,899 in the six-month period ended June 30, 1996. For purposes of computing the weighted average number of common shares outstanding, the Company has retroactively adjusted the number of outstanding shares prior to February 23, 1996 to reflect the number of shares issued on February 23, 1996 (see note 2) related to the wireless cable television system in Cleveland, Ohio. Fully-diluted loss per common share is not presented as it would not materially differ from primary loss per common share.

(2) CONTRIBUTIONS TO COMPANY

    On February 23, 1996, CAI Wireless Systems, Inc. ("CAI") and Heartland Wireless Communications, Inc. ("Heartland") contributed to the Company (the "Contributions") certain wireless cable television assets comprising various markets in the United States. In connection with the Contributions, CAI and Heartland received approximately 5.4 million and 3.6 million shares, respectively, of the Company's newly-issued common stock. In addition, CAI received approximately $750,000 in cash and Heartland received approximately $30.9 million in cash, a nine-month note for $25 million (the "Heartland Short-Term Note") and a 10-year note for $15 million (the "Heartland Long-Term Note"). The Heartland Short-Term Note was repaid on March 1, 1996 with a portion of the net proceeds from the Unit Offering (see note 3). The interest rate on the Heartland Long-Term Note increases from 10% to 15% if the Heartland Long-Term Note is not repaid within one year of issuance, with interest accruing and added to the balance annually. No cash interest will be paid on the Heartland Long-Term Note until after the Senior Notes (see note 3) have been paid in full.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

(2) CONTRIBUTIONS TO COMPANY--(CONTINUED)
    Additionally, in connection with the Contributions, MMDS Holdings II, Inc., an affiliate of Bell Atlantic, and NYNEX MMDS Holding Company, an affiliate of NYNEX, each received 500,000 shares of common stock of the Company for certain non-cash consideration.

    The consummation of the Contributions has been accounted for at CAI's and Heartland's historical cost basis, reduced by the amount of cash and notes distributed to CAI and Heartland in connection with the Contributions. A substantial portion of the net assets contributed by Heartland were purchased by Heartland on February 23, 1996. Accordingly, Heartland's cost basis with respect to such net assets was determined based on preliminary estimates of the fair value of such net assets. In addition, subsequent to the Contributions, the Company, CAI and Heartland will complete certain post-closing adjustments that could result in an adjustment to the net assets contributed to the Company. The net assets contributed to the Company consist primarily of plant and equipment and various wireless cable channel rights. The following is a summary of the net assets contributed to the Company on February 23, 1996 (in thousands):

Working capital.................................................   $    911
Plant and equipment, net........................................     25,755
License and leased license investment and goodwill..............    143,497
Deferred income taxes...........................................     (8,212)
Other liabilities...............................................     (1,636)
                                                                   --------
                                                                    160,315
Cash and notes distributed to CAI and Heartland.................     71,648
                                                                   --------
  Net assets contributed........................................   $ 88,667
                                                                   --------
                                                                   --------

    The condensed consolidated financial statements of the Company for the six months ended June 30, 1996 include the results of operations from February 23, 1996 of the net assets acquired in the Contributions. Summarized below is unaudited pro forma financial information as if the Contributions and Unit Offering (see note 3) had been consummated as of the beginning of 1996. The pro forma financial information does not purport to represent what the Company's results of operations actually would have been had such transactions occurred on January 1, 1996, or to project the Company's results of operations for any future period.

                                                                  (IN THOUSANDS,
                                                                    EXCEPT PER
                                                                   SHARE DATA)
Revenues.......................................................      $ 12,331
Net loss.......................................................       (24,882)
Net loss per common share......................................         (2.46)

(3) UNIT OFFERING

    On February 23, 1996, the Company consummated a private placement of 100,000 units (the "Units") consisting of $400 million aggregate principal amount of 11 3/8% Senior Discount Notes due 2006 ("Senior Notes") and 110,000 shares of common stock of the Company. The Senior Notes will mature on March 1, 2006. The issue price of the Senior Notes represents a yield to maturity of 11 3/8% per annum computed on a semi-annual bond equivalent basis. Cash interest on the Senior Notes will not be payable prior to March 1, 2001. Commencing September 1, 2001, cash interest on the Senior Notes will be payable on March 1 and September 1 of each year at a rate of 11 3/8% per annum. The issuance of the Units resulted in net proceeds to the Company of approximately $219.8 million, including

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

(3) UNIT OFFERING--(CONTINUED)
amounts attributable to the common stock and after underwriting discounts and other debt issuance costs aggregating approximately $9.7 million. For financial reporting purposes, the shares of common stock were valued at $800,000.

    The Senior Notes were issued pursuant to an Indenture which contains certain restrictive covenants and limitations. Among other things, the Indenture limits the incurrence of additional indebtedness, limits the making of restricted payments (as defined) including the declaration and/or payment of dividends, places limitations on dividends and other payments by the Company's subsidiaries, prohibits the Company and its subsidiaries from engaging in any business other than the transmission of video, voice and data and related businesses and services, and places limitations on liens, certain asset dispositions and merger/sale of assets activity.

    In connection with the issuance of the Senior Notes, the Company agreed, among other things, to file within 45 days of the issue date a registration statement with the Securities and Exchange Commission (the "Commission") with respect to an offer to exchange new notes registered under the Securities Act of 1933 for the Senior Notes, which new notes will be identical in all respects to the Senior Notes, except that the new notes will not contain terms with respect to transfer restrictions and to cause such registration statement to become effective within 120 days of the issue date. As of June 30, 1996, the Company's registration statement had not yet been declared effective by the Commission. As a result, subsequent to June 24, 1996, the Company has been required to pay additional interest on the outstanding Senior Notes. The amount of additional interest will increase by an additional 0.50% per annum for each subsequent 90-day period until such obligations are complied with, up to a maximum amount of additional interest of 2.00% per annum.

(4) BTA AUCTION

    The Federal Communications Commission (the "FCC") recently concluded auctions for the award of initial commercial wireless cable licenses for "Basic Trading Areas" or "BTAs" (the "BTA Auction"). Pursuant to an agreement among CAI, Heartland and the Company, CAI and Heartland are obligated to convey to the Company, at their cost, and the Company has agreed to purchase any rights acquired in the BTA Auction relating to the Company's markets, as well as certain other BTAs. CAI and Heartland were the winning bidders in the amount of approximately $18.9 million with respect to BTAs that will be conveyed to the Company. As of June 30, 1996, the Company's condensed consolidated balance sheet reflects a BTA Auction payable to CAI and Heartland of approximately $14.3 million representing the remaining estimated unpaid balance with respect to BTAs to be conveyed to the Company.

(5) SUBSEQUENT EVENT

    On July 17, 1996, the Company acquired from Heartland all of the outstanding stock of Heartland Wireless Georgia Properties, Inc., a Georgia corporation ("Heartland Georgia") that was a wholly-owned subsidiary of Heartland (the "Heartland Acquisition"). Heartland Georgia owns (i) leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in Adairsville, Powers Crossroads and Rutledge, Georgia (the "Atlanta (suburbs) markets") and (ii) leases for four tower sites. The purchase price was $7.2 million in cash. The Company has agreed to sell to an unrelated third party (i) certain assets of Heartland Georgia, such leases and licenses for wireless cable frequency rights for wireless cable channels transmitting in the Atlanta (suburbs) markets and leases to the four tower sites in such markets for $7,300,000, subject to adjustment, plus reimbursement of certain expenses and
(ii) the BTA License relating to Atlanta, Georgia for $6,000,000, subject to

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

(5) SUBSEQUENT EVENT--(CONTINUED)
adjustment. The closing of such sale is subject to various conditions precedent and there can be no assurance that such transaction will be consummated.

    The Company, USA Wireless Cable, Inc., a Nebraska corporation ("USA"), and Christian M. Hilliard ("Hilliard") have entered into an Agreement and Plan of Merger dated as of July 23, 1996 (the "USA Merger Agreement"), pursuant to which the Company will acquire all of the issued and outstanding common stock of USA ("USA Common Stock") in a merger transaction (the "USA Wireless Acquisition"). USA currently provides wireless cable service in certain Midwest markets, including but not limited to the Effingham, Kansas, Wellsville, Kansas, Radcliffe, Iowa, Scottsbluff, Nebraska, Kalispell, Montana and Rochester, Minnesota markets (the "USA Markets"). USA currently services approximately 3,600 subscribers in the USA Markets.

    At the effective time of the USA Wireless Acquisition, the outstanding shares of USA Common Stock will be converted into rights to receive an aggregate $17,012,000, of which approximately $6,000,000 will be paid in the form of CS Wireless common stock and approximately $10,000,000 will consist of approximately $9 million of indebtedness assumed by CS Wireless, and an aggregate amount of approximately $760,000 (the "Note Amount") in the form of two promissory notes, each payable on demand. $5,000 of the Note Amount represents payment for Hilliard's convenant not to compete, and $755,000 of the Note Amount is in satisfaction of an obligation from USA to Hilliard.

    The USA Merger Agreement will terminate if a closing of the transactions contemplated thereunder has not occurred by October 15, 1996. There can be no assurance that all conditions precedent to the USA Wireless Acquisition will be satisfied or that the USA Wireless Acquisition will be consummated.

    The Company has entered into a letter of intent with People's Choice TV Corp. ("PCTV") to exhange the Company's Salt Lake City, Utah market for PCTV's Kansas City, Missouri market. The Company has also entered into a letter of intent with American Telecasting, Inc. ("ATI") to exchange the Company's Minneapolis, Minnesota, Bakersfield, California and Stockton/Modesto, California markets for ATI's Little Rock, Arkansas, Louisville, Kentucky, Oklahoma City, Oklahoma and Wichita, Kansas markets. The Company will pay approximately $5.5 million in cash to ATI as part of the exchange. There can be no assurance that the foregoing transactions will be consummated.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CAI WIRELESS SYSTEMS, INC.

    We have audited the accompanying combined balance sheet of CS Wireless Systems, Inc. and subsidiaries (formerly ACS Ohio, Inc.) and certain assets of Atlantic Microsystems, Inc. as of December 31, 1995 and the related combined statements of operations and accumulated deficit and cash flows for the period from September 30, 1995 to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of CS Wireless Systems, Inc. and subsidiaries (formerly ACS Ohio, Inc.) and certain assets of Atlantic Microsystems, Inc. at December 31, 1995, and the combined results of their operations and their cash flows for the period from September 30, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.



                                          /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 1, 1996

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                           (000S, EXCEPT SHARE DATA)

    ASSETS
Current assets:
  Cash............................................................................   $   184
  Accounts receivable,
    less allowance for doubtful accounts of $138..................................       370
  Other current assets............................................................        35
                                                                                     -------
Total current assets..............................................................       589
Plant and equipment, net..........................................................    12,220
Wireless channel rights, net......................................................    29,500
Goodwill, net.....................................................................    33,379
                                                                                     -------
                                                                                     $75,688
                                                                                     -------
                                                                                     -------
    LIABILITIES AND EQUITY
Current liabilities:
  Capital lease obligations.......................................................   $    52
  Accounts payable and accrued expenses...........................................     2,286
  Customer deposits and billings received in advance..............................       398
                                                                                     -------
Total current liabilities.........................................................     2,736
Capital lease obligations.........................................................        60
Due to CAI Wireless Systems, Inc..................................................     1,831
Deferred income taxes.............................................................    10,745
Equity:
  Preferred Stock--par value $.01 per share, authorized 5,000,000, none issued....        --
  Common stock--par value $.001 per share, authorized 40,000,000, issued 1,000
   shares.........................................................................         1
  Additional paid-in capital......................................................    15,950
  Divisional equity...............................................................    45,572
  Accumulated deficit.............................................................    (1,207)
                                                                                     -------
Total equity......................................................................    60,316
                                                                                     -------
                                                                                     $75,688
                                                                                     -------
                                                                                     -------

                            See accompanying notes.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
            COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
          FOR THE PERIOD FROM SEPTEMBER 30, 1995 TO DECEMBER 31, 1995
                         (000S, EXCEPT PER SHARE DATA)

Revenues:
  Pay television revenues......................................................     $  2,301
Expenses:
  Programming and license fees.................................................          795
  Marketing....................................................................          222
  General and administrative, including $151,000 to CAI Wireless Systems,
   Inc. .......................................................................        1,086
  Depreciation and amortization................................................        1,796
                                                                                  ------------
                                                                                       3,899
                                                                                  ------------
                                                                                      (1,598)
Interest expense, net..........................................................           (2)
                                                                                  ------------
Loss before tax benefit........................................................       (1,600)
Benefit from income taxes......................................................          393
                                                                                  ------------
Net loss.......................................................................     $ (1,207)
Accumulated deficit:
  Beginning of period..........................................................       --
                                                                                  ------------
  End of period................................................................     $ (1,207)
                                                                                  ------------
                                                                                  ------------
Per share data:
Net loss per common share......................................................     $ (1,207)
                                                                                  ------------
                                                                                  ------------
Weighted average common shares outstanding.....................................        1,000
                                                                                  ------------
                                                                                  ------------

                            See accompanying notes.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
                        COMBINED STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM SEPTEMBER 30, 1995 TO DECEMBER 31, 1995

                                                                                     (000S)
                                                                                  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.......................................................................     $ (1,207)
Adjustments to reconcile net loss to net cash used in operating activities:
    Deferred income taxes......................................................         (393)
    Depreciation and amortization..............................................        1,796
    Changes in assets and liabilities:
      Accounts receivable......................................................          (24)
      Other operating assets...................................................           14
      Accounts payable and accrued expenses....................................         (887)
      Other operating liabilities..............................................          (37)
                                                                                  ------------
Net cash used in operating activities..........................................         (738)
                                                                                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures...........................................................       (1,037)
                                                                                  ------------
Net cash used in investing activities..........................................       (1,037)
                                                                                  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of capital lease obligations..........................................           (2)
Advances from CAI Wireless Systems, Inc........................................        1,831
                                                                                  ------------
Net cash provided by financing activities......................................        1,829
                                                                                  ------------
Net increase in cash...........................................................           54
Cash, beginning of period......................................................          130
                                                                                  ------------
Cash, end of period............................................................     $    184
                                                                                  ------------
                                                                                  ------------

                            See accompanying notes.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    CS Wireless Systems, Inc. (CS) (formerly ACS Ohio, Inc.), a wholly-owned subsidiary of CAI Wireless Systems, Inc. (CAI), operates a wireless subscription television system in Cleveland, Ohio through its two subsidiaries (MetroCable, Inc. and Metropolitan Satellite Corporation). CS was incorporated in December 1993 and remained dormant until March 1994 when CS, through its parent, ACS Enterprises, Inc. (ACS) acquired its two subsidiaries. CAI acquired ACS on September 29, 1995 (see Note 7). The wireless channel rights and goodwill associated with the Cleveland system were transferred to Atlantic Microsystems, Inc. (AMI), a wholly owned subsidiary of CAI, upon CAI's acquisition of ACS Ohio, Inc. and have been included in the accompanying combined financial statements. The assets presented herein have been contributed by CAI into a joint venture with Heartland Wireless Communications, Inc. (Heartland) in accordance with a Participation Agreement which closed on February 23, 1996 (see note 8).

Principles of Combination

    The combined financial statements include the accounts of CS and its two subsidiaries and certain assets of AMI (the Company). All material intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

    Subscriber revenue is recognized at the time payments are due. Customer payments received in advance of the due date are classified as deferred income. Bad debt expense was approximately $108,000 for the period from September 30, 1995 to December 31, 1995 (1995).

Plant and Equipment

    Plant and equipment are carried at historical cost if purchased or constructed by the Company, or allocated cost if acquired as part of a business acquisition. Depreciation is calculated on the straight-line method for financial and tax reporting purposes. Costs of maintenance and repairs are charged to income as incurred; significant renewals and betterments are capitalized. The Company capitalizes subcontractor and internal labor and overhead incurred to construct and install its television reception and transmission equipment.

    Materials and supplies are used to provide service to new customers, and to ensure continuity of service to existing customers. Materials and supplies are carried at the lower of cost, determined on the weighted average method (which approximates the first-in, first-out method), or market.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Equity

    The common stock and additional paid-in capital represent the equity contribution of CAI into CS Wireless Systems, Inc. The Divisional equity represents the Company's permanent investment in AMI.

Authorized Shares

    In December 1995, the Company increased its authorized shares of common stock from 1,000 to 40,000,000 and changed the par value per share from $1 to $.001. The Company also authorized 5,000,000 shares of Preferred Stock with a par value of $.01 per share.

Goodwill and Wireless Channel Rights

    Goodwill consists of costs of acquired businesses in excess of fair market value allocated to specific assets. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years. Wireless channel rights are being amortized over fifteen years.

    The carrying value of the goodwill and wireless channel rights are reviewed on an ongoing basis. If the review indicates that these assets are not recoverable, as determined based on undiscounted future cash flows, the Company's carrying value of these assets is reduced to its estimated fair value. No such reduction to these assets was made in 1995.

Loss Per Share

    Loss per share is based on the average number of common shares outstanding during the period.

Recently Issued Accounting Pronouncement

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" is effective for fiscal years beginning after December 15, 1995. The Company will adopt the standard, as required on January 1, 1996. Management believes that the adoption will not have a material effect on the Company's financial position or results of operations.

2. PLANT AND EQUIPMENT

    Plant and equipment consisted of the following (000s):

                                                         DECEMBER 31,     LIFE
                    CLASSIFICATION                           1995        (YEARS)
------------------------------------------------------   ------------    -------
Vehicles..............................................     $     12            3
Office and computer...................................          530            5
Transmission equipment................................          806           10
Television and other equipment........................       10,794       2 to 7
Materials and Supplies                                          976      2 to 10
                                                         ------------
                                                             13,118
Less accumulated depreciation.........................         (898)
                                                         ------------
                                                           $ 12,220
                                                         ------------
                                                         ------------

    Capitalized overhead costs were approximately $164,000 in 1995. Depreciation expense was approximately $727,000 in 1995.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. GOODWILL AND WIRELESS CHANNEL RIGHTS

    Goodwill consisted of the following (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Costs of acquired businesses in excess of fair
  market values allocated to specific assets...................     $ 33,945
Less accumulated amortization..................................         (566)
                                                                  ------------
                                                                    $ 33,379
                                                                  ------------
                                                                  ------------

    Wireless channel rights consisted of the following (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Wireless channel rights........................................     $ 30,000
Less accumulated amortization..................................         (500)
                                                                  ------------
                                                                    $ 29,500
                                                                  ------------
                                                                  ------------

4. DUE TO CAI WIRELESS SYSTEMS, INC.

    The Due to CAI Wireless Systems, Inc. amount included in the balance sheet represents a balance as the result of various transactions between the Company and CAI. The $1,831,000 balance at December 31, 1995 is classified as a long-term liability in the accompanying Combined balance sheet because it is not expected to be repaid within the upcoming twelve months (see Note 8).

    The Company utilizes various CAI personnel such as accounting staff and certain officers as well as administrative functions including professional services. For these services, the Company was charged $151,000 in 1995.

5. LEASES

    The Company is the licensee of one of the Federal Communications Commission ("FCC") licensed channels available in the Cleveland area, and leases twenty-four of the remaining thirty-two FCC licenses.

    Generally, channel leases provide for monthly rentals based on subscriber revenue, or the number of subscribers served by the channels being leased. These amounts were between $0.025 to $0.04 per subscriber per channel per month. Additionally, certain leases provide for minimum lease payments which do not significantly increase the total channel license fees payable under the leases at the present level of subscribers being served. Pursuant to FCC rules, leases for channel usage cannot extend beyond ten years. Each lease generally provides for renewal options, or for the parties to negotiate renewals in good faith.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. LEASES--(CONTINUED)
    A summary of channel lease terms at December 31, 1995 is as follows:

                                                 LEASE                     EXTENSION
CHANNELS             LESSOR                    EXPIRATION                    TERMS
--------   --------------------------  --------------------------  --------------------------
 A1        Parma Board of Education    January 2005                CAI 10-year option
 A2-C4     ETAMC                       April 2002                  Auto 5-year option
 D1-D4     Rockne Educ. Telev.         March 2005                  CAI 10-year option
 E1-E4     Lawrence Brandt             August 2012                 Unspecified
 F1-F4     Krisar, Inc.                August 1998                 CAI 10-year option
 H2        Via./Net Cos.               December 1995               Auto 5-year option

    Expense incurred under channel lease agreements aggregated approximately $57,000 in 1995. The Company leases its transmitter tower. This lease expires in June 2005 and provides for monthly lease payments of $5,500.

    All of the above leases are accounted for as operating leases.

    The Company leases office space, automobiles, trucks, and office equipment. The office space, trucks, and certain office equipment leases have also been classified as operating leases. The leases covering the remaining office equipment are classified as capital leases.

    Plant and equipment includes the following capitalized values and accumulated amortization for property under capital leases (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Office and computer............................................     $    142
Less accumulated amortization..................................           (6)
                                                                  ------------
                                                                    $    136
                                                                  ------------
                                                                  ------------

    The following is a schedule of the present value of future minimum capital lease payments and the future minimum operating lease payments with initial or remaining terms in excess of one year.



                                                          CAPITAL    OPERATING
                                                          LEASES      LEASES
                                                          -------    ---------
1996...................................................    $  64      $   382
1997...................................................       63          336
1998...................................................        9          296
1999...................................................     --            296
2000...................................................     --            296
2001 and beyond........................................     --            960
                                                          -------    ---------
Total minimum lease payments...........................      136      $ 2,566
                                                                     ---------
                                                                     ---------
Less amount representing interest......................      (24)
                                                          -------
Present value of minimum lease payments................    $ 112
                                                          -------
                                                          -------

    Expense incurred under non-channel operating leases approximated $48,000 in 1995.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

6. INCOME TAXES

    The Company and its wholly-owned subsidiaries are included in the consolidated federal tax return of CAI. The Company had no current state or federal income tax expenses for the period from September 30, 1995 to December 31, 1995.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as calculated on a stand-alone basis were as follows (000s):

                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1995             1995
                                                     -------------    ------------
Deferred tax liabilities:
  Basis difference on property and equipment......      $   577         $    527
  Gain on transfer of wireless channel rights.....       11,519           11,335
                                                     -------------    ------------
Total deferred tax liabilities....................       12,096           11,862
Deferred tax assets:
  Net operating loss carryforwards................          855            1,106
  Other...........................................          103               11
                                                     -------------    ------------
Total deferred tax assets.........................          958            1,117
                                                     -------------    ------------
Net deferred tax liabilities......................      $11,138         $ 10,745
                                                     -------------    ------------
                                                     -------------    ------------

    The Company has available net operating loss carryforwards of approximately $2,764,000 for tax reporting purposes to offset future taxable income, the primary difference from financial reporting losses being the difference in the basis of wireless channel rights and in depreciation methods for financial and tax reporting purposes. The net operating loss carryforwards expire through 2010.

7. SYSTEM ACQUISITION

    Effective September 30, 1995, CAI consummated the acquisition of 100% of the outstanding common stock of ACS Enterprises, Inc. (ACS) for $232,000,000 of CAI common stock and cash.

    CAI allocated the purchase price, based upon estimated fair values of assets and liabilities at the date of acquisition to each of the markets acquired in the acquisition. The purchase price allocation to the Cleveland market was as follows (000s):

Operating assets..................................................................   $   525
Plant and equipment...............................................................    12,024
Goodwill..........................................................................    33,945
Wireless channel rights...........................................................    30,000
Liabilities.......................................................................   (14,971)
                                                                                     -------
Net assets acquired...............................................................   $61,523
                                                                                     -------
                                                                                     -------

    Plant and equipment from the acquisition consist primarily of customer acquisition costs (material, installation labor and overhead). These costs are being depreciated over their estimated useful lives of two to seven years.

    Goodwill and wireless channel rights acquired in the acquisition are being amortized on a straight-line basis over fifteen years.

                   CS WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                           (FORMERLY ACS OHIO, INC.)
               AND CERTAIN ASSETS OF ATLANTIC MICROSYSTEMS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. SUBSEQUENT EVENT

    On February 23, 1996, CAI and Heartland contributed the assets and liabilities of certain wireless subscription television systems to the Company in for certain consideration. CAI's ownership of the Company, which operates the subscriber television system in Cleveland, OH, was diluted from 100% to approximately 54%. Additionally, CAI contributed the Charlotte, NC, Bakersfield, CA and Stockton/Modesto, CA systems for 5,421,166 shares of common stock of the Company. Heartland contributed the Minneapolis, MN, Dayton, OH, San Antonio, TX, Fort Worth, TX, Grand Rapids, MI, Kansas City (suburbs), MO, Dallas, TX, and Salt Lake City, UT systems for $28.3 million in cash, $25 million in the form of a short term note, $15 million in the form of a long term note and 3,578,834 shares of common stock of the Company.

    In order to attract and retain highly qualified persons, the Company adopted the 1996 CS Wireless Systems, Inc. Incentive Plan (the "Plan") to be effective as of February 23, 1996, subject to shareholder approval within twelve months of the effective date. The Board of Directors of the Company designated a committee to administer the Plan. The Plan provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code), non-qualfied stock options, stock appreciation rights, performance shares and restricted stock or any combination of the foregoing, as the committee may determine. Terms and conditions, including vesting provisions, exercise periods and forms of award, are determined by the committee at the grant date. Shares available for the Plan is limited to 752,688. The Plan will terminate on February 22, 2006. In March 1996, options were granted to four persons, aggregating 645,161 shares subject to those options with a $9.40 per share exercise price. The options vest monthly over 24 to 36 months and the exercise periods end on December 31, 2005 or February 22, 2006.

    Additionally, MMDS Holdings II, Inc., an affiliate of Bell Atlantic, and NYNEX MMDS Holding Company, an affiliate of NYNEX, each received 500,000 shares of common stock of the Company, for non-cash consideration.

    Concurrent with the contributions of the wireless subscription television systems and issuance of common stock to CAI, Heartland, MMDS Holdings II, Inc. and NYNEX MMDS Holdings Company, the Company completed the issuance of 100,000 units consisting of $400,000,000 11 3/8% Senior Discount Notes due 2006 and 110,000 shares of common stock. The net proceeds of the issuance of the units was approximately $221,000,000, net of discounts and expenses of approximately $9,000,000. These notes contain covenants restricting the incurrence of additional debt and limit the ability of the Company to pay dividends or redeem capital stock. The Company cannot declare or pay dividends.

    Net assets held for sale consist of an operating wireless cable system in Bakersfield, California and wireless cable channel rights in Stockton/Modesto, California, which the Company expects to sell by the end of 1996. For financial reporting purposes, the net assets held for sale are recorded at the lower of the carrying amount of fair value less cost to sell. In addition, the Company is not depreciating or amortizing such net assets while they are held for sale.

    As of March 31, 1996, the Company's registration statement had not yet been declared effective by the Commission. Subsequent to June 24, 1996, the Company will be required to pay additional interest on the outstanding Senior Notes. The amount of additional interest will increase by an additional 0.50% per annum for each subsequent 90-day period until such obligations are complied with, up to a maximum amount of additional interest of 2.00% per annum.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CAI Wireless Systems, Inc.

    We have audited the accompanying consolidated balance sheets of ACS Ohio, Inc. and subsidiaries as of December 31, 1994 and September 29, 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the period from March 9, 1994 (date of inception) to December 31, 1994 and for the period from January 1, 1995 to September 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACS Ohio, Inc. and subsidiaries at December 31, 1994 and September 29, 1995, and the consolidated results of their operations and their cash flows for the period from March 9, 1994 (date of inception) to December 31, 1994 and for the period from January 1, 1995 to September 29, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 1, 1996

                        ACS OHIO, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           (000'S, EXCEPT SHARE DATA)

                                                                      DECEMBER 31,    SEPTEMBER 29,
                                                                          1994            1995
                                                                      ------------    -------------
   ASSETS
Current assets:
    Cash...........................................................     $    710         $   130
    Accounts receivable,
        less allowance for doubtful accounts of $113 and $9 in 1995
        and 1994, respectively.....................................          177             346
    Other current assets...........................................           56              49
                                                                      ------------    -------------
Total current assets...............................................          943             525
Plant and equipment, net...........................................       10,015          12,275
Channel acquisition costs, net.....................................        1,299           1,203
Goodwill, net......................................................        7,484           7,092
                                                                      ------------    -------------
                                                                        $ 19,741         $21,095
                                                                      ------------    -------------
                                                                      ------------    -------------
    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Current maturities of capital lease obligations................     $     81         $    81
    Accounts payable and accrued expenses..........................          810           3,344
    Customer deposits and billings received in advance.............          436             435
                                                                      ------------    -------------
Total current liabilities..........................................        1,327           3,860
Capital lease obligations..........................................          164             144
Due to ACS Enterprises, Inc........................................        2,226           3,591
Deferred income taxes..............................................          649              --
Stockholder's equity:
Common stock--par value $1 per share, authorized and issued 1,000
 shares............................................................            1               1
Additional paid-in capital.........................................       15,950          15,950
Accumulated deficit................................................         (576)         (2,451)
                                                                      ------------    -------------
Total stockholder's equity.........................................       15,375          13,500
                                                                      ------------    -------------
                                                                        $ 19,741         $21,095
                                                                      ------------    -------------
                                                                      ------------    -------------

                            See accompanying notes.

                        ACS OHIO, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                         (000'S, EXCEPT PER SHARE DATA)

                                                       PERIOD FROM
                                                      MARCH 9, 1994          PERIOD FROM
                                                   (DATE OF INCEPTION)     JANUARY 1, 1995      SIX MONTHS
                                                     TO DECEMBER 31,       TO SEPTEMBER 29,        ENDED
                                                           1994                  1995          JUNE 30, 1995
                                                   --------------------    ----------------    -------------
                                                                                                (UNAUDITED)
Revenues:
  Pay television revenues.......................          $4,332               $  6,170           $ 3,845
Expenses:
  Programming and license fees..................           1,239                  2,107             1,280
  Marketing.....................................             221                    471               346
  General and administrative....................           1,994                  2,863             2,038
  Depreciation and amortization.................           1,571                  3,020             1,362
                                                         -------                -------        -------------
                                                           5,025                  8,461             5,026
                                                         -------                -------        -------------
                                                            (693)                (2,291)           (1,181)
Interest expense, net...........................             (62)                  (233)              (12)
                                                         -------                -------        -------------
Loss before income taxes........................            (755)                (2,524)           (1,193)
Benefit from income taxes.......................             179                    649               306
                                                         -------                -------        -------------
Net loss........................................          $ (576)              $ (1,875)          $  (887)
Accumulated deficit:
  Beginning of period...........................        --                         (576)             (576)
                                                         -------                -------        -------------
  End of period.................................          $ (576)              $ (2,451)          $(1,463)
                                                         -------                -------        -------------
                                                         -------                -------        -------------
Per share data:
Net loss per common share.......................          $ (576)              $ (1,875)          `$ (887)
                                                         -------                -------        -------------
                                                         -------                -------        -------------
Weighted average common shares outstanding......           1,000                  1,000             1,000
                                                         -------                -------        -------------
                                                         -------                -------        -------------

                            See accompanying notes.

                        ACS OHIO, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (000'S)

                                                        PERIOD FROM
                                                       MARCH 9, 1994         PERIOD FROM
                                                    (DATE OF INCEPTION)    JANUARY 1, 1995      SIX MONTHS
                                                      TO DECEMBER 31,      TO SEPTEMBER 29,        ENDED
                                                           1994                  1995          JUNE 30, 1995
                                                    -------------------    ----------------    -------------
                                                                                                (UNAUDITED)
Cash flows from operating activities
Net loss.........................................         $  (576)             $ (1,875)          $  (887)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Deferred income taxes........................            (179)                 (649)             (306)
    Depreciation and amortization................           1,571                 3,020             1,362
    Changes in assets and liabilities:
      Accounts receivable........................             104                  (169)             (118)
      Other operating assets.....................              73                     7                (4)
      Accounts payable and accrued expenses......             438                 2,534             2,447
      Other operating liabilities................            (184)                   (1)               83
                                                          -------               -------        -------------
Net cash provided by operating activities........           1,247                 2,867             2,577
                                                          -------               -------        -------------

Cash flows from investing activities
Capital expenditures.............................          (2,608)               (4,792)           (3,672)
Purchase of Channel rights.......................            (519)              --                 --
                                                          -------               -------        -------------
Net cash used in investing activities............          (3,127)               (4,792)           (3,672)
                                                          -------               -------        -------------

Cash flows from financing activities
Payments of capital lease obligations............             (32)                  (20)              (45)
Advances from ACS Enterprises, Inc...............           2,226                 1,365               577
                                                          -------               -------        -------------
Net cash provided by financing activities........           2,194                 1,345               532
                                                          -------               -------        -------------
Net (decrease) increase in cash..................             314                  (580)             (563)
Cash, beginning of period........................             396                   710               710
                                                          -------               -------        -------------
Cash, end of period..............................         $   710              $    130           $   147
                                                          -------               -------        -------------
                                                          -------               -------        -------------

                            See accompanying notes.

                        ACS OHIO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    ACS Ohio, Inc. (the "Company") was formed on March 9, 1994 upon the purchase of two related companies that together comprise the wireless cable system serving the Cleveland, Ohio metropolitan area and is a wholly owned subsidiary of ACS Enterprises, Inc. ("ACS"). ACS is a wholly owned subsidiary of CAI Wireless Systems, Inc. (see Note 8). The consolidated financial statements include the accounts of ACS Ohio, Inc. and its wholly owned subsidiaries, MetroCable, Inc. ("MetroCable") and Metropolitan Satellite, Inc. ("Metro Satellite"). All material intercompany balances and transactions within ACS Ohio, Inc. have been eliminated in consolidation.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those esimates.

Revenue Recognition

    Subscriber revenue is recognized at the time payments are due. Customer payments received in advance of the due date are classified as deferred income. Bad debt expense was approximately $263,000 and $85,000 for the period from January 1, 1995 to September 29, 1995 (1995) and for the period from March 9, 1994 to December 31, 1994 (1994), respectively.

Plant and Equipment

    Plant and equipment are carried at historical cost if purchased or constructed by the Company, or at allocated cost if acquired as part of a business acquisition. Depreciation is calculated on the straight-line method for financial and tax reporting purposes. Costs of maintenance and repairs are charged to income as incurred; significant renewals and betterments are capitalized. The Company capitalizes subcontractor and internal labor and overhead incurred to construct and install its television reception and transmission equipment.

    Materials and supplies are used to provide service to new customers, and to ensure continuity of service to existing customers. Materials and supplies are carried at the lower of cost, determined on the weighted average method (which approximates the first-in, first-out method), or market.

Goodwill and Channel Acquisition Costs

    Goodwill consists of costs of acquired businesses in excess of fair market value allocated to specific assets. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years. Channel acquisition costs are being amortized over ten years.

    The carrying value of the goodwill and channel acquisition costs is reviewed on an ongoing basis. If the review indicates that these assets are not recoverable, as determined based on undiscounted future cash flows, the Company's carrying value of these assets is reduced to its estimated fair value. No such reduction was made in 1995 or 1994.

                        ACS OHIO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Loss Per Share

    Loss per share is based on the average number of common shares outstanding during the period.

Reclassification

    Certain prior year amounts have been reclassified to conform to the 1995 presentation.

Recently Issued Accounting Pronouncement

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" is effective for fiscal years beginning after December 15, 1995. The Company will adopt the standard, as required on January 1, 1996. Management believes that the adoption will not have a material effect on the Company's financial position or results of operations.

Interim Financial Information

    In the opinion of management, the accompanying unaudited financial information of the Company contains all adjustments, consisting only of those of a recurring nature, necessary to present the results of its operations and cash flows for the three months ended June 30, 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

2. PLANT AND EQUIPMENT

    Plant and equipment consisted of the following (000s):

                                            DECEMBER 31,    SEPTEMBER 29,      LIFE
    CLASSIFICATION                              1994            1995         (YEARS)
-----------------------------------------   ------------    -------------    --------
Vehicles.................................     $    172         $   185          3
Office and computer......................          558             682          5
Transmission equipment...................          748             846          10
Television and other equipment...........        8,792          13,167        2 to 7
Materials and supplies...................          839             727       2 to 10
                                            ------------    -------------
                                                11,109          15,607
Less accumulated depreciation............       (1,094)         (3,332)
                                            ------------    -------------
                                              $ 10,015         $12,275
                                            ------------    -------------
                                            ------------    -------------

    Capitalized overhead costs were approximately $266,000 and $447,000 in 1994 and 1995, respectively. Depreciation expense was approximately $1,063,000 and $2,482,000 in 1994 and 1995.

                        ACS OHIO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. GOODWILL AND CHANNEL ACQUISITION COSTS

    Goodwill consisted of the following (000s):

                                                     DECEMBER 31,    SEPTEMBER 29,
                                                         1994            1995
                                                     ------------    -------------
Costs of acquired businesses in excess of fair
  market values allocated to specific assets......      $7,472          $ 7,472
Organization and other costs......................         408              411
                                                     ------------    -------------
                                                         7,880            7,883
Less accumulated amortization.....................        (396)            (791)
                                                     ------------    -------------
                                                        $7,484          $ 7,092
                                                     ------------    -------------
                                                     ------------    -------------

    Channel acquisition costs consisted of the following (000s):

                                                     DECEMBER 31,    SEPTEMBER 29,
                                                         1994            1995
                                                     ------------    -------------
Licenses..........................................      $1,000          $ 1,000
Channel rights....................................         397              406
                                                     ------------    -------------
                                                         1,397            1,406
Less accumulated amortization.....................         (98)            (203)
                                                     ------------    -------------
                                                        $1,299          $ 1,203
                                                     ------------    -------------
                                                     ------------    -------------

4. DUE TO ACS ENTERPRISES, INC.

    The Due to ACS Enterprises, Inc. amount included in the balance sheet represents a balance as the result of various transactions between the Company and ACS. The balance is primarily the result of the Company's participation in ACS' cash management system, wherein cash infusions needed to meet current operating requirements and for capital expenditures accrue interest at rates established by ACS, which approximates ACS' external borrowing costs. Interest charged on this balance was approximately $51,000 and $212,000 in 1994 and 1995, respectively. The balances at December 31, 1994 and September 29, 1995 of $2,226,000 and $3,591,000 are classified as long-term liabilities in the accompanying consolidated balance sheet because the balances are not expected to be repaid within the upcoming twelve months (see Note 8).

    The Company utilizes various ACS personnel such as accounting staff and certain officers as well as administrative functions including professional services. It is ACS' policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among ACS' subsidiaries based on the average of respective percentages of revenues, payroll costs, and average assets. For these services, the Company was charged $38,000 and $76,000 in 1994 and 1995, respectively.

5. LEASES

    The Company is the licensee of one of the Federal Communications Commission ("FCC") licensed channels available in the Cleveland area, and leases twenty-four of the remaining thirty-two FCC licenses.

                        ACS OHIO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. LEASES--(CONTINUED)
    Generally, channel leases provide for monthly rentals based on subscriber revenue, or the number of subscribers served by the channels being leased. These amounts were between $0.025 to $0.04 per subscriber per channel per month. Additionally, certain leases provide for minimum lease payments which do not significantly increase the total channel license fees payable under the leases at the present level of subscribers being served. Pursuant to FCC rules, leases for channel usage cannot extend beyond ten years. Each lease generally provides for renewal options, or for the parties to negotiate renewals in good faith.

    A summary of channel lease terms at September 29, 1995 is as follows:

                                                  LEASE                  EXTENSION
CHANNELS               LESSOR                   EXPIRATION                 TERMS
------   ----------------------------------   --------------   -----------------------------
A1       Parma Board of Education             January 2005     ACS 10-year option
A2--C4   ETAMC                                April 2002       Auto 5-year option
D1--D4   Rockne Educ. Telev.                  March 2005       ACS 10-year option
E1--E4   Lawrence Brandt                      August 2012      Unspecified
F1--F4   Krisar, Inc.                         August 1998      ACS 10-year option
H2       Via./Net Cos.                        December 1995    Auto 5-year option

    Expense incurred under channel lease agreements aggregated approximately $153,000 and $85,000 in 1995 and 1994, respectively. The Company leases its transmitter tower. This lease expires in June 2005, and provides for monthly lease payments of $5,500.

    All of the above leases are accounted for as operating leases.

    The Company leases office space, automobiles, trucks, and office equipment. The office space, and certain office equipment leases have also been classified as operating leases. The leases covering trucks and the remaining office equipment are classified as capital leases.

    Plant and equipment includes the following capitalized values and accumulated amortization for property under capital leases (000s):

                                                     DECEMBER 31,    SEPTEMBER 29,
                                                         1994            1995
                                                     ------------    -------------
Office and computer...............................       $105            $ 159
Vehicles..........................................        172              172
                                                        -----            -----
                                                          277              331
Less accumulated amortization.....................        (24)             (82)
                                                        -----            -----
                                                         $253            $ 249
                                                        -----            -----
                                                        -----            -----

                        ACS OHIO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. LEASES--(CONTINUED)
    The following is a schedule of the present value of future minimum capital lease payments and the future minimum operating lease payments with initial or remaining terms in excess of one year.

                                                             CAPITAL    OPERATING
                                                             LEASES      LEASES
                                                             -------    ---------
1996......................................................    $ 127      $   316
1997......................................................      111          300
1998......................................................       22          296
1999......................................................     --            296
2000......................................................     --            296
2001 and beyond...........................................     --          1,033
                                                             -------    ---------
Total minimum lease payments..............................      260      $ 2,537
Less amount representing interest.........................      (35)
                                                             -------
Present value of minimum lease payments...................    $ 225
                                                             -------
                                                             -------

    Expense incurred under non-channel operating leases approximated $172,000 and $143,000 in 1994 and 1995, respectively.

6. INCOME TAXES

    The Company and its wholly-owned subsidiaries are included in the consolidated federal tax return of ACS. The Company had no current state or federal income tax expenses for 1995 and 1994.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as calculated on a stand-alone basis were as follows (000s):

                                                     DECEMBER 31,    SEPTEMBER 29,
                                                         1994            1995
                                                     ------------    -------------
Deferred tax liabilities--
Basis difference on property and equipment........       $726            $ 577
                                                        -----            -----
Deferred tax assets:
  Net operating loss carryforwards................         60              855
  Other...........................................         17              103
                                                        -----            -----
Total deferred tax assets.........................         77              958
                                                        -----            -----
Valuation allowance for deferred tax assets.......      --                (381)
                                                        -----            -----
Net deferred tax liabilities......................       $649            $  --
                                                        -----            -----
                                                        -----            -----

    The Company has available net operating loss carryforwards of approximately $2,138,000 for tax reporting purposes to offset future taxable income, the primary difference from financial reporting losses being the difference in depreciation methods for financial and tax reporting purposes. The net operating loss carryforwards expire in 2010.

                        ACS OHIO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. SYSTEM ACQUISITION

    On March 9, 1994, ACS purchased the two related companies that together comprised the wireless cable system serving the Cleveland, Ohio metropolitan area for a total of $16,000,000. ACS formed ACS Ohio, Inc. to purchase 100% of MetroCable, an Ohio corporation, for approximately $8,600,000 cash, and 100% of MetroSatellite, an Ohio corporation, for approximately $7,400,000 cash.

    The above acquisitions have been accounted for by the purchase method of accounting and, accordingly, the results of these entities have been consolidated with ACS since March 9, 1994.

    The Company allocated the purchase price, based upon estimated fair values of assets and liabilities at the date of acquisition, as follows (000s):

Operating assets.................................................   $   806
Plant and equipment..............................................     8,206
Goodwill.........................................................     7,472
Other intangibles................................................     1,287
Liabilities......................................................    (1,820)
                                                                    -------
Net assets acquired..............................................   $15,951
                                                                    -------
                                                                    -------

    Plant and equipment from the acquisition consist primarily of customer acquisition costs (material, installation labor, and purchase price premium). These costs are being depreciated over their estimated useful lives of two to seven years.

    Goodwill acquired in the acquisitions is being amortized on a straight-line basis over fifteen years.

8. SUBSEQUENT EVENTS

    Effective at the close of business on September 29, 1995, a definitive merger agreement between ACS and CAI Wireless Systems, Inc. ("CAI") was consummated wherein CAI acquired 100% of the outstanding common stock of ACS for $232,000,000 of CAI common stock and cash.

    On February 23, 1996, CAI and Heartland contributed the assets and liabilities of certain wireless subscription television systems to CS Wireless Systems, Inc. ("CS Wireless") in for certain consideration. CAI's ownership of CS Wireless, which operates the subscriber television system in Cleveland, OH, was diluted from 100% to approximately 54%. Additionally, CAI contributed the Charlotte, NC, Bakersfield, CA and Stockton/Modesto, CA systems for 5,420,166 shares of common stock of the Company. Heartland contributed the Minneapolis, MN, Dayton, OH, San Antonio, TX, Fort Worth, TX, Grand Rapids, MI, Kansas City (suburbs), MO, Dallas, TX and Salt Lake City, UT systems for $28.3 million in cash, $25 million in the form of a short term note, $15 million in the form of a long term note and 3,578,834 shares of common stock of CS Wireless.

    Additionally, MMDS Holdings II, Inc., an affiliate of Bell Atlantic, and NYNEX MMDS Holding, an affiliate of NYNEX, each received 500,000 shares of common stock of CS Wireless, for non-cash consideration.

    Concurrent with the contributions of the wireless subscription television systems and issuance of common stock to CAI, Heartland, MMDS Holdings II, Inc. and NYNEX MMDS Holdings Company, CS Wireless completed the issuance of 100,000 units consisting of $400,000,000 11 3/8% Senior Discount Notes due 2006 and 110,000 shares of common stock. The net proceeds of the issuance of the units was approximately $221,000,000, net of discounts and expenses of approximately $9,000,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

METROCABLE, INC.
Cleveland, Ohio

    We have audited the accompanying balance sheet of MetroCable, Inc. as of February 28, 1994, and the related statements of operations and deficit, shareholders' equity, and cash flows for the period from June 4, 1993 (date of commencement of operations) to February 28, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 1994 and the results of its operations and its cash flows for the period from June 4, 1993 (date of commencement of operations) to February 28, 1994, in conformity with generally accepted accounting principles.

    As discussed in Note 8, in March 1994, a wholly-owned subsidiary of ACS Enterprises, Inc. acquired 100% of the outstanding common stock of MetroCable, Inc.

                                             LEWANDOWSKI ZALICK & COMPANY

May 4, 1994
Cleveland, Ohio

                                METROCABLE, INC.
                                 BALANCE SHEET
                               FEBRUARY 28, 1994

    ASSETS

CURRENT ASSETS
Cash...........................................................................   $  127,081
Certificates of deposit........................................................       50,000
Accounts receivable, trade.....................................................      164,563
Other current assets...........................................................        7,691
Installation materials.........................................................       80,333
                                                                                  ----------
        TOTAL CURRENT ASSETS...................................................      429,668

PROPERTY AND EQUIPMENT, NET....................................................      856,808

OTHER ASSETS
  Deferred charges, net of accumulated amortization of $1,688..................       39,645
                                                                                  ----------
                                                                                  $1,326,121
                                                                                  ----------
                                                                                  ----------
    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Shareholder notes............................................................   $  800,000
  Accrued liabilities
    Interest...................................................................       59,333
    Programming costs..........................................................       38,670
    Professional fees..........................................................       15,105
    Property taxes.............................................................       14,000
    Workers' compensation......................................................       12,750
    Other......................................................................       21,039
  Accounts payable
    Trade......................................................................       47,654
    Affiliate..................................................................       17,135
Customer deposits and deferred revenue.........................................      178,085
                                                                                  ----------
        TOTAL CURRENT LIABILITIES..............................................    1,203,771

SHAREHOLDERS' EQUITY
  Common stock, no par value, 750 shares authorized, 100 shares issued and
outstanding....................................................................      200,000
  Accumulated deficit..........................................................      (77,650)
                                                                                  ----------
                                                                                     122,350
                                                                                  ----------
                                                                                  $1,326,121
                                                                                  ----------
                                                                                  ----------

                            See accompanying notes.

                                METROCABLE, INC.
                      STATEMENT OF OPERATIONS AND DEFICIT
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

REVENUES
  Pay television revenues......................................................   $1,360,636
  Rental of equipment, affiliate...............................................       75,858
  Other........................................................................       66,539
                                                                                  ----------
                                                                                   1,503,033
EXPENSES
  Programming and license fees.................................................      512,897
  Commissions..................................................................       41,117
  Depreciation and amortization................................................       67,787
  Selling, general and administrative..........................................      900,756
                                                                                  ----------
                                                                                   1,522,557
                                                                                  ----------
      OPERATING LOSS BEFORE OTHER INCOME (EXPENSE).............................      (19,524)
OTHER INCOME (EXPENSE)
  Interest expense, including $59,333 to shareholders..........................      (60,143)
  Interest income..............................................................        2,017
                                                                                  ----------
                                                                                     (58,126)
                                                                                  ----------
      NET LOSS AND ACCUMULATED DEFICIT AT END OF PERIOD........................   $  (77,650)
                                                                                  ----------
                                                                                  ----------
NET LOSS PER COMMON SHARE OUTSTANDING..........................................   $     (777)
                                                                                  ----------
                                                                                  ----------

                            See accompanying notes.

                                METROCABLE, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

                                                             COMMON     ACCUMULATED    SHAREHOLDERS'
                                                             STOCK        DEFICIT       EQUITY--NET
                                                            --------    -----------    -------------
Issuance of common stock in exchange for
  net assets acquired....................................   $200,000     $  --           $ 200,000
Net loss for the period..................................      --          (77,650)        (77,650)
                                                            --------    -----------    -------------
Balances at February 28, 1994............................   $200,000     $ (77,650)      $ 122,350
                                                            --------    -----------    -------------
                                                            --------    -----------    -------------

                            See accompanying notes.

                                METROCABLE, INC.
                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss......................................................................   $ (77,650)
  Adjustments to reconcile net loss to net cash provided by operating activities
    Depreciation and amortization...............................................      67,787
    (Increase) decrease in assets...............................................
    Accounts receivable.........................................................     (81,745)
    Other current assets........................................................      (7,691)
    Installation materials......................................................     (14,806)
  Increase (decrease) in liabilities
    Accrued liabilities.........................................................     160,897
    Trade accounts payable......................................................      47,654
    Accounts payable--affiliate.................................................      17,135
    Customer deposits and deferred revenue......................................      43,435
                                                                                   ---------
      NET CASH PROVIDED BY OPERATING ACTIVITIES.................................     155,016

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures..........................................................    (170,932)
  Proceeds from disposal of property and equipment..............................      44,500
  Channel rights acquired.......................................................      (9,581)
  Cash acquired with the purchase of the assets of Metropolitan Cablevision,
   Inc..........................................................................     108,078
                                                                                   ---------
      NET CASH USED BY INVESTING ACTIVITIES.....................................     (27,935)
                                                                                   ---------
      INCREASE IN CASH AND CASH AT END OF PERIOD................................   $ 127,081
                                                                                   ---------
                                                                                   ---------

NON-CASH INVESTING AND FINANCING ACTIVITY

    On June 4, 1993, the Company acquired the net assets of Metropolitan Cablevision, Inc. in exchange for $800,000 of shareholder notes and $200,000 of common stock.

                            See accompanying notes.

                                METROCABLE, INC.
                         NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    MetroCable, Inc. was incorporated in the State of Ohio in May 1993. After the acquisition of the assets of Metropolitan Cablevision, Inc., the Company began providing Multi-channel, Multipoint Distribution Services ("MMDS") to private residences and multi-unit housing complexes, in the City of Cleveland, Ohio and surrounding suburbs.

    On June 4, 1993, MetroCable, Inc. ("MetroCable") acquired all of the assets of Metropolitan Cablevision, Inc., from the shareholders of Metropolitan Cablevision, Inc. for $1,000,000. The acquisition was financed through the issuance of $800,000 of demand shareholder notes and $200,000 of common stock. This transaction was accounted for as a reorganization of entities under common control; accordingly, the consideration was allocated to the assets acquired based on their respective historical values as of the acquisition date. Both MetroCable and Metropolitan Cablevision, Inc. operate on March to February fiscal years.

    The net assets acquired were as follows:

Cash...........................................................   $  108,078
Certificate of deposit.........................................       50,000
Accounts receivable............................................       82,818
Installation materials.........................................       65,527
Property and equipment.........................................      796,475
Deferred charges...............................................       31,752
                                                                  ----------
Gross assets acquired..........................................    1,134,650
Liabilities assumed--customer deposits and deferred revenue....     (134,650)
                                                                  ----------
Net assets acquired............................................   $1,000,000
                                                                  ----------
                                                                  ----------

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Instruments

    Trade accounts receivable principally represent amounts due for services from approximately 5,000 subscribers, and they are substantially secured by service deposits held by the Company.

Inventories

    Inventories of installation materials are carried at the lower of cost, determined on the weighted average method, which approximates the first-in, first-out method, or market.

                                METROCABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Property and Equipment

    Property and equipment are stated at allocated cost and are depreciated on the straight-line method over the useful lives of the assets as follows:

Reception and transmission facilities..........................    12.5 years
Installation hookups...........................................       5 years
Computerized equipment.........................................       5 years
Leasehold improvements and office equipment....................       5 years

    Maintenance and repair costs are expensed as incurred; significant renewals and betterments are capitalized. For disposals of property and equipment, the gross carrying value and the related accumulated depreciation are removed from the accounts and are included in determining gain or loss on such disposal.

    Depreciation expense was $66,099 for the period from June 4, 1993 through February 28, 1994.

Deferred Charges

    Deferred charges consist of costs incurred in the acquisition of channel rights. The deferred charges are amortized over 15 years (the life of the channel rights leases), using the straight-line method. Amortization expense was $1,688 for the period from June 4, 1993 through February 28, 1994.

Income Taxes

    Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities on temporary differences between the tax and financial statement bases for assets and liabilities, measured at the current tax rates.

Cash and Cash Equivalents

    For purposes of the Statement of Cash Flows, the Company considers all investments purchased with original maturities of three months or less to be cash equivalents.

Net Loss For Common Share Outstanding

    The net loss per common share outstanding is based on the weighted average number of common shares outstanding of 100 for the period from June 4, 1993 to February 28, 1994.

NOTE 3--RELATED PARTY TRANSACTIONS

    The Company has an operating lease for installation hookup equipment with an affiliated company, Metropolitan Satellite Corp. Rental income was $75,858 for the period from June 4, 1993 to February 28, 1994. The operating lease is a month-to-month lease with variable fees based on subscriber

                                METROCABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

NOTE 3--RELATED PARTY TRANSACTIONS--(CONTINUED) levels. The Company also shares various administrative costs with the affiliate which resulted in a payable of $17,135 at February 28, 1994.

    The $800,000 shareholders' loans, plus accrued interest at 10% per annum, are due on demand. The shareholders' loans are collateralized by substantially all assets of the Company. Interest expense on the shareholders' loans totalled $59,333 for the period from June 4, 1993 to February 28, 1994. These notes were repaid in full, together with accrued interest thereon, in March 1994 upon acquisition of the Company by ACS Ohio, Inc. (see Note 8).

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at February 28, 1994:

    DESCRIPTION
----------------------------------------------------------------
Reception and transmission facilities...........................   $653,113
Installation hookups............................................    191,454
Computerized equipment..........................................     11,083
Leasehold improvements and office equipment.....................     67,257
                                                                   --------
                                                                    922,907
Less accumulated depreciation...................................    (66,099)
                                                                   --------
Property and equipment, net.....................................   $856,808
                                                                   --------
                                                                   --------

NOTE 5--INCOME TAXES

    For the period from June 4, 1993 to February 28, 1994, the Company incurred a net operating loss for tax return and financial reporting purposes. No tax benefit from the net operating loss has been recognized in 1994 due to the uncertainty of future utilization of the net operating loss carryforward.

    At February 28, 1994, the Company had a net operating loss carryforward for federal income tax purposes of approximately $75,000 which, if not used, will expire in 2009.

NOTE 6--COMMITMENTS AND CONTINGENCIES

    The Company is a party to numerous leases for programming, broadcast channels, towers, and vehicles. All leases will expire within five years; however, many include automatic extensions. Future

                                METROCABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

NOTE 6--COMMITMENTS AND CONTINGENCIES--(CONTINUED) minimum annual rental commitments for noncancelable operating leases with fixed lease payments are as follows:

                                     CHANNELS     TOWER      VEHICLES     TOTAL
                                     --------    --------    --------    --------
1995..............................   $ 66,000    $ 78,600    $ 12,133    $156,733
1996..............................     66,000      25,200      12,133     103,333
1997..............................     66,000       --          3,861      69,861
1998..............................     66,000       --          --         66,000
1999..............................     66,000       --          --         66,000
                                     --------    --------    --------    --------
                                     $330,000    $103,800    $ 28,127    $461,927
                                     --------    --------    --------    --------
                                     --------    --------    --------    --------

    In addition, the Company is a party to certain channel leases and programming agreements which include variable fees based on subscriber levels.

    Expense incurred under operating leases and programming agreements approximated $583,500 for the period from June 4, 1993 to February 28, 1994.

    As required by certain of these lease agreements, the Company has obtained a letter of credit for $50,000 which expires March 2, 1994 and is secured by the certificate of deposit of $50,000.

NOTE 7--CONCENTRATION OF CREDIT RISK

    The Company's cash balances periodically exceed federally insured limits.

NOTE 8--SUBSEQUENT EVENT

    On March 9, 1994, ACS Ohio, Inc., a wholly-owned subsidiary of ACS Enterprises, Inc., acquired 100% of the outstanding common shares of MetroCable for an aggregate purchase price of approximately $8,600,000 cash, including an $861,111 contribution to capital, which was used to repay the $800,000 shareholder notes, together with accrued interest thereon, through March 9, 1994.

                                METROCABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
        FOR THE PERIOD JUNE 4, 1993 (DATE OF COMMENCEMENT OF OPERATIONS)
                           THROUGH FEBRUARY 28, 1994

NOTE 8--SUBSEQUENT EVENT--(CONTINUED)
    The following is condensed operating and cash flow information for the period March 1 to March 8, 1994:

                                METROCABLE, INC.
                       CONDENSED STATEMENT OF OPERATIONS
                    FOR THE PERIOD MARCH 1 TO MARCH 8, 1994

Revenues.................................................................              $43,978
Expenses:
  Programming and license fees...........................................   $14,148
  Selling, general, and administrative...................................    20,557
  Depreciation and amortization..........................................     2,750
                                                                            -------
Total expenses...........................................................               37,455
                                                                                       -------
Operating income.........................................................                6,523
Interest expense.........................................................               (1,778)
                                                                                       -------
Net income...............................................................              $ 4,745
                                                                                       -------
                                                                                       -------

                                METROCABLE, INC.
                       CONDENSED STATEMENT OF CASH FLOWS
                    FOR THE PERIOD MARCH 1 TO MARCH 8, 1994

Cash Flows from Operating Activities:
  Net income...........................................................               $  4,745
Adjustments to reconcile net income to net cash used by operating activities:
  Depreciation and amortization........................................   $  2,750
  Increase in operating assets.........................................     28,815
  Increase in operating liabilities....................................    (47,191)
                                                                          --------
Total Adjustments......................................................                (15,626)
                                                                                      --------
Net Cash Used by Operating Activities..................................                (10,881)
                                                                                      --------
Net decrease in cash...................................................                (10,881)
Cash at beginning of period............................................                177,081
                                                                                      --------
Cash at end of period..................................................               $166,200
                                                                                      --------
                                                                                      --------
Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest...............................................               $  --
                                                                                      --------
                                                                                      --------

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
CS Wireless Systems, Inc.:

    We have audited the accompanying statement of operations, stockholders' deficit and cash flows of Metropolitan Cablevision, Inc. for the period from March 1, 1993 to June 3, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As discussed in note 2 to the financial statements, the Company suffered significant recurring losses from operations and was unable to meet its obligations. In June 1993, based on the Company's inability to repay its obligations, the Company's creditors foreclosed on the assets of the Company and subsequently sold the assets to MetroCable, Inc. for $1 million. As a result, the Company recorded a write-down of $1.7 million in the year ended February 28, 1993 to reflect the permanent impairment of its assets.

    In our opinion, the financial statements referred to above present fairly, in all material respects the results of operations and cash flows of Metropolitan Cablevision, Inc., from March 1, 1993 to June 3, 1993 in conformity with generally accepted accounting principles.



                                          KPMG PEAT MARWICK LLP


Dallas, Texas
March 22, 1996

                         METROPOLITAN CABLEVISION, INC.
                            STATEMENT OF OPERATIONS
                   PERIOD FROM MARCH 1, 1993 TO JUNE 3, 1993

REVENUES:
  Pay television revenues......................................................   $   454,155
  Rental of equipment - affiliate..............................................        25,550
  Other........................................................................        44,839
                                                                                  -----------
                                                                                      524,444
                                                                                  -----------

EXPENSES:
  Programming and license fees.................................................       173,765
  Commissions..................................................................        11,222
  Depreciation.................................................................       198,802
  Selling, general and administrative..........................................       309,980
                                                                                  -----------
                                                                                      693,769
      Operating loss...........................................................      (169,325)
                                                                                  -----------
Interest expense (note 3)......................................................     1,283,417
                                                                                  -----------
      NET LOSS.................................................................   $(1,452,742)
                                                                                  -----------
                                                                                  -----------

                See accompanying notes to financial statements.

                        ]METROPOLITAN CABLEVISION, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                   PERIOD FROM MARCH 1, 1993 TO JUNE 3, 1993

                                         COMMON STOCK
                                            CLASS A                          TREASURY STOCK         TOTAL
                                       -----------------    ACCUMULATED     ----------------    STOCKHOLDERS'
                                       SHARES    AMOUNT       DEFICIT       SHARES    AMOUNT       DEFICIT
                                       ------    -------    ------------    ------    ------    -------------
Balances, February 28, 1993..........    400     $53,100    $(48,087,217)     (87)     $(44)    $ (48,034,161)
 Net loss............................   --         --         (1,452,742)    --        --          (1,452,742)
                                          --                                   --
                                                 -------    ------------              ------    -------------
Balances, June 3, 1993...............    400     $53,100    $(49,539,959)     (87)     $(44)    $ (49,486,903)
                                          --                                   --
                                          --                                   --
                                                 -------    ------------              ------    -------------
                                                 -------    ------------              ------    -------------

                See accompanying notes to financial statements.

                         METROPOLITAN CABLEVISION, INC.
                            STATEMENT OF CASH FLOWS
                   PERIOD FROM MARCH 1, 1993 TO JUNE 3, 1993

Cash flows from operating activities:
  Net loss.....................................................................   $(1,452,742)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation...............................................................       198,802
    Accrued interest on stockholders' loans....................................     1,283,417
    Changes in operating assets and liabilities:
      Accounts receivable......................................................        13,607
      Inventories..............................................................        27,589
      Other current assets.....................................................       (26,161)
      Accounts payable and accrued expenses....................................       (32,489)
      Customer deposits and deferred billings..................................       (21,056)
                                                                                  -----------
Cash flows used in operating activities........................................        (9,033)
                                                                                  -----------
Cash flows from investing activities--capital expenditures.....................        (5,070)
                                                                                  -----------
Net decrease in cash...........................................................       (14,103)
Cash at beginning of period....................................................       228,801
                                                                                  -----------
Cash at end of period..........................................................   $   214,698
                                                                                  -----------
                                                                                  -----------

                See accompanying notes to financial statements.

                         METROPOLITAN CABLEVISION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   PERIOD FROM MARCH 1, 1993 TO JUNE 3, 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

    Metropolitan Cablevision, Inc. (the "Company") was incorporated in the State of Ohio in November 1984 and commenced operations in March 1985. In January 1986, the Company began providing Multi-Channel, Multi-Point Distribution Television Services ("MMDS") to private residences and multi-unit housing complexes, primarily in the City of Cleveland, Ohio and surrounding suburbs.

(b) Financial Instruments

    The Company has no financial instruments with significant off-balance sheet or concentration of credit risk. Trade accounts receivable principally represent amounts due for service from in excess of 5,000 subscribers and they were substantially secured by service deposits held by the Company.

(c) Inventories

    Inventories were carried at the lower of cost, determined on the weighted average method, which approximated the first-in, first-out method, or market.

(d) Plant and Equipment

    Plant and equipment was stated at cost and was depreciated on the straight-line method over the useful lives of the assets as follows:

Reception and transmission facilities.........................      12.5 years
Installation hookups..........................................    5 to 8 years
Computerized equipment........................................         5 years
Leasehold improvements and office equipment...................         5 years
Tools and test equipment......................................        10 years

    Maintenance and repairs, subcontractor, employee labor and overhead costs incurred in connection with the construction and installation of the Company's television reception and transmission equipment were expensed as incurred; significant renewals and betterments were capitalized. For disposals of plant and equipment, the gross carrying value and the related accumulated depreciation were removed from the accounts and included in determining gain or loss on such disposals.

(e) Deferred Charges

    Deferred charges consisted of costs incurred in the acquisition of channel rights. The deferred charges were amortized over 20 years (the life of the channel rights leases), using the straight-line method.

(f) Income Taxes

    The Company provides for deferred taxes under the asset and liability method of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the

                         METROPOLITAN CABLEVISION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered.

(g) Loss per Share of Common Stock

    Loss per share of common stock was calculated using net loss divided by the average number of shares of common stock outstanding of 313 in 1993.

(h) Cash and Cash Equivalents

    For the purposes of the statement of cash flows, the Company considered all investments purchased with original maturities of three months or less to be cash equivalents.

(2) FORECLOSURE ON ASSETS

    The Company suffered significant recurring losses and was unable to meet its obligations. The stockholders requested repayment of the stockholders' loans to the Company and accrued interest during fiscal 1993. In June 1993, based on the Company's inability to repay the loans, the stockholders foreclosed on the assets of the Company. On June 4, 1993, the stockholders sold the assets of the Company to MetroCable, Inc. for $1,000,000. As a result, the Company recorded a write-down of $1.7 million in the year ended February 28, 1993 to reflect the permanent impairment of its assets.

    MetroCable, Inc. was incorporated in the State of Ohio on May 27, 1993 and the stockholders of MetroCable, Inc. are primarily the former stockholders of the Company.

(3) RELATED PARTY TRANSACTIONS

    The Company had an operating lease for installation hookup equipment with an affiliated company. Rental income from the converter boxes recognized was $25,550 for the period from March 1, 1993 to June 3, 1993. This operating lease was a month-to-month lease with variable fees based on subscriber levels.

    Interest expense on the loans outstanding to stockholders at June 3, 1993 amounted to $1,283,417 for the period from March 1, 1993 to June 3, 1993.

(4) INCOME TAXES

    For the period from March 1, 1993 to June 3, 1993, the Company incurred net operating losses for tax return and financial reporting purposes. No tax benefit from such net operating losses has been recognized in the statement of operations due to the uncertainty of future utilization of the net operating loss carryforwards. As a result of the foreclosure of assets discussed in note 2, the Company has no remaining net operating loss carryforwards. In addition, there were no deferred taxes at June 3, 1993.

    Effective March 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." The standard did not have a material effect on the financial position or result of operations of the Company.

                         METROPOLITAN CABLEVISION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) COMMITMENTS AND CONTINGENCIES

    The Company was a party to numerous leases for broadcast channels, building and equipment. All leases expired within five years, however, many included automatic extensions. Future minimum annual rental commitments for noncancellable operating leases in effect at June 3, 1993 were approximated as follows:

                                          CHANNEL RIGHTS LEASE    OTHER OPERATING LEASES
                                          --------------------    ----------------------
June 4, 1993 to February 28, 1994......         $ 42,375                 $ 15,900
1995...................................           49,000                   14,600
1996...................................           24,000                   10,400
1997...................................           24,000                    1,300
1998...................................           24,000                --
1999...................................           24,000                --
                                              ----------                 --------
                                                $187,375                 $ 42,200
                                              ----------                 --------
                                              ----------                 --------

    Expense incurred under operating leases approximated $201,000 for the period from March 1, 1993 to June 3, 1993.

    As required by certain of these lease agreements, the Company obtained a letter of credit for $50,000, which was to expire on March 2, 1994, and was secured by a certificate of deposit for $50,000.

    The Company had a lawsuit outstanding at June 3, 1993 with former employees. However, management believes that any resulting liability not recorded as of June 3, 1993 would not materially affect the financial position or results of operations of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

METROPOLITAN SATELLITE CORP.
Cleveland, Ohio

    We have audited the accompanying balance sheets of Metropolitan Satellite Corp. as of February 28, 1994, and the related statements of operations and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 1994 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 13, the Company merged with a wholly-owned subsidiary of ACS Enterprises, Inc. in March 1994.



                                             LEWANDOWSKI ZALICK & COMPANY



May 4, 1994
Cleveland, Ohio

                          METROPOLITAN SATELLITE CORP.
                                 BALANCE SHEET
                               FEBRUARY 28, 1994

                                                                                     1994
                                                                                 ------------
   ASSETS

Cash..........................................................................   $    611,699
Subscriber receivables........................................................         56,033
Other receivables.............................................................          3,499
Prepaid expenses..............................................................         19,567
Advances to affiliated company................................................         17,135
Reception and distribution facilities, less accumulated depreciation of
$4,566,204....................................................................        545,995
Equipment and fixtures, less accumulated depreciation of $184,478.............         99,833
Installation materials........................................................        109,996
Purchased license agreements, less accumulated amortization of $1,241,085.....      1,013,915
Miscellaneous.................................................................         10,748
                                                                                 ------------
                                                                                 $  2,488,420
                                                                                 ------------
                                                                                 ------------

    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES
  Demand note payable to bank.................................................   $    234,500
  Subordinated notes payable to related party.................................      8,782,078
  Other notes payable and installment obligations.............................        300,000
  Trade accounts payable......................................................        156,218
  Accrued liabilities
    Interest..................................................................      3,581,759
    Other.....................................................................         99,741
  Subscriber deposits and advance payments....................................        301,963
                                                                                 ------------
                                                                                   13,456,259

SHAREHOLDERS' EQUITY (DEFICIENCY)
  Common shares at stated value of $266.67 a share--500 shares authorized;
213.75 shares issued, 34.5 shares in treasury, and 179.25 shares
outstanding...................................................................         47,800
  Additional paid-in capital..................................................        183,200
  Deficit.....................................................................    (11,198,839)
                                                                                 ------------
                                                                                  (10,967,839)
                                                                                 ------------
                                                                                 $  2,488,420
                                                                                 ------------
                                                                                 ------------

                            See accompanying notes.

                          METROPOLITAN SATELLITE CORP.
                      STATEMENT OF OPERATIONS AND DEFICIT
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

                                                                                     1994
                                                                                 ------------
OPERATING REVENUES
  Basic channels..............................................................   $  2,016,747
  Bulk........................................................................        342,085
  Pay-TV......................................................................        683,813
  Installation................................................................         73,130
  Converter charges...........................................................        204,922
  Other.......................................................................         62,472
  Less refunds and service credits............................................        (43,042)
                                                                                 ------------
                                                                                    3,340,127

OPERATING EXPENSES
  Programming, including $100,381 to affiliated company.......................        889,276
  Selling, general and administrative.........................................      1,516,293
  Depreciation and amortization...............................................        569,313
                                                                                 ------------
                                                                                    2,974,882
                                                                                 ------------
      OPERATING INCOME BEFORE OTHER (INCOME) EXPENSE..........................        365,245

OTHER (INCOME) EXPENSE
  Interest
    Current...................................................................
      Related party...........................................................        394,084
      Bank and other..........................................................        101,432
    Deferred--related party...................................................      1,007,410
  Other income................................................................         (1,577)
Gain on sale of fixed assets..................................................       (505,566)
                                                                                 ------------
                                                                                      995,783
                                                                                 ------------
      NET LOSS................................................................       (630,538)
DEFICIT AT BEGINNING OF PERIOD................................................    (10,568,301)
                                                                                 ------------
      DEFICIT AT END OF PERIOD................................................   $(11,198,839)
                                                                                 ------------
                                                                                 ------------
NET LOSS PER COMMON SHARE OUTSTANDING.........................................   $     (3,518)
                                                                                 ------------
                                                                                 ------------

                            See accompanying notes.

                          METROPOLITAN SATELLITE CORP.
                            STATEMENT OF CASH FLOWS
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

                                                                                     1994
                                                                                  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.....................................................................   $  (630,538)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization............................................       569,313
      Deferred interest expense................................................     1,007,410
      Gain on disposal of fixed assets.........................................      (505,566)
      (Increase) decrease in assets:
      Subscriber and other receivables.........................................        84,523
      Prepaid expenses and miscellaneous.......................................        14,718
      Advances to affiliated company...........................................        25,649
      Increase (decrease) in liabilities:
      Trade accounts payable...................................................       134,025
      Accrued liabilities
        Interest...............................................................       431,385
        Other..................................................................       (11,846)
      Subscriber deposits and advance payments.................................       (80,083)
                                                                                  -----------
          NET CASH PROVIDED BY OPERATING ACTIVITIES............................     1,038,990
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures.........................................................       (68,882)
  Proceeds from disposal of fixed assets.......................................       560,223
                                                                                  -----------
          NET CASH PROVIDED BY INVESTING ACTIVITIES............................       491,341
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments of Demand note payable to bank......................................    (1,643,000)
  Other notes payable..........................................................       --
                                                                                  -----------
          NET CASH USED BY FINANCING ACTIVITIES................................    (1,643,000)
                                                                                  -----------
          (DECREASE) IN CASH...................................................      (112,669)
CASH AT BEGINNING OF YEAR......................................................       724,368
                                                                                  -----------
          CASH AT END OF YEAR..................................................   $   611,699
                                                                                  -----------
                                                                                  -----------

                            See accompanying notes.

                          METROPOLITAN SATELLITE CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

NOTE 1--ORGANIZATION AND OPERATIONS

    Metropolitan Satellite Corp. was incorporated in the State of Ohio in September 1981. The Company provides television service using various distribution methods to multi-unit housing complexes, primarily in Northeastern Ohio.

    The Company shares facilities and leases converters from an affiliated company, MetroCable, Inc. and its predecessor, Metropolitan Cablevision, Inc. Management believes that the allocation of expenses between companies is reasonable and is based upon actual expenses incurred.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property

    Property is stated at cost. Maintenance and repair costs are charged to expense in the year incurred. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Reception and distribution facilities..........................    5-10 years
Equipment and fixtures.........................................       5 years

    Reception and distribution facilities include in-wall wiring installed by and used by the Company at certain housing complexes. The license agreements state that the owner of these housing complexes is the owner of this wiring and will have the right to use the in-wall wiring after termination of the license agreement.

    Depreciation expense was $455,498 for the year ended February 28, 1994.

Purchased License Agreement

    Purchase license agreements are recorded at cost and are being amortized over the lives of the license agreements of 18 to 20 years.

    Amortization expense was $112,740 for the year ended February 28, 1994.

Statement of Cash Flows

    Interest paid was $64,131 for the year ended February 28, 1994.

Income Taxes

    Income taxes were provided under the provisions of Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes" in 1993. Effective for the fiscal year ended February 28, 1994, the Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Adoption of SFAS 109 has no effect on the financial statements, due to the uncertainty of realizing the benefits of the net operating loss carryforward.

Net Loss Per Common Share Outstanding

    The net loss per common share outstanding is based on the weighted number of common shares outstanding of 179.25 for the year ended February 28, 1994.

                          METROPOLITAN SATELLITE CORP.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

NOTE 3--DEMAND NOTE PAYABLE TO BANK

    The demand note payable to bank is a term loan that was converted to a demand note in 1988. It provides for interest payable monthly at the bank's prime rate (6% at February 28, 1994) plus 2.25%.

    The note is collateralized by a first priority security interest in all tangible and intangible personal property and by all other assets of the Company and the rights under a license agreement owned by the affiliated company. Owners of the common shares of the Company have also assigned their shares as collateral. The note and accrued interest was paid off in connection with the merger of the Company in March 1994 with a wholly-owned subsidiary of ACS Enterprises, Inc. (Note (13).

NOTE 4--SUBORDINATED NOTES PAYABLE

    The Subordinated notes payable are due to the majority shareholders of the Company and consist of the following at February 28:

                                                                     1994
                                                                  ----------
Subordinated notes.............................................   $2,850,000
Subordinated Demand notes......................................      425,000
Deferred Interest notes........................................    5,257,078
Variable Interest notes........................................      250,000
                                                                  ----------
      TOTAL....................................................   $8,782,078
                                                                  ----------
                                                                  ----------

    Subordinated notes with a balance of $2,400,000 were due in January 1994 and provide for interest at 17.5% of which 12% is payable monthly and 5.5% is added to the principal balance of the Deferred Interest notes. Other Subordinated notes with a balance of $450,000 provide for interest at 16.625%. This interest is added to the principal balance of the Deferred Interest notes.

    Subordinated Demand notes with a balance of $325,000 provide for interest at 14%, payable quarterly. Subordinated Demand notes with a balance of $100,000 provide for interest at 16.5%.

    The Deferred Interest notes were due in January 1994. Interest at 17.5% is also added quarterly to the outstanding principal balance of these notes.

    The Variable Interest notes were due in January 1994 and provide for interest at 17.375%, payable quarterly.

    All subordinated notes are collateralized by a security interest in substantially all assets of the Company, subordinated to the demand note payable to bank (Note 3) had the note payable to a former shareholder (Note 5).

    As further discussed at Note 13, the shareholders forgave $5,607,716 of notes payable and accrued interest as a contribution to capital in March 1994. The remainder of the notes payable and accrued interest was repaid in March 1994, in conjunction with the merger with a wholly-owned subsidiary of ACS Enterprises, Inc.

                          METROPOLITAN SATELLITE CORP.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

NOTE 5--OTHER NOTES PAYABLE AND INSTALLMENT OBLIGATIONS

    Other notes payable and installment obligations consists of a note payable to a former shareholder with a balance of $300,000 which was issued in conjunction with the purchase of 30 shares of the Company's common stock. The note provides for interest at 10%, compounded annually. The note is collateralized by substantially all assets of the Company, subordinated to the demand note payable to bank (Note 3).

    The note and accrued interest are due in October 1995; however, the note, together with accrued interest, totalling $415,163 were repaid in conjunction with the merger of the Company in March 1994 with a wholly-owned subsidiary of ACS Enterprises, Inc.

NOTE 6--LICENSE AGREEMENTS

    The Company has license agreements covering 27 multi-unit housing complexes. Each license agreement requires a royalty of 5% of net revenues, as defined, to be paid to the owner of the complex. The royalty can be increased if certain cash flow measurements are attained related to the operating results of the individual complex. The owners of 10 of the complexes have provisions in their agreements that in the event of a sale of the Company, they will receive 15% of the sale price attributed to the complex. The merger of the Company with a wholly-owned subsidiary of ACS Enterprises, Inc. in March 1994 requires that agreement be reached with these complex owners within a year of closing of the merger. As of May 4, 1994, five owners have waived their right to equity participation and will continue to receive royalty payments. Three owners received a settlement of equity participation in March 1994 totalling $20,380 and will no longer receive royalty payments. Agreement has not yet been reached with the remaining two complex owners. The terms of each license agreement is 15 years from the date the service commences. Royalty expense under these license agreements was $44,269 for the year ended February 28 1994.

NOTE 7--INCOME TAXES

    At February 28, 1994, the Company had tax net operating losses of $11,500,000 and investment tax credits for $300,000 available as carryforwards to reduce future taxable income and tax liabilities. These carryforwards expire in varying accounts through the year 2005.

NOTE 8--LEASE AGREEMENTS

    The Company leases its office facility for $4,800 per month under a lease agreement that is accounted for as an operating lease. The lease commenced in December 1990 and expires in December 1995. A portion of the cost of this lease is charged to the affiliated company.

                          METROPOLITAN SATELLITE CORP.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

NOTE 8--LEASE AGREEMENTS--(CONTINUED)
    Future annual minimum required rental payments for the office lease and other property leased under operating lease agreements are as follows:

                     FISCAL YEAR ENDING IN:                         AMOUNT
----------------------------------------------------------------   --------
1995............................................................   $111,400
1996............................................................     79,300
1997............................................................      9,700
1998............................................................        400
                                                                   --------
  TOTAL.........................................................   $200,800
                                                                   --------
                                                                   --------

    Rent expense, net of the portion ($28,000 for the year ended February 28, 1994) charged to the affiliated company, was $66,000 for the year ended February 28, 1994.

NOTE 9--RELATED PARTY TRANSACTIONS

    The Company paid or accrued expenses of $100,381 for the year ended February 28, 1994, to the affiliated company for converter rentals. The lease is a month-to-month lease with fees based on subscriber levels.

NOTE 10--CONCENTRATION OF CREDIT RISK

    The Company's cash balances periodically exceed federally insured limits.

NOTE 11--LITIGATION SETTLEMENT

    In November 1993, the Company paid $150,000 to a company in settlement of litigation brought against the Company in November 1993 by a potential buyer as a result of a failed attempt to purchase the Company in October 1993. This expense was recognized in fiscal 1994.

NOTE 12--SALE OF FIXED ASSETS

    In March 1993, the Company sold a reception and distribution facility and related equipment to an unrelated third party in exchange for cash of $560,223. The gain on sale was $505,566.

NOTE 13--SUBSEQUENT EVENT

    On March 9, 1994, ACS Cleveland, Inc., a Delaware Corporation and a wholly-owned subsidiary of ACS Ohio, Inc., merged with and into Metropolitan Satellite Corp. As a result of the merger, the shareholders of Metropolitan Satellite Corp. received an agreement of approximately $7,400,000 cash, primarily as repayment of the balance due on subordinated notes and accrued interest, and ACS Ohio, Inc. became the sole shareholder of Metropolitan Satellite Corp. ACS Ohio, Inc. is a wholly-owned subsidiary of ACS Enterprise, Inc.

    Also, the shareholders of the Company forgave $5,607,716 of balances due on subordinated notes payable and accrued interest thereon, in conjunction with this transaction.

                          METROPOLITAN SATELLITE CORP.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                  FOR THE YEAR
                            ENDED FEBRUARY 28, 1994

NOTE 13--SUBSEQUENT EVENT--(CONTINUED)
    The following is condensed operating and cash flow information for the period March 1 to March 8, 1994:

                          METROPOLITAN SATELLITE CORP.
                       CONDENSED STATEMENT OF OPERATIONS
                    FOR THE PERIOD MARCH 1 TO MARCH 8, 1994

Revenues................................................................              $ 72,054
Expenses:
  Programming and license fees..........................................   $19,678
  Selling, general, and administrative..................................    21,538
  Depreciation and amortization.........................................     7,452
                                                                           -------
Total expenses..........................................................                48,668
                                                                                      --------
Operating income........................................................                23,386
Interest expense........................................................               (37,192)
                                                                                      --------
Net loss................................................................              $(13,806)
                                                                                      --------
                                                                                      --------

                          METROPOLITAN SATELLITE CORP.
                       CONDENSED STATEMENT OF CASH FLOWS
                    FOR THE PERIOD MARCH 1 TO MARCH 8, 1994

Cash Flows from Operating Activities:
  Net loss.............................................................               $(13,806)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization........................................   $  7,452
  Increase in operating assets.........................................    (78,196)
  Increase in operating liabilities....................................     69,026
                                                                          --------
Total Adjustments......................................................                 (2,018)
                                                                                      --------
Net Cash Used by Operating Activities..................................                (15,824)
Cash Flows from Investing Activities:
  Deferred charges related to merger with ACS Enterprises, Inc.........               (276,660)
                                                                                      --------
Net decrease in cash...................................................               (292,484)
Cash at beginning of period............................................                611,699
                                                                                      --------
Cash at end of period..................................................               $319,215
                                                                                      --------
                                                                                      --------
Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest...............................................               $  --
                                                                                      --------
                                                                                      --------
Supplemental Disclosure of Non-Cash Financing Activity:
  Prior to the sale of assets to ACS Enterprises, Inc., TA Associates, the subordinated lender, forgave debt totaling $5,607,716 as a contribution to capital.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CAI WIRELESS SYSTEMS, INC.

    We have audited the accompanying consolidated balance sheet of ACS California, Inc. and subsidiary as of December 31, 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the period from September 30, 1995 to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACS California, Inc. and subsidiary at December 31, 1995, and the consolidated results of their operations and their cash flows for the period from September 30, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania                   /s/ Ernst & Young LLP
April 1, 1996

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                           (000S, EXCEPT SHARE DATA)

    ASSETS
Current assets:
  Cash............................................................................   $   112
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $135...........................       134
  Other current assets............................................................        39
                                                                                     -------
Total current assets..............................................................       285

Plant and equipment, net..........................................................     6,577
Wireless channel rights, net......................................................     4,917
Goodwill, net.....................................................................     8,692
                                                                                     -------
                                                                                     $20,471
                                                                                     -------
                                                                                     -------

    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of notes payable and capital lease obligations...............   $    42
  Accounts payable and accrued expenses...........................................     1,070
  Customer deposits and billings received in advance..............................       116
                                                                                     -------
Total current liabilities.........................................................     1,228

Notes payable and capital lease obligations.......................................        57
Due to CAI Wireless Systems, Inc. ................................................     1,625
Deferred income taxes.............................................................       381

Stockholder's equity:
  Common stock--par value $1 per share, authorized and issued 1,000 shares........         1
  Additional paid-in capital......................................................    17,795
  Accumulated deficit.............................................................      (616)
                                                                                     -------
Total stockholder's equity........................................................    17,180
                                                                                     -------
                                                                                     $20,471
                                                                                     -------
                                                                                     -------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                         (000S, EXCEPT PER SHARE DATA)

                                            FOR THE PERIOD          FOR THE PERIOD
                                          SEPTEMBER 30, 1995       JANUARY 1, 1996,
                                         TO DECEMBER 31, 1995    TO FEBRUARY 23,1996
                                         --------------------    --------------------
                                                                     (UNAUDITED)
Revenues:
  Pay television revenues.............          $  975                 $    540
Expenses:
    Programming and license fees......             480                      260
    Marketing.........................              60                       23
    General and administrative........             619                      242
    Depreciation and Amortization.....             737                      459
                                               -------                  -------
                                                 1,896                      984
                                               -------                  -------
                                                  (921)                    (444)
Interest expense, net.................              (2)                      (1)
                                               -------                  -------
Loss before tax benefit...............            (923)                    (445)
Benefit from income taxes.............             307                      145
                                               -------                  -------
Net loss..............................          $ (616)                    (300)
Accumulated deficit:
    Beginning of period...............              --                     (616)
                                               -------                  -------
    End of period.....................          $ (616)                $   (916)
                                               -------                  -------
                                               -------                  -------
Per share data:
Net loss per common share.............          $ (616)                $   (300)
                                               -------                  -------
                                               -------                  -------
Weighted average common shares
outstanding...........................           1,000                    1,000
                                               -------                  -------
                                               -------                  -------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000S)

                                                             FOR THE PERIOD          FOR THE PERIOD
                                                           SEPTEMBER 30, 1995       JANUARY 1, 1996
                                                          TO DECEMBER 31, 1995    TO FEBRUARY 23, 1996
                                                          --------------------    --------------------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss...............................................         $   (616)                $ (300)
Adjustments to reconcile net loss to net cash used in
operating activities:
  Deferred income taxes................................             (307)                  (145)
  Depreciation and amortization........................              737                    459
  Changes in assets and liabilities:
    Accounts receivable................................               20                     21
    Other operating assets.............................                9                    (11)
    Accounts payable and accrued expenses..............           (1,063)                  (170)
    Other operating liabilities........................               (5)                    (9)
                                                                 -------                 ------
Net cash used in operating activities..................           (1,225)                  (155)

Cash flows from investing activities
Capital expenditures...................................             (448)                  (158)
                                                                 -------                 ------
Net cash used in investing activities..................             (448)                  (158)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of notes payable and capital lease
obligations............................................               (9)                    (8)
Advances from CAI Wireless Systems, Inc. ..............            1,625                    229
                                                                 -------                 ------
Net cash provided by financing activities..............            1,616                    221
                                                                 -------                 ------
Net decrease in cash...................................              (57)                   (92)
Cash, beginning of period..............................              169                    112
                                                                 -------                 ------
Cash, end of period....................................         $    112                 $   20
                                                                 -------                 ------
                                                                 -------                 ------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    ACS California, Inc. (the "Company") was formed on March 11, 1994 upon the purchase of a company that operates the wireless cable system serving Bakersfield, California and the surrounding area and is a wholly owned subsidiary of ACS Enterprises, Inc. ("ACS"). On September 29, 1995, ACS became a wholly owned subsidiary of CAI Wireless System, Inc. (see Note 8). The consolidated financial statements include the accounts of ACS California, Inc. and its wholly owned subsidiary, Valley Wireless Cable, Inc. ("Valley Wireless"). All material intercompany balances and transactions within the Company have been eliminated in consolidation.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

    Subscriber revenue is recognized at the time payments are due. Customer payments received in advance of the due date are classified as deferred income. Bad debt expense was approximately $91,000 for the period September 30, 1995 to December 31, 1995 (1995).

Plant and Equipment

    Plant and equipment are carried at historical cost if purchased or constructed by the Company, or at allocated cost if acquired as part of a business acquisition. Depreciation is calculated on the straight-line method for financial and tax reporting purposes. Costs of maintenance and repairs are charged to income as incurred; significant renewals and betterments are capitalized. The Company capitalizes subcontractor and internal labor and overhead incurred to construct and install its television reception and transmission equipment.

    Materials and supplies are used to provide service to new customers, and to ensure continuity of service to existing customers. Materials and supplies are carried at the lower of cost, determined on the weighted average method (which approximates the first-in, first-out method), or market.

Goodwill and Wireless Channel Rights

    Goodwill consists of costs of acquired businesses in excess of fair market value allocated to specific assets. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years. Channel acquisition costs are being amortized over fifteen years.

    The carrying value of the goodwill and wireless channel rights costs is reviewed on an ongoing basis. If the review indicates that these assets are not recoverable, as determined based on undiscounted future cash flows, the Company's carrying value of these assets is reduced to its estimated fair value. No such reduction to these assets was made in 1995.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Loss Per Share

    Loss per share is based on the average number of common shares outstanding during the period.

Recently Issued Accounting Pronouncement

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" is effective for fiscal years beginning after December 15, 1995. The Company will adopt the standard, as required on January 1, 1996. Management believes that the adoption will not have a material effect on the Company's financial position or results of operations.

Interim Financial Information

    In the opinion of management, the accompanying unaudited financial information of the Company contains all adjustments, consisting only of those of a recurring nature, necessary to present the results of its operations and cash flows for the period January 1, 1996 to February 23, 1996. These results are not necessarily indicative of the results to be expected for the full fiscal year.

2. PLANT AND EQUIPMENT

    Plant and equipment consisted of the following (000s):

                                                          DECEMBER 31,     LIFE
    CLASSIFICATION                                            1995        (YEARS)
-------------------------------------------------------   ------------    -------
Vehicles...............................................      $   76          3
Office and computer....................................         169          5
Transmission equipment.................................       1,418          5
Television and other equipment.........................       4,790       2 to 5
Materials and supplies.................................         707       2 to 5
                                                          ------------
                                                              7,160
Less accumulated depreciation..........................        (583)
                                                          ------------
                                                             $6,577
                                                          ------------
                                                          ------------

    Capitalized overhead costs were approximately $38,000 in 1995. Depreciation expense approximated accumulated depreciation in 1995.

3. GOODWILL AND WIRELESS CHANNEL RIGHTS

    Goodwill consisted of the following (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Costs of acquired businesses in excess of fair market values
allocated to specific assets...................................      $8,840
Less accumulated amortization..................................        (148)
                                                                  ------------
                                                                     $8,692
                                                                  ------------
                                                                  ------------

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. DUE TO CAI WIRELESS SYSTEMS, INC.

    The Due to CAI Wireless Systems, Inc. ("CAI") amount included in the balance sheet represents a balance as the result of various transactions between the Company and CAI. The $1,625,000 balance at December 31, 1995 is classified as a long-term liability in the accompanying consolidated balance sheet because it is not expected to be repaid within the upcoming twelve months (see Note 9).

    The Company utilizes various CAI personnel such as accounting staff and certain officers as well as administrative functions including professional services. For these services, the Company was charged $101,000 in 1995.

5. DEBT

    Debt consisted of the following (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Notes payable--vehicles........................................       $ 57
Less current maturities........................................        (24)
                                                                     -----
                                                                      $ 34
                                                                     -----
                                                                     -----

    The notes payable at December 31, 1995 is due to Ford Motor Credit Corp. for the purchase of five vehicles used for servicing and installing customers. These notes are due in monthly installments through March 15, 1998 and bears interest at 8.6%.

6. LEASES

    The Company is the licensee of nine of the Federal Communications Commission ("FCC") licensed channels available in the Bakersfield area, and leases the twenty-four remaining FCC licenses.

    Generally, channel leases provide for monthly rentals based on the number of subscribers served by the channels being leased, in amounts ranging from $0.025 to $0.05 per subscriber per channel per month. Additionally, certain leases provide for minimum lease payments which do not significantly increase the total channel license fees payable under the leases at the present level of subscribers being served. Pursuant to FCC rules, leases for channel usage cannot extend beyond ten years. Each lease generally provides for renewal options, or for the parties to negotiate renewals in good faith.

    A summary of channel lease terms at December 31, 1995 is as follows:

                                            LEASE            EXTENSION
CHANNELS           LESSOR                EXPIRATION            TERMS
------   ---------------------------   ---------------   ------------------
A1--A4   Cal State Bakersfield         December 2001     Good Faith
B1--B4   Kern CC                       September 2001    Good Faith
C1--C4   Kern HS Distr.--Bakersfield   October 2001      Good Faith
D1--D4   Panama-Buena Vista Union
           School Distr.               April 2002        Good Faith
E1--E4   Haddonfield Wireless Co.      July 2001         CAI 5-year option
G1--G4   Kern Cty. Super. of Schools   November 2001     Good Faith

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. LEASES--(CONTINUED)
    Expense incurred under channel lease agreements aggregated approximately $47,000 in 1995.

    The Bakersfield transmitter tower is owned by the Company and is situated on a site leased from the City of Bakersfield under a twenty-year lease expiring in December 2010. The annual lease payment is currently $3,500, and is subject to a 5% annual inflation increase.

    All of the above leases are accounted for as operating leases.

    The Company leases office space, automobiles, trucks, and office equipment. The office space, automobiles, trucks, and certain office equipment leases have also been classified as operating leases. The leases covering the remaining office equipment are classified as capital leases.

    Plant and equipment includes the following capitalized values and accumulated amortization for property under capital leases (000s):

                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
Office and computer............................................       $ 51
Less accumulated amortization..................................         (4)
                                                                       ---
                                                                      $ 47
                                                                       ---
                                                                       ---

    The following is a schedule of the present value of future minimum capital lease payments and the future minimum operating lease payments with initial or remaining terms in excess of one year.

                                                                              CAPITAL    OPERATING
                                                                              LEASES      LEASES
                                                                              -------    ---------
1996.......................................................................     $24        $ 114
1997.......................................................................      21          113
1998.......................................................................       1          111
1999.......................................................................    --            111
2000.......................................................................    --            111
2001 and beyond............................................................    --            283
                                                                                         ---------
Total minimum lease payments...............................................      46        $ 843
                                                                                         ---------
                                                                                         ---------
Less amount representing interest..........................................      (5)
                                                                              -------
Present value of minimum lease payments....................................     $41
                                                                              -------
                                                                              -------

    Expense incurred under non-channel operating lease approximated $11,000 in 1995.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES

    The Company and its wholly-owned subsidiary are included in the consolidated federal tax return of CAI. The Company had no current state or federal income tax expenses for 1995.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as calculated on a stand-alone basis were as follows (000s):

                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1995             1995
                                                     -------------    ------------
Deferred tax liabilities:
  Basis difference................................      $ 1,820          $1,787
  Tax over book depreciation......................          113              80
                                                     -------------    ------------
Total deferred tax liabilities....................        1,933           1,867
Deferred tax assets:
  Net operating loss carryforwards................        1,133           1,477
  Other...........................................          112               9
                                                     -------------    ------------
Total deferred tax assets.........................        1,245           1,486
                                                     -------------    ------------
Net deferred tax liabilities......................      $   688          $  381
                                                     -------------    ------------
                                                     -------------    ------------

    The Company has available net operating loss carryforwards of approximately $3,693,000 for tax reporting purposes to offset future taxable income, the primary difference from financial reporting losses being the difference in the basis of wireless channel rights and in depreciation methods for financial and tax reporting purposes. The net operating loss carryforwards expire through 2010.

8. SYSTEM ACQUISITION

    Effective September 30, 1995, CAI consummated the acquisition of 100% of the outstanding common stock of ACS Enterprises, Inc. ("ACS") for $232,000,000 of CAI common stock and cash.

    CAI allocated the purchase price, based upon estimated fair values of assets and liabilities at the date of acquisition to each of the markets acquired in the acquisition. The purchase price allocation to the Bakersfield market was as follows (000s):

Operating assets.................................................   $   370
Plant and equipment..............................................     6,636
Goodwill.........................................................     8,840
Wireless channel rights..........................................     5,000
Liabilities......................................................    (3,050)
                                                                    -------
Net assets acquired..............................................   $17,796
                                                                    -------
                                                                    -------

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. SYSTEM ACQUISITION--(CONTINUED)
    Plant and equipment from the acquisition consist primarily of customer acquisition costs (material, installation labor and overhead). These costs are being depreciated over their estimated useful lives of two to seven years.

    Goodwill and wireless channel rights acquired in the acquisition are being amortized on a straight-line basis over fifteen years.

9. SUBSEQUENT EVENT

    On February 23, 1996, CAI Wireless Systems Inc. contributed the Company and certain other markets owned by CAI to CS Wireless Systems, Inc. (CS) in exchange for approximately 54% of the outstanding common stock of CS.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CAI WIRELESS SYSTEMS, INC.

    We have audited the accompanying consolidated balance sheets of ACS California, Inc. and subsidiary as of September 29, 1995 and December 31, 1994 and the related consolidated statements of operations and accumulated deficit and cash flows for the period from January 1, 1995 to September 29, 1995 and for the period from March 11, 1994 (date of inception) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACS California, Inc. and subsidiary at September 29, 1995 and December 31, 1994, and the consolidated results of their operations and their cash flows for the period from January 1, 1995 to September 29, 1995 and for the period from March 11, 1994 (date of inception) to December 31, 1994, in conformity with generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 1, 1996

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           (000S, EXCEPT SHARE DATA)

                                                                      SEPTEMBER 29,    DECEMBER 31,
                                                                          1995             1994
                                                                      -------------    ------------
ASSETS
Current assets:
  Cash.............................................................      $   169         $     83
  Accounts Receivable:
    Trade, less allowance for doubtful accounts of $238
      and $12 in 1995 and 1994, respectively.......................          154              116
  Other current assets.............................................           48               39
                                                                      -------------    ------------
Total current assets...............................................          371              238
Plant and equipment, net...........................................        6,856            5,993
Channel acquisition costs, net.....................................          450              486
Goodwill, net......................................................        8,862            9,400
                                                                      -------------    ------------
                                                                         $16,539         $ 16,117
                                                                      -------------    ------------
                                                                      -------------    ------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of notes payable and capital lease
   obligations.....................................................      $    42         $     44
  Accounts payable and accrued expenses............................        2,486            1,402
  Customer deposits and billings received in advance...............          121               59
                                                                      -------------    ------------
Total current liabilities..........................................        2,649            1,505

Notes payable and capital lease obligations........................           66               94
Due to ACS Enterprises, Inc. ......................................        5,570            3,604

Stockholder's equity:
  Common stock--par value $1 per share, authorized and issued 1,000
   shares..........................................................            1                1
Additional paid-in capital.........................................       12,305           12,305
Accumulated deficit................................................       (4,052)          (1,392)
                                                                      -------------    ------------
Total stockholder's equity.........................................        8,254           10,914
                                                                      -------------    ------------
                                                                         $16,539         $ 16,117
                                                                      -------------    ------------
                                                                      -------------    ------------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
  FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 29, 1995 AND FOR THE PERIOD
                                      FROM
            MARCH 11, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                         (000'S, EXCEPT PER SHARE DATA)

                                                                             1995       1994
                                                                            -------    -------
Revenues:
  Pay television revenues................................................   $ 2,600    $ 1,584
Expenses:
  Programming and license fees...........................................     1,385        724
  General and administrative.............................................     1,239        747
  Selling................................................................       157         78
  Depreciation and amortization..........................................     2,043      1,201
                                                                            -------    -------
                                                                              4,824      2,750
                                                                            -------    -------
                                                                             (2,224)    (1,166)
Interest expense, net....................................................      (436)      (226)
                                                                            -------    -------
Net loss.................................................................   $(2,660)   $(1,392)
Accumulated deficit:
  Beginning of period....................................................    (1,392)     --
                                                                            -------    -------
  End of period..........................................................   $(4,052)   $(1,392)
                                                                            -------    -------
                                                                            -------    -------
Per share data:
Net loss per common share................................................   $(2,660)   $(1,392)
                                                                            -------    -------
                                                                            -------    -------
Weighted average common shares outstanding...............................     1,000      1,000
                                                                            -------    -------
                                                                            -------    -------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 29, 1995 AND FOR THE PERIOD
                                      FROM
            MARCH 11, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                                     (000S)

                                                                             1995       1994
                                                                            -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.................................................................   $(2,660)   $(1,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization..........................................     2,043      1,201
  Changes in assets and liabilities:
    Accounts receivable..................................................       (38)       (51)
    Other operating assets...............................................        (9)        17
    Accounts payable and accrued expenses................................     1,084        335
    Other operating liabilities..........................................        62         59
                                                                            -------    -------
Net cash provided by operating activities................................       482        169

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures.....................................................    (2,332)    (2,934)
Purchase of channel rights...............................................     --          (338)
                                                                            -------    -------
Net cash used in investing activities....................................    (2,332)    (3,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of notes payable and capital lease obligations..................       (30)      (554)
Advances from ACS Enterprises, Inc.......................................     1,966      3,604
Proceeds from note payable...............................................     --            94
                                                                            -------    -------
Net cash provided by financing activities................................     1,936      3,144
                                                                            -------    -------
Net increase in cash.....................................................        86         41
Cash, beginning of period................................................        83         42
                                                                            -------    -------
Cash, end of period......................................................   $   169    $    83
                                                                            -------    -------
                                                                            -------    -------

                            See accompanying notes.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    ACS California, Inc. (the "Company") was formed on March 11, 1994 upon the purchase of a company that operates the wireless cable system serving Bakersfield, California and the surrounding area and is a wholly owned subsidiary of ACS Enterprises, Inc. ("ACS"). On September 29, 1995, ACS became a wholly owned subsidiary of CAI Wireless Systems, Inc. (see Note 9). The consolidated financial statements include the accounts of ACS California, Inc. and its wholly owned subsidiary, Valley Wireless Cable, Inc. ("Valley Wireless"). All material intercompany balances and transactions within ACS California, Inc. have been eliminated in consolidation.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

    Subscriber revenue is recognized at the time payments are due. Customer payments received in advance of the due date are classified as deferred income. Bad debt expense was approximately $165,000 and $76,000 for the period from January 1, 1995 to September 29, 1995 (1995) and for the period from March 11, 1994 to December 31, 1994 (1994), respectively.

Plant and Equipment

    Plant and equipment are carried at historical cost if purchased or constructed by the Company, or at allocated cost if acquired as part of a business acquisition. Depreciation is calculated on the straight-line method for financial and tax reporting purposes. Costs of maintenance and repairs are charged to income as incurred; significant renewals and betterments are capitalized. The Company capitalizes subcontractor and internal labor and overhead incurred to construct and install its television reception and transmission equipment.

    Materials and supplies are used to provide service to new customers, and to ensure continuity of service to existing customers. Materials and supplies are carried at the lower of cost, determined on the weighted average method (which approximates the first-in, first-out method), or market.

Goodwill and Channel Acquisition Costs

    Goodwill consists of costs of acquired businesses in excess of fair market value allocated to specific assets. Goodwill is amortized on a straight-line basis over its estimated useful life of fifteen years. Channel acquisition costs are being amortized over ten years.

    The carrying value of the goodwill and channel acquisition costs is reviewed on an ongoing basis. If the review indicates that these assets are not recoverable, as determined based on undiscounted future cash flows, the Company's carrying value of these assets is reduced to its estimated fair value. No such reductions were made to these assets in 1995 or 1994.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Loss Per Share

    Loss per share is based on the average number of common shares outstanding during the period.

Reclassification

    Certain prior year amounts have been reclassified to conform to the 1995 presentation.

Recently Issued Accounting Pronouncement

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" is effective for fiscal years beginning after December 15, 1995. The Company will adopt the standard, as required on January 1, 1996. Management believes that the adoption will not have a material effect on the Company's financial position or results of operations.

2. PLANT AND EQUIPMENT

    Plant and equipment consisted of the following (000s):

                                         SEPTEMBER 29,    DECEMBER 31,      LIFE
    CLASSIFICATION                           1995             1994        (YEARS)
--------------------------------------   -------------    ------------    --------
Vehicles..............................      $   141          $  141          3
Office and computer...................          167              95          5
Transmission equipment................        1,596           1,568          10
Television and other equipment........        6,248           3,571        2 to 7
Materials and supplies................          796           1,247       2 to 10
                                         -------------    ------------
                                              8,948           6,622
Less accumulated depreciation.........       (2,092)           (629)
                                         -------------    ------------
                                            $ 6,856          $5,993
                                         -------------    ------------
                                         -------------    ------------

    Capitalized overhead costs were approximately $267,000 and $227,000 in 1995 and 1994 respectively. Depreciation expense was approximately $1,466,000 and $602,000 in 1995 and 1994.

3. GOODWILL AND CHANNEL ACQUISITION COSTS

    Goodwill consisted of the following (000s):

                                                     SEPTEMBER 29,    DECEMBER 31,
                                                         1995             1994
                                                     -------------    ------------
Costs of acquired businesses in excess of fair
  market values allocated to specific assets......      $ 9,621          $9,621
Organization costs................................          334             334
                                                     -------------    ------------
                                                          9,955           9,955
Less accumulated amortization.....................      (1,093)            (555)
                                                     -------------    ------------
                                                        $ 8,862          $9,400
                                                     -------------    ------------
                                                     -------------    ------------

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. GOODWILL AND CHANNEL ACQUISITION COSTS--(CONTINUED)
    Channel acquisition costs consisted of the following (000s):

                                                     SEPTEMBER 29,    DECEMBER 31,
                                                         1995             1994
                                                     -------------    ------------
Channel rights....................................       $ 532            $529
Less accumulated amortization.....................         (82)            (43)
                                                         -----           -----
                                                         $ 450            $486
                                                         -----           -----
                                                         -----           -----

4. DUE TO ACS ENTERPRISES, INC.

    The Due to ACS Enterprises, Inc. amount included in the balance sheet represents a balance as the result of various transactions between the Company and ACS. The balance is primarily the result of the Company's participation in ACS' cash management system, wherein cash infusions needed to meet current operating requirements and for capital expenditures accrue interest at rates established by ACS, which approximates ACS' external borrowing costs. Interest charged on this balance was approximately $428,000 and $222,000 in 1995 and 1994, respectively. The balances at September 29, 1995 and December 31, 1994 of $5,570,000 and $3,604,000 are classified as a long-term liabilities in the accompanying consolidated balance sheet because the balances are not expected to be repaid within the upcoming twelve months.

    The Company utilizes various ACS personnel such as accounting staff and certain officers as well as administrative functions including professional services. It is ACS' policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among ACS' subsidiaries based on the average of respective percentages of revenues, payroll costs, and average assets. For these services, the Company was charged $91,000 and $92,000 in 1995 and 1994, respectively. In the opinion of management, this method of allocation is reasonable.

5. DEBT

    Debt consisted of the following (000s):

                                                     SEPTEMBER 29,    DECEMBER 31,
                                                         1995             1994
                                                     -------------    ------------
Notes payable--vehicles...........................       $  63            $ 79
Less: current maturities..........................         (24)            (22)
                                                         -----           -----
                                                         $  39            $ 57
                                                         -----           -----
                                                         -----           -----

    The notes payable at September 29, 1995 and December 31, 1994 are due to Ford Motor Credit Corp. for the purchase of five vehicles used for servicing and installing customers. These notes are due in monthly installments through March 15, 1998 and bear interest at 8.6%.

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. LEASES

    The Company is the licensee of nine of the Federal Communications Commission ("FCC") licensed channels available in the Bakersfield area, and leases the twenty-four remaining FCC licenses.

    Generally, channel leases provide for monthly rentals based on the number of subscribers served by the channels being leased, in amounts ranging from $0.025 to $0.05 per subscriber per channel per month. Additionally, certain leases provide for minimum lease payments which do not significantly increase the total channel license fees payable under the leases at the present level of subscribers being served. Pursuant to FCC rules, leases for channel usage cannot extend beyond ten years. Each lease generally provides for renewal options, or the parties to negotiate renewals in good faith.

    A summary of channel lease terms at September 29, 1995 is as follows:

                                              LEASE            EXTENSION
CHANNELS            LESSOR                 EXPIRATION            TERMS
------   -----------------------------   ---------------   ------------------
A1--A4   Cal State Bakersfield           December 2001     Good Faith
B1--B4   Kern CC                         September 2001    Good Faith
C1--C4   Kern HS Distr.--Bakersfield     October 2001      Good Faith
D1--D4   Panama-Buena Vista Union        April 2002        Good Faith
           School Distr.
E1--E4   Haddonfield Wireless Co.        July 2001         ACS 5-year option
G1--G4   Kern Cty. Super. of Schools     November 2001     Good Faith

    Expense incurred under channel lease agreements aggregated approximately $93,000 and $48,000 in 1995 and 1994, respectively.

    The Bakersfield transmitter tower is owned by the Company and is situated on a site leased from the City of Bakersfield under a twenty-year lease expiring in December 2010. The annual lease payment is currently $3,500, and is subject to a 5% annual inflation increase.

    All of the above leases are accounted for as operating leases.

    The Company leases office space, automobiles, trucks, and office equipment. The office space, automobiles, trucks, and certain office equipment leases have also been classified as operating leases. The leases covering the remaining office equipment are classified as capital leases.

    Plant and equipment includes the following capitalized values and accumulated amortization for property under capital leases (000s):

                                                     SEPTEMBER 29,    DECEMBER 31,
                                                         1995             1994
                                                     -------------    ------------
Office and computer...............................        $63             $ 63
Less accumulated amortization.....................        (12)              (2)
                                                          ---              ---
                                                          $51             $ 61
                                                          ---              ---
                                                          ---              ---

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. LEASES--(CONTINUED)
    The following is a schedule of the present value of future minimum capital lease payments and the future minimum operating lease payments with initial or remaining terms in excess of one year.

                                                                              CAPITAL    OPERATING
                                                                              LEASES      LEASES
                                                                              -------    ---------
1996.......................................................................      25          114
1997.......................................................................      21          113
1998.......................................................................       4          111
1999.......................................................................    --            111
2000.......................................................................    --            111
2001 and beyond............................................................    --            308
                                                                              -------    ---------
Total minimum lease payments...............................................      50        $ 868
                                                                                         ---------
                                                                                         ---------
Less amount representing interest..........................................      (5)
                                                                              -------
Present value of minimum lease payments....................................     $45
                                                                              -------
                                                                              -------

    Expense incurred under non-channel operating leases approximated $33,000 and $26,000 in 1995 and 1994, respectively.

7. INCOME TAXES

    The Company and its wholly-owned subsidiary are included in the consolidated federal tax return of ACS Enterprises, Inc. The Company had no current state or federal income tax expenses for 1995 and 1994.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as calculated on a stand-alone basis were as follows (000s):

                                                     SEPTEMBER 29,    DECEMBER 31,
                                                         1995             1994
                                                     -------------    ------------
Deferred tax liabilities:
  Tax over book depreciation......................      $   113           $ 50
                                                     -------------       -----
Deferred tax assets:
  Net operating loss carryforwards................        1,133            312
  Other...........................................          112             58
                                                     -------------       -----
Total deferred tax assets.........................        1,245            370
Valuation allowance for deferred tax assets.......       (1,132)          (320)
                                                     -------------       -----
Net deferred tax liabilities......................      $--              -$-
                                                     -------------       -----
                                                     -------------       -----

                      ACS CALIFORNIA, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES--(CONTINUED)
    The Company has available net operating loss carryforwards of approximately $2,833,000 for tax reporting purposes to offset future taxable income, the primary difference from financial reporting losses being the basis difference for goodwill for financial and tax reporting purposes. The net operating loss carryforwards expire through 2010.

8. SYSTEM ACQUISITION

    On March 11, 1994, ACS purchased all of the outstanding shares of Valley Wireless, a California corporation that operates the wireless cable system serving Bakersfield, California and the surrounding area for approximately $12,300,000 cash. Concurrently, ACS formed ACS California, Inc. as the holding company of Valley Wireless. The above acquisition has been accounted for using the purchase method of accounting and, accordingly, the results of this entity have been consolidated with ACS since March 11, 1994.

    The Company allocated the purchase price based upon estimated fair values of assets and liabilities at the date of acquisition, as follows (000s):

Operating assets.................................................   $   163
Plant and equipment..............................................     3,584
Goodwill.........................................................     9,621
Other intangibles................................................       525
Operating liabilities............................................    (1,067)
Notes payables...................................................      (520)
                                                                    -------
Net assets acquired..............................................   $12,306
                                                                    -------
                                                                    -------

    Plant and equipment from the acquisition consist primarily of customer acquisition costs (material, installation labor, and purchase price premium). These costs are being depreciated over their estimated useful lives of two to seven years.

    Goodwill acquired in the acquisitions is being amortized on a straight-line basis over fifteen years.

9. SUBSEQUENT EVENTS

    Effective at the close of business on September 29, 1995, a definitive merger agreement between ACS and CAI Wireless Systems, Inc. ("CAI") was consummated wherein CAI acquired 100% of the outstanding common stock of ACS for $232,000,000 of CAI common stock and cash.

    On February 23, 1996, CAI Wireless Systems Inc. contributed the Company and certain other markets owned by CAI to CS Wireless Systems, Inc. (CS) for approximately 54% of the outstanding common stock of CS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of AMERICAN WIRELESS SYSTEMS, INC.:

    We have audited the accompanying balance sheets of AMERICAN WIRELESS SYSTEMS, INC. (a Delaware corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Wireless Systems, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Company currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Arthur Andersen LLP

Phoenix, Arizona
February 23, 1996

                        AMERICAN WIRELESS SYSTEMS, INC.
                                 BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1994            1995
                                                                  ------------    ------------
   ASSETS
Cash and cash equivalents (Note 2).............................   $    376,621    $    342,329
Prepaid expenses and other current assets......................        186,242          71,230
                                                                  ------------    ------------
        Total current assets...................................        562,863         413,559
PROPERTY AND EQUIPMENT, at cost, net (Note 2)..................        431,790         205,920
INVESTMENT IN AND ADVANCES TO JOINT VENTURES (Notes 1, 2 and
 4)............................................................      3,436,048       2,985,654
INVESTMENT IN WIRELESS CABLE SYSTEMS (Notes 1, 2 and 4)........      2,430,866       3,179,852
LICENSE DEPOSITS AND OTHER ASSETS (Note 2).....................         88,333         165,350
                                                                  ------------    ------------
                                                                  $  6,949,900    $  6,950,335
                                                                  ------------    ------------
                                                                  ------------    ------------

    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................   $    482,342    $    412,266
  Accrued liabilities..........................................        170,237         242,621
  Severance liability, current (Note 6)........................        174,826         354,636
  Note payable, current........................................        --               35,000
                                                                  ------------    ------------
        Total current liabilities..............................        827,405       1,044,523
  Severance liability, long-term (Note 6)......................        354,636         --
  Note payable, long-term......................................        --            1,830,695
                                                                  ------------    ------------
        Total liabilities......................................      1,182,041       2,875,218
                                                                  ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY (Notes 1, 3, 7, 8, 9 and 10): Common
  stock, $.01 par value, 40,000,000 shares authorized,
  5,709,187 shares outstanding in 1994 and 1995................         57,092          57,092
  Additional paid-in capital...................................     20,239,069      20,239,069
  Accumulated deficit..........................................    (14,528,302)    (16,221,044)
                                                                  ------------    ------------
        Total stockholders' equity.............................      5,767,859       4,075,117
                                                                  ------------    ------------
                                                                  $  6,949,900    $  6,950,335
                                                                  ------------    ------------
                                                                  ------------    ------------

      The accompanying notes are an integral part of these balance sheets.

                        AMERICAN WIRELESS SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                        PERIOD FROM
                                                 YEARS ENDED DECEMBER 31,             JANUARY 1, 1996
                                         -----------------------------------------    TO FEBRUARY 23,
                                            1993           1994           1995             1996
                                         -----------    -----------    -----------    ---------------
                                                                                        (UNAUDITED)
REVENUE:
  Management fees.....................   $   --         $    83,333    $   100,000       $  15,000
                                         -----------    -----------    -----------    ---------------
GENERAL AND ADMINISTRATIVE EXPENSES:
  Compensation........................     1,502,006      1,920,002        767,889         130,810
  Outside services....................       476,008      1,111,104        552,449         104,218
  Other...............................       780,920      1,127,356        885,472         102,666
                                         -----------    -----------    -----------    ---------------
        Total expenses................     2,758,934      4,158,462      2,205,810         337,694
                                         -----------    -----------    -----------    ---------------
LOSS FROM OPERATIONS..................    (2,758,934)    (4,075,129)    (2,105,810)       (322,694)
                                         -----------    -----------    -----------    ---------------
LOSS FROM OPERATIONS OF JOINT
  VENTURES............................      (184,906)      (200,436)      (188,381)        (38,516)
                                         -----------    -----------    -----------    ---------------
OTHER INCOME (EXPENSE), net
  Interest expense....................      (775,525)      (976,867)      (161,324)        (12,101)
  Exclusivity fees (Notes 1 and 9)....       --             --             210,000         --
  Gain on sale of wireless cable
    television assets
    (Notes 1 and 4)...................       --             --             748,851         --
  Other (Note 7)......................        69,205       (474,348)      (196,078)         (1,693)
                                         -----------    -----------    -----------    ---------------
                                            (706,320)    (1,451,215)       601,449         (13,794)
                                         -----------    -----------    -----------    ---------------
NET LOSS..............................   $(3,650,160)   $(5,726,780)   $(1,692,742)      $(375,004)
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------
NET LOSS PER SHARE....................   $     (1.16)   $     (1.26)   $      (.30)      $    (.07)
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------
WEIGHTED AVERAGE SHARES OUTSTANDING...     3,159,397      4,540,362      5,709,187       5,709,187
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------

        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
        THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 23, 1996 (UNAUDITED)

                                          COMMON STOCK        ADDITIONAL
                                      ---------------------     PAID-IN     ACCUMULATED
                                       SHARES     PAR VALUE     CAPITAL       DEFICIT         TOTAL
                                      ---------   ---------   -----------   ------------   -----------
BALANCE, December 31, 1992..........  3,118,666    $31,187    $ 7,766,470   $ (5,151,362)  $ 2,646,295
  Private placements of common
    stock, net of offering costs of
    $361,123 (Note 1)...............    346,666      3,466      2,547,411        --          2,550,877
  Redemption of common stock owned
   by Wireless California (Note 3)..   (258,333)    (2,583)    (2,167,417)       --         (2,170,000)
  Contribution of income tax
   receivable (Note 10).............     --          --           401,316        --            401,316
  Conversion of notes...............    126,509      1,265        973,982        --            975,247
  Common stock issued...............     13,333        133        149,867        --            150,000
  Net loss..........................     --          --           --          (3,650,160)   (3,650,160)
                                      ---------   ---------   -----------   ------------   -----------
BALANCE, December 31, 1993..........  3,346,841     33,468      9,671,629     (8,801,522)      903,575
  Private placements of common
    stock, net of offering costs of
    $48,990 (Note 1)................    240,000      2,400      1,964,610        --          1,967,010
  Conversion of notes...............  2,105,679     21,057      8,542,356        --          8,563,413
  Exercise of common stock warrants
   at $3.75.........................        667          7          2,493        --              2,500
  Exercise of common stock warrants
   at $3.00.........................     13,333        133         39,867        --             40,000
  Common stock issued...............      2,667         27         29,973        --             30,000
  Contribution of income tax
   receivable (Note 10).............     --          --           (11,859)       --            (11,859)
  Net loss..........................     --          --           --          (5,726,780)   (5,726,780)
                                      ---------   ---------   -----------   ------------   -----------
BALANCE, December 31, 1994..........  5,709,187     57,092     20,239,069    (14,528,302)    5,767,859
  Net loss..........................     --          --           --          (1,692,742)   (1,692,742)
                                      ---------   ---------   -----------   ------------   -----------
BALANCE, December 31, 1995..........  5,709,187    $57,092    $20,239,069   $(16,221,044)  $ 4,075,117
                                      ---------   ---------   -----------   ------------   -----------
  Net loss (unaudited)..............     --          --           --            (375,004)     (375,004)
                                      ---------   ---------   -----------   ------------   -----------
BALANCE, February 23, 1996
 (unaudited)........................  5,709,187    $57,092    $20,239,069   $(16,596,048)  $ 3,700,113
                                      ---------   ---------   -----------   ------------   -----------
                                      ---------   ---------   -----------   ------------   -----------

        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                            PERIOD FROM
                                                        YEAR ENDED DECEMBER 31,           JANUARY 1, 1996
                                                ---------------------------------------   TO FEBRUARY 23,
                                                   1993          1994          1995             1996
                                                -----------   -----------   -----------   ----------------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss.....................................  $(3,650,160)  $(5,726,780)  $(1,692,742)     $ (375,004)
 Adjustments to reconcile net loss to cash
   used for operating activities:
     Depreciation and amortization............      442,933       637,049        83,100          11,364
     Loss on disposal of assets...............       16,136        55,043       205,444        --
     Gain on sale of wireless cable television
      assets..................................      --            --           (748,851)       --
     Loss from operations of joint ventures...      184,906       200,436       188,381          38,516
     Repricing of common stock warrants (Note
      7)......................................      --            425,000       --             --
 Changes in assets and liabilities:
     Decrease (increase) in prepaid expenses
       and other assets.......................     (198,332)      438,793       115,012          36,394
     Increase in accounts payable and accrued
      liabilities.............................      530,142       232,831         2,308         292,665
     Increase(decrease) in severance
      liability...............................      --            529,462      (174,826)       --
                                                -----------   -----------   -----------   ----------------
         Net cash used for operating
          activities..........................   (2,674,375)   (3,208,166)   (2,022,174)          3,935
                                                -----------   -----------   -----------   ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment........      (77,055)     (287,291)      (43,308)       --
 Investment in wireless cable systems.........     (755,271)   (3,820,312)     (932,488)       (215,726)
 Purchases of marketable securities...........   (2,318,252)      --            --             --
 Proceeds from sale of wireless cable
   television assets..........................      --            --          1,250,000        --
 Proceeds from sales of marketable
  securities..................................      --          2,438,604       --             --
 Deposits made on license acquisitions........      (69,122)      --            (77,017)       --
                                                -----------   -----------   -----------   ----------------
         Net cash (used for) provided by
           investing activities...............   (3,219,700)   (1,668,999)      197,187        (215,726)
                                                -----------   -----------   -----------   ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of convertible notes
  payable.....................................    8,736,000       --            --             --
 Proceeds from issuance of notes payable......      --            --          2,800,000        --
 Proceeds from sale of common stock...........    2,550,877     2,009,511       --             --
 Redemption of common stock...................   (2,170,000)      --            --             --
 Deferred debt issuance costs.................   (1,083,371)      --            --             --
 Cash received from affiliates................      525,000       --            --             --
 Payment of notes payable.....................      --            --         (1,009,305)         (7,148)
                                                -----------   -----------   -----------   ----------------
         Net cash provided by financing
          activities..........................    8,558,506     2,009,511     1,790,695          (7,148)
                                                -----------   -----------   -----------   ----------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................    2,664,431    (2,867,654)      (34,292)       (218,939)
CASH AND CASH EQUIVALENTS, beginning of
  year........................................      579,844     3,244,275       376,621         342,329
                                                -----------   -----------   -----------   ----------------
CASH AND CASH EQUIVALENTS, end of year........  $ 3,244,275   $    76,621   $   342,329      $  123,390
                                                -----------   -----------   -----------   ----------------
                                                -----------   -----------   -----------   ----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid during the year for interest.......  $   --        $   351,510   $   186,221      $ --

    SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING TRANSACTIONS: During 1993 and 1994, respectively, 126,509 and 2,105,679 shares of the Company's common stock were issued pursuant to the conversion of $975,247 and $8,563,413 in principal amount of convertible notes payable plus accrued interest.

                                  ------------

        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

(1) BACKGROUND, ORGANIZATION AND OPERATIONS:

Background and Organization

    American Wireless Systems, Inc. (the "Company") was originally incorporated in Minnesota in 1988 as Short Takes, Inc. The Company ceased its prior business activities in April 1991, at which time the Company began searching for a suitable business for acquisition or merger. Its sole asset was cash of $669,000 on December 17, 1992, when it acquired certain operating assets and liabilities of AWS, Inc. (formerly American Wireless Systems, Inc.), a California corporation ("Wireless California") in exchange for 2,572,000 shares of common stock which represented 82.5% of the outstanding common stock of the Company. For accounting purposes, this transaction has been treated as an issuance of common stock for cash by Wireless California (the reverse acquisition). See Note 3 for additional discussion of this transaction.

    In April 1993, the stockholders approved changing the Company's name from Short Takes, Inc. to American Wireless Systems, Inc. In addition, the Company was reincorporated in the State of Delaware and declared a reverse stock split of 1-for-2.5. On October 18, 1994, the stockholders of the Company approved a reverse stock split of 1-for-3. The accompanying financial statements have been retroactively restated to reflect these reverse stock splits.

Operations

    The Company currently owns an interest in and manages the operations of wireless cable television systems in Minneapolis, Minnesota and Fort Worth, Texas and holds an interest in or owns the rights to certain wireless cable television channels in Los Angeles, Dallas, Memphis and formerly Pittsburgh. Wireless cable is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission ("FCC") to antennae located at the subscriber's premises.

    The Company's wireless cable systems are all in either the initial development stage or in the early operating stage; therefore, significant additional investment will be required to develop those systems to a level which will provide positive cash flow.

    During 1993 and 1994, the Company raised an aggregate of approximately $13,664,000, including $8,736,000 of convertible subordinated notes (the "Notes") through three private placements of common stock and notes. The Notes matured July 15, 1994, and have been converted into shares of the Company's common stock (see Note 7).

    In April 1994, the Company filed a Registration Statement on Form SB-2 in connection with a proposed public offering, which was amended to include the offer and sale of 2,500,000 units, each unit consisting of two shares of common stock and one warrant to purchase one share of common stock. For a variety of reasons, the Company elected not to proceed with the proposed offering.

    Since January 1995, the Company has been pursuing various financing options which culminated in the signing of an Agreement Of Merger with Heartland Wireless Communications, Inc. ("Heartland") on September 11, 1995 (the "Merger Agreement"). The Merger Agreement provides for the Company's stockholders to exchange their stock in the Company for stock in Heartland. The Merger with Heartland will give the Company's stockholders $34,000,000 in Heartland common stock, of which $30,750,000 will be distributed immediately and $3,250,000 will be held in escrow for one year to

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(1) BACKGROUND, ORGANIZATION AND OPERATIONS:--(CONTINUED) indemnify Heartland for potential liabilities (Note 9). The conversion ratio into Heartland common stock will be the trading price of Heartland stock based on the average closing price for the 10 trading days ending on the fifth day before consummation of the Merger, provided Heartland's trading price is at least $20 per share and not greater than $26 per share. If Heartland's trading price is below $20 per share, the exchange price will be $20 per share; if the trading price is above $26 per share, the exchange price will be $26 per share.

    In February and April 1995, the Company obtained loans totaling $1,000,000 from a shareholder of the Company. These loans carried an interest rate of 15% per annum, were secured by various assets of the Company and were paid off in September 1995.

    In connection with the Merger Agreement, the Company received a $200,000 nonrefundable deposit as consideration for a nonsolicitation covenant contained in the Merger Agreement ("exclusivity fees") and a loan for $1,800,000 (the "AWS loan"). The promissory note, dated May 26, 1995 and amended August 17, 1995, is due 12 months after the Heartland Merger Agreement is consummated or abandoned, carries an interest rate of 2% above the prime rate with interest payable quarterly, and is secured by a security interest in the Company's wireless channel rights in the Dallas market. The Merger Agreement provides that specified amounts are to be periodically offset against the AWS loan as additional consideration for the nonsolicitation covenant contained in the Merger Agreement. As of December 31, 1995, the AWS loan has been reduced by $800,000 pursuant to the provisions of the Merger Agreement. However, due to certain contingencies, no amounts have been recognized as income in the accompanying statement of operations in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, (SFAS No. 5) (Note 9).

    On September 29, 1995, the Company sold its assets in the Pittsburgh market for $1,250,000 in cash.

    The Company is currently negotiating to sell its assets in the Memphis market for $3,900,000. The Company is involved in litigation with the same company that has offered to purchase this market. According to the proposed agreement, at the time of closing of this transaction, all litigation between the two parties will be withdrawn and all claims will be waived (Note 9).

(2) SIGNIFICANT ACCOUNTING POLICIES:

    The accompanying financial statements reflect the application of the following accounting policies:

Cash Equivalents

    The Company considers all highly liquid investments and time deposits with an initial maturity of three months or less to be cash equivalents.

Debt Issuance Costs

    The costs associated with the issuance of debt are deferred and amortized over the life of the respective debt using the effective interest rate method. Amortization of debt issuance costs for the years ended December 31, 1993 and 1994, was approximately $405,000 and $592,000, respectively.

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)
Property and Equipment

    Property and equipment represent corporate furniture and equipment unrelated to the wireless cable television systems. Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets.

    Property and equipment consists of the following at December 31:

                                          DEPRECIABLE
                                             LIFE
                                            (YEARS)        1994         1995
                                          -----------    ---------    ---------
Computer equipment.....................         5        $ 112,083    $ 105,072
Furniture and fixtures.................         7           58,093       26,369
Office and other equipment.............       5-7          384,782      213,507
                                                         ---------    ---------
                                                           554,958      344,948
Less- Accumulated depreciation.........                   (123,168)    (139,028)
                                                         ---------    ---------
                                                         $ 431,790    $ 205,920
                                                         ---------    ---------
                                                         ---------    ---------

Investment in Joint Ventures

    The Company accounts for its investments in joint ventures under the equity method of accounting.

Investment in Wireless Cable Systems

    Investment in wireless cable systems consists principally of payments for channel rights which are amortized over their estimated useful life once placed in service.

License Deposits

    License deposits represent deposits made under agreements to acquire FCC frequency rights.

Income Taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

Net Loss Per Share

    The calculation of net loss per share is based on the weighted average number of shares outstanding. Common stock equivalents are not considered as their effect would be anti-dilutive.

Unaudited Information

    The unaudited financial information as of February 23, 1996 and for the period from January 1, 1996 to February 23, 1996 have been prepared without audit. The information furnished herein reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such period.

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) THE REVERSE ACQUISITION:

    Wireless California, the predecessor to certain of the Company's wireless cable operations, was incorporated in April 1991 to acquire and subsequently sell or develop wireless cable systems in various markets in the United States. In accordance with the terms of the asset purchase agreement between Wireless California and the Company, only the assets and liabilities related solely to the Wireless California wireless cable systems development and operations were acquired by the Company. The transaction specifically excluded any assets or liabilities related to Wireless California's activities in selling its interests in the wireless cable systems (see Note 9).

    Subsequent to the reverse acquisition, Wireless California began to wind down its affairs until, on August 30, 1993, its remaining net assets (consisting primarily of common stock of the Company) were distributed to its shareholders who then contributed such assets, except for the common stock of the Company, to a limited liability corporation, AWS Liquidating, L.L.C. ("AWS LLC").

    In connection with its private placements in 1993, the Company redeemed 138,333 shares of common stock owned by Wireless California and 120,000 shares of common stock of the Company owned by the shareholders of Wireless California. The redemption price of $8.40 per share was equal to the offering price in the private placements. A substantial amount of the proceeds were used to discharge the remaining obligations of Wireless California (Note 5).

(4) INVESTMENTS IN AND ADVANCES TO JOINT VENTURES AND WIRELESS CABLE SYSTEMS:

    Investments in and advances to joint ventures and wireless cable systems represent the historical costs incurred to develop the wireless cable systems, including the acquisition of the FCC frequency rights and the head-end transmission equipment and consists of the following:

                                                                         1994          1995
                                                                      ----------    ----------
Jointly Owned Systems:
  Minneapolis/St. Paul, Minnesota..................................   $  436,446    $  308,233
  Advances to Minneapolis/St. Paul, Minnesota......................    2,050,882     2,101,203
  Ft. Worth, Texas.................................................      243,054       182,888
  Advances to Ft. Worth, Texas.....................................      253,177       393,330
  Pittsburgh, Pennsylvania.........................................      452,489        --
                                                                      ----------    ----------
                                                                      $3,436,048    $2,985,654
                                                                      ----------    ----------
                                                                      ----------    ----------
Wholly-Owned Systems:
  Los Angeles, California..........................................   $  972,653    $1,645,274
  Memphis, Tennessee...............................................      733,153       819,263
  Dallas, Texas....................................................      725,060       715,315
                                                                      ----------    ----------
                                                                      $2,430,866    $3,179,852
                                                                      ----------    ----------
                                                                      ----------    ----------

Jointly Owned Systems

    The Company currently owns an equity interest in operating wireless cable systems in Minneapolis, Minnesota (AWS-Minneapolis) (25% interest) and Ft. Worth, Texas (AWS-Ft. Worth) (20% interest)

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(4) INVESTMENTS IN AND ADVANCES TO JOINT VENTURES AND WIRELESS CABLE SYSTEMS:
                                                                   --(CONTINUED)
and formerly owned an equity interest in a wireless cable system under development in Pittsburgh, Pennsylvania (25% interest).

    The Minneapolis system has been in operation since March 1993. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Minneapolis wireless cable system. In accordance with the terms of the joint venture agreement, losses are to be allocated in accordance with contributed capital and profits are to be allocated (i) in accordance with contributed capital to the extent of previously allocated losses and then (ii) 25% to the Company and 75% to the general partnership.

    In April 1994, the Company loaned the Minneapolis general partnership $2,000,000 to fund additional development of the system. The loan bears interest at 8% per annum and was originally payable in full in 18 months. Prior to the due date, the Company agreed to extend the maturity of the loan until the earlier of (i) February 28, 1996 or (ii) the abandonment of the Heartland Merger Agreement. In the event that the loan is not repaid by the due date, the Company will receive an additional equity interest in the Minneapolis joint venture of approximately 10%.

    AWS-Minneapolis received additional funding in May 1995 of $550,000 from Tsunami Capital Corporation (Tsunami). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami. The loan was paid in October 1995.

    The Minneapolis system does not have enough subscribers to provide positive cash flow. Additionally, neither the joint venture nor the Minneapolis Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow.

    On October 4, 1995, the Company's joint venture partner signed a contract to sell its 75% interest in AWS-Minneapolis to Heartland (the "Minneapolis Agreement") (Note 11). As part of the Minneapolis Agreement, Heartland agreed to loan AWS-Minneapolis up to $1,575,000, of which $575,000 was used to repay Tsunami and the remainder can be used to fund subscriber growth.

    The Ft. Worth system has been in operation since November 1992. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Ft. Worth wireless cable system. The Ft. Worth system has been operated through an informal joint venture agreement. The accompanying financial statements include an estimate of the Company's pro rata losses in this system.

    AWS-Ft. Worth does not have sufficient funds to continue development of the system. The Company's joint venture partner also does not have funds to contribute to the joint venture and has expressed its belief that either Wireless California or the Company is obligated to provide additional funds to develop the system to a positive cash flow position. Neither Wireless California nor the Company believes it has such an obligation; however, the Company is negotiating the terms of additional funding to continue development of the system in conjunction with definitive joint venture and management agreements. In order to protect the Company's interest in the assets of AWS-Ft. Worth, the Company has advanced $393,330 through December 31, 1995, to fund negative cash flow of the system and maintain the current subscriber base.

    On October 4, 1995, the Company's joint venture partner in AWS-Ft. Worth signed a contract with Heartland to sell its 80% interest in AWS-Ft. Worth (the Fort Worth Agreement). Pursuant to the Fort

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(4) INVESTMENTS IN AND ADVANCES TO JOINT VENTURES AND WIRELESS CABLE SYSTEMS:
                                                                   --(CONTINUED)
Worth Agreement, Heartland has agreed to assume up to $570,000 of amounts due to the Company. Additionally, Heartland has agreed to loan the Ft. Worth partnership $500,000 secured by its interest in AWS-Ft. Worth (Note 11).

    The Pittsburgh system is still in its initial development stage. On September 29, 1995, the Company sold all of its interest in the assets of the Pittsburgh market for $1,250,000 in cash.

    Selected combined balance sheet data related to the Company's jointly owned operating systems is as follows as of December 31 (in 000's):

                                                              1994      1995
                                                             ------    ------
Current assets............................................   $  402    $  470
Total assets..............................................   10,846     9,388
Total liabilities.........................................      790     2,201
Members equity............................................   10,056     7,187
AWS' interest.............................................      525       335

    Selected combined operating data related to the Company's jointly owned operating systems is as follows for the years ended December 31 (in 000's):

                                                 1993       1994       1995
                                                -------    -------    -------
Revenues.....................................   $ 1,064    $ 1,187    $ 1,577
Operating expenses...........................    (3,814)    (4,363)    (4,830)
                                                -------    -------    -------
Net loss.....................................   $(2,750)   $(3,176)   $(3,253)
                                                -------    -------    -------
AWS' interest................................   $  (185)   $  (200)   $  (188)
                                                -------    -------    -------
                                                -------    -------    -------

Wholly-Owned Systems

    The Company's investment in wholly owned systems consists primarily of the costs to acquire the rights to FCC licenses in Dallas (16), Los Angeles (9) and Memphis (22). The lease agreements provide for the Company to pay for the excess airtime use, new transmission equipment and all other operating expenses of the channels including co-location costs.

    The Company is currently negotiating a contract to sell its assets in the Memphis market for $3,900,000 to TruVision Cable, Inc. ("TruVision") (Note 9).

(5) RELATED PARTIES:

Wireless California

    Since the reverse acquisition on December 17, 1992, the Company has entered into certain transactions with Wireless California, including the redemption of 258,333 shares of common stock owned by Wireless California and the shareholders of Wireless California (see Note 3), certain transactions related to income taxes (see Note 10), the purchase of additional FCC licenses not covered by the original acquisition agreement for $80,000 and the payment of certain lease expenses related to

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) RELATED PARTIES:--(CONTINUED)
the Pittsburgh wireless cable system. In 1994, the Company advanced $35,000 to pay administrative penalties assessed Wireless California by the State of Arizona (see Note 9). The members of AWS L.L.C. reimbursed the Company $35,000 in February 1996 after the sale of the escrowed shares (see Note 8). All transactions with Wireless California subsequent to August 1993 have been approved by a majority of the independent directors of the Company.

AWS-Ft. Worth and AWS-Minneapolis

    The Company serves as the manager and operator of the Minneapolis joint venture. The terms of the Management Agreement which was signed in April 1994, provide for annual management service fees equal to the greater of 5% of collected gross revenues or $100,000.

    The Company also serves as the manager to the Ft. Worth joint venture although no formal management agreement exists. No management service fees have been accrued relative to the Ft. Worth system.

    In its capacity as manager, the Company contracted for subscriber installation services and subscriber equipment on behalf of AWS-Ft. Worth and AWS-Minneapolis to Wireless Technologies, Inc. ("WTI"), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly owned subsidiary of North American Cable Corporation ("NACC"), a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations and business experience in the United States, England and several other countries around the world. A former officer and director of the Company beneficially owns 50% of the stock of North American Cable Corporation.

    WTI purchased certain of the subscriber equipment that it sold to AWS-Ft. Worth and AWS-Minneapolis from Micom Products, Ltd., a Delaware limited liability company engaged in the distribution of subscriber equipment for wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of the Company's common stock.

    In 1993 and 1994, payments were made by the Company, Wireless California and the joint ventures to WTI of $924,054 and $74,449, respectively, for installation services and related subscriber equipment. In 1993 and 1994, payments were made by WTI to Micom of $114,644 and $2,766, respectively, for subscriber equipment. No payments were made by the Company or the joint ventures to WTI during 1995.

American Wireless Systems, Inc.

    In connection with the acquisition of the rights to utilize the FCC licenses in Los Angeles (Note 4), the Company agreed to pay a finder's fee of $75,000 to the president of NACC as consideration for the introduction of the Company to the license holder of the eight channels.

    In February and April 1995, the Company obtained loans totaling $1,000,000 from a shareholder of the Company who is a principal in the firm which served as the placement agent for the Company's private offerings in 1993 and 1994 (Note
1). In addition, this individual and certain other related entities are shareholders of the Company's common stock.

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(6) SEVERANCE LIABILITY:

    Effective August 1994, an individual who held the position of Chairman of the Board, President and Chief Financial Officer resigned. In connection with such resignation, this individual entered into a severance agreement with the Company, whereby the Company agreed to pay this individual his annual base salary, as provided by the terms of his employment agreement, a bonus, if any, consistent with the bonuses awarded to certain other officers and certain other expenses for a period of three years. As a result, the Company recognized approximately $566,000 of expense in the third quarter of 1994. Upon the consummation of the merger with Heartland (Note 1), the unpaid portion becomes due and payable in full.

    In September 1994, this individual resigned as a director of the Company. In connection with such resignation, the Company granted this individual a warrant to acquire 33,333 shares of common stock at $8.40 per share. This warrant was granted on October 1, 1994, has a ten-year term and became fully exercisable on April 1, 1994.

(7) CONVERTIBLE SUBORDINATED NOTES PAYABLE:

    At December 31, 1993, the Company had $7,707,000 in convertible subordinated notes ("Notes") outstanding. Through May 1994, $462,000 in principal amount of the Notes had been converted into shares of the Company's common stock. The remaining $7,245,000 in Notes were called for prepayment by the Company in May 1994. Holders of $4,232,000 in principal amount of the Notes elected to receive cash payment for their investment as opposed to converting their Notes into shares of the Company's common stock. Because the Company did not anticipate the relatively high level of repayment, the Company did not have adequate funds available to pay all of the Noteholders who elected repayment. In accordance with the terms of the Notes, the conversion price of the Notes was adjusted from $8.40 per share to $3.75 per share. Following the redemption date, the Company agreed to permit all of the Noteholders, including the Noteholders that had elected repayment, to elect repayment or to convert their Notes into shares of the Company's common stock at the adjusted conversion price of $3.75 per share. Holders of all but $703,500 in principal amount of the Notes agreed to convert their Notes into shares of the Company's common stock at $3.75 per share. The placement agent for the Notes arranged for the holders of the remaining $703,500 in principal amount of the Notes to sell their Notes to certain accredited investors who converted such Notes into shares of common stock at $3.75 per share by September 30, 1994.

    As consideration for services rendered in connection with the conversion of the Notes, the Company agreed to adjust the exercise price of existing warrants held by certain affiliates of the placement agent to acquire 169,333 shares of common stock. As a result, the Company recognized other expense of approximately $425,000 in the third quarter of 1994.

    In connection with the issuance of the Notes in 1993, the Company also granted contingent warrants (see Note 8).

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8) STOCKHOLDERS' EQUITY:

Outstanding Warrants

    As of December 31, 1995, the Company had outstanding warrants as follows:

Warrants to acquire common stock assumed in the reverse acquisition; exercisable
  at $10.08 through November 1996.................................................    27,066
Warrants to acquire common stock issued to the placement agent in connection with the 1993 private placements; exercisable at $3.75 through August and November
  1998............................................................................   138,666
Contingent warrants to acquire common stock issued to the Noteholders in connection with the 1993 private placements; exercisable at $12.00 through July
  1996............................................................................   330,833
Warrants to acquire common stock issued to a third party for services provided to
  the Company; exercisable at $6.75 through August 2004...........................     8,333
Warrants to acquire common stock issued to a private investor; exercisable at
  $12.00 through July 1996........................................................    60,000
Warrants to acquire common stock issued to a former officer and director of the
  Company in connection with a severance agreement; exercisable at $8.40 through
September 2004....................................................................    33,333

Escrowed Shares

    Approximately 1.88 million shares of the Company's outstanding common stock, which were owned by the former owners of Wireless California, were released from escrow in February 1995. The shares were pledged by the former shareholders to secure the indemnification of the Company by Wireless California for potential losses incurred from claims arising out of the prior offerings of general partnership interests by Wireless California (see Note 9). In December 1994, the Company made a $35,000 claim on the escrowed shares for an advance to Wireless California (see Note 5) which was paid in February 1996. All but 50,000 shares were released from escrow and distributed to the members of AWS L.L.C. in February 1995. The remaining 50,000 shares have been retained to potentially fund a claim made by the Company which is currently being disputed by AWS L.L.C. The shares will remain in escrow until the dispute is resolved. No other claims were made on the escrowed shares.

Stock Option Plan

    In April 1993, the Company adopted the 1993 Stock Option Plan (the "Plan") which reserved 416,666 shares of common stock to be issued to officers, directors, key employees and independent consultants who provide valuable services to the Company. The terms of the options are to be established by the Board of Directors on the date of grant.

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8) STOCKHOLDERS' EQUITY:--(CONTINUED)
    Activity in the Plan is as follows:

                                                     NUMBER      OPTION PRICE
                                                    OF SHARES     PER SHARE
                                                    ---------    ------------
Options outstanding at December 31, 1993.........     151,666    $6.75-$15.75
  Granted........................................      25,000    $      15.75
  Canceled.......................................     (13,333)   $6.75-$15.75
                                                    ---------
Options outstanding at December 31, 1994.........     163,333    $6.75-$15.75
  Canceled.......................................     (48,338)   $ 6.75-$8.40
                                                    ---------
Options outstanding at December 31, 1995.........     114,995    $6.75-$15.75
                                                    ---------
                                                    ---------
Options available for grant......................     301,671
                                                    ---------
                                                    ---------
Exercisable at end of year.......................     103,746
                                                    ---------
                                                    ---------

    Prior to the completion of the merger with Heartland, the Company intends to terminate the Plan.

(9) COMMITMENTS AND CONTINGENCIES:

Commitments

    The Company leases office space, equipment and licenses under various operating leases. Future obligations under these leases are as follows for years ending December 31:

                                                                    AMOUNT
                                                                  ----------
1996...........................................................   $  370,000
1997...........................................................      366,000
1998...........................................................      344,000
1999...........................................................       48,000
2000...........................................................       48,000
Thereafter.....................................................       24,000
                                                                  ----------
                                                                  $1,200,000
                                                                  ----------
                                                                  ----------

Prior Offerings of General Partnership Interests by Wireless California

    Prior to the sale of certain assets by Wireless California to the Company, approximately $29,000,000 was raised in connection with the offering of general partnership interests in three general partnerships, each of which was formed for the purpose of acquiring an interest in the rights to develop and operate a wireless cable television system in Ft. Worth, Minneapolis and Pittsburgh. Through an affiliate, Wireless California participated in the offer and sale of the general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Certain current and former officers and directors of the Company were formerly officers and directors of Wireless California.

    Following an investigation by the Securities and Exchange Commission (the "Commission") involving the activities of Wireless California in connection with the offer and sale of the general

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:--(CONTINUED) partnership interests as described above, the Company and certain of its current and former officers, without admitting or denying any wrongdoing, agreed to consent to an order of the Commission to cease and desist from committing or causing any violation and any future violations of the securities registration provisions of the 1933 Act and the broker-dealer registration provisions of the Exchange Act.

    Securities administrators in 22 states also have conducted or are presently conducting investigations of the activities related to the unregistered sale of the general partnership interests described above. The actions taken by the various state securities administrators range from no action taken to the issuance of 15 cease and desist orders and consent orders pursuant to which Wireless California, the issuing general partnerships, and certain officers of Wireless California were required to cease selling general partnership interests without registration, to offer rescission to individuals who purchased general partnership interests and, in certain cases, to pay administrative penalties. In addition, AWS L.L.C. has entered into a consent order with the State of Illinois pursuant to which AWS L.L.C. agreed to cease and desist from selling general partnership interests without registration, to pay an administrative penalty, and to cause a rescission offer to be made to Illinois residents. Following an investigation by the State of Arizona, AWS L.L.C. and current and former officers of the Company consented to an order of the Arizona Corporation Commission to cease and desist from selling securities unless the sale is registered or exempt from registration and to the imposition of an administrative penalty against AWS L.L.C. The Company also consented to a separate order that requires the Company to make an offer of rescission to all general partners who are Arizona residents or who were offered and sold their interests from Arizona. To the knowledge of the Company, there are no other active federal or state regulatory proceedings or investigations.

    The Company is currently attempting to amend the Arizona order to provide for alternatives to rescission, although there can be no assurance that the Company will be successful in this regard. The Arizona order currently provides that if the rescission offers are not made, the Company will be required to pay to the Arizona Corporation Commission an amount equal to the amount of the investment made by all general partners who are Arizona residents, or approximately $566,000, plus interest from the time of investment. There can be no assurance that the Company will be able to satisfy the Arizona rescission order.

    Since October 31, 1992, Wireless California, the general partnerships and the current and former officers of the Company have ceased all activities involving the offer and sale of general partnership interests, although one of the general partnerships continued to raise funds through capital calls to existing general partners after such date. In addition to the rescission offer described above, Wireless California and the general partnership issuers voluntarily elected to offer to purchase the general partnership interests of certain general partners in exchange for cash in an amount equal to the funds contributed by such general partners. As of December 31, 1995, approximately 1,170 of the approximately 1,930 purchasers of general partnership interests had been offered rescission or a return of their investment by Wireless California or the general partnership issuers and approximately 80 had accepted the offer, all of which have been paid. None of such offers, however, were necessarily conducted in accordance with the statutory requirements of the various states. To the extent such requirements were not met, potential securities liability arising from the offer and sale of the general partnership interests will not be statutorily eliminated until the statutes of limitation with respect to such claims have expired or an offer is made in accordance with the statutory rescission requirements of any state.

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:--(CONTINUED)
    In September 1995, AWS and the Pittsburgh general partnership sold all of their wireless cable assets in the Pittsburgh market to a publicly held wireless cable company. As consideration for the sale of its assets in the Pittsburgh market, the Pittsburgh general partnership received approximately $11,250,000 in cash and short-term notes, which amount exceeded the aggregate amount that would have been required if all Pittsburgh general partners were offered and accepted rescission.

    There can be no assurance that current general partners or any governmental agency will not institute proceedings against Wireless California or the Company as the successor to Wireless California based on a failure to register the general partnership interests in connection with a public offering or for damages based on alleged omissions or misrepresentations of material information in connection with the sale of such interests. In connection with the acquisition of certain assets of Wireless California, the Company expressly disclaimed any liabilities of Wireless California arising out of the offer and sale of the general partnership interests described above. There is a possibility, however, that a successful claim against Wireless California could be asserted against the Company based on a number of theories involving successor liability. The institution of legal action against the Company arising out of the offer and sale of general partnership interests by Wireless California could result in substantial defense costs to the Company and the diversion of efforts by the Company's management, and the imposition of liabilities which could have a material adverse effect on the Company. Based on its experience to date, however, taking into account the status of investigations by various state securities administrators, the absence of any asserted claim for rescission having been instituted by any of the general partners against any of the general partnerships, Wireless California or the Company, the Company's assessment of the current value of the general partnership interests, the relatively small number of general partners who have accepted previous offers by Wireless California or its shareholders to purchase general partnership interests, the existence of a number of possible defenses to any claims asserted against it, the existence and terms of the agreements between the Fort Worth and Minneapolis general partnerships and Heartland (Note
4) and other factors, the Company does not believe the ultimate resolution of this matter will have a material impact on its financial condition or its results of operations.

Gain Contingency

    As discussed in Note 1, the Merger Agreement provides that specified amounts are to be periodically offset against the AWS loan as additional consideration for the nonsolicitation covenant contained in the Merger Agreement. As of December 31, 1995, the AWS loan has been reduced by $800,000 pursuant to the provisions of the Merger Agreement. However, due to certain contingencies, no amounts have been recognized as income in the accompanying statement of operations in accordance with SFAS No. 5.

Other Contingencies

    On May 16, 1995, William R. Jenkins, the former Chief Executive Officer of the Company, filed a lawsuit in Arizona state court alleging breach of his employment contract and requesting as damages all amounts due under the employment contract, treble damages under the Arizona statute, attorney's fees and costs. Subsequent to December 31, 1995, the Company paid Mr. Jenkins $120,000 to settle this lawsuit. This amount is included in accrued liabilities and other expense in the accompanying financial statements.

    On June 21, 1995, TruVision, with whom the Company had entered into a letter of intent relating to the sale of the Company's Memphis assets, filed a lawsuit, as amended on June 29, 1995, in the state

                        AMERICAN WIRELESS SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:--(CONTINUED) of Mississippi alleging that the Company breached the letter of intent, that the parties entered into a binding agreement which was breached, and that the Company committed fraud and negligent misrepresentation. The Company disputes these claims based on the position that it lawfully terminated the letter of intent. The Amended Complaint requests damages in the amount of $28,196,642 and punitive damages in the amount of $20,000,000, together with interest and all costs of court. The Company believes it has adequate grounds to successfully defend this lawsuit. The Company is currently negotiating with TruVision to sell its assets in the Memphis market under a new contract. According to the terms of the new contract, at the time of closing, each party will sign a release of all claims against the other.

    The Company is also the subject of two threatened lawsuits. American Telecasting, Inc. ("ATI") has sent letters to the Company claiming that the Company breached a term sheet and has requested payment of $1,800,000 as the alleged termination fee owed to ATI under the term sheet, plus expenses. The Company has responded to ATI and disputes all of ATI's claims. The Company believes that ATI's claims are without merit and would vigorously defend any lawsuit filed.

    By letter dated January 31, 1995, Laidlaw Holdings, Inc. ("Laidlaw"), the underwriter of the Company's proposed public offering, claims that the Company owes Laidlaw $182,165 as accountable expenses under a Letter Agreement between the parties dated November 20, 1994. A follow-up letter was sent to the Company on July 13, 1995. By letter dated February 3, 1995, from the Company to Laidlaw, the Company asserted that Laidlaw terminated the Letter Agreement and believes that if a claim is filed by Laidlaw, the Company has adequate grounds to successfully defend the claim.

(10) INCOME TAXES:

    In connection with the reverse acquisition, the basis in the assets acquired and liabilities assumed by the Company were substantially the same for book and tax purposes.

    For income tax reporting purposes, the Company was included in the consolidated tax returns of Wireless California through August 13, 1993, the date that Wireless California's ownership interest in the Company dropped below 80%. As a result, the net operating losses generated by the Company from December 18, 1992 (the date subsequent to the reverse acquisition) through August 13, 1993, of approximately $1,000,000 were utilized by Wireless California to reduce its tax obligations and to recapture approximately $310,000 of previously paid taxes. In exchange, Wireless California agreed to contribute this refund to the capital of the Company. Approximately $517,000 in net operating losses were utilized to offset taxable income in prior year consolidated tax returns filed with Wireless California.

    As of December 31, 1995, the Company has approximately $7,897,000 in net operating loss carryforwards available for financial reporting and income tax purposes which expire in 2010.

    In 1995 there were no material temporary differences between financial reporting and income tax reporting. As a result, at December 31, 1995, the Company has a net deferred tax asset of approximately $3,159,000 which relates primarily to its available net operating loss carryforwards. As the realizability of this tax asset is solely dependent on the Company's ability to generate future taxable income, this asset has been fully reserved.

(11) SUBSEQUENT EVENT:

    Effective February 23, 1996, the Merger Agreement described in Note 1 and the Minneapolis and Fort Worth Agreements described in Note 4 were consummated.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee and Partners of
FORT WORTH WIRELESS CABLE T.V. ASSOCIATES:

    We have audited the accompanying consolidated balance sheets of FORT WORTH WIRELESS CABLE T.V. ASSOCIATES (WCTVA or the Partnership) as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1994 and 1995, and the results of operations and their cash flows for the years then ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in
Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Arthur Andersen LLP

Phoenix, Arizona
February 23, 1996

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1994           1995
                                                                     -----------    -----------

   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 1)..............................   $    21,836    $   108,527
  Accounts receivable.............................................        51,750         10,730
  Prepaid expenses and other current assets.......................        23,923         16,602
                                                                     -----------    -----------
        Total current assets......................................        97,509        135,859

INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT, at cost, net (Notes
 1 and 4).........................................................     3,763,423      2,986,566
                                                                     -----------    -----------
                                                                     $ 3,860,932    $ 3,122,425
                                                                     -----------    -----------
                                                                     -----------    -----------

    LIABILITIES   AND   PARTNERS'   EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities........................   $   300,047    $   442,473
  Advances from affiliates (Note 1)...............................       471,613        710,661
  Notes payable (Note 1)..........................................       --             355,657
                                                                     -----------    -----------
        Total current liabilities.................................       771,660      1,508,791
                                                                     -----------    -----------

MINORITY INTEREST (Note 1)........................................       143,792         84,329
                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 6)

PARTNERS' EQUITY (Note 2):
  General partners' equity........................................     6,064,497      4,648,322
  Less-syndication costs..........................................    (3,119,017)    (3,119,017)
                                                                     -----------    -----------
        Total partners' equity....................................     2,945,480      1,529,305
                                                                     -----------    -----------
                                                                     $ 3,860,932    $ 3,122,425
                                                                     -----------    -----------
                                                                     -----------    -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        PERIOD FROM
                                                  YEAR ENDED DECEMBER 31,             JANUARY 1, 1996
                                         -----------------------------------------    TO FEBRUARY 23,
                                            1993           1994           1995             1996
                                         -----------    -----------    -----------    ---------------
                                                                                        (UNAUDITED)
REVENUES:
  Subscriber..........................   $   646,745    $   650,214    $   581,799       $  79,336
  Installation........................        84,554          7,517          6,408           3,550
  Other...............................        60,578          9,529          9,281           1,678
                                         -----------    -----------    -----------    ---------------
        Total revenues................       791,877        667,260        597,488          84,564
                                         -----------    -----------    -----------    ---------------
OPERATING EXPENSES:
  Operating and installation..........       594,747        567,461        525,908          86,387
  Selling and marketing...............       101,089          3,206          4,501             696
  General and administrative..........       412,652        692,784        764,186          94,844
  Depreciation and amortization.......       754,116        786,572        778,532         116,860
                                         -----------    -----------    -----------    ---------------
        Total operating expenses......     1,862,604      2,050,023      2,073,127         298,787
                                         -----------    -----------    -----------    ---------------
NET LOSS FROM OPERATIONS..............    (1,070,727)    (1,382,763)    (1,475,639)       (214,223)
MINORITY INTEREST IN LOSSES...........        57,689         62,281         59,464           8,497
                                         -----------    -----------    -----------    ---------------
NET LOSS..............................   $(1,013,038)   $(1,320,482)   $(1,416,175)      $(205,726)
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------

 The accompanying notes are an integral part of these consolidated statements.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
        THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 23, 1996 (UNAUDITED)

                                                         GENERAL                        TOTAL
                                                        PARTNERS'     SYNDICATION     PARTNER'S
                                                         EQUITY          COSTS         EQUITY
                                                       -----------    -----------    -----------
BALANCE, December 31, 1992..........................   $ 8,410,517    $(3,119,017)   $ 5,291,500
  Return of capital.................................       (12,500)       --             (12,500)
  Net loss..........................................    (1,013,038)       --          (1,013,038)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1993..........................     7,384,979     (3,119,017)     4,265,962
  Net loss..........................................    (1,320,482)       --          (1,320,482)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1994..........................     6,064,497     (3,119,017)     2,945,480
  Net loss..........................................    (1,416,175)       --          (1,416,175)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1995..........................     4,648,322     (3,119,017)     1,529,305
                                                       -----------    -----------    -----------
  Net loss (unaudited)..............................      (205,726)       --            (205,726)
                                                       -----------    -----------    -----------
BALANCE, February 23, 1996 (unaudited)..............   $ 4,442,596    $(3,119,017)   $ 1,323,579
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

 The accompanying notes are an integral part of these consolidated statements.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                                                        JANUARY 1,
                                                     YEAR ENDED DECEMBER 31,             1996 TO
                                             ---------------------------------------   FEBRUARY 23,
                                                1993          1994          1995           1996
                                             -----------   -----------   -----------   ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................  $(1,013,038)  $(1,320,482)  $(1,416,175)   $ (205,726)
  Adjustments to reconcile net loss to net
    cash used for operating activities:
      Depreciation and amortization........      754,116       786,572       778,532       116,860
      Gain on sale of equipment............      --            --             (9,049)      --
      Minority interest in losses..........      (57,689)      (62,281)      (59,464)       (8,497)
  Changes in assets and liabilities:
      (Increase) decrease in accounts
      receivable...........................      (42,123)       36,708        41,020         3,990
      Decrease (increase) in prepaid
        expenses and other current
        assets.............................        5,940        (5,693)        7,321        (2,512)
      (Decrease) increase in accounts
       payable and accrued liabilities.....     (155,594)      214,596       142,426        80,965
                                             -----------   -----------   -----------   ------------
          Net cash used for operating
           activities......................     (508,388)     (348,580)     (515,389)      (14,920)
                                             -----------   -----------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in wireless systems and
    equipment..............................     (738,967)      (86,365)      (23,028)      --
  Proceeds from sale of equipment..........      --            --             30,403       --
                                             -----------   -----------   -----------   ------------
          Net cash (used for) provided by
           investing activities............     (738,967)      (86,365)        7,375       --
                                             -----------   -----------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash returned to partners................      (12,500)      --            --            --
  Proceeds from issuance of notes payable
   and accrued interest....................      --            --            355,657       156,932
  Net advances from affiliates.............      366,984       361,883       239,048          (378)
                                             -----------   -----------   -----------   ------------
          Net cash provided by financing
           activities......................      354,484       361,883       594,705       156,554
                                             -----------   -----------   -----------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS...............................     (892,871)      (73,062)       86,691       141,634
CASH AND CASH EQUIVALENTS, beginning of
 year......................................      987,769        94,898        21,836       108,527
                                             -----------   -----------   -----------   ------------
CASH AND CASH EQUIVALENTS, end of year.....  $    94,898   $    21,836   $   108,527    $  250,161
                                             -----------   -----------   -----------   ------------
                                             -----------   -----------   -----------   ------------

 The accompanying notes are an integral part of these consolidated statements.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

(1) ORGANIZATION:

Background, Nature of Organization and Significant Accounting Policies

    Fort Worth Wireless Cable T.V. Associates (the Partnership), a California general partnership, was formed as of July 1, 1992. The Partnership is comprised of certain partners of Wireless Cable T.V. Associates #34 (WCTVA), a California general partnership, which was formed in 1991, who exchanged their interest in WCTVA for an interest in the Partnership, and some new partners who were admitted to the Partnership upon contributing cash thereto. Upon its formation, the Partnership acquired the assets and assumed the operations of WCTVA.

    Wireless cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

    Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the Services Agreement) with American Wireless Systems, Inc., a California corporation (Wireless California). Under the terms of the Services Agreement, Wireless California was obligated to provide various services including assistance with FCC filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California was to coordinate construction of broadcast facilities (commonly referred to as head-end equipment) and assign to WCTVA a 75% interest in certain FCC licenses.

    The development and operations of the system have been conducted through an informal joint venture relationship between the Partnership and American Wireless Systems, Inc., a Delaware corporation (AWS-Delaware), which acquired its interest in the informal joint venture from Wireless California in December 1992. American Wireless Systems of Ft. Worth (AWS-Ft. Worth), a general partnership, has been established through which the operations of the informal joint venture have been conducted. AWS-Ft. Worth was initially capitalized through the contributions of WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment. Subsequent to the formation of AWS-Ft. Worth, the Partnership acquired an additional 4.99% interest in AWS-Ft. Worth such that the ownership is now 79.99% for the Partnership and 20.01% for AWS-Delaware.

Operations

    The system had approximately 1,800 and 1,500 subscribers at December 31, 1994 and 1995, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow. The Partnership's joint venture partner, AWS-Delaware, has indicated that it is not required to provide any funding to support system growth, however, AWS-Delaware has advanced $471,613 from May 1, 1993 to December 31, 1994, and an additional $239,048 during 1995 to fund negative cash flow. Such advances are included in advances from affiliates in the accompanying consolidated financial statements.

    On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. (Heartland) executed an Agreement and Plan of Merger (the Merger Agreement), pursuant to which a wholly-owned subsidiary of Heartland would be merged into AWS and AWS would become a wholly-

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1) ORGANIZATION:--(CONTINUED)
owned subsidiary of Heartland (Note 7). On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement (the Fort Worth Agreement or the Asset Purchase Agreement) pursuant to which Heartland would purchase the Partnership's 79.99% interest in AWS-Ft. Worth. Pursuant to the Fort Worth Agreement, Heartland has agreed to assume up to $570,000 of liabilities associated with its joint venture interest. The consideration to be paid to the Partnership under the Fort Worth Agreement is $13.3 million payable in Heartland common stock, based upon an exchange value equal to the average trading price of Heartland common stock over the ten-day period ending five business days prior to closing; provided that if such closing average is in excess of $23.00 per share, then the exchange value will be $23.00 per share. Subject to approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland common stock having an aggregate exchange value in an amount necessary to satisfy certain known and contingent liabilities of the Partnership (Note 7).

    In connection with the Fort Worth Agreement, Heartland has funded an Escrow Agreement with a third-party escrow agent in the amount of $100,000 and is obligated to fund an additional $55,000 per month starting November 1, 1995, until the transaction closes. In addition, Heartland agreed to loan the Partnership up to $500,000 secured by the Partnership's interest in AWS-Ft. Worth. The loan carries an interest rate of 10% per annum prior to maturity and is due in accordance with the terms of the documents evidencing and securing the loan. As of December 31, 1995, the amount outstanding on the loan, plus accrued interest, was $355,657.

Consolidation

    The accompanying consolidated financial statements include the accounts of the Partnership and AWS-Ft. Worth. All significant intercompany accounts have been eliminated in consolidation.

Cash Equivalents

    The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents.

Property and Equipment

    Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Frequency Rights

    Included in investment in wireless systems and equipment is $3,231,364 of frequency rights as of December 31, 1994 and 1995, which are being amortized over a ten-year period.

Revenue Recognition

    Subscription revenues are recognized in the period of service. Installation fees are recognized as revenues upon subscriber hook-up.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1) ORGANIZATION:--(CONTINUED)
Income Taxes

    No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

Unaudited Information

    The unaudited financial information as of February 23, 1996 and for the period from January 1, 1996 to February 23, 1996 have been prepared without audit. The information furnished herein reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such period.

(2) PARTNERS' EQUITY:

    In 1991, WCTVA sold 800 general partnership units at $6,250 each, which provided capital of $5,000,000. Subsequent to their initial contribution, certain partners requested a return of their capital; therefore, $40,483 of the gross proceeds were returned. The initial offer and sale of WCTVA interests were made by Wireless California (see Note 6). Approximately $2,424,000 was paid for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

    As discussed in Note 1, the Partnership was formed in July 1992. The partners of WCTVA were given the option to either exchange their interest in WCTVA for an interest in the Partnership or to receive a return of their initial contribution. The owners of 88 WCTVA partnership units elected to receive a return of their contribution. An additional 747 units of the Partnership were sold which provided additional capital of $4,668,750. The offer and sale of the Partnership units were also made by Wireless California. Approximately $695,000 was paid for costs incurred in connection with this offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3) JOINT VENTURE:

    As indicated in Note 1, AWS-Ft. Worth has been operated through an informal joint venture agreement (the Joint Venture Agreement). Key aspects of the Joint Venture Agreement utilized in the development of the accompanying consolidated financial statements are as follows.

Initial Capital Contributions

    Each member contributed to AWS-Ft. Worth their respective interests in the wireless cable system assets to the joint venture in exchange for their initial ownership interests of 79.99% (the Partnership) and 20.01% (AWS-Delaware). The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) JOINT VENTURE:--(CONTINUED)
Allocations of Profit and Losses

    Profits and losses are to be allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

Management

    Wireless California and its successor, AWS-Delaware, have provided management services to the joint venture since its inception. These services have been provided through an informal management agreement. Management services expense of $100,000 has been recorded as general and administrative expense in the accompanying consolidated financial statements for the years ended December 31, 1993, 1994 and 1995.

(4) INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT:

    Investment in wireless systems and equipment consists of the following at December 31:

                                              ESTIMATED
                                             USEFUL LIFE
                                              IN YEARS        1994         1995
                                             -----------   ----------   ----------
Frequency rights...........................       10       $3,231,364   $3,231,364
Broadcast equipment and inventory..........      3-7        2,166,958    2,162,017
Vehicles...................................        5           48,689       48,173
Office equipment...........................      5-7          101,582       93,054
Leasehold improvements.....................        7            5,534        8,770
                                                           ----------   ----------
                                                            5,554,127    5,543,378
Less--Accumulated depreciation and
  amortization                                             (1,790,704)  (2,556,812)
                                                           ----------   ----------
                                                           $3,763,423   $2,986,566
                                                           ----------   ----------
                                                           ----------   ----------

(5) RELATED PARTY TRANSACTIONS:

    The Partnership had several transactions with Wireless California including the original sale of general partnership interests, the transactions contemplated under the services and acquisition agreement and the informal joint venture and management agreements. In addition to the Partnership and AWS-Ft. Worth, AWS-Delaware is the minority owner of a wireless cable system joint venture with another general partnership in Minneapolis/St. Paul, Minnesota.

    AWS-Ft. Worth had contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly-owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(5) RELATED PARTY TRANSACTIONS:--(CONTINUED)
    WTI purchased certain of the subscriber equipment that is sold to AWS-Ft. Worth from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of AWS-Delaware.

    In 1993, payments of $542,521 were made to WTI for installation services and related subscriber equipment. Effective July 1993, AWS-Ft. Worth ceased utilizing the services of WTI.

(6) COMMITMENTS AND CONTINGENCIES:

Commitments

    AWS-Ft. Worth leases office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:

1996............................................................   $ 60,500
1997............................................................     61,200
1998............................................................     15,300
                                                                   --------
                                                                   $137,000
                                                                   --------
                                                                   --------

    Lease expense of $62,347, $55,830 and $57,730 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

    AWS-Ft. Worth holds frequency rights to 14 wireless cable channels in the Ft. Worth market under several leases. Thirteen local broadcast channels are also transmitted for a total programming package of 27 channels. The channel leases have original lease periods from five to ten years with options to renew. Future minimum lease payments for the FCC licenses are as follows for the years ending December 31:

1996............................................................   $108,300
1997............................................................     60,500
1998............................................................      1,200
1999............................................................      1,200
2000............................................................      1,200
Thereafter......................................................      1,700
                                                                   --------
                                                                   $174,100
                                                                   --------
                                                                   --------

    Lease expense of $93,013, $90,460 and $108,300 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

Contingencies

    The original formation of WCTVA and the subsequent formation of the Partnership involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and

                   FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(6) COMMITMENTS AND CONTINGENCIES:--(CONTINUED) applicable state laws. As of December 31, 1995, securities administrators in 22 states as well as the Securities and Exchange Commission (SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

    To date, the investigations have focused on Wireless California and its successor, AWS-Delaware, the Partnership's joint venture partner in AWS-Ft. Worth, however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file information with the SEC pursuant to the Securities and Exchange Act of 1934, as amended. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its results of operations.

(7) SUBSEQUENT EVENT:

    Effective February 23, 1996, the Asset Purchase and Merger Agreements discussed in Note 1 were consummated.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee and Partners of
WIRELESS CABLE T.V. ASSOCIATES #38:

    We have audited the accompanying consolidated balance sheets of WIRELESS CABLE T.V. ASSOCIATES #38 (WCTVA or the Partnership) as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in
Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          Arthur Andersen LLP



Phoenix, Arizona
February 23, 1996

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1994           1995
                                                                     -----------    -----------
   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)..............................   $   620,058    $   301,887
  Accounts receivable.............................................       111,848         31,677
  Prepaid expenses and other current assets.......................        13,840        125,935
                                                                     -----------    -----------
        Total current assets......................................       745,746        459,499

INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT, at cost, net (Notes
 1 and 5).........................................................     6,679,478      5,931,061
                                                                     -----------    -----------
                                                                     $ 7,425,224    $ 6,390,560
                                                                     -----------    -----------
                                                                     -----------    -----------

    LIABILITIES   AND   PARTNERS'   EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities........................   $   162,033    $   270,998
  Advances from affiliates........................................        49,112        100,538
  Notes payable and obligations under capital lease (Notes 1 and
   4).............................................................     2,016,692      3,081,432
                                                                     -----------    -----------
        Total current liabilities.................................     2,227,837      3,452,968
                                                                     -----------    -----------

MINORITY INTEREST (Note 1)........................................       380,365        249,451
                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 7)

PARTNERS' EQUITY (Note 2):
  General partners' equity........................................     9,433,022      7,304,141
  Less--syndication costs.........................................    (4,616,000)    (4,616,000)
                                                                     -----------    -----------
        Total partners' equity....................................     4,817,022      2,688,141
                                                                     -----------    -----------
                                                                     $ 7,425,224    $ 6,390,560
                                                                     -----------    -----------
                                                                     -----------    -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        PERIOD FROM
                                                  YEAR ENDED DECEMBER 31,             JANUARY 1, 1996
                                         -----------------------------------------    TO FEBRUARY 23,
                                            1993           1994           1995             1996
                                         -----------    -----------    -----------    ---------------
                                                                                        (UNAUDITED)
REVENUES:
  Subscriber..........................   $   220,537    $   459,215    $   863,266       $ 135,957
  Installation........................        31,584         11,360         15,635          12,361
  Other...............................        20,031         64,471        102,827         --
                                         -----------    -----------    -----------    ---------------
        Total revenues................       272,152        535,046        981,728       $ 148,318
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------
OPERATING EXPENSES:
  Operating and installation..........       690,835      1,187,795      1,434,557         480,475
  Selling and marketing...............        70,881         71,317         15,527          14,583
  General and administrative..........       443,772        391,839        719,850         203,463
  Depreciation and amortization.......       738,860        977,471      1,071,589         172,368
                                         -----------    -----------    -----------    ---------------
        Total operating expenses......     1,944,348      2,628,422      3,241,523         870,889
                                         -----------    -----------    -----------    ---------------

NET LOSS FROM OPERATIONS..............    (1,672,196)    (2,093,376)    (2,259,795)       (722,571)
MINORITY INTEREST IN LOSSES...........       127,217        138,155        130,914          30,019
                                         -----------    -----------    -----------    ---------------
NET LOSS..............................   $(1,544,979)   $(1,955,221)   $(2,128,881)      $(692,552)
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------

 The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
        THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 23, 1996 (UNAUDITED)

                                                         GENERAL                        TOTAL
                                                        PARTNERS'     SYNDICATION     PARTNER'S
                                                         EQUITY          COSTS         EQUITY
                                                       -----------    -----------    -----------
BALANCE, December 31, 1992..........................   $12,012,646    $(4,616,000)   $ 7,396,646
  Capital contributions.............................       920,576        --             920,576
  Net loss..........................................    (1,544,979)       --          (1,544,979)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1993..........................    11,388,243     (4,616,000)     6,772,243
  Net loss..........................................    (1,955,221)       --          (1,955,221)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1994..........................     9,433,022     (4,616,000)     4,817,022
  Net loss..........................................    (2,128,881)       --          (2,128,881)
                                                       -----------    -----------    -----------
BALANCE, December 31, 1995..........................     7,304,141     (4,616,000)     2,688,141
  Net loss (unaudited)..............................      (692,552)       --            (692,552)
                                                       -----------    -----------    -----------
BALANCE, February 23,1996 (unaudited)...............   $ 6,611,589    $(4,616,000)   $ 1,995,589
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

 The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        PERIOD FROM
                                                  YEAR ENDED DECEMBER 31,             JANUARY 1, 1996
                                         -----------------------------------------    TO FEBRUARY 23,
                                            1993           1994           1995             1996
                                         -----------    -----------    -----------    ---------------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................   $(1,544,979)   $(1,955,221)   $(2,128,881)      $(692,552)
  Adjustments to reconcile net loss to
    net cash used for operating
    activities:
      Depreciation and amortization...       738,860        977,471      1,071,589         172,368
      Minority interest in losses.....      (127,217)      (138,155)      (130,914)        (30,019)
  Changes in assets and liabilities:
      (Increase) decrease in accounts
       receivable.....................       (14,222)       (93,986)        80,171          23,411
      (Increase) decrease in prepaid
        expenses and other current
        assets........................       (64,098)        56,159       (112,095)         71,387
      (Decrease) increase in accounts
       payable and accrued liabilities.      (103,166)        87,343        108,965         274,554
                                         -----------    -----------    -----------    ---------------
          Net cash used for operating
          activities.................    (1,114,822)    (1,066,389)    (1,111,165)       (180,851)
                                         -----------    -----------    -----------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in wireless systems and
   equipment..........................    (1,214,519)      (520,967)      (323,172)       (516,951)
                                         -----------    -----------    -----------    ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributed by partners,
   net................................       920,576        --             --              --
  Proceeds from issuance of notes
   payable and accrued interest.......       --           2,000,000      1,624,336         273,836
  Payments on notes payable...........       --             --            (550,000)        --
  Net advances from affiliates........       178,844         49,112         51,426         174,616
  Payments on capital lease...........        (2,445)        (9,595)        (9,596)         (6,628)
                                         -----------    -----------    -----------    ---------------
          Net cash provided by
           financing activities.......     1,096,975      2,039,517      1,116,166         441,824
                                         -----------    -----------    -----------    ---------------
NET (DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS......................    (1,232,366)       452,161       (318,171)       (255,978)
CASH AND CASH EQUIVALENTS, beginning
 of year..............................     1,400,263        167,897        620,058         301,887
                                         -----------    -----------    -----------    ---------------
CASH AND CASH EQUIVALENTS, end of
 year.................................   $   167,897    $   620,058    $   301,887       $  45,909
                                         -----------    -----------    -----------    ---------------
                                         -----------    -----------    -----------    ---------------

 The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

(1) ORGANIZATION:

Background, Nature of Organization and Significant Accounting Policies

    Wireless Cable T.V. Associates #38 (WCTVA or the Partnership) was formed in February 1992 to develop and operate a wireless cable television system in Minneapolis, Minnesota as a joint venture partner with American Wireless Systems, Inc., a California corporation (Wireless California).

    Wireless cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

    Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the Services Agreement) with Wireless California. Under the terms of the Services Agreement, Wireless California provided various services including assistance with FCC filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California coordinated construction of broadcast facilities (commonly referred to as head-end equipment) and assigned to WCTVA a 75% interest in certain FCC licenses previously held by Wireless California.

    Subsequent to the construction of the head-end equipment in March 1993, the development and operations of the system have been conducted through a joint venture relationship between WCTVA and Wireless California (see Note 3). American Wireless Systems of Minneapolis L.L.C. (AWS-Minneapolis), a limited liability company, was established through which the operations of the joint venture have been conducted. AWS-Minneapolis was initially capitalized through the contribution by WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment.

    In December 1992, the Partnership's joint venture partner, Wireless California, sold substantially all of its assets, including its remaining 25% interest in AWS-Minneapolis, to a publicly traded company which also subsequently assumed the name of American Wireless Systems, Inc. (AWS-Delaware). The former shareholders of Wireless California beneficially own approximately 32% of AWS-Delaware.

Operations

    The system, which was launched in March 1993, had approximately 2,200 and 2,900 subscribers at December 31, 1994 and 1995, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow. As a result of these factors, in April 1994, the Partnership borrowed $2,000,000 from AWS-Delaware to fund additional development of the system. AWS-Minneapolis received additional funding in May 1995, of $550,000 from Tsunami Capital Corp. (Tsunami). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami.

    On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. (Heartland) executed an Agreement and Plan of Merger (the Merger Agreement) pursuant to which a wholly-

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1) ORGANIZATION:--(CONTINUED)
owned subsidiary of Heartland would be merged into AWS-Delaware and AWS-Delaware would become a wholly-owned subsidiary of Heartland (Note 8). On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement pursuant to which the Partnership agreed to sell to Heartland its membership interest in AWS-Minneapolis (the Asset Purchase Agreement or the Minneapolis Agreement). In addition, pursuant to the Minneapolis Agreement, Heartland has agreed to assume the obligation to repay the $2,000,000 note owed by the Partnership to AWS-Delaware. The consideration to be paid to the Partnership under the Minneapolis Agreement is $18 million (plus the assumption of liabilities) plus $500 per subscriber added from October 4, 1995, to the closing date, payable in Heartland common stock, based upon an exchange value equal to either (a) the lesser of $23 per share and the average closing price of Heartland common stock as reported on the NASDAQ Stock Market's National Market over the ten-trading-day period ending on the fifth business day preceding the date of the closing of the Minneapolis Agreement or (b) if such closing average is equal to or in excess of $30 per share, then (i) the product of the closing average multiplied by $23, divided by (ii) $30. Subject to the approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland common stock having an aggregate exchange value in an amount necessary to satisfy certain contingent liabilities of the Partnership (Note 8).

    In connection with the Heartland transaction, AWS-Minneapolis received a $1,575,000 loan from Heartland of which $575,000 was utilized to pay the Tsunami note plus interest and the remaining $1,000,000 can be utilized to fund subscriber growth. The remaining $1,000,000 loan can be drawn down in increments of not less than $25,000 and not more than $250,000, and carries an interest rate of prime plus 2%, as defined, and is due on the earlier of (i) the closing of the Heartland transaction, (ii) the termination of the Heartland transaction, as defined, or (iii) February 28, 1997.

Consolidation

    The accompanying consolidated financial statements include the accounts of the Partnership and AWS-Minneapolis. All significant intercompany accounts have been eliminated in consolidation.

Cash Equivalents

    The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents. At December 31, 1994, cash equivalents include a $105,000 restricted deposit collateralizing the AWS-Minneapolis office lease.

Property and Equipment

    Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1) ORGANIZATION:--(CONTINUED)
Frequency Rights

    Included in investment in wireless systems and equipment are $6,204,332 and $6,214,331 of frequency rights as of December 31, 1994 and 1995, respectively, which are being amortized over a ten-year period.

Revenue Recognition

    Subscription revenues are recognized in the period of service. Installation fees are recognized as revenue upon subscriber hook-up.

Income Taxes

    No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

Unaudited Information

    The unaudited financial information as of February 23, 1996 and for the period from January 1, 1996 to February 23, 1996 have been prepared without audit. The information furnished herein reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such period.

(2) PARTNERS' EQUITY:

    In 1992, WCTVA sold approximately 1,744 general partnership units at $6,250 each, which provided capital of $10,900,000. Additional funds of $1,175,082 (188 units) and $920,576 (147 units) were contributed by existing partners during 1992 and 1993, respectively. The initial offer and sale of WCTVA units were made by Wireless California. WCTVA reimbursed Wireless California approximately $4,616,000 for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3) JOINT VENTURE:

    As indicated in Note 1, the Minneapolis wireless cable system has been operated through a joint venture agreement (the Agreement). A summary of the provisions of this agreement are as follows.

Initial Capital Contributions

    Each member contributed their respective interests in the wireless cable system assets to AWS-Minneapolis in exchange for their initial ownership interests of 75% (the Partnership) and 25% (AWS-Delaware). The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

Additional Capital Contributions

    The Partnership is to make additional cash contributions to develop and operate the system as it deems necessary. AWS-Delaware is only permitted to make additional contributions with the consent of the Partnership.

Allocations of Profit and Losses

    Profits and losses are to be allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) JOINT VENTURE:--(CONTINUED)
Cash Distributions

    Distributions of available operating cash flows are to be made in accordance with the member's existing capital contribution percentages.

Management

    AWS-Delaware has provided management services to the joint venture since its inception under the terms of a management agreement which provides for an annual fee to AWS-Delaware equal to the greater of 5% of collected gross revenues or $100,000 annually. The Partnership has the right to terminate the management agreement upon 30 days' prior notice. Management services expense of $0, $83,333 and $100,000 has been recorded as general and administrative expense in the accompanying consolidated financial statements for the years ended December 31, 1993, 1994 and 1995, respectively.

(4) NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE:

    Notes payable, including accrued interest, and obligations under capital lease consist of the following at December 31:

                                                                         1994          1995
                                                                      ----------    ----------
Note payable to AWS-Delaware, interest at 8%, due February 28,
  1996, or the abandonment of the Minneapolis Agreement; secured by
  a 10% interest in the joint venture, as defined..................   $2,000,000    $2,000,000
Notes payable to Heartland, interest at prime rate plus 2%, due upon the earlier of the consummation or termination of the
  Minneapolis Agreement, or February 28, 1997......................       --         1,074,336
Obligations under capital lease, aggregate monthly payments of $810
 through September 1996............................................       16,692         7,096
                                                                      ----------    ----------
                                                                      $2,016,692    $3,081,432
                                                                      ----------    ----------
                                                                      ----------    ----------

(5) INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT:

    Investment in wireless systems and equipment consists of the following at December 31:

                                                             ESTIMATED
                                                            USEFUL LIFE
                                                             IN YEARS         1994          1995
                                                            -----------    ----------    ----------
Frequency rights.........................................        10        $6,204,332    $6,214,331
Broadcast equipment and inventory........................       3-7         2,010,842     2,317,376
Vehicles.................................................         5            77,271        77,271
Office equipment.........................................       5-7           106,834       112,246
Leasehold improvements...................................         7             1,450         1,450
                                                                           ----------    ----------
                                                                            8,400,729     8,722,674
Less--Accumulated depreciation and amortization..........                  (1,721,251)   (2,791,613)
                                                                           ----------    ----------
                                                                           $6,679,478    $5,931,061
                                                                           ----------    ----------
                                                                           ----------    ----------

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(6) RELATED PARTY TRANSACTIONS:

    The Partnership had several transactions with Wireless California including the original sale of general partnership interests and the transactions contemplated under the services and acquisition agreement. In addition to the Partnership and AWS-Minneapolis, AWS-Delaware is the minority owner of a wireless cable system joint venture with another general partnership in Fort Worth, Texas.

    In its capacity as manager of AWS-Minneapolis, AWS-Delaware contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly-owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

    WTI purchased certain of the subscriber equipment that is sold to AWS-Minneapolis from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of AWS-Delaware.

    In 1993, payments of $381,534 were made to WTI for installation services and related subscriber equipment. In 1993 and 1994, payments of $114,644 and $2,766, respectively, were made by WTI to Micom. Effective August 1993, AWS-Minneapolis ceased utilizing the services of WTI.

(7) COMMITMENTS AND CONTINGENCIES:

Commitments

    Beginning January 1, 1993, AWS-Minneapolis began leasing office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:

1996............................................................   $ 98,280
1997............................................................     98,280
1998............................................................     98,280
                                                                   --------
                                                                   $294,840
                                                                   --------
                                                                   --------

    Lease expense of $57,269, $43,541 and $89,480 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

    AWS-Minneapolis holds frequency rights to 21 wireless cable channels in the Minneapolis market under several leases. Eight local broadcast channels are also transmitted for a total programming package of 29 channels. The channel leases have original lease periods from five to ten years with

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A GENERAL PARTNERSHIP)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(7) COMMITMENTS AND CONTINGENCIES:--(CONTINUED) options to renew. Future minimum lease payments for the FCC licenses are as follows for the years ending December 31:

1996...........................................................   $  371,488
1997...........................................................      324,988
1998...........................................................      303,988
1999...........................................................      303,988
2000...........................................................      303,988
Thereafter.....................................................      163,924
                                                                  ----------
                                                                  $1,772,364
                                                                  ----------
                                                                  ----------

    Lease expense of $248,350, $317,180 and $351,380 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

Contingencies

    The original formation of WCTVA involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Securities administrators in 22 states as well as the Securities and Exchange Commission (SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

    To date, the investigations have focused on Wireless California and its successor, AWS-Delaware, the Partnership's joint venture partner in AWS-Minneapolis, however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file required 1934 Act information with the SEC. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its results of operations.

(8) SUBSEQUENT EVENT:

    Effective February 23, 1996, the Asset Purchase and Merger Agreements described in Note 1 were consummated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
CABLEMAXX, INC.

    We have audited the accompanying statements of net assets of CableMaxx, Inc.--San Antonio Division (the "Division") as of June 30, 1994 and 1995 and December 31, 1995, and the related statements of revenues and expenses, changes in net assets, and cash flows for the period December 18, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995, and for the six month period ended December 31, 1995 presented on the basis set forth in Note 2. These financial statements are the responsibility of CableMaxx, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements are prepared on the basis described in
Note 2, and are not intended to be a complete presentation of the Division's financial position, results of operations and cash flows.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of CableMaxx, Inc. - San Antonio Division as of June 30, 1994 and 1995 and December 31, 1995, and its revenues and expenses, changes in net assets, and its cash flows for the period from December 18, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995 and for the six month period ended December 31, 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that CableMaxx, Inc. (the "Company") and therefore, the Division will continue as a going concern. As discussed in Note 9, the Company has entered into a merger agreement which is pending approval. However, the Company's inability to generate through operations or borrow under its revolving credit facility sufficient cash flows to fund operations, the Company's expectation that it will not meet certain financial covenant requirements under its revolving credit facility and the Company's inability to meet the debt service requirements as currently exist under its revolving credit facility raise substantial doubt about the Company's and therefore, the Division's ability to continue as a going concern. The accompanying financial statements do not include any adjustment relating to the recoverability of asset carrying amounts or the amount of liabilities that might result should the Division be unable to continue as a going concern.



                                             COOPERS & LYBRAND L.L.P.



Austin, Texas
February 16, 1996

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                            STATEMENTS OF NET ASSETS

                                                                JUNE 30,              DECEMBER
                                                       --------------------------        31,
                                                          1994           1995           1995
                                                       -----------    -----------    -----------
    ASSETS
Cash................................................   $    10,000    $    10,400    $    10,400
Subscriber receivables, net of allowance for
  doubtful accounts of approximately $88,000,
  $16,000, and $16,000, as of June 30, 1994 and
  1995, and December 31, 1995, respectively.........       237,989        143,700        170,668
Prepaids and other..................................        77,170         97,513         68,372
Systems and equipment, net..........................    10,094,566      9,801,119      9,007,255
Intangible assets, net..............................     5,647,385      5,228,339      5,018,763
                                                       -----------    -----------    -----------
      Total assets..................................    16,067,110     15,281,071     14,275,458
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    LIABILITIES
Accounts payable and accrued liabilities............     1,871,474        641,371        802,245
Subscriber deposits.................................        26,413         21,175         19,450
Deferred revenue....................................       134,792        136,818        142,632
                                                       -----------    -----------    -----------
      Total liabilities.............................     2,032,679        799,364        964,327
                                                       -----------    -----------    -----------
Commitments
      Net Assets....................................   $14,034,431    $14,481,707    $13,311,131
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                      STATEMENTS OF REVENUES AND EXPENSES

                     PERIOD FROM                                                     SIX MONTH
                     DECEMBER 18,                                                     PERIOD        PERIOD FROM
                       1992 TO         YEAR ENDED JUNE 30,          SIX MONTH          ENDED      JANUARY 1, 1996
                       JUNE 30,     -------------------------     PERIOD ENDED       DECEMBER      TO FEBRUARY,
                         1993          1994          1995       DECEMBER 31, 1994    31, 1995        23, 1996
                     ------------   -----------   -----------   -----------------   -----------   ---------------
                                                                   (UNAUDITED)                      (UNAUDITED)
Revenues..........    $  187,099    $ 2,922,977   $ 5,090,374      $ 2,439,281      $ 2,663,638     $   814,481
                     ------------   -----------   -----------   -----------------   -----------   ---------------
Operating
expenses:
 Systems
operations........       120,110      1,374,032     2,285,882        1,066,320        1,214,247         377,033
 Selling, general
   and
administrative....       317,217      2,590,593     2,128,528        1,182,922          947,457         282,174
 Depreciation and
amortization......       364,235      1,542,434     3,047,954        1,470,665        1,611,064         494,793
                     ------------   -----------   -----------   -----------------   -----------   ---------------
     Total
     operating
      expenses....       801,562      5,507,059     7,462,364        3,719,907        3,772,768       1,154,000
                     ------------   -----------   -----------   -----------------   -----------   ---------------
Operating expenses
 in excess of
revenues..........      (614,463)    (2,584,082)   (2,371,990)      (1,280,626)      (1,109,130)       (339,519)
Interest
 expense..........      (139,000)      (239,000)     (157,000)         (90,090)         (98,196)        (28,675)
                     ------------   -----------   -----------   -----------------   -----------   ---------------
     Expenses in
       excess of
      revenues....    $ (753,463)   $(2,823,082)  $(2,528,990)     $(1,370,716)     $(1,207,326)    $  (368,194)
                     ------------   -----------   -----------   -----------------   -----------   ---------------
                     ------------   -----------   -----------   -----------------   -----------   ---------------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                      STATEMENTS OF CHANGES IN NET ASSETS

                                                         ADVANCE
                                                          FROM        ACCUMULATED
                                                         COMPANY        DEFICIT         TOTAL
                                                       -----------    -----------    -----------
Balance, December 18, 1992..........................       --             --             --
  Expenses in excess of revenues for the period.....                  $  (753,463)   $  (753,463)
  Net advance from Company..........................   $ 8,433,395                     8,433,395
                                                       -----------    -----------    -----------
Balance, June 30, 1993..............................     8,433,395       (753,463)     7,679,932
  Expenses in excess of revenues for the year.......                   (2,823,082)    (2,823,082)
  Net advance from Company..........................     9,177,581                     9,177,581
                                                       -----------    -----------    -----------
Balance, June 30, 1994..............................    17,610,976     (3,576,545)    14,034,431
  Expenses in excess of revenues for the year.......                   (2,528,990)    (2,528,990)
  Net advance from Company..........................     2,976,266                     2,976,266
                                                       -----------    -----------    -----------
Balance, June 30, 1995..............................    20,587,242     (6,105,535)    14,481,707
  Expenses in excess of revenues for the period.....                   (1,207,326)    (1,207,326)
  Net advance from Company..........................        36,750                        36,750
                                                       -----------    -----------    -----------
Balance, December 31, 1995..........................    20,623,992     (7,312,861)    13,311,131
  Expenses in excess of revenues for the period
   (unaudited)......................................                     (368,194)      (368,194)
  Net advance from Company (unaudited)..............       285,396                       285,396
                                                       -----------    -----------    -----------
Balance, February 23, 1996 (unaudited)..............   $20,909,388    $(7,681,055)   $13,228,333
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                            STATEMENTS OF CASH FLOWS

                            PERIOD FROM                                 SIX MONTH       SIX MONTH       PERIOD FROM
                           DECEMBER 18,       YEAR ENDED JUNE 30,      PERIOD ENDED   PERIOD ENDED    JANUARY 1, 1996
                              1992 TO      -------------------------   DECEMBER 31,   DECEMBER 31,    TO FEBRUARY 23
                           JUNE 30, 1993      1994          1995           1994           1995             1996
                           -------------   -----------   -----------   ------------   -------------   ---------------
                                                                       (UNAUDITED)                      (UNAUDITED)
Cash flows from operating
 activities:
 Expenses in excess of
  revenues...............   $  (753,463)   $(2,823,082)  $(2,528,990)  $(1,370,716 )   $(1,207,326)      $(368,194)
 Adjustments to reconcile
   net loss to net cash
   provided by (used in)
   operating activities:
     Depreciation and
      amortization.......       364,235      1,542,434     3,047,954     1,470,665       1,611,064         494,793
     Changes in assets
      and liabilities:
      Subscriber
       receivables.......         3,872       (241,861)       94,289        31,089         (26,968)        (77,879)
      Prepaids and
       other.............       (24,877)       (52,293)      (20,343)     (155,562 )        29,141         (35,535)
      Accounts payable
        and accrued
       liabilities.......       884,525        (87,051)     (289,103)     (314,188 )       156,608        (144,517)
      Subscriber
       deposits..........        28,500         (2,087)       (5,238)       (2,774 )        (1,725)            350
      Deferred revenue...        19,159        115,633         2,026        10,144           5,814          83,415
                           -------------   -----------   -----------   ------------   -------------   ---------------
        Net cash provided
          by (used in)
          operating
          activities.....       521,951     (1,548,307)      300,595      (331,342 )       566,608         (47,567)
                           -------------   -----------   -----------   ------------   -------------   ---------------
Cash flows from investing
 activities:
 Purchases of systems and
  equipment..............    (2,668,971)    (7,621,722)   (3,276,461)   (2,689,796 )      (603,358)       (237,829)
 Purchases of intangible
  assets.................    (6,283,927)
                           -------------   -----------   -----------   ------------   -------------   ---------------
        Net cash used in
    investing activities.    (8,952,898)    (7,621,722)   (3,276,461)   (2,689,796 )      (603,358)       (237,829)
                           -------------   -----------   -----------   ------------   -------------   ---------------
Cash flows from financing
 activities:
  Advances from company..     8,433,395      9,177,581     2,976,266     3,021,538          36,750         285,396
                           -------------   -----------   -----------   ------------   -------------   ---------------
        Net cash provided
          by financing
          activities....     8,433,395      9,177,581     2,976,266     3,021,538          36,750         285,396
                           -------------   -----------   -----------   ------------   -------------   ---------------
 Net increase in cash....         2,448          7,552           400           400               0               0
 Cash, beginning of
  period.................             0          2,448        10,000        10,000          10,400          10,400
                           -------------   -----------   -----------   ------------   -------------   ---------------
 Cash, end of period.....   $     2,448    $    10,000   $    10,400   $    10,400     $    10,400       $  10,400
                           -------------   -----------   -----------   ------------   -------------   ---------------
                           -------------   -----------   -----------   ------------   -------------   ---------------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    CableMaxx, Inc. develops, owns and operates wireless cable television systems providing wireless cable television service to subscribers in Austin, San Antonio (the "Division"), Temple/Killeen and Waco, Texas.

    On December 18, 1992, Charter Cable Corporation and Charter Cable (San Antonio), Inc. acquired the Austin and San Antonio wireless cable systems from certain sellers (collectively, the "Predecessor"). These corporations were wholly-owned by Charter Wireless Cable Holdings, L.L.C. ("Charter Holdings"). Charter Holdings is owned by an affiliate of Charterhouse Group International, Inc. ("Charterhouse"), Galaxy Cablevision, L.P. ("Galaxy") and Galaxy Management, Inc. CableMaxx, Inc. was capitalized with $12,500,000 cash, $2,000,000 previously deposited with the Predecessor by Galaxy, and an ownership interest in Charter Holdings valued at $750,000 which was conveyed to the Predecessor in connection with the acquisition.

    In November 1993, CableMaxx, Inc. sold in an initial public offering ("IPO"), 3,500,000 shares of its common stock, par value $.01 per share ("Common Stock"), at an initial price of $12.00 per share, resulting in net proceeds to the Company of $38,110,159 after underwriting discounts and costs in connection with the IPO.

    In December, 1994, in order to create a holding company structure to facilitate CableMaxx, Inc.'s access to sources of financing, CM Newco, Inc., a wholly-owned subsidiary of CableMaxx Holdings, Inc. ("Holdings"), was merged with and into CableMaxx, Inc. As a result of such merger, (i) Holdings changed its name to CableMaxx, Inc. (the "Company"), is now owned by the stockholders of the former CableMaxx, Inc., immediately prior to such merger, and (ii) CableMaxx, Inc., which changed its name to CableMaxx (Texas), Inc., is now a wholly-owned subsidiary of the Company.

2. ACQUISITION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying financial statements include the assets, liabilities, revenues and expenses that are directly related to the Division presented at the Company's historical cost. The financial statements do not include general unallocated corporate assets, liabilities, equity, revenues and expenses of the Company which are not directly related to the Division or debt financing and associated interest expense to the extent it is not directly related to the Division and, therefore, may not necessarily reflect what the financial position, results of operations and cash flows of the Division would have been had it been a separate, stand-alone entity during the periods covered by the financial statements. Company intangible assets are allocated to the Division on a relative line of sight households basis. Centralized Company selling, general and administrative expenses attributable to its systems operations are allocated to the Division on a relative average subscriber basis.

Acquisition

    On December 18, 1992, the Company acquired assets and assumed liabilities related to the Austin and San Antonio, the Division's wireless cable operations of the Predecessor. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the total acquisition cost has been allocated to the net assets acquired based on the fair values of the assets and liabilities at the date

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. ACQUISITION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) of acquisition. The results of operations of the Division is included in the financial statements since the date of acquisition. The acquisition included the following assets and liabilities (amounts rounded):

                                                                   DIVISION
                                                                    ASSETS
                                                                   ACQUIRED
                                                                  ----------
Systems and equipment..........................................   $  200,000
Intangible assets..............................................    6,283,927
                                                                  ----------
    Assets acquired............................................   $6,483,927
                                                                  ----------
                                                                  ----------

Cash Management

    With the exception of a local manager depository account which balances generally do not exceed FDIC coverage, the Division utilizes the central cash management systems of the Company to finance its operations. Cash requirements are satisfied by transactions between the Division and the Company. Such transactions are included in the changes in assets as net advances from Company and to the extent such transactions are cash transactions of the Company, they are included in the Division's statements of cash flows.

Systems and Equipment

    Systems and equipment is carried at cost and includes the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and outside contractor costs associated with subscriber installations including successful and unsuccessful transmission reception testing are capitalized. The Division has elected to depreciate the full capitalized installation cost subsequent to disconnect. Capitalized installation costs are accounted for under the composite method. Cost of maintenance and repairs is charged to expense as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from their respective accounts, and any resulting gain or loss is credited or charged to income.

    Systems and equipment is depreciated as follows:

                                                   METHOD             TERM
                                                -------------    ---------------
Wireless cable systems:
  Subscriber installations:
    Material.................................   Straight-line     5.5 to 7 years
    Outside contract labor...................   Straight-line            3 years
  Head-end, tower and transmission
   equipment.................................   Straight-line      7 to 10 years
Vehicles, furniture and equipment............   Straight-line      3 to 10 years
Leasehold improvements.......................   Straight-line           10 years

    During the fiscal years ended June 30, 1994 and 1995 the Division transferred ownership of installation materials to independent contractors. As a result, ownership of materials removed from disconnected homes remains with the independent contractors. Accordingly, the lives for this equipment are shorter than estimated in prior years. The Division has changed the useful lives for installation

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. ACQUISITION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) materials to 5.5 years, effective July 1, 1994. The effect of this change in estimate increased depreciation expense and increased net loss in the year ended June 30, 1995 and in the six month period ended December 31, 1994 by approximately $230,000 and 115,000 (unaudited), respectively. The effect of this change was not significant in the year ended June 30, 1994.

Intangible Assets

    Intangible assets are amortized as follows:

                                                         METHOD          TERM
                                                      -------------    --------
Channel rights and goodwill........................   Straight-line    15 years
Covenant not to compete............................   Straight-line    15 years

Channel rights and goodwill include the allocation of the excess of purchase price over the fair value of tangible assets and liabilities acquired. The Division reviews channel rights and goodwill for impairment from time to time, measuring impairment based upon expected future undiscounted cash flows from operations.

Revenue Recognition

    Revenues from subscribers are recognized in the month that the service is provided. Installation fees are recognized as revenue upon origination of service to subscribers to the extent of any costs incurred to obtain the subscriber, which are expensed as incurred.

Income Taxes

    Deferred income taxes are recognized for the tax consequences in future years of differences between tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. While the Company has a net operating loss carryforward for income tax purposes of approximately $19,211,000 as of June 30, 1995, which expires beginning in 2007, such losses are not available for the Division's benefit.

    The results of operations of the Division have been included in the federal income tax returns of the Company. Accordingly, net operating losses generated by the Division are subject to potential utilization only by the Company and therefore are not reported as Division deferred income taxes. If such net operating losses totalling approximately $7.3 million and $7.7 million (unaudited) as of December 31, 1995 and February 23, 1996, respectively, were allocable to the Division, they would be subject to a full valuation allowance. Other current and deferred income taxes have been allocated to the Division as if such taxes were calculated on a separate return basis using the accounting principles in Statement of Financial Accounting Standards No. 109 and are not considered significant in the aggregate.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. ACQUISITION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SYSTEMS AND EQUIPMENT

    Systems and equipment consisted of the following:

                                               JUNE 30,
                                      --------------------------    DECEMBER 31,
                                         1994           1995            1995
                                      -----------    -----------    ------------
Wireless cable systems.............   $10,435,408    $12,711,337    $ 13,289,548
Vehicles, furniture and
 equipment.........................       571,647        607,773         622,881
Building and leasehold
  improvements.....................       357,638        381,044         395,349
                                      -----------    -----------    ------------
                                       11,364,693     13,700,154      14,307,778
Accumulated depreciation and
 amortization......................    (1,270,127)    (3,899,035)     (5,300,523)
                                      -----------    -----------    ------------
                                      $10,094,566    $ 9,801,119    $  9,007,255
                                      -----------    -----------    ------------
                                      -----------    -----------    ------------

4. INTANGIBLE ASSETS

    Intangible assets consisted of the following:

                                                 JUNE 30,
                                         ------------------------    DECEMBER 31,
                                            1994          1995           1995
                                         ----------    ----------    ------------
Channel rights and goodwill...........   $5,486,826    $5,486,826     $5,486,826
Covenant not to compete...............      797,101       797,101        797,101
                                         ----------    ----------    ------------
                                          6,283,927     6,283,927      6,283,927
Accumulated amortization..............     (636,542)   (1,055,588)    (1,265,164)
                                         ----------    ----------    ------------
                                         $5,647,385    $5,228,339     $5,018,763
                                         ----------    ----------    ------------
                                         ----------    ----------    ------------

5. COMMITMENTS AND CONTINGENCIES

    The Division leases from third parties channel rights licensed by the Federal Communications Commission ("FCC"). Under FCC rules, the base term of each lease cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable frequencies range from five to ten years, and there is no automatic renewal of such licenses. The use of such frequencies by the third party lessors is subject to regulation by the FCC, and therefore the Division's ability to enjoy the benefit of these leases is dependent upon the third party lessors' continuing compliance with applicable regulations. The remaining terms of the Division's leases range from approximately one year to seven years. Most of the Division's leases provide for renewal of their terms upon FCC renewal of the underlying license or require the parties to negotiate renewal in good faith. Although the Division has no reason to believe that its leases will not be renewed or that the underlying FCC licenses will be canceled or not renewed,

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. COMMITMENTS AND CONTINGENCIES--(CONTINUED) such event would prevent the Division from delivering programming over the affected frequencies, which could have a material adverse effect on the Division. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors including subscriber levels, subscriber revenues, the cost of transmission equipment and facilities, and facility operating costs as specified in the agreements.

    Payments under the leases begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expenses were approximately $23,000, $208,000, $344,000, 168,000 (unaudited), $177,000, and
$61,000 (unaudited) for the period from December 18, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995, for the six month periods ended December 31, 1994 and 1995, and for the period from January 1, 1996 to February 23, 1996, respectively.

    Future minimum lease payments due under channel rights leases are as follows:

                         YEAR ENDING
                           JUNE 30,                               AMOUNT
--------------------------------------------------------------   --------
  1996........................................................   $185,000
  1997........................................................    186,000
  1998........................................................    186,000
  1999........................................................    144,000
  2000........................................................     66,000

    The Division also has operating leases for office space and equipment, land for head-ends, and transmission facilities. Rental expenses incurred in connection with these leases approximated $30,000, $76,000, $103,000, $61,000 (unaudited), 53,000, and $17,000 (unaudited) for the period from December 18, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995, for the six month periods ended December 31, 1994 and 1995, and for the period from January 1, 1996 to February 23, 1996 respectively.

    Future minimum lease payments under such leases are as follows:

                         YEAR ENDING
                           JUNE 30,                               AMOUNT
--------------------------------------------------------------   --------
  1996........................................................   $ 99,000
  1997........................................................     96,000
  1998........................................................     95,000
  1999........................................................    106,000
  2000........................................................    141,000

    Wireless cable system equipment, excluding television-top converters which are provided by the Division, site reception testing and installation are provided through a third party contractor under three year agreement commencing in fiscal year 1994, which establish rate structures for such equipment and services by service area subject to periodic adjustment, specifying minimum charges aggregating $14,500 per month.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. RELATED PARTY TRANSACTIONS

    Prior to the Company's IPO, the Company and therefore the Division incurred management fees and expenses pursuant to the terms of a management agreement with Galaxy Management, Inc., an affiliate of Galaxy, under which it managed a significant portion of the Company's business including the Division. In addition to reimbursing expenses, the Company and Division paid a management fee based on 3.5% of operating revenues as defined in the management agreement. Subsequent to the IPO, Galaxy Management, Inc. ceased to manage the Company's business, but continued to provide certain administrative services for the Company for which it receives reimbursement for certain of its salaries and expenses. Management fees incurred and reimbursable expenses allocated in association with these agreements approximated $14,000 for the period from December 18, 1992 to June 30, 1993,. $62,000 and $43,000 for the years ended June 30, 1994 and 1995, respectively, $23,000 (unaudited) and $20,000 for the six month periods ended December 31, 1994 and 1995, respectively, and $2,000 (unaudited) for the period from January 1, 1996 to February 23, 1996. Subsequent to the IPO, the Company's president and CEO who is also the principal stockholder and president of Galaxy Management, Inc. receives an annual salary under provisions of a two-year employment agreement of $200,000, of which approximately $25,000, $43,000, $22,000 (unaudited), $20,000, and $6,000
(unaudited) was allocable to the Division for the years ended June 30, 1994 and 1995, the six month periods ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 23, 1996. Centralized Company selling, general and administrative expenses attributable to its systems operations allocated to the Division totalled $137,000, $296,000, $133,000 (unaudited), $124,000 and
$41,000 (unaudited) for the years ended June 30, 1994 and 1995, the six month period ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 23, 1996.

7. SUPPLEMENTAL CASH FLOWS DISCLOSURES

    The Division had obligations amounting to approximately $1,074,000, $133,000, $165,000 (unaudited), $4,000 and $8,000 (unaudited) related to systems and equipment additions which are included in accounts payable at June 30, 1994 and 1995, December 31, 1994 and 1995, and February 23, 1996, respectively.

8. LIQUIDITY

    The growth of the Division's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for subscriber growth and system development. The amount and timing of Division's future capital requirements will depend upon a number of factors, many of which are not within Division's control, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions. Failure to obtain any required additional financing or advances from the Company could have a material adverse effect on the growth of Division and the development of its market. While these activities may be financed in part by Division cash flows, the Division continues to be dependent upon such advances to fund these activities. The Company has been unable to secure additional capitalization or expand its current availability under its existing revolving credit and term loan, and has violated certain restrictive loan covenants in fiscal 1995 and during the six month period ended December 31, 1995, for which waivers have been obtained and expects to continue to violate such covenants in fiscal 1996 resulting in expected events of default.

                                CABLEMAXX, INC.
                              SAN ANTONIO DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. LIQUIDITY--(CONTINUED)
    The Company's current financing agreement does not provide for any more advances to the Company. Current cash reserves may not be sufficient to meet future operating needs and liabilities. In connection with the proposed merger discussed in Note 9, the Company has sold its channel rights in Sherman, Lubbock, Amarillo and Athens for approximately $2.4 million to, and has entered into a loan agreement with Heartland Wireless Communications, Inc. ("Heartland"). The Company expects that these funds will enable the Company and therefore, the Division to continue operations through the proposed closing date of the merger. If the merger is not completed, the Company and therefore, the Division will have to find additional funding for operations. Company management will continue to negotiate and seek to amend the current revolving credit facility and also pursue other areas of financing.

9. PROPOSED MERGER

    In September 1995, the Company entered into an agreement (the "Merger Agreement") to merge with a subsidiary of Heartland. The Merger Agreement provides for the conversion of the common stock of the Company at a value of $8.50 per share, subject to adjustment, into Heartland common stock, with the exchange ratio determined by the average price of Heartland stock preceding the transaction date. The transaction is subject to approval by the shareholders' of each company and is subject, among other things, to consent by the Heartland bondholders. Should the Merger Agreement be terminated as a result of a third party acquisition proposal that is approved by the Board of Directors of the Company or recommended to the stockholders of the Company by the Board of Directors, a $2 million fee is payable to Heartland.

    In October 1995, the Company sold certain channel rights to Heartland for approximately $2.4 million subject to adjustment to the appraised value of such channel rights should the Merger Agreement be terminated for any reason other than the Company's breach thereof or the Company's acceptance of a third party's acquisition proposal.

    In connection with the Merger Agreement, on December 26, 1995, the Company entered into a loan agreement ("CMAX Loan") with Heartland for up to $1,000,000 bearing interest at published prime rate plus 2% of which (a) $500,000 was advanced on or about December 29, 1995 to be used for working capital purposes, and (b) $500,000 to be used for subscriber growth is funded at a rate of $500 per additional subscriber. The CMAX Loan will not increase the amount of CMAX Excess Liabilities as set forth in the Merger Agreement. Upon consummation of the Merger Agreement, it is anticipated that the CMAX Loan will remain as an inter-company obligation from the Company to Heartland. In the event that the Merger Agreement is not consummated, the CMAX Loan is payable August 29, 1996; provided, that if the Merger Agreement is terminated as a result of a competing acquisition proposal, then the CMAX Loan will be immediately due and payable.

10. SUBSEQUENT EVENTS (UNAUDITED)

    The proposed merger as specified in Note 9 was consummated on February 23, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
CABLEMAXX, INC.

    We have audited the accompanying statements of net assets of CableMaxx, Inc.--Utah Division (the "Division") as of June 30, 1995 and December 31, 1995, and the related statements of revenues and expenses, changes in net assets and cash flows for the period from February 28, 1995 (acquisition) to June 30, 1995, and for the six month period ended December 31, 1995, presented on the basis set forth in Note 2. These financial statements are the responsibility of CableMaxx, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements are prepared on the basis described in
Note 2, and are not intended to be a complete presentation of the Division's financial position, results of operations and cash flows.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of CableMaxx, Inc. - Utah Division as of June 30, 1995 and December 31, 1995, and its revenues and expenses, changes in net assets, and its cash flows for the period from February 28, 1995 (acquisition) to June 30, 1995 and for the six month period ended December 31, 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that CableMaxx, Inc. (the "Company") and therefore, the Division will continue as a going concern. As discussed in Note 6, the Company has entered into a merger agreement which is pending approval. However, the Company's inability to generate through operations or borrow under its revolving credit facility sufficient cash flows to fund operations, the Company's expectation that it will not meet certain financial covenant requirements under its revolving credit facility and the Company's inability to meet the debt service requirements as currently exist under its revolving credit facility raise substantial doubt about the Company's and therefore, the Division's ability to continue as a going concern. The accompanying financial statements do not include any adjustment relating to the recoverability of asset carrying amounts or the amount of liabilities that might result should the Division be unable to continue as a going concern.

                                             COOPERS & LYBRAND L.L.P.

Austin, Texas
February 16, 1996

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                            STATEMENTS OF NET ASSETS

                                                                     JUNE 30,      DECEMBER 31,
                                                                       1995            1995
                                                                    -----------    ------------
   ASSETS
Prepaids and other...............................................   $     2,000    $      6,150
Systems and equipment, net of accumulated depreciation of $5,311 and $14,786 as of June 30, 1995 and December 31, 1995,
  respectively...................................................       127,366         117,891
Intangible assets, net of accumulated amortization of $239,881 and $603,749 as of June 30, 1995 and December 31, 1995,
  respectively...................................................    10,625,726      10,384,270
                                                                    -----------    ------------
      Total assets...............................................    10,755,092      10,508,311
                                                                    -----------    ------------

    LIABILITIES
Accounts payable and accrued liabilities.........................        26,110          77,054
                                                                    -----------    ------------
      Total liabilities..........................................        26,110          77,054
                                                                    -----------    ------------
Commitments
      Net Assets.................................................   $10,728,982    $ 10,431,257
                                                                    -----------    ------------
                                                                    -----------    ------------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                      STATEMENTS OF REVENUES AND EXPENSES

                                               THE PERIOD FROM                            THE PERIOD FROM
                                              FEBRUARY 28, 1995        SIX MONTH          JANUARY 1, 1996
                                              (ACQUISITION) TO        PERIOD ENDED              TO
                                                JUNE 30, 1995      DECEMBER 31, 1995     FEBRUARY 23, 1996
                                              -----------------    ------------------    -----------------
                                                                                            (UNAUDITED)
Revenues...................................      $  --                $  --                  $--
                                              -----------------    ------------------    -----------------
Operating expenses:
  Systems operations.......................         --                   --                   --
  Selling, general and administrative......           37,557                55,448              16,555
  Depreciation and amortization............          245,192               373,343             112,444
                                              -----------------    ------------------    -----------------
      Total operating expenses.............          282,749               428,791             128,999
                                              -----------------    ------------------    -----------------
Operating Expenses in excess of revenues...         (282,749)             (428,791)           (128,999)
Interest expense...........................         (210,000)             (304,642)            (82,747)
                                              -----------------    ------------------    -----------------
      Expenses in excess of revenues.......      $  (492,749)         $   (733,433)          $(211,746)
                                              -----------------    ------------------    -----------------
                                              -----------------    ------------------    -----------------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                      STATEMENTS OF CHANGES IN NET ASSETS

                                                         ADVANCE
                                                          FROM        ACCUMULATED
                                                         COMPANY        DEFICIT         TOTAL
                                                       -----------    -----------    -----------
Balance, February 28, 1995 (acquisition)............       --             --             --
  Expenses in excess of revenues for period.........                  $  (492,749)   $  (492,749)
  Net advance from Company..........................   $11,221,731                    11,221,731
                                                       -----------    -----------    -----------
Balance, June 30, 1995..............................    11,221,731       (492,749)    10,728,982
  Expenses in excess of revenues for period.........                     (733,433)      (733,433)
  Net advance from Company..........................       435,708                       435,708
                                                       -----------    -----------    -----------
Balance, December 31, 1995..........................    11,657,439     (1,226,182)    10,431,257
  Expenses in excess of revenues for period
(unaudited).........................................                     (211,746)      (211,746)
  Net advance from Company (unaudited)..............       173,420                       173,420
                                                       -----------    -----------    -----------
Balance, February 23, 1996 (unaudited)..............   $11,830,859    $(1,437,928)   $10,392,931
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                            STATEMENTS OF CASH FLOWS

                                               THE PERIOD FROM                            THE PERIOD FROM
                                              FEBRUARY 28, 1995        SIX MONTH          JANUARY 1, 1996
                                              (ACQUISITION) TO        PERIOD ENDED              TO
                                                JUNE 30, 1995      DECEMBER 31, 1995     FEBRUARY 23, 1996
                                              -----------------    ------------------    -----------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Expenses in excess of revenues...........     $    (492,749)         $ (733,433)           $(211,746)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization........           245,192             373,343              112,444
      Changes in assets and liabilities:
        Prepaids and other.................            (2,000)             (4,150)                 448
        Accounts payable and accrued
         liabilities.......................            26,110             (26,110)               4,481
                                              -----------------    ------------------    -----------------
        Net cash used in operating
         activities........................          (223,447)           (390,350)             (94,373)
                                              -----------------    ------------------    -----------------
Cash flows from investing activities:
  Acquisition of wireless cable systems....        (6,459,966)            (45,358)             (79,047)
  Purchases of equipment...................          (132,677)
                                              -----------------    ------------------    -----------------
        Net cash used in investing
         activities........................        (6,592,643)            (45,358)             (79,047)
                                              -----------------    ------------------    -----------------
Cash flows from financing activities:
  Advances from Company....................         6,816,090             435,708              173,420
                                              -----------------    ------------------    -----------------
        Net cash provided by financing
         activities........................         6,816,090             435,708              173,420
                                              -----------------    ------------------
Net increase in cash.......................                 0                   0                    0
Cash, beginning of period..................                 0                   0                    0
                                              -----------------    ------------------    -----------------
Cash, end of period........................     $           0          $        0            $       0
                                              -----------------    ------------------    -----------------
                                              -----------------    ------------------    -----------------

                See accompanying notes to financial statements.

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    CableMaxx, Inc. (the "Company") develops, owns and operates wireless cable television systems providing wireless cable television service to subscribers in Austin, San Antonio, Temple/Killeen and Waco, Texas.

    On June 30, 1994, the Company entered into an agreement to acquire wireless cable channel rights in Salt Lake City, Utah (the "Division") for approximately $10.87 million, making an initial deposit of approximately $1.1 million. On February 28, 1995 ("Acquisition"), the Company completed the acquisition consisting of cash in the amount of $6.5 million and the issuance of 907,311 shares of the Company's common stock. These rights do not constitute an existing operating wireless cable system. Under the Acquisition Agreement, the Company is obliged to maintain the related licenses and perform all other obligations imposed under each channel lease. The Division does not constitute an operating wireless cable system as it has no subscribers nor is it transmitting wireless cable programming.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying financial statements include the assets, liabilities, revenues and expenses that are directly related to the Division presented at the Company's historical cost. The financial statements do not include general unallocated corporate assets, liabilities, equity, revenues and expenses of the Company which are not directly related to the Division nor debt financing and associated interest expense to the extent it is not directly related to the Division and, therefore, may not necessarily reflect what the financial position, results of operations and cash flows of the Division would have been had it been a separate, stand-alone entity during the periods covered by the financial statements.

Cash Management

    The Division utilizes the central cash management systems of the Company to finance its operations. Cash requirements are satisfied by transactions between the Division and the Company. Such transactions are included in changes in net assets as net advances from Company and to the extent such transactions are cash transactions of the Company, they are included in the Division's statements of cash flows.

Systems and Equipment

    Systems and equipment is carried at cost and includes the cost of transmission equipment. Cost of maintenance and repairs is charged to expense as incurred. Upon sale or retirement, if any, the related cost and accumulated depreciation are removed from their respective accounts, and any resulting gain or loss would be credited or charged to income.

    Systems and equipment consist of head-end, tower and transmission equipment which is depreciated straight-line over 7 years.

Intangible Assets

    Intangible assets consist of acquired channel rights and goodwill which is amortized straight-line over 15 years. The Division reviews channel rights and goodwill for impairment from time to time, measuring impairment based upon expected future undiscounted cash flows from operations.

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liability at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Income Taxes

    Deferred income taxes are recognized for the tax consequences in future years of differences between tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. While the Company has a net operating loss carryforward for income tax purposes of approximately $19,211,000 as of June 30, 1995, which expires beginning in 2007, such losses are not available for the Division's benefit.

    The results of operations of the Division have been included in the federal income tax returns of the Company. Accordingly, net operating losses generated by the Division are subject to potential utilization only by the Company and therefore are not reported as Division deferred income taxes. If such net operating losses totaling approximately $1,226,000 and $1,438,000 (unaudited) as of December 31, 1995 and February 23, 1996, respectively, were allocable to the Division, they would be subject to a full valuation allowance. Other current and deferred income taxes have been allocated to the Division as if such taxes were calculated on a separate return basis using the accounting principles in Statement of Financial Accounting Standards No. 109 and are not considered significant in the aggregate.

3. COMMITMENTS AND CONTINGENCIES

The Division leases from third parties channel rights licensed by the Federal Communications Commission ("FCC"). Under FCC rules, the base term of each lease cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable frequencies range from five to ten years, and there is no automatic renewal of such licenses. The use of such frequencies by the third party lessors is subject to regulation by the FCC, and therefore the Division's ability to enjoy the benefit of these leases is dependent upon the third party lessors' continuing compliance with applicable regulations. The remaining terms of the Division's leases range from approximately one year to seven years. Most of the Division's leases provide for renewal of their terms upon FCC renewal of the underlying license or require the parties to negotiate renewal in good faith. Although the Division has no reason to believe that its leases will not be renewed or that the underlying FCC licenses will be canceled or not renewed, such event would prevent the Division from delivering programming over the affected frequencies, which could have a material adverse effect on the Division. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors including subscriber levels, subscriber revenues, the cost of transmission equipment and facilities, and facility operating costs as specified in the agreements.

    Payments under the leases begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expenses were approximately $19,000, $36,000 and $10,350 (unaudited) for the

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. COMMITMENTS AND CONTINGENCIES--(CONTINUED) period from Acquisition to June 30, 1995, for the six month period ended December 31, 1995, and for the period from January 1, 1996 to February 23, 1996, respectively.

    Future minimum lease payments due under channel rights leases are as follows:

                           YEAR ENDING
                            JUNE 30,                                AMOUNT
-----------------------------------------------------------------   -------
1996.............................................................   $66,000
1997.............................................................    66,000
1998.............................................................    66,000
1999.............................................................    66,000
2000.............................................................    66,000

    The Division also has operating leases for office space and equipment, land for head-ends, and transmission facilities. Rental expenses incurred in connection with these leases approximated $25,000, $19,000 and $5,700 (unaudited) for the period from Acquisition to June 30, 1995, for the six month period ended December 31, 1995, and for the period from January 1, 1996 to February 23, 1996 respectively.

    Future minimum lease payments under such leases are as follows:

                           YEAR ENDING
                            JUNE 30,                                AMOUNT
-----------------------------------------------------------------   -------
1996.............................................................   $39,000
1997.............................................................    41,000
1998.............................................................    43,000
1999.............................................................    46,000
2000.............................................................    48,000

4. SUPPLEMENTAL CASH FLOWS DISCLOSURES

    The Division had obligations amounting to approximately $77,000 and $39,500 (unaudited) related to intangible asset additions which are included in accounts payable at December 31, 1995 and February 23, 1996.

5. LIQUIDITY

    The growth of the Division's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for subscriber growth and system development. The amount and timing of Division's future capital requirements will depend upon a number of factors, many of which are not within Division's control, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions. Failure to obtain any required additional financing of advances from the Company could have a material adverse affect on the growth of Division and the development of its market. While these activities may be financed in part by Division cash flows, the Division continues to be dependent upon such advances to fund these activities. The Company has been unable to secure additional capitalization or expand its current availability under its existing revolving credit and term loan, and has violated certain restrictive loan covenants in fiscal 1995 and during the six month period ended December 31, 1995 for which waivers have been

                                CABLEMAXX, INC.
                                 UTAH DIVISION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. LIQUIDITY--(CONTINUED)
obtained and expects to continue to violate such covenants in fiscal 1996 resulting in expected events of default.

    The Company's current financing agreement does not provide for any more advances to the Company. Current cash reserves may not be sufficient to meet future operating needs and liabilities. In connection with the proposed merger discussed in Note 6, the Company has sold its channel rights in Sherman, Lubbock, Amarillo and Athens for approximately $2.4 million to, and has entered into a loan agreement with Heartland Wireless Communications Inc. ("Heartland"). The Company expects that these funds will enable the Company and therefore, the Division to continue operations through the proposed closing date of the merger. If the merger is not completed, the Company and therefore, the Division will have to find additional funding for operations. Company management will continue to negotiate and seek to amend the current revolving credit facility and also pursue other areas of financing.

6. PROPOSED MERGER

    In September 1995, the Company entered into an agreement (the "Merger Agreement") to merge with a subsidiary of Heartland. The Merger Agreement provides for the conversion of the common stock of the Company at a value of $8.50 per share, subject to adjustment, into Heartland common stock, with the exchange ratio determined by the average price of Heartland stock preceding the transaction date. The transaction is subject to approval by the shareholders' of each company and is subject, among other things, to consent by the Heartland bondholders. Should the Merger Agreement be terminated as a result of a third party acquisition proposal that is approved by the Board of Directors of the Company or recommended to the stockholders of the Company by the Board of Directors, a $2 million fee is payable to Heartland.

    In October 1995, the Company sold certain channel rights to Heartland for approximately $2.4 million subject to adjustment to the appraised value of such channel rights should the Merger Agreement be terminated for any reason other than the Company's breach thereof or the Company's acceptance of a third party's acquisition proposal.

    In connection with the Merger Agreement, on December 26, 1995, the Company entered into a loan agreement ("CMAX Loan") with Heartland for up to $1,000,000 bearing interest at published prime rate plus 2% of which (a) $500,000 was advanced on or about December 29, 1995 to be used for working capital purposes, and (b) $500,000 to be used for subscriber growth is funded at a rate of $500 per additional subscriber. The CMAX Loan will not increase the amount of CMAX Excess Liabilities as set forth in the Merger Agreement. Upon consummation of the Merger Agreement, it is anticipated that the CMAX Loan will remain as an inter-company obligation from the Company to Heartland. In the event that the Merger Agreement is not consummated, the CMAX Loan is payable August 29, 1996; provided, that if the Merger Agreement is terminated as a result of a competing acquisition proposal, then the CMAX Loan will be immediately due and payable.

7. SUBSEQUENT EVENTS (UNAUDITED)

    The proposed merger as specified in Note 6 was consummated on February 23, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
TECHNIVISION, INC.:

    We have audited the accompanying balance sheet of Dayton System, a division of Technivision, Inc., as of May 31, 1994 and 1995, and the related statements of operations and system equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dayton System, a division of Technivision, Inc., as of May 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that Dayton System will continue as a going concern. As discussed in note 2 to the financial statements, Dayton System, which is dependent upon contributions from Technivision, Inc. to fund operating activities, and Technivision, Inc. have incurred cumulative losses since inception of $2,858,200 and $14,871,000, respectively, through May 31, 1995, and as of that date current liabilities exceeded current assets by $372,464 and $15,086,000, respectively. Additional capital or financing is needed to enable Technivision, Inc. to meet its debt service requirements in fiscal year 1996. These factors, as more fully discussed in note 2, raise substantial doubt about Dayton System's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             KPMG PEAT MARWICK LLP



Dallas, Texas
January 15, 1996

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                                 BALANCE SHEETS

                                                           MAY 31,       MAY 31,      NOVEMBER 30,
                                                             1994          1995           1995
                                                          ----------    ----------    ------------
                                                                                      (UNAUDITED)
   ASSETS
Current assets:
  Cash.................................................   $   --        $   22,558     $   21,827
  Subscriber receivables, net of allowance for doubtful
   accounts of $5,322 in 1994 and $21,408 in 1995......      104,756       153,849         96,931
  Prepaid expenses and other...........................       19,780        21,425         98,499
                                                          ----------    ----------    ------------
    Total current assets...............................      124,536       197,832        217,257
Systems and equipment, net (note 3)....................    2,779,114     2,898,143      2,849,833
Leased license investment, net of accumulated
  amortization of $16,238 in 1994 and $68,003 in
  1995.................................................      912,503       889,690        863,617
Other assets, net......................................       34,956        --            --
                                                          ----------    ----------    ------------
                                                          $3,851,109    $3,985,665     $3,930,707
                                                          ----------    ----------    ------------
                                                          ----------    ----------    ------------
    LIABILITIES AND SYSTEM EQUITY
Current liabilities:
  Accounts payable.....................................   $  200,696    $  510,862     $  610,772
  Accrued expenses and other liabilities...............      292,210       557,954        140,304
  Current portion of long-term debt (note 4)...........       51,187        52,500         94,924
                                                          ----------    ----------    ------------
    Total current liabilities..........................      544,093     1,121,316        846,000
Long-term debt, less current portion (note 4)..........      176,031       128,680        189,848
System equity..........................................    3,130,985     2,735,669      2,894,859
Commitments (note 6)...................................
                                                          ----------    ----------    ------------
                                                          $3,851,109    $3,985,665     $3,930,707
                                                          ----------    ----------    ------------
                                                          ----------    ----------    ------------

                See accompanying notes to financial statements.

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                   STATEMENTS OF OPERATIONS AND SYSTEM EQUITY

                                                                         SIX MONTHS       PERIOD FROM
                                              YEARS ENDED MAY 31           ENDED         JUNE 1, 1995
                                          --------------------------    NOVEMBER 30,    TO FEBRUARY 23,
                                             1994           1995            1994             1996
                                          -----------    -----------    ------------    ---------------
                                                                                  (UNAUDITED)
Revenues:
  Subscription.........................   $   268,836    $ 1,027,389    $    449,734      $   913,339
  Installation.........................        54,504         57,093          37,186           34,004
                                          -----------    -----------    ------------    ---------------
      Total revenues...................       323,340      1,084,482         486,920          947,343
                                          -----------    -----------    ------------    ---------------
Operating expenses:
  System operations....................       587,741      1,059,838         624,546          717,253
  Selling, general and
   administrative......................       799,439        726,288         372,058          535,831
  Depreciation and amortization........       269,182        507,195         152,242          429,771
                                          -----------    -----------    ------------    ---------------
      Total operating expenses.........     1,656,362      2,293,321       1,148,846        1,682,855
                                          -----------    -----------    ------------    ---------------
      Operating loss...................    (1,333,022)    (1,208,839)       (661,926)        (735,512)
                                          -----------    -----------    ------------    ---------------
Other income (expense):
  Interest expense.....................       (10,225)       (18,378)         (7,093)         (29,429)
  Other expense, including $105,000 to
   affiliates in 1994..................      (105,000)        (1,285)        --              --
                                          -----------    -----------    ------------    ---------------
      Total other income (expense).....      (115,225)       (19,663)         (7,093)         (29,429)
                                          -----------    -----------    ------------    ---------------
      Net loss.........................    (1,448,247)    (1,228,502)       (669,019)        (764,941)
System equity, beginning of period.....       329,668      3,130,985       3,130,985        2,735,669
Net investment by parent...............     4,249,564        833,186         428,140        1,009,644
                                          -----------    -----------    ------------    ---------------
System equity, end of period...........   $ 3,130,985    $ 2,735,669    $  2,890,106      $ 2,980,372
                                          -----------    -----------    ------------    ---------------
                                          -----------    -----------    ------------    ---------------

                See accompanying notes to financial statements.

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                           SIX MONTHS    PERIOD FROM
                                                 YEARS ENDED MAY 31          ENDED       JUNE 1, 1995
                                             --------------------------     NOVEMBER     TO FEBRUARY
                                                1994           1995         30, 1994       23, 1996
                                             -----------    -----------    ----------    ------------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss................................   $(1,448,247)   $(1,228,502)   $ (669,019)    $ (764,941)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization.........       269,182        507,195       152,242        429,771
    Changes in assets and liabilities:
      Subscriber receivables..............      (104,756)       (49,093)      (59,195)       (10,275)
      Prepaid expenses and other..........       (54,736)        33,311       (73,925)         9,357
      Accounts payable, accrued expenses
       and other liabilities..............       492,906        575,910       375,022       (208,352)
                                             -----------    -----------    ----------    ------------
        Net cash used in operating
         activities.......................      (845,651)      (161,179)     (274,875)      (544,440)
                                             -----------    -----------    ----------    ------------
Cash flows from investing activities:
  Purchases of systems and equipment......    (2,490,011)      (574,459)     (112,096)      (446,389)
  Expenditures for leased licenses........      (887,979)       (28,952)       --             (8,485)
                                             -----------    -----------    ----------    ------------
        Net cash used in investing
         activities.......................    (3,377,990)      (603,411)     (112,096)      (454,874)
                                             -----------    -----------    ----------    ------------
Cash flows from financing activities:
  Net investment by parent................     4,249,564        833,186       428,140      1,009,644
  Payments on notes payable...............       (25,923)       (46,038)      (18,310)       (27,844)
                                             -----------    -----------    ----------    ------------
        Net cash provided by financing
         activities.......................     4,223,641        787,148       409,830        981,800
                                             -----------    -----------    ----------    ------------
Net increase (decrease) in cash...........       --              22,558        22,859        (17,514)
Cash at beginning of period...............       --             --             --             22,558
                                             -----------    -----------    ----------    ------------
Cash at end of period.....................   $   --         $    22,558    $   22,859     $    5,044
                                             -----------    -----------    ----------    ------------
                                             -----------    -----------    ----------    ------------

                See accompanying notes to financial statements.

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                         NOTES TO FINANCIAL STATEMENTS

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Description of Business

    The accompanying financial statements include the accounts of Dayton System ("Dayton System"), a division of Technivision, Inc. ("Technivision"). Dayton System has the rights to, and operates a wireless cable television system in, Dayton, Ohio.

(b) Systems and Equipment

    Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and costs associated with initial subscriber installations are capitalized. Upon subscriber disconnect, Dayton System continues to depreciate the full capitalized installation cost subsequent to the disconnection. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 3 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

    Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

(c) Intangible Assets

    Leased license investment includes costs incurred to acquire wireless cable channel rights. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over an estimated useful life of 20 years. Dayton System continually reevaluates the propriety of the carrying amounts of the leased license investment based on undiscounted future cash flows as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amount or a revised estimate of the useful life.

(d) Revenue Recognition

    Revenues from subscribers are recognized in the period that the service is provided. Installation fees are recognized upon origination of service to a subscriber to the extent of costs incurred to obtain subscribers. Installation revenues in excess of such costs will be deferred and amortized over six years.

(e) System Operations

    System operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services.

(f) Income Taxes

    Dayton System is included in the consolidated federal income tax return of Technivision's parent company, Three Sixty Corp. Total current and deferred tax expense is allocated to the Company as if such taxes were calculated on a separate return basis under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." For the years ended May 31, 1994 and 1995, no tax benefit or expense was recorded as a result of losses incurred by Dayton System.

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
(g) Statements of Cash Flows

    Dayton System considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(h) Interim Financial Information

    In the opinion of management, the accompanying unaudited condensed financial information of Dayton System contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly Dayton System's financial position as of November 30, 1995, and the results of its operations and its cash flows for the six-month period ended November 30, 1994 and for the period June 1, 1995 to February 23, 1996. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) REALIZATION OF ASSETS

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of Dayton System as a going concern. As shown on the accompanying balance sheet, Dayton System's current liabilities exceeded its current assets by $372,464 at May 31, 1995. In addition, Dayton System has sustained losses through May 31, 1995 of $2,858,200. Further, Dayton System is dependent upon contributions from Technivision until such time as its operating activities provide cash flows sufficient to fund operating activities. Technivision's current liabilities exceeded its current assets by $15,086,000 at May 31, 1995 and Technivision has sustained losses through May 31, 1995 of $14,781,000. In order for Technivision to meet its debt service requirements in fiscal year 1996, Technivision must obtain additional capital or debt financing. Given these facts, the ability of Dayton System to continue as a going concern and the recoverability of a major portion of its recorded asset amounts is dependent upon Technivision's ability to meet its financing requirements on a continuing basis.

    Technivision and its stockholders have been exploring financing and capitalization alternatives, including the possibility of a sale of Technivision or its assets. As a result, in October 1995, Technivision entered into a definitive agreement with Heartland Wireless Communications, Inc. ("Heartland") whereby Heartland will acquire substantially all of the assets of Technivision in exchange for Heartland common stock, less an amount of assumed obligations, and will simultaneously contribute a portion of the assets (including Dayton System) to a newly-formed joint venture. This transaction is subject to certain conditions and there can be no assurance that Technivision will be able to consummate such transaction. Dayton System's financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or amounts of liabilities that might be necessary depending upon the outcome of these uncertainties.

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) SYSTEMS AND EQUIPMENT

    Systems and equipment consists of the following at May 31:

                                                        1994          1995
                                                     ----------    ----------
Equipment awaiting installation...................   $  118,334    $   30,836
Subscriber premises equipment and installation
 costs............................................      584,096       909,223
Transmission equipment and system construction
 costs............................................    1,570,145     1,870,341
Office furniture and equipment....................      449,158       485,792
Buildings and leasehold improvements..............      281,802       281,802
                                                     ----------    ----------
                                                      3,003,535     3,577,994
Accumulated depreciation and amortization.........     (224,421)     (679,851)
                                                     ----------    ----------
                                                     $2,779,114    $2,898,143
                                                     ----------    ----------
                                                     ----------    ----------

    Equipment awaiting installation is not yet subject to depreciation.

(4) LONG-TERM DEBT

    Long-term debt at May 31, 1994 and 1995 consists of the following:

                                                           1994        1995
                                                         --------    --------
IBM...................................................   $ 94,827    $ 80,116
GMAC..................................................     94,589      80,401
Other.................................................     37,802      20,663
                                                         --------    --------
                                                          277,218     181,180
Less current portion..................................     51,187      52,500
                                                         --------    --------
                                                         $176,031    $128,680
                                                         --------    --------
                                                         --------    --------

    Long-term debt includes equipment notes payable. The notes, which require monthly installments of principal and interest, are collateralized by the equipment and have interest rates ranging from 7.5% to 9.5%. The notes mature at various dates through November 1999.

    Aggregate maturities for long-term debt are as follows: 1996, $52,500; 1997, $54,000; 1998, $55,500; and 1999, $19,180.

(5) LEASES

    Dayton System, through its parent company, leases from third parties channel rights licensed by the FCC. Under FCC policy, the base term of most of these leases cannot exceed ten years from the time the lessee begins using the leased channel rights. FCC licenses for wireless cable channels range from five to ten years, and there is no automatic renewal of such licenses. The use of such channels by third parties is subject to regulation by the FCC and, therefore, Dayton System's ability to continue to enjoy the benefits of these leases is dependent upon the third party lessor's continuing compliance with applicable regulations. The initial terms of Dayton System's channel leases are generally 10 years, although certain of Dayton System's channel leases have initial terms expiring in the next several years. Most of Dayton System's leases provide for automatic renewal of their terms upon FCC renewal of the underlying license and/or require the parties to negotiate renewal in good faith. Although Dayton

                                 DAYTON SYSTEM
                       (A DIVISION OF TECHNIVISION, INC.)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) LEASES--(CONTINUED)
System does not believe that the termination of or failure to renew a single channel lease could adversely affect Dayton System, several of such terminations or failures could have a material adverse effect on Dayton System. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors, such as subscriber levels or subscriber revenues.

    Payments under the channel rights lease agreements begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expense was $89,425 and $95,134 for the years ended May 31, 1994 and 1995.

    Dayton System also has certain operating leases for office space and transmission tower space. Rent expense incurred in connection with other operating leases was $27,500 and $30,000 for the years ended May 31, 1994 and 1995, respectively.

    Future minimum lease payments due under channel rights leases and other noncancellable operating leases in effect at May 31, 1995 are as follows:

                                                       CHANNEL         OTHER
                   YEAR ENDING                          RIGHTS       OPERATING
                     MAY 31,                            LEASES        LEASES
--------------------------------------------------     --------      ---------
1996..............................................     $105,974       $ 42,000
1997..............................................      105,974         66,000
1998..............................................      105,974         66,000
1999..............................................      105,974         38,500
2000..............................................      105,974         36,000

(6) RELATED PARTY TRANSACTIONS

    Dayton System paid $105,000 in 1995 to various affiliates for services performed in connection with the development of wireless cable television systems and certain administrative services.

(7) COMMITMENTS

    Dayton System has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire through 1997. The agreements generally require monthly payments based upon the number of subscribers, subject to certain minimums.

                       INDEPENDENT ACCOUNTANT'S REPORT ON
                            THE FINANCIAL STATEMENTS

To the Board of Directors
USA Wireless Cable, Inc.
Scottsbluff, Nebraska

    We have audited the accompanying balance sheet of USA Wireless Cable, Inc. as of December 31, 1995, and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Wireless Cable, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations and there is considerable debt due in 1996. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                          /s/ McGladrey & Pullen, LLP


Cheyenne, Wyoming
March 15, 1996

                            USA WIRELESS CABLE, INC.
                                 BALANCE SHEETS
                DECEMBER 31, 1995 AND JUNE 30, 1996 (UNAUDITED)

                                                                    DECEMBER 31,     JUNE 30,
                                                                        1995           1996
                                                                    ------------    -----------
                                                                                    (UNAUDITED)
                         ASSETS (NOTE 3)
Current Assets:
    Cash and cash equivalents....................................   $     23,678    $    19,704
    Trade receivables............................................         30,961         39,902
    Income tax refund receivable.................................        187,805          1,662
    Prepaid expense and other current assets.....................          9,268         10,524
                                                                    ------------    -----------
Total current assets.............................................        251,712         71,792
                                                                    ------------    -----------
Property and Equipment
    Buildings....................................................         59,742         69,135
    Transmission equipment and system construction cost..........      2,461,956      2,498,608
    Subscriber premises equipment and deferred installation
      costs......................................................      2,198,740      2,688,032
    Office furniture and equipment...............................         50,705         50,705
    Subscriber equipment inventory...............................        131,096        153,993
    Transportation equipment.....................................        106,401        106,401
                                                                    ------------    -----------
                                                                       5,008,640      5,566,874
Less accumulated depreciation....................................        668,680      1,184,175
                                                                    ------------    -----------
                                                                       4,339,960      4,382,699
                                                                    ------------    -----------
Other Assets
    Deferred license and leased license acquisition costs, less accumulated amortization of $49,669 for December 31, 1995
       and $123,941 for June 30, 1996............................      6,550,851      6,516,690
    Deferred financing costs, less accumulated amortization of
     $22,422 for December 31, 1995 and $30,138 for June 30, 1996.         58,641         50,925
    Deposits.....................................................         87,873        143,564
                                                                    ------------    -----------
                                                                       6,697,365      6,711,179
                                                                    ------------    -----------
                                                                    $ 11,289,037     11,165,670
                                                                    ------------    -----------
                                                                    ------------    -----------
              LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
    Note payable (Note 3)........................................   $  3,000,000    $ 3,000,000
    Current maturities of long-term debt (Note 3)................      5,701,185      4,674,072
    Accounts payable.............................................        269,804        760,102
    Accrued expenses.............................................        349,773        401,755
    Due to affiliate companies/stockholders......................        180,622        364,225
                                                                    ------------    -----------
Total current liabilities........................................      9,501,334      9,200,154
                                                                    ------------    -----------
Long-Term Debt, less current maturities (Note 3).................      2,258,878      3,438,829
                                                                    ------------    -----------
Commitments and Contingencies (Notes 6, 9 and 10)
Stockholder's Equity (Deficit)
    Common stock, par value $10 per share, authorized 1,000
      shares, issued and outstanding 100 shares..................          1,000          1,000
    Retain earnings (deficit)....................................       (472,225)    (1,474,313)
                                                                    ------------    -----------
                                                                        (471,225)    (1,473,313)
                                                                    ------------    -----------
                                                                    $ 11,289,037    $11,165,670
                                                                    ------------    -----------
                                                                    ------------    -----------

                       See Notes to Financial Statements.

                            USA WIRELESS CABLE, INC.
                            STATEMENTS OF OPERATIONS

                                                        YEAR ENDED         SIX MONTHS ENDED
                                                       DECEMBER 31,            JUNE 30,
                                                           1995           1995          1996
                                                       ------------    ----------    -----------
                                                                              (UNAUDITED)
Subscriptions and fees:
  Service and other.................................   $    719,819    $  224,894    $   890,975
  Installation......................................        141,772        58,948         64,675
                                                       ------------    ----------    -----------
                                                            861,591       283,842        955,650
                                                       ------------    ----------    -----------
Costs and expenses:
  Operating:
    Programming fees................................        198,330        56,022        274,397
    Technical and installation......................        442,580       159,802        172,390
  Selling, general and administrative...............        719,976       204,748        401,546
  Depreciation and amortization.....................        676,152       224,082        597,483
                                                       ------------    ----------    -----------
                                                          2,037,038       644,654      1,445,816
                                                       ------------    ----------    -----------
    Operating (loss)................................     (1,175,447)     (360,812)      (490,166)
                                                       ------------    ----------    -----------
Other income (expense):
  Rental income.....................................         20,060         9,270          6,717
  Interest income...................................         16,563        16,366        --
  Interest (expense)................................       (520,748)      (64,449)      (526,845)
  Other income (expense)............................         (9,649)       (4,918)         8,206
                                                       ------------    ----------    -----------
                                                           (493,774)      (43,731)      (511,922)
                                                       ------------    ----------    -----------
    Loss before income taxes........................     (1,669,221)     (404,543)    (1,002,088)
Federal and state income taxes (benefits) (Note
 5).................................................       (449,305)     (127,515)       --
                                                       ------------    ----------    -----------
    Net (loss)......................................   $ (1,219,916)   $ (277,028)   $(1,002,088)
                                                       ------------    ----------    -----------
                                                       ------------    ----------    -----------
    Net (loss) per share............................   $    (12,199)   $   (2,770)   $   (10,021)
                                                       ------------    ----------    -----------
                                                       ------------    ----------    -----------

                       See Notes to Financial Statements.

                            USA WIRELESS CABLE, INC.
                      STATEMENTS OF STOCKHOLDER'S DEFICIT
YEAR ENDED DECEMBER 31, 1995 AND THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                                         COMMON     RETAINED
                                                                         STOCK      EARNINGS
                                                                         ------    -----------
Balance, December 31, 1994............................................   $1,000    $   747,691
  Net (loss)..........................................................    --        (1,219,916)
                                                                         ------    -----------
Balance, December 31, 1995............................................   1,000        (472,225)
                                                                         ------    -----------
  Net (loss)..........................................................    --        (1,002,088)
                                                                         ------    -----------
Balance, June 30, 1996 (unaudited)....................................   $1,000    $(1,474,313)
                                                                         ------    -----------
                                                                         ------    -----------

                       See Notes to Financial Statements.

                            USA WIRELESS CABLE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                                            YEAR ENDED              JUNE 30,
                                                           DECEMBER 31,    --------------------------
                                                               1995           1995           1996
                                                           ------------    -----------    -----------
                                                                                  (UNAUDITED)
Cash Flows from Operating Activities
 Net (loss).............................................   $(1,219,916 )   $  (277,028)   $(1,002,088)
 Adjustments to reconcile net (loss) to net cash
   provided by (used in) operating activities:
   Depreciation and amortization........................       676,152         224,082        597,483
   Deferred taxes.......................................      (261,500 )      (131,606)
   Change in assets and liabilities:
     (Increase) decrease in:
       Trade receivables................................       (23,564 )       (24,336)        (8,941)
       Prepaid expenses and other current assets........         8,079        (320,189)        (1,256)
       Income tax refund receivable.....................      (187,805 )                      186,143
     Increase (decrease) in:
       Accounts payable.................................       (83,850 )       (33,528)       490,298
       Accrued expenses and deferred revenue............       330,753         113,624         51,982
       Income taxes payable.............................      (223,000 )      (223,000)
       Due to affiliates................................        30,950        (193,283)        33,603
                                                           ------------    -----------    -----------
         Net cash provided by (used in) operating
          activities...................................      (953,701 )      (865,264)       347,224
                                                           ------------    -----------    -----------
Cash Flows from Investing Activities
 Purchase of property and equipment.....................    (3,388,946 )    (1,266,130)      (598,345)
 Purchase of deferred licenses and leased license
  acquisition costs.....................................    (3,216,093 )    (3,024,938)
 Proceeds from note receivable..........................       858,547         853,618
 (Increase) decrease in deposits........................        15,077         (20,307)       (55,691)
                                                           ------------    -----------    -----------
         Net cash (used in) investing activities........    (5,731,415 )    (3,457,757)      (654,036)
                                                           ------------    -----------    -----------
Cash Flows from Financing Activities
 Payments on deferred financing costs...................       (75,994 )
 Net borrowings (payments) on short-term note payable,
  stockholder...........................................      (189,746 )
 Proceeds from short-term note payable..................     3,000,000
 Advances from affiliates...............................                                      150,000
 Proceeds from long-term borrowings.....................     4,040,317       4,333,062        463,260
 Principal payments on long-term borrowings.............       (98,677 )        (6,382)      (310,422)
                                                           ------------    -----------    -----------
         Net cash provided by financing activities......     6,675,900       4,326,680        302,838
                                                           ------------    -----------    -----------
         Increase (decrease) in cash and cash
equivalents.............................................        (9,216 )         3,659         (3,974)
Cash and cash equivalents:
 Beginning..............................................        32,894          32,894         23,678
                                                           ------------    -----------    -----------
 Ending.................................................   $    23,678     $    36,553    $    19,704
                                                           ------------    -----------    -----------
                                                           ------------    -----------    -----------
Supplementary Schedule of Cash Flow Information.........
 Cash payments for interest.............................   $   312,834     $    93,594    $   449,487
 Cash payment (receipts) for income taxes...............       180,000         180,000       (186,143)
Supplementary Schedule of Noncash Investing and
 Financing Activities
 Licensing rights obtained in exchange for notes
  payable...............................................     3,300,000       3,300,000

                       See Notes to Financial Statements.

                            USA WIRELESS CABLE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business and formation

    The Company was formed on November 1, 1990 with an effective date of June 1, 1994. Delivery of cable services to subscribers commenced September 15, 1994.

    The Company provides wireless cable television services to various rural areas in and around Kearney, Nebraska, Radcliffe, Iowa and Kansas City, Kansas. The Company grants credit to customers within those areas in connection with those monthly services.

    A summary of the Company's significant accounting policies is as follows:

Cash and cash equivalents

    For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and equipment

    Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the following estimated useful lives:

                                                               YEARS
                                                               -----
Buildings...................................................     10
Transmission equipment and system construction cost.........      5
Office furniture and equipment..............................      5
Transportation equipment....................................      4

    Subscriber equipment inventory is stated at the lower of cost or market determined principally by the first-in, first-out method. Such inventory consists primarily of wireless cable television distribution equipment not yet placed in service.

    Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

Deferred license and leased license acquisition costs

    Costs include costs incurred to develop or acquire wireless cable licenses. Costs incurred to acquire or lease licenses issued by the Federal Communications Commission ("FCC") are deferred and are amortized ratably over useful lives of 10 years beginning with inception of service in each respective market, or charged to expense if development is not pursued.

Deferred financing costs

    Bank fees and other direct costs incurred to acquire debt financing are deferred and are amortized ratably over the term of the agreements.

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Revenue recognition

    The cost of initial subscriber installations, which includes reception equipment on subscriber premises, capitalized labor and related costs, and outside contract labor, is included in property and equipment and amortized over five years. All other initial subscriber costs, including marketing, feasibility studies and selling costs are expensed as incurred. Installation fees are recognized as revenue upon subscriber hook-up to the extent of costs to obtain subscribers.

Employee health benefit self-insurance

    The Company self insures employee health benefits. Claims expense is recognized when the claims are incurred.

Income taxes

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. UNAUDITED INTERIM INFORMATION

    In the opinion of management, the accompanying unaudited condensed financial information of the Company contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position as of June 30, 1996, and the results of its operations and its cash flows for the six month period ended June 30, 1995 and 1996. These results are not necessarily indicative of the results to be expected for the full fiscal year.

NOTE 3. PLEDGED ASSETS AND LONG-TERM DEBT

    Short-term debt:

Note payable to bank, due June 30, 1996 with interest payments due monthly at
  1% over bank base rate (8.5% at December 31, 1995)...........................   $3,000,000
                                                                                  ----------
                                                                                  ----------

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. PLEDGED ASSETS AND LONG-TERM DEBT--(CONTINUED)
    The Company's long-term debt and collateral pledged thereon, consisted of the following at December 31, 1995:

Term note with bank(1).........................................................   $3,571,640
Term note with bank(2).........................................................      608,160
Note payable, scheduled repayments due in quarterly installments of $300,000, including interest at 12%, through June, 1998, secured by a second position on tangible and intangible assets related to Effingham and Wellsville, Kansas wireless cable markets subordinated to the term note (2) and the short-term note payable with the bank as shown above requiring that bank notes be repaid
  before the subordinated debt holder can demand payment.......................    3,300,000
Note payable to stockholder, unsecured, due in full June, 2000, including
  accrued interest at 8%.......................................................      400,000
9.25% to 12.1% vehicle loans due in varying monthly installments totaling
  $2,389 through October, 2000, collateralized by vehicles with a depreciated
  cost of $85,050 at December 31, 1995.........................................       80,263
                                                                                  ----------
                                                                                   7,960,063
Less current maturities........................................................    5,701,185
                                                                                  ----------
        Long-term portion......................................................   $2,258,878
                                                                                  ----------
                                                                                  ----------

    The term loan agreements are with the same bank and provide for monthly interest payments at 1% over bank base rate (8.5% at December 31, 1995) on the outstanding principal balances. The loans are guaranteed by the stockholder and a related party. The term notes are collateralized by substantially all assets of the Company and by an investment in marketable equity securities held by a company owned by the stockholder. The following is a description of the term loan agreements:

Term note (1)

    The agreement provides for a maximum amount of $3,600,000 to be advanced through April 30, 1996. The outstanding balance as of April 30, 1996 converts into a long-term note with principal payments varying from $600,000 to $1,000,000 per year commencing on April 30, 1997 until April 30, 2000. Interest payments are due quarterly beginning June 30, 1996.

Term note (2)

    The agreement provides for a maximum amount of $1,200,000 to be advanced through June 30, 1996. The outstanding balance as of June 30, 1996 converts into a long-term note with principal payments varying from $200,000 to $400,000 per year, commencing on June 30, 1997 through June 30, 2000. Interest payments are due quarterly.

    The term loan agreements contain an operating cash flow ratio requirement and restrictions on payment of subordinated debt, acquisition of fixed assets and certain reporting requirements. Due to violations of certain of these covenants, the term notes are callable by the bank and are thus reported in current maturities.

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. PLEDGED ASSETS AND LONG-TERM DEBT--(CONTINUED)
    Aggregate maturities required on the long-term debt are as follows:

YEAR ENDING DECEMBER 31:
------------------------
1996....................     $5,701,185
1997....................      1,223,720
1998....................        622,164
1999....................         11,229
2000....................        401,765
                             ----------
                             $7,960,063
                             ----------
                             ----------

NOTE 4. RELATED PARTY TRANSACTIONS

    Selling, general and administrative expenses include $52,274 in expense reimbursements paid to affiliated companies for the year ended December 31, 1995, and $22,286 for the period ended June 30, 1996 (unaudited).

NOTE 5. INCOME TAX MATTERS

    Deferred taxes consist of the following components as of December 31, 1995:

Deferred tax assets:
  Net operating loss carryforwards.............................   $ 322,000
  Property and equipment.......................................      --
                                                                  ---------
                                                                    322,000
  Less valuation allowance.....................................     180,000
                                                                  ---------
                                                                    142,000
                                                                  ---------
Deferred tax liabilities:
  Installment sale.............................................      --
  Property and equipment.......................................     142,000
                                                                  ---------
                                                                    142,000
                                                                  ---------
                                                                  $  --
                                                                  ---------
                                                                  ---------

    Income taxes charged to income for the year ended December 31, 1995 consist of the following:

Current tax expense (credit)...................................   $(187,805)
Deferred tax expense (credit)..................................    (261,500)
                                                                  ---------
                                                                  $(449,305)
                                                                  ---------
                                                                  ---------

    During the year ended December 31, 1995, the Company recorded a valuation allowance of $180,000 on the deferred tax assets to reduce the total to an amount that management belives will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5. INCOME TAX MATTERS--(CONTINUED)
available to reduce taxable income. There was no other activity in the valuation allowance account during 1995.

    The Company has a net operating loss carryforward of approximately $825,000, which can be used to reduce the Company's income tax liabilities through 2010.

    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income (loss) from continuing operations for the year ended December 31, 1995 due to the following:

Computed "expected" tax expense................................   $(584,227)
Increase (decrease) in income taxes resulting from:
  State income taxes, net of federal tax benefit...............     (20,000)
  Valuation allowance..........................................     180,000
  Other........................................................     (25,078)
                                                                  ---------
                                                                  $(449,305)
                                                                  ---------
                                                                  ---------

NOTE 6. CHANNEL LEASE COMMITMENTS

    The Company has entered into various agreements to lease FCC channel authorizations to provide wireless cable services. Annual payments are $10,000 per year due on or before the last day of each year of the lease agreements and/or the date FCC approval was received. The leases typically provide for five or ten year minimum terms and renewals thereafter at the option of the Company. The Company's obligations under certain leases are subject to receipt by the lessor of all necessary FCC approvals to begin providing service. Channel lease expense during 1995 was approximately $61,600 and $25,400 for the six months ended June 30, 1996 (unaudited). As of December 31, 1995, aggregate minimum annual payments pursuant to FCC approved channel leases are summarized as follows:

YEAR ENDING DECEMBER 31:
------------------------
1996....................     $150,000
1997....................      150,000
1998....................      150,000
1999....................      150,000
2000....................      116,667
Thereafter..............      245,002
                             --------
                             $961,669
                             --------
                             --------

NOTE 7. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents

    The carrying amount approximates fair value because of the short maturity on those instruments.

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED) Notes payable and long-term debt

    Based on the terms of debt negotiated during 1995, the fair value of notes payable and long-term debt is estimated to approximate the carrying value.

    The estimated fair values of the Compnay's financial instruments are as follows:

Cash and cash equivalents.......................   $    23,678    $    23,678
Long-term debt and notes payable................    10,960,063     10,960,063

NOTE 8. EMPLOYEE BENEFIT PLAN

    During 1995, the Company implemented a cash or deferred (401(k)) profit-sharing plan for employees who have completed one year of continuous service. The eligible employees may elect to contribute up to the maximum allowable not to exceed the limits of applicable Code Sections. The Company may, at the discretion of the Board of Directors, match the employees contribution. This amount is determined annually by the Board. There were no contributions made by the Company for the year ended December 31, 1995 or for the period ended June 30, 1996 (unaudited).

NOTE 9. COMMITMENTS AND CONTINGENCIES

    The Company has entered into an agreement to purchase the rights to FCC granted licenses for $200,000. The Company has made deposits totaling $80,000 toward the purchase of these rights and the remaining amount to be paid of $120,000 is contingent upon the seller's ability to obtain certain modifications to the licensing for use by the Company.

NOTE 10. RISKS, OTHER IMPORTANT FACTORS AND MANAGEMENT'S PLANS

    The Company's activities have been concentrated on the construction of wireless cable systems. As a result, the Company has experienced operating losses since inception. These losses are expected to continued as additional systems are being developed. There can be no assurance that the Company's operations will become profitable. In connection with the continued construction of the wireless cable systems, the Company will have to incur additional debt or obtain additional capital in the future to complete the systems for all areas. In addition, as described in Note 3, the Company has a significant amount of debt due or callable in 1996. Management plans on selling part of the systems to an interested party and paying off the outstanding debt. If the sale of the systems does not occur, the Company will seek to refinance its bank debt.

NOTE 11. SUBSEQUENT EVENTS (UNAUDITED)

    The Company has drawn additional amounts on their Line Of Credit with First National of Omaha of approximately $463,000.

    The Company has entered into an Agreement and Plan of Merger with CS Wireless Systems dated July 23, 1996. CS Wireless will acquire all of the issued and outstanding common stock of USA Wireless in a merger transaction.

                            USA WIRELESS CABLE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11. SUBSEQUENT EVENTS (UNAUDITED)--(CONTINUED)
    The Company has sold two of its systems to other cable companies. The Mankato system was sold to American Telecasting, Inc. and American Telecasting of Minnesota, Inc. on July 1, 1996. The sales price was $118,500 and the Company recognized a gain of $58,550. The Company also entered in an agreement to sell the Kearney system to Antilles Wireless, L.L.C. The agreement was entered into on May 15, 1996 and still subject to approval by both parties. The sale price is estimated to be $1,800,000 with an estimated gain of $360,000.

    The Company has two notes with the First National Bank of Omaha with a total balance of approximately $6,785,000 that came due on June 30, 1996. USA Wireless has received an extension on both notes until October 31, 1996.

------------------------------------------- ------------------------------------
=========================================== ====================================

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS, AND, IF
GIVEN OR MADE, SUCH INFORMATION AND
REPRESENTATIONS MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT          OFFER FOR ALL OUTSTANDING
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF        11 3/8% SENIOR DISCOUNT NOTES
THE COMPANY SINCE THE DATE HEREOF. THIS                      DUE 2006
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO              IN EXCHANGE FOR
SELL OR A SOLICITATION BY ANYONE IN ANY         11 3/8% SERIES B SENIOR DISCOUNT
JURISDICTION IN WHICH SUCH OFFER OR                       NOTES DUE 2006
SOLICITATION IS NOT AUTHORIZED, OR IN WHICH               EACH ISSUED BY
THE PERSON MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.
                                                      CS WIRELESS SYSTEMS, INC.
          -------------------
           TABLE OF CONTENTS

                                                           --------------
Available Information.................     3                 PROSPECTUS
Prospectus Summary....................     5               --------------
Summary Historical and Pro Forma
Financial Data........................    12
Risk Factors..........................    13
Use of Proceeds.......................    21
The Contributions.....................    21                          , 1996
The Unit Offering.....................    23
Capitalization........................    24
Selected Historical Financial Data....    25
The Exchange Offer....................    27
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    33
Business..............................    38
Industry Overview.....................    47
Management............................    55
Stock Ownership.......................    59
Certain Relationships and Related
Transactions..........................    60
Description of the Notes..............    62
Description of Capital Stock..........    95
Registration Rights...................    96
Certain Federal Income Tax
Considerations........................   100
Plan of Distribution..................   103
Book-entry; Delivery and Form.........   104
Legal Matters.........................   105
Selection of Accountants..............   106
Experts...............................   106
Index to Pro Forma Financial
  Information and Financial
Statements............................   F-1

                              -------------------

    UNTIL           , 1996, ALL DEALERS
EFFECTING TRANSACTIONS IN THE NEW NOTES,
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS OR WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The table below sets forth the expenses expected to be incurred and borne solely by the Company in connection with the registration of the New Notes offered hereby. All amounts shown are estimated, except the Commission Registration Fee.

Securities and Exchange Commission Registration Fee............  $ 79,763.35
Accounting Fees and Expenses...................................   125,000.00
Legal Fees and Expenses........................................   100,000.00
Blue Sky Fees and Expenses.....................................     1,558.00
Printing Expenses..............................................   100,000.00
Fees of Exchange Agent.........................................     2,000.00
Miscellaneous Expenses.........................................    50,000.00
                                                                  ----------
        Total..................................................  $458,321.35
                                                                  ----------
                                                                  ----------

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on October 25, 1996.


                                       CS WIRELESS SYSTEMS, INC.

                                       By: /s/ Lowell Hussey
                                           ..................................
                                            Lowell Hussey
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed below by the following persons in the capacities and on the dates indicated.



                Name                                 Title                        Date
------------------------------------  -----------------------------------   -----------------
                 *                    Chairman of the Board of Directors    October 25, 1996
 ....................................
        Jared E. Abbruzzese
                 *                    Vice Chairman of the Board of         October 25, 1996
 ....................................    Directors
             David Webb
                 *                    President, Chief Executive Officer    October 25, 1996
 ....................................    and Director (Principal Executive
           Lowell Hussey                Officer)
                 *                    Vice Chairman of the Board of         October 25, 1996
 ....................................    Directors
          Alan Sonnenberg
        /s/ A. SCOTT LETIER           Chief Financial Officer (Principal    October 25, 1996
 ....................................    Financial Officer)
          A. Scott Letier
                 *                    Senior Vice President of Operations   October 25, 1996
 ....................................
          Thomas W. Dixon
                 *                    Controller                            October 25, 1996
 ....................................
          Brad R. Bradford
                 *                    Director                              October 25, 1996
 ....................................
          James P. Ashman
                 *                    Director                              October 25, 1996
 ....................................
           Robert D. Happ
 ....................................  Director                              October   , 1996
         J.R. Holland, Jr.
                 *                    Director                              October 25, 1996
 ....................................
         D. Michael Sitton
 ....................................  Director                              October   , 1996
         William W. Sprague


By /s/ M. Louise Turilli
   ...........................
       M. Louise Turilli
        Attorney-in-Fact

                                      II-2